As filed with the Securities and Exchange Commission on April 29, 2026.

Registration No. 333-294977

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Blackstone Digital Infrastructure Trust Inc.

(Exact name of registrant as specified in governing instruments)

Blackstone Digital Infrastructure Trust Inc.

345 Park Avenue

New York, NY 10154

(212) 583-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BX REIT Advisors L.L.C.

Rory Mouat

345 Park Avenue

New York, NY 10154

(212) 583-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Edgar J. Lewandowski Jieun Lim Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000	Scott C. Chase Paul Hastings LLP 200 Clarendon Street, 49th Floor Boston, MA 02116 (617) 912-1800

Approximate date of commencement of proposed sale to the public: As soon as is practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion

Preliminary Prospectus dated April 29, 2026

PROSPECTUS

    Shares

Blackstone Digital Infrastructure Trust Inc.

Common Stock

This is an initial public offering of shares of common stock of Blackstone Digital Infrastructure Trust Inc. We are offering all of the      shares of common stock to be issued in this offering, which includes     shares to be sold to investors participating in this offering and      additional shares to be issued to IPO investors (as defined below) as bonus shares (as defined below).

Upon completion of this offering, we will be externally managed by BX REIT Advisors L.L.C., a Delaware limited liability company (our “Manager”), an affiliate of Blackstone Inc.

It is currently anticipated that the initial public offering price will be $     per share. Prior to this offering there has been no public market for our common stock. We have applied for listing of our common stock on the New York Stock Exchange (the “NYSE”), under the symbol “BXDC.”

We expect that each investor, other than the Blackstone Investor (as defined below) and DSP participants (as defined below), who purchases shares of our common stock in this offering, including in connection with the underwriters’ option to purchase additional shares (collectively, the “IPO investors”), will receive an additional 1% of their investment amount in shares of our common stock, rounded down to the nearest whole share (such shares, the “bonus shares”). After taking into account the issuance of bonus shares, each IPO investor will have effectively paid a purchase price per share of 99% of the initial public offering price, or $     per share (based on an assumed initial public offering price of $     per share), for each share it receives at the completion of this offering (or at the completion of the offering of additional shares pursuant to the underwriters’ option to purchase additional shares, if applicable). The Blackstone Investor and DSP participants will purchase all of their shares at 100% of the initial offering price, or $     per share (based on an assumed initial public offering price of $     per share). Our Manager and/or one or more of its affiliates have indicated that they will pay the full purchase price for all bonus shares, which is the initial public offering price with no underwriting discounts or commissions, from their own assets at no additional cost to the IPO investors (the “Bonus Shares Contribution”). “Summary—The Offering—Bonus shares” for more information.

We are a Maryland corporation. We intend to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We have not yet acquired any data center assets and thus are considered a “blind pool.” You will not have the opportunity to evaluate our investments before we make them. Shares of our common stock are subject to limitations on ownership and transfer that are primarily intended to assist us with our REIT compliance. Our charter will contain certain restrictions relating to the ownership and transfer of our common stock, including, subject to certain exceptions, a 9.8% limit, in value or by number of shares, whichever is more restrictive, on the ownership of outstanding shares of our common stock and a 9.8% limit, in value or by number of shares, whichever is more restrictive, on the ownership of the aggregate outstanding shares of our stock. See “Description of Stock—Restrictions on Ownership and Transfer.”

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See “Summary—Implications of Being an Emerging Growth Company.”

Blackstone Treasury Holdings III L.L.C., an affiliate of Blackstone Inc. (the “Blackstone Investor”), has indicated an interest in purchasing up to the number of shares having an aggregate purchase price equal to (i) $     , or     % of the total initial public offering price, less the sum of (ii) the aggregate purchase price payable in respect of the bonus shares to be issued to IPO investors at the completion of this offering and (iii) the aggregate purchase price payable in respect of the maximum bonus shares issuable in connection with the underwriters’ option to purchase additional shares, or $    . The Blackstone Investor will purchase our shares of common stock at the initial public offering price and on the same terms as the other investors in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, the Blackstone Investor may determine to purchase more, less or no shares in this offering, or the underwriters may determine to sell more, less or no shares to the Blackstone Investor. No underwriting discounts or commissions will be paid and no bonus shares will be issued with respect to shares purchased by the Blackstone Investor in this offering. Any shares purchased by the Blackstone Investor will be subject to a lock-up agreement with the underwriters.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page 27 to read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Blackstone Digital Infrastructure Trust Inc.	$	$

(1)

Gives effect to the fact that no underwriting discounts and commissions will be paid with respect to shares issued to the Blackstone Investor, participants in the directed share program or any bonus shares issued to IPO investors. Underwriting discounts and commissions paid on all other shares offered hereby are equal to $     per share, a portion of which we may defer payment for a period of six months. Please see the section entitled “Underwriting” for a description of compensation payable to the underwriters.

At our request, the underwriters have reserved      shares of our common stock, or     % of the shares being offered pursuant to this prospectus, for sale at the public offering price to our directors and officers, as well as employees of, and other persons having relationships with, Blackstone Inc. and its affiliates, through a directed share program (“DSP participants”). No bonus shares will be issuable to any DSP participant. Any shares purchased by the DSP participants will be subject to a lock-up agreement with the underwriters. See “Underwriting—Directed Share Program” for additional information.

No underwriting discounts or commissions will be paid with respect to shares purchased by DSP participants, shares purchased by the Blackstone Investor or any bonus shares.

To the extent that the underwriters sell more than      shares of our common stock, the underwriters have the option to purchase up to an additional      shares from us at the initial public offering price less the underwriting discounts and commissions, within 30 days from the date of this prospectus, and we will issue up to an additional      shares as bonus shares if the underwriters were to exercise in full their option to purchase additional shares.

The underwriters expect to deliver the shares (including the bonus shares) against payment in New York, New York on    , 2026.

Joint Lead Book-Running Managers

Goldman Sachs & Co. LLC	Citigroup	Morgan Stanley

Barclays	BofA Securities	Deutsche Bank Securities

J.P. Morgan	RBC Capital Markets	Wells Fargo Securities

Joint Book-Running Managers

BNP PARIBAS	SMBC Nikko	Societe Generale

BBVA	BMO Capital Markets	Credit Agricole CIB

MUFG	Santander	TD Securities

Co-Managers

Blackstone Capital Markets		Academy Securities		AmeriVet Securities

Blaylock Van, LLC		Drexel Hamilton		Independence Point Securities

Loop Capital Markets		Mischler Financial Group, Inc		Samuel A. Ramirez & Company, Inc

	Roberts & Ryan		R. Seelaus & Co., LLC

Prospectus dated    , 2026.

Blackstone

Blackstone Digital Infrastructure Trust

*We have not yet acquired any data center assets and are thus considered a “blind pool.” The above images are illustrative of the types of assets we expect to acquire.

Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Through and including    , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

i

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are used without the ®, SM and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. All trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.

BASIS OF PRESENTATION

The words “we,” “us,” “our,” “BXDC” and the “company” refer to Blackstone Digital Infrastructure Trust Inc., a Maryland corporation, together with its consolidated subsidiaries, including BXDC Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership of which Blackstone Digital Infrastructure Trust Inc. is the general partner, unless the context requires otherwise.

Certain Definitions

As used in this prospectus, unless otherwise noted or the context requires otherwise:

•	“Blackstone” means Blackstone Inc., and its successors, together with its affiliates, including our Manager and other than us and Other Blackstone Accounts.

•	“Blackstone Real Estate” means the real estate group of Blackstone Inc.

•	“GAAP” means accounting principles generally accepted in the United States.

•

“hyperscaler” means a technology company that is capable of delivering computing infrastructure and services at massive scale, typically through large data centers and geographically distributed networks.

•

“modified gross lease” means a lease under which the landlord is responsible for some pro rata share of operating expenses associated with the property (e.g., power, real estate taxes, insurance, maintenance and repairs), but passes through the remaining operating expenses to the tenant.

•

“Other Blackstone Accounts” means investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Blackstone or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Blackstone or its affiliates side-by-side or additional general partner investments with respect thereto).

•

“Portfolio Entity” means, individually and collectively, any entity in which we, Blackstone or any Other Blackstone Account (as the context requires) owns, directly or indirectly, an equity interest or debt interest, including, as the context requires, portfolio companies, holding companies, special purpose vehicles and other entities through which investments are held, including the issuers or borrowers thereof.

•

“triple-net lease” means a lease under which all or almost all operational expenses associated with the property (e.g., power, real estate taxes, insurance, maintenance and repairs in accordance with the lease terms) are passed through to the tenant.

The sums or percentages, as applicable, of certain tables and charts included in this prospectus may not foot due to rounding.

Except where the context requires otherwise, the information in this prospectus assumes no exercise by the underwriters of their option to purchase up to an additional      shares from us and that the shares to be sold in this offering are sold at $     per share, which is the anticipated initial public offering price.

ii

Except where the context requires otherwise, all references in this prospectus to (i) shares being issued or sold in this offering includes bonus shares, and assumes DSP participants purchase all      shares of our common stock reserved for purchase under the directed share program, and (ii) proceeds received by us in this offering includes the Bonus Shares Contribution.

iii

SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “BXDC” and the “company” refer to Blackstone Digital Infrastructure Trust Inc., a Maryland corporation, together with its consolidated subsidiaries, including BXDC Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership of which Blackstone Digital Infrastructure Trust Inc. is the general partner; “our Manager” refers to BX REIT Advisors L.L.C., a Delaware limited liability company, our external manager; and “Blackstone” refers to Blackstone Inc., together with its affiliates, including our Manager and other than us.

Our Newly Organized Company

Owning Mission-Critical Data Centers that Power the Modern Digital Economy

We are a newly organized company focused on acquiring and owning mission-critical data center assets that power the modern digital economy. We will target newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts. We intend to invest in essential digital infrastructure primarily in top data center markets that exhibit strong supply-demand dynamics. We expect to acquire assets with fixed, annual rent escalators and favorable tenant expense reimbursement structures, providing predictable yields and stable cash flows. Our strategy focuses on essential digital infrastructure assets that serve as the backbone for cloud computing, artificial intelligence (“AI”), and the broader digital transformation driving economic growth. With an estimated $1 trillion total addressable stabilized data center market expected over the next five years, we believe the industry represents a substantial investment opportunity.

We will be externally managed by our Manager pursuant to the terms of a management agreement, which will be effective upon completion of this offering (the “Management Agreement”). Our Manager is an affiliate of Blackstone, a leading global investment manager with more than $1.3 trillion of total assets under management (“AUM”) as of March 31, 2026. Blackstone Real Estate was founded in 1991 and is the world’s largest owner of commercial real estate,1 with $315 billion of investor capital under management as of March 31, 2026. The Infrastructure group of Blackstone was founded in 2017 and manages $84 billion of capital across digital infrastructure, energy, and transportation assets as of March 31, 2026.

Blackstone has significant experience managing externally-advised public reporting companies. Blackstone currently serves as external advisor to seven U.S. public reporters across real estate, infrastructure, private equity, and credit strategies with more than $198 billion in aggregate AUM as of March 31, 2026. These companies include Blackstone Real Estate Income Trust, Inc. (“BREIT”), a non-listed, perpetual life REIT focused on stabilized, income-generating commercial real estate properties, Blackstone Infrastructure Strategies (“BXINFRA”), a non-listed, perpetual-life strategy focused on investing in private infrastructure assets, and Blackstone Mortgage Trust, Inc. (“BXMT”), a publicly listed real estate finance company that originates, acquires, and manages senior loans and other debt or credit-oriented investments collateralized by or relating to commercial real estate.

Blackstone is the Largest Financial Investor in Data Center and Digital Infrastructure Assets Globally

Blackstone is the largest financial investor in data center and digital infrastructure assets globally, and data centers and digital infrastructure represent a large component of Blackstone’s real estate and infrastructure

[1]	World’s largest owner of commercial real estate based on estimated market value per Real Capital Analytics, as of March 31, 2025. Excludes governmental entities and religious organizations.

platforms. Since 2018, Blackstone has invested into data center and digital infrastructure opportunities worth approximately $225 billion in transactions across capital structures, including over $150 billion in data center assets. Blackstone is also a significant lender in the sector, with over $10 billion of debt financing provided to data center and digital infrastructure developers and operators. Our Manager will utilize Blackstone’s systematic and disciplined approach to making and managing investments. Our investments will be subject to approval by an investment committee which is composed of some of the most senior and experienced investment professionals at Blackstone, including Stephen A. Schwarzman (Chairman, Chief Executive Officer and Co-Founder of Blackstone), Jonathan Gray (President and Chief Operating Officer of Blackstone), Michael Chae (Vice Chairman and Chief Financial Officer of Blackstone), Kenneth Caplan (Global Co-Chief Investment Officer of Blackstone), Greg Blank (Chief Executive Officer of BXINFRA), Giovanni Cutaia (President of Blackstone Real Estate), Michael Diverio (Senior Managing Director of Blackstone and member of our board of directors), Mike Forman (Head of Americas Acquisitions and Global Head of Digital Infrastructure for Blackstone Real Estate and Chief Investment Officer of BXDC), Rob Harper (Head of Real Estate Asset Management Americas for Blackstone Real Estate), Katharine A. Keenan (Global Head of Core+ Real Estate for Blackstone Real Estate and chair of our board of directors), David Levine (Head of Blackstone Real Estate Americas), Nadeem Meghji (Global Head of Blackstone Real Estate), Nick Pell (Chief Executive Officer and President of BXDC and member of our board of directors), and Jacob Werner (Global Chief Investment Officer of Blackstone Real Estate) (the “BXDC Investment Committee”).

The high level of interaction between the BXDC Investment Committee and our Manager’s investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. Post-acquisition, our Manager will oversee our investments through proactive asset management, as well as periodic asset and valuation reviews.

The company’s management team is led by Nick Pell, our Chief Executive Officer and President and a member of our board of directors, Mike Forman, our Chief Investment Officer, and Anthony F. Marone, Jr., our Chief Financial Officer and Treasurer. These senior executive officers possess deep investment and data center expertise across markets and cycles, with Mr. Forman bringing specialized data center investment experience and Mr. Pell and Mr. Marone contributing extensive public markets and REIT operational expertise. Mr. Pell is the former President and Chief Investment Officer of Link Logistics, the largest U.S.-only owner and operator of last-mile industrial real estate and warehouse properties, with more than 3,000 warehouses and distribution facilities strategically located across more than 40 primary U.S. metro areas. He previously served as the Chief Investment Officer of Gramercy Property Trust, a publicly traded REIT that owned and managed industrial warehouses until it was acquired by Blackstone Real Estate in 2018. Mr. Forman, a Senior Managing Director at Blackstone and Head of Americas Acquisitions and Global Head of Digital Infrastructure for Blackstone Real Estate, has been extensively involved in all of Blackstone’s data center investments, including QTS Data Centers (“QTS”), AirTrunk, and a $7 billion joint venture with Digital Realty. Mr. Marone is a Senior Managing Director at Blackstone and the Global Head of Real Estate Finance and has extensive experience serving as Chief Financial Officer of several public REITs and other businesses.

Our objective is to generate attractive long-term, risk-adjusted returns for our investors, primarily through distributions and capital appreciation. We intend to achieve this objective by selectively acquiring target assets to build in portfolio that, over time, is designed to provide diversification and deliver attractive returns across a variety of market conditions and economic cycles. Our strategy emphasizes potential downside protection through long-term leases with investment-grade hyperscalers while targeting a premium return relative to hyperscalers’ corporate bonds. However, given the characteristics of the data center industry, our portfolio may be concentrated in certain geographic areas and/or among a limited number of tenants. For more information, see “Risk Factors—Risks Related to Our Business—We are subject to tenant and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified.” While we expect to acquire newly-constructed data center properties that are already leased and for which rent payments have commenced, we may selectively consider acquiring data centers that are still in development and where rent payments begin only upon completion. Any such acquisitions would not be immediately income-generating at the time of acquisition. For more information, see “Risk Factors—Risks Related to Investments in Data Center Assets—We depend on tenants for our revenue, and therefore, our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could adversely affect our income, performance, operations and ability to pay distributions.”

We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31 for the year in which we receive proceeds from this offering. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. Upon completion of this offering, we expect to have approximately $    million of cash available to execute our business strategy after giving effect to estimated underwriting discounts and commissions but before expenses payable by us.

Market Opportunities: Capturing the AI Megatrend

Overview

We believe technological advances are the defining megatrend of this century. The convergence of AI, cloud computing, and broader economic digitalization is driving unprecedented demand for data centers globally. Over the next decade, trillions of dollars are expected to be invested in digital infrastructure, especially data centers, underpinned by an explosion in data created, consumed, and stored, combined with intensifying compute requirements of AI. As a result, demand for data center capacity and hyperscaler capital expenditures has surged. At the same time, supply constraints have become more significant, including access to power, labor, zoning and supply chains, leading to a material bottleneck in the construction of new data centers. This dynamic has resulted in significantly lower vacancy rates for data centers when compared to other asset classes in the U.S. In addition, new leasing activity is primarily concentrated among investment-grade hyperscale tenants with limited speculative development. We have identified and reviewed approximately $25 billion in representative near-term opportunities with favorable terms in established markets such as Northern Virginia, Ohio, Phoenix, Maryland, and Austin. We believe that this backdrop presents an attractive environment to acquire mission-critical, stabilized data center assets leased to investment-grade hyperscale tenants. Given the size and scale of stabilized data center assets, access to debt and equity capital at scale will be a key differentiator in executing on future acquisition opportunities.

Downside Protected Digital Infrastructure Assets

The rapid expansion of physical infrastructure for the information technology sector has created a unique opportunity to acquire mission-critical assets that support key operations for some of the largest and fastest growing companies in the world. Ownership of this critical infrastructure provides investors with a compelling risk-adjusted investment opportunity, and given their importance to tenants, provides investors significant cash flow stability and the potential for long-term growth. These assets typically feature long-term lease agreements (often with terms of 10 to 20 or more years) with investment-grade hyperscale tenants, providing contracted cash flows with limited credit risk. The mission-critical nature of these facilities means tenants prioritize operational reliability over cost considerations, creating inherent pricing power and defensive characteristics. Hyperscale data centers have historically benefitted from very high renewal rates (90% or higher) given complexities associated with tenant migration. In addition, tenants typically invest significant capital into the data centers, representing approximately two to three times the development cost of the data center, providing both added credit support and a strong incentive for lease renewal. This deeply integrated tenant installation, including their network architecture, makes relocation very complex, risky, and expensive. Furthermore, the severe supply constraints and lengthy development timelines for new data centers create limited alternatives for tenants.

Favorable Supply/Demand Imbalance

Information technology continues to have an outsized impact on every sector of the economy. The share of U.S. gross domestic product (“GDP”) attributed to the information technology sector has more than tripled over the last 25 years but remains under 10%. As technology usage grows, increased computing and storage requirements fuel demand for data centers. We have seen a long trend of robust growth in data center demand as cloud computing and content creation have boomed, and, more recently, as AI has begun to take off. Since 2010, the amount of global data created, consumed and stored increased approximately 100 times. Central to this growth has been the migration to cloud computing, driven by its scalability, operational efficiency, and the compelling economics of shared infrastructure. Cloud services have demonstrated consistent double-digit revenue growth rates over the past decade, as enterprises increasingly rely on hyperscalers for critical compute and storage needs.

Digitalization is Driving Explosive Growth in Data

Note: There can be no assurance that any of the trends described herein will continue in the future or will not reverse. See “Risk Factors” and “Forward-Looking Statements.”

The emergence of AI has further accelerated this trend, with AI workloads requiring significantly more compute power than traditional applications. AI queries can require approximately ten times the compute power of conventional internet searches, while video AI can demand up to 10,000 times the compute power. AI is just beginning to penetrate the technology landscape, with only an estimated 1 to 5% of work hours currently assisted by AI. As AI becomes increasingly infused into the applications and services people interact with daily, the incremental demand for compute power to support this transformation will be enormous, driving significant incremental infrastructure requirements for hyperscale providers.

Note: There can be no assurance that any of the trends described herein will continue in the future or will not reverse. See “Risk Factors” and “Forward-Looking Statements.”

Counterintuitively, efficiency gains have been the propellant of digitalization. Compute power has been getting exponentially more efficient in terms of both cost and energy—computations per dollar of information technology investment and per watt have been doubling every two to three years for many decades. Additionally, innovation in software has doubled the number of tasks which can be completed per unit of compute power every year. Despite these gains, information technology spend and compute power usage have not decreased, but rather have increased dramatically, as these efficiency gains create new capabilities and unlock new use cases. We are seeing a similar trend within the AI space. As capabilities improve and costs decrease, usage is exploding, with usage of leading AI platforms increasing three times year-over-year, and OpenAI and Google reaching over 1.5 billion combined monthly active users. Revenues are also growing rapidly, with 2025 annualized revenues for AI model providers expected to be 36 times larger compared to 2023 and seven times larger year-over-year at $30 billion.

However, supply has failed to keep pace with this unprecedented demand growth. The substantial need for power has also become a primary bottleneck in data center development, which is particularly challenging given that U.S. power consumption has remained relatively flat for the last 25 years. Now, with broader electrification (e.g., heating systems and electric vehicles) and AI driving exponential compute power growth, global power requirements are projected to rise by 40 to 50% over the next decade. Given the complexity of the grid, the U.S. has struggled to accommodate these rapidly increasing energy requirements. Wait times for new grid connections have increased to an estimated seven or more years in key data center markets. Beyond power constraints, supply chain bottlenecks have emerged as critical infrastructure components now require lead times of an estimated three or more years, while suitable land has become increasingly scarce due to rising prices and tightening local zoning restrictions in prime markets. Compounding these challenges, the industry faces increasing land prices, tighter local zoning regulation and severe labor shortages as demand for electricians, skilled data center engineers, and specialized construction workers far exceeds the available talent pool. These supply constraints have driven significant development cost inflation, with data center construction costs increasing by approximately 50% over the past five years.

Strong demand combined with significant supply constraints has translated into favorable market dynamics that are expected to persist. The vacancy rate at data centers across the U.S. was estimated to be 1.3% as of

December 31, 2025, with key markets such as Northern Virginia below 1% as of December 31, 2025, and there is virtually no speculative new supply currently. Market rents have more than doubled over the past four years. With an estimated $3 trillion in global digital infrastructure investment needed by 2030 to meet demand and ongoing constraints limiting new supply, this favorable supply/demand imbalance is expected to persist, supporting continued rent growth and sustained low vacancy rates.

Strong Demand and Significant Supply Constraints Expected to Persist

Declining U.S. Data Center Vacancy

%

Note: There can be no assurance that any of the trends described herein will continue in the future or will not reverse. See “Risk Factors” and “Forward-Looking Statements.”

Advantageous Transaction Landscape for Blackstone

The data center and digital infrastructure industry presents an advantageous transaction landscape for well-capitalized and experienced investors, driven by the escalating scale and complexity of assets. The accelerating demand for compute power necessitates increasingly large data center campuses, often requiring billions of dollars of investment. With an estimated $1 trillion total addressable stabilized data center market expected over the next five years, the industry represents a substantial investment opportunity. In addition, the specialized nature of these assets and the demanding extensive technical expertise and considerable financial resources required, makes these opportunities challenging for some traditional investors and naturally limits the pool of potential buyers for such large-scale projects. This dynamic is further amplified by the relatively limited amount of specialized capital targeting this opportunity and the scarcity of direct public market competitors in the stabilized hyperscale data center space. The combination of massive capital requirements, technical complexity, and somewhat limited investors in this specialized asset class creates a favorable environment for well-capitalized investors with the requisite expertise and resources.

Our Manager

We will be externally managed by our Manager, pursuant to the Management Agreement, which will be effective upon completion of this offering. Our Manager is a Delaware limited liability company formed on December 7, 2015, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended

(the “Advisers Act”), is a wholly owned subsidiary of Blackstone Inc., and is part of Blackstone’s Real Estate group. Blackstone Real Estate, including our Manager, has approximately 785 employees and investment professionals, and its Senior Managing Directors include Nadeem Meghji (Global Head of Blackstone Real Estate), Giovanni Cutaia (President of Blackstone Real Estate), and Jacob Werner (Global Chief Investment Officer of Blackstone Real Estate), among others. Since its formation, our Manager has provided investment advisory services to BREIT, a non-listed, perpetual life REIT that invests primarily in stabilized, income-generating commercial real estate across a wide variety of sectors in the United States. Pursuant to an advisory agreement with BREIT, our Manager sources, evaluates and monitors BREIT’s investments and makes decisions regarding the acquisition, management, financing and disposition of BREIT’s assets in accordance with its investment objectives, guidelines, policies and limitations, subject to the direction, oversight and supervision of BREIT’s board of directors and the terms and conditions of such advisory agreement.

The Management Agreement seeks to ensure that our leadership team is equipped to successfully execute our strategy. Our management structure is designed to provide us with access to premier talent and resources, drawing on Blackstone’s expertise across geographies and the data center value chain. Our executive team consists of senior employees of Blackstone who will provide us with strategic leadership and operational support. Our Manager will operate subject to the direction, oversight and supervision of our board of directors and the terms and conditions of the Management Agreement, and will act only in accordance with the functions and authority delegated to it. We do not currently expect to have dedicated officers or employees, and while our Manager is not obligated to dedicate any personnel exclusively to us, we will benefit from a flexible, scalable model that leverages shared expertise across Blackstone’s global platform.

Blackstone is a leading global investment manager, with more than $1.3 trillion in AUM as of March 31, 2026 spanning real estate ($315 billion of AUM), infrastructure ($84 billion of AUM), private equity ($430 billion of AUM), credit & insurance ($458 billion of AUM), and multi-asset investing ($101 billion of AUM). Blackstone’s global expertise, market presence, and rigorous underwriting have supported strong investment performance for its investors.

The firm’s investment strategy spans the full spectrum of the data center and digital infrastructure ecosystem, including development and operating platforms, stabilized assets, suppliers and service providers, semiconductor and equipment manufacturers, as well as energy generation and transmission infrastructure. This comprehensive ecosystem purview provides Blackstone with deep market intelligence across all aspects of data center fundamentals, including supply-demand dynamics, technology trends, tenant requirements, capital markets, and operational best practices. This breadth of experience is particularly valuable given the technical complexity of modern data centers and the interconnected relationships between power infrastructure, compute capacity, cooling systems, network connectivity, and emerging technologies like AI accelerators, enabling Blackstone to make informed investment decisions and capitalize on the digitalization megatrend. Additionally, Blackstone’s experience developing and managing data centers for top hyperscalers has established the firm as a trusted counterparty with deep, existing relationships across our target tenant base. Blackstone’s diverse range of capital solutions, including equity, debt capital, and various forms of hybrid capital, provide for significant on- and off-market transaction opportunities. The firm’s integrated approach across the value chain enables deep asset evaluation and strategic positioning in this rapidly evolving sector. Blackstone’s acquisition of QTS for approximately $10 billion in 2021, $7 billion joint venture with Digital Realty in 2023, and acquisition of AirTrunk in 2024 for approximately A$24 billion exemplify Blackstone’s commitment and expertise in the data center sector. Blackstone’s acquisition of QTS demonstrates the firm’s ability to drive significant growth and value creation in data centers, having expanded QTS’s leased megawatts 14-fold since 2021 through active management and strategic initiatives, positioning QTS to be the firm’s most profitable investment to date.

Our Manager will benefit from Blackstone’s strong, 40-year track record of disciplined underwriting, exceptional M&A and structuring expertise from a global team of investment professionals. As of December 31,

2025, Blackstone employed approximately 5,285 people at Blackstone’s headquarters in New York and around the world. Blackstone has over 45 professionals specifically dedicated to investing in, asset managing, and financing data center and digital infrastructure assets, providing deep sector expertise and specialized capabilities to support our investment strategy. We also expect our Manager, in the performance of its duties, to benefit from Blackstone’s portfolio management, finance and administrative functions, which address legal, compliance, investor relations, operational matters, asset valuation, risk management and information technologies.

For 24 months following completion of this offering, we will have priority over Other Blackstone Accounts with respect to acquisitions of all yield-oriented, stabilized, long-duration turnkey data center equity investments sourced by our Manager and its affiliates. Following this period and over time, we expect to continue to be a primary source of capital for investment opportunities within our primary investment strategy. We expect there will be sufficient investment opportunities for us within our investment guidelines because of the current and future scale of the stabilized data center market. There is expected to be overlap with certain Other Blackstone Accounts that are actively investing and similar overlap with future Other Blackstone Accounts. Over time, we expect to co-invest with Other Blackstone Accounts in investments that are suitable for both us and such Other Blackstone Accounts. This overlap will from time to time create conflicts of interest, which our Manager and its affiliates will seek to resolve in a fair and reasonable manner in their sole discretion.

Competitive Strengths

We believe we are well positioned for long-term success and distinguished from our competitors by the following competitive advantages:

•

Blackstone Highly Experienced Sponsorship and Management: We are positioned to benefit from the sponsorship and management of Blackstone, a leading global investment manager. Blackstone provides us with an excellent track record in data center investments, deep sector expertise, and a global network of relationships with hyperscale tenants, developers, and lenders. Blackstone’s investments across the entire digital infrastructure value chain provide real-time market intelligence and operational insights that we believe inform high-quality investment decision-making. Blackstone’s dedicated teams across acquisitions, capital markets, and asset management provide differentiated potential access to both on- and off-market deal flow, and the potential ability to source, underwrite, execute, and manage high quality assets. Blackstone’s premier sponsorship and management position us to capitalize on powerful secular tailwinds in digital infrastructure and potentially deliver strong risk-adjusted returns for our stockholders.

•

Deep Bench of Expertise: Our management team is led by Mr. Pell, our Chief Executive Officer and President and a member of our board of directors, Mr. Forman, our Chief Investment Officer, and Mr. Marone, our Chief Financial Officer and Treasurer. These senior executive officers have deep investment and data center expertise across markets and cycles. Mr. Pell brings over 20 years of real estate investment experience, including deep public markets expertise as Chief Investment Officer of Gramercy Property Trust, a former public REIT, and executive leadership as President and Chief Investment Officer of Link Logistics (a Blackstone portfolio company). Mr. Forman has over 13 years of extensive experience across data center and adjacent sectors; he has been extensively involved in all of Blackstone’s data center investments, including QTS, AirTrunk, and a $7 billion joint venture with Digital Realty. He was also involved in the successful creation and eventual initial public offering of Invitation Homes, Inc., a single-family home leasing and management company. Mr. Marone is a certified public accountant with over 20 years of finance and accounting experience, including previously serving as Chief Financial Officer and Treasurer of both BREIT and BXMT.

•	Targeted and Simple Investment Strategy: We will employ a highly disciplined investment strategy, targeting stabilized, mission-critical data center assets in top data center markets. By focusing on newly-constructed, cash-flowing data center properties leased to investment-grade, hyperscale tenants on long-term leases, we believe the platform is positioned to potentially deliver predictable and dependable risk-adjusted returns.

•

Compelling Yield and Growth Potential: Our investment strategy is designed to deliver current income through potentially stable cash flows from long-term leases with investment-grade hyperscale tenants, while providing growth potential through contractual rent escalations and accretive acquisition opportunities. This combination offers investors both yield and long-term appreciation potential, which we believe differentiates our offering from traditional high-yield/low-growth or high-growth/low-yield alternatives in the public markets. Our focus on assets with long-term leases to investment-grade hyperscale tenants is intended to provide meaningful downside protection potential through stable, contracted cash flows, while offering attractive return premiums versus the underlying tenant’s corporate bonds. Additionally, the significant data center supply and demand imbalance has driven market rents to outpace underlying contractual rent escalations in most markets. Given our conviction in the long-term fundamentals of these assets and markets, we believe this dynamic could create substantial mark-to-market opportunities as leases approach expiration, providing potential for meaningful rental income growth beyond contracted escalations. Our strategy emphasizes diversification across geographies, tenant relationships, and asset types to further enhance risk-adjusted returns and reduce concentration risk.

•

Highly Attractive Asset Class with Substantial Acquisition Opportunities: We will invest in a highly attractive asset class with exceptionally strong market fundamentals. The demand for compute power coupled with significant supply constraints provides a favorable backdrop for potential acquisitions. Industry estimates suggest approximately $1 trillion of total addressable market for data center investments over the next five years, driven by explosive demand for AI infrastructure, cloud migration, and hyperscaler expansion. Despite this enormous opportunity, there remains limited capital specifically targeting stabilized data center assets, creating substantial acquisition opportunities for well-positioned investors. We will heavily rely on the expertise of our Manager and the broader Blackstone apparatus, including global relationships, access to proprietary sourcing channels, and rigorous underwriting and diligence processes and procedures.

•

Modest Target Leverage and Growth-Oriented Capital Structure: We intend to capitalize future acquisitions with a combination of equity and debt. While we are focused on maximizing returns for our stockholders, we believe that financial flexibility and a conservative capital structure is crucial for long-term success. As part of our financing strategy, we intend to target over the long-term a loan-to-value ratio of approximately 40%; however, we may exceed this target ratio from time to time if our Manager deems it advisable for us, including to capitalize on potential acquisition opportunities or exercise rights attached to an investment. Our long-term goal is to obtain an investment-grade rating and be in a position to issue unsecured debt. Prior to obtaining an investment-grade rating, and selectively thereafter, we intend to primarily utilize a credit facility as well as non-recourse debt secured by individual properties or pools of properties. See “Risk Factors” and “Business” for more information.

•

Highly Aligned Compensation Structure and Corporate Governance: Our compensation structure and corporate governance are designed to ensure strong alignment between our executive leadership team, our Manager, and our investors. We have implemented a thoughtful fee structure that reinforces a long-term commitment to delivering stockholder value. Our corporate governance is further strengthened by a framework that emphasizes transparency, accountability, and alignment of interests, positioning us to seek to deliver sustainable growth and premier stewardship for our stockholders. Specifically:

○	Blackstone has a strong track record managing externally advised public companies, including REITs, with transparent disclosure and robust corporate governance;

○	Our Manager is subject to SEC oversight as a registered investment adviser;

○	Including Blackstone in our name leverages established brand value and strengthens alignment to drive long-term performance;

○	Our external management compensation structure is largely performance-based, further aligning incentives;

○	Our board of directors will have a majority of independent directors with diverse expertise and decades of experience;

○	All board members will serve annual terms; and

○	A majority voting standard will apply in non-contested director elections.

•

Investment by Blackstone: An expected investment in this offering of up to $     by the Blackstone Investor (or up to approximately   % of the shares of our common stock outstanding after this offering or up to approximately   % if the underwriters exercise in full their option to purchase additional shares, in each case before giving effect to reductions for the bonus shares to be issued to IPO investors) will strengthen our Manager’s commitment to potential long-term growth and help ensure alignment with other stockholders. A portion of this amount will inure directly to the benefit of IPO investors in the form of bonus shares.

Our Investment Strategy

We intend to invest primarily in newly-constructed, high-quality, stabilized data center assets with previously-secured access to power and water across top markets where favorable supply-demand dynamics exist. We will target assets leased to investment-grade hyperscale tenants, such as leading cloud computing and technology companies, through long-term leases with fixed, annual rent escalators of 2 to 3%. While we expect to pursue triple-net lease structures, we will selectively consider modified gross leases where tenants reimburse electricity costs when we identify compelling value opportunities. We believe that these criteria generally will enable us to invest in assets with an estimated initial gross asset yield of 5.75 to 7.00% or higher, which may fluctuate over time. We will initially focus on U.S. markets with the potential to expand internationally over time as attractive opportunities arise. Our investments in stabilized, cash flowing data center assets will represent mission-critical infrastructure for our hyperscale tenants to support their needs to provide solutions for data creation, storage and consumption by end-users. By limiting our scope to target well capitalized, hyperscale investment-grade tenants, we are relatively more insulated from short-term shifts in demand or market sentiment, which we believe will enable us to provide potentially stable, attractive risk-adjusted returns over the long-term.

Our strategy offers investors a more diversified approach to accessing the hyperscale data center market compared to investing in individual large-scale facilities, providing exposure across multiple tenants, geographies and lease maturities rather than concentration in a single asset. That said, our focus on investment-grade hyperscalers will result in a more targeted portfolio rather than broad diversification, given the limited universe of such hyperscalers. We believe this tenant focus supports our investment strategy given that these target tenants are among the largest and most financially stable companies in the world, with investment-grade credit ratings and substantial financial resources that provide a high degree of rent payment reliability. This focus inherently limits our universe of potential tenants and will result in certain of our properties being leased to a single tenant, which would heighten our exposure to adverse events affecting that tenant, including default or non-renewal. However, we believe the creditworthiness and long-term growth trajectory of investment-grade hyperscale tenants mitigates the risks typically associated with tenant concentration. In the event of a lease termination or tenant default at a single-tenant property, the specialized nature of hyperscale data center facilities may make it more difficult to identify a suitable replacement tenant given the limited population of hyperscale tenants; however, we believe strong market fundamentals would support our ability to re-lease such facilities. Notwithstanding these factors, investors should be aware that our aggregate returns could be substantially affected by unfavorable performance of the data center industry or the financial condition of our limited tenant base. See “Risk Factors” beginning on page 27 for a more detailed discussion of these concentration risks. Further, although we intend to invest primarily in data centers with previously-secured access to power and water sufficient for the needs of the leased tenant, our ability to re-lease may be constrained to the extent the existing tenant’s or any new tenant’s usage requirements exceed the capacity available at such data centers or we experience supply disruptions. See “Risk Factors—Risks Related to Investments in Data Center Assets—Our ability to lease any available space at our data centers to existing or new tenants could be constrained by our ability to obtain sufficient electrical power and water supply.”

The U.S. data center market represents a large and rapidly expanding addressable opportunity. The total market value of stabilized data center assets in the U.S. has grown materially over recent years, from $175 billion in 2023 to $275 billion in 2025, increasing significantly over two years. By 2030, the total addressable market in the U.S. is expected to more than triple to $1 trillion. We expect this substantial market size will provide ample acquisition opportunities to very selectively build a diversified and high-quality portfolio over time.

Our target markets will be selected by drawing on Blackstone’s sector expertise and track record in data center and digital infrastructure investments. Our approach is informed by decades of experience in acquisitions, capital markets, and asset management, and is designed to capitalize on powerful secular tailwinds and real time market visibility. We believe our target markets will exhibit attractive, long-term investment attributes such as:

•	Established markets that benefit from diversified and strong long-term tenant demand;

•	Access to infrastructure at scale, including previously-secured power and water;

•	Strong connectivity and compounding network effects;

•	Locations that are well-positioned to serve significant populations and GDP; and

•	Barriers to new development that act as supply constraints.

Blackstone’s extensive relationships with tenants, developers, and lenders are an important competitive advantage that will provide us with potential access to a differentiated pipeline of accretive acquisition opportunities, both on-and off-market, as well as high quality tenants. Our focus is to acquire data center properties from third parties. Blackstone has sourced approximately 86% of its global data center investments off-market, demonstrating the strength of these relationships and its ability to access exclusive deal flow. This track record is underpinned by Blackstone’s experience developing and managing data centers for top hyperscale tenants, establishing it as a trusted counterparty in this sector—a critical distinction given the mission-critical nature of data center infrastructure. Additionally, Blackstone’s investments across the entire digital infrastructure value chain—from power generation and transmission to fiber networks, equipment suppliers, and technology providers—create a unique information advantage and market intelligence network. This ecosystem-wide purview provides real-time insights into supply chain dynamics, emerging technology requirements, power availability constraints, and tenant demand patterns that are not readily available to investors focused solely on data center assets. We believe these relationships and data points enable experienced asset selection, more accurate underwriting, and better positioning for future market shifts, providing Blackstone with a comprehensive view of investment opportunities and risks across the digital infrastructure landscape.

We will utilize Blackstone’s experienced, data center-focused asset management teams for day-to-day operations. Blackstone offers what we believe is a differentiated approach to asset management through its deep institutional expertise, proven track record across real estate cycles, and access to specialized data center professionals and industry relationships. We believe this approach provides the opportunity for operational flexibility, scalability, and alignment with our stockholders.

We currently have no intention to acquire land or to pursue ground-up development. Our focus is on stabilized assets that we believe can deliver predictable and attractive yields for investors. Over time, and as the platform scales, we will have the flexibility to explore additional avenues for further growth such as development and redevelopment opportunities, as well as joint ventures with Other Blackstone Accounts or other strategic investors for larger acquisitions, potentially allowing for greater diversification.

Our Financing Strategy

The primary objective of our financing strategy is to maintain a balanced and flexible capital structure that supports long-term growth while preserving balance sheet strength. We intend to finance the acquisition of stabilized data centers primarily through retained cash flows and long- and short-term debt instruments, supplemented by additional equity issuances to support growth opportunities and credit facilities for acquisitions and working capital requirements. Our long-term goal is to become an investment-grade issuer and access corporate unsecured bond markets as we scale and develop our credit profile, positioning us to access a broader range of secured or unsecured financing alternatives, including perpetual preferred equity, while maintaining flexibility to utilize other appropriate debt or debt-like financing structures as needed. We intend over the long-term to:

•	target the sum of outstanding principal amount of our consolidated indebtedness to 40% of our total enterprise value;

•	limit the principal amount of our outstanding unhedged floating rate debt to less than 20% of our total consolidated indebtedness; and

•	have staggered debt maturities that are aligned to our expected average remaining lease.

Prior to obtaining an investment-grade rating, and selectively thereafter, we intend to primarily utilize a credit facility as well as non-recourse debt secured by individual properties or pools of properties with a targeted maximum company loan-to-value ratio of approximately 40% at the time of financing. To the extent we become an investment grade issuer, we expect to continue to have access to our credit facility and may from time to time continue to utilize similar secured or other financing options with the same consolidated leverage target. In all cases, we may exceed this target ratio from time to time if our Manager deems it advisable for us, including to capitalize on potential acquisition opportunities or exercise rights attached to an investment.

Concurrently with completion of this offering, we expect to consummate one or more credit facilities to finance acquisitions and for working capital requirements. We have not entered into any documentation with respect to any potential credit facilities and there is no assurance that we will enter into any such facilities on the terms we expect or at all. See “Description of Indebtedness.”

Clearly Defined Buy Box*

We generally intend to target the acquisition of data centers with the following characteristics and lease structures. There is no assurance that we will acquire target properties on the terms we expect or at all or that all acquisitions will reflect the following characteristics and lease structures.

Asset Type	Newly-constructed data center assets

Size	$250,000,000 – $1,500,000,000+ (20 – 100 MW)**

Markets	Primarily Tier 1***

Tenants	Top investment-grade hyperscalers****

Lease Structure	Primarily triple-net*****

Weighted Average Lease Term	10 – 20 years

Rent Escalators	2.0% – 3.0% annually

Asset Yield	5.75% – 7.00% or higher

In addition to the above parameters, we expect the terms of our leases to be generally consistent with the more detailed terms set forth in the Form of Data Center Lease Agreement (the “Form Lease”), a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The Form Lease is structured as a triple-net lease under which substantially all operational expenses associated with the data center (including power, real estate taxes and insurance) are passed through to the tenant, with the company being responsible for costs associated with the maintenance of certain structural elements, such as the property roof. Under the Form Lease, the base rent paid by the tenant is subject to an annual fixed rate escalator, and the tenant has certain options to extend the term of the Form Lease. The Form Lease also provides for customary covenants, events of default and indemnification provisions for data center leases.

*

Reflects the company’s primary strategy and the types of assets, tenants and lease structures that we will generally seek to target. We may acquire assets that do not reflect some or all of the above characteristics. We are a blind pool and do not currently own any properties. There is no assurance we will acquire any properties on the terms we expect or at all. The actual performance of BXDC will be subject to a number of factors and risks. There is no assurance that we will achieve our strategies, objectives or targets to the extent we expect or at all. See “Risk Factors—Risks Related to Our Business—We have not yet acquired any data center assets and thus are considered a “blind pool.” You will not have the opportunity to evaluate our investments before we make them.”

**	Represents expected size per building and assumes $15,000,000 per megawatt (“MW”) average acquisition cost.
***

In this prospectus, we categorize data center markets as Tier 1, Tier 2, and Tier 3 based on relative market maturity, scale of demand, and liquidity, with Tier 1 representing large, established primary markets; Tier 2 representing growing secondary markets; and Tier 3 representing smaller or emerging markets.

****

In some circumstances, the tenant or lease guarantor will be a creditworthy, significant subsidiary of the hyperscale customer’s parent company as reflected in the parent company’s financial statements.

*****	Under certain lease structures, tenants may be responsible for reimbursing the majority of, but not all, operating expenses.

The Form Lease includes a description of certain service levels that we expect all or substantially all of our leases will require us to maintain within our data centers pursuant to “service level agreements”. Such service levels may include, among others, continuous availability of electricity, a prescribed temperature and humidity range, availability of network connectivity and uptime, on-site security and surveillance, investigations into health and safety hazards and other requirements to prevent certain events or conditions that could cause a material interference with the tenant’s operations within the data halls. Our failure to maintain these service levels as required pursuant to any service level agreements would entitle the tenant to certain remedies, including credits against rent, step-in or self-help rights and, in the case of prolonged or repeated service interruption events, the right to terminate the lease. See “Risk Factors—Risks Related to Investments in Data Center Assets—Any failure in the physical infrastructure of or services provided by data center assets in which we may invest could lead to significant costs and disruptions that may reduce revenues and have a material adverse effect on our cash flow and operating results” and “Risk Factors—Risks Related to Investments in Data Center Assets—Our contracts with our tenants could subject us to significant liability.”

The Form Lease describes the insurance coverage that we expect that our leases will require us (as the landlord) and the tenant to maintain during the term of such leases. We expect that such coverage, including the amounts and scope of risks, must be commercially reasonable and consistent with insurance customarily carried by prudent landlords and tenants of comparable data centers, as applicable. In some cases, the leases we acquire may permit the tenant to self-insure so long as it (or the guarantor of its obligations under the applicable lease) satisfies minimum net worth and/or credit rating criteria or is a subsidiary or affiliate of an investment grade public company parent, and/or only permit us (as the landlord) to pass-through the costs of property insurance policies with an insured amount less than full replacement value (i.e., probable maximum loss or maximum foreseeable loss). See “Risk Factors—Risks Related to Investments in Data Center Assets—We may experience material losses or damage related to our properties and such losses may not be covered by insurance.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies that are not emerging growth companies. These provisions include:

•	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements; and

•

exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) the end of the fiscal year following the fifth anniversary of this offering; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to take advantage of some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards applicable to public companies. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to “opt out” of this transition period and, as a result, we will comply with new or revised accounting standards as required when they are adopted by public companies. This decision to opt out of the extended transition period is irrevocable.

Organizational Structure

We will conduct our business through an umbrella partnership real estate investment trust (“UPREIT”), and we expect substantially all of our assets will be held, and our operations conducted, through our Operating Partnership. Blackstone Digital Infrastructure Trust Inc., as the sole general partner of our Operating Partnership, generally will have the exclusive power under the partnership agreement of our Operating Partnership to manage and conduct our Operating Partnership’s business. Our board of directors and senior management will direct the business and affairs of our Operating Partnership. Blackstone Digital Infrastructure Trust Inc. will consolidate the financial results of our Operating Partnership and its consolidated subsidiaries. The ownership interest of any future holders of common units of partnership interest in our Operating Partnership (“OP units”) will also be reflected as a noncontrolling interest in Blackstone Digital Infrastructure Trust Inc.’s consolidated financial statements.

Following this offering, any future holders of OP units other than Blackstone Digital Infrastructure Trust Inc. (such other OP units, the “Outstanding OP units”) may (subject to the terms of the partnership agreement of our Operating Partnership and any lock-up arrangements entered with such holders) redeem OP units for cash based upon the market value of an equivalent number of shares of our common stock or, at our election, exchange OP units for shares of our common stock on a one-for-one basis subject to customary conversion rate adjustments for stock or unit splits, distributions and reclassifications. We refer to shares of our common stock and the OP units, collectively, as “BXDC Interests.” We use the term “Outstanding BXDC Interests” to refer, collectively, to the outstanding shares of our common stock and the Outstanding OP units. As of the date of this prospectus, all OP units are held by Blackstone Digital Infrastructure Trust Inc., and there are no Outstanding OP units. See “Description of the Partnership Agreement of BXDC Operating Partnership LP.”

The following simplified chart depicts our organizational structure and equity ownership immediately following this offering, inclusive of any bonus shares issued in this offering. This chart is provided for illustrative purposes only and does not show all of our legal entities or ownership percentages of such entities. We have assumed, solely for illustrative purposes, that (i) IPO investors purchase     shares of our common stock in this offering, (ii)     bonus shares are issued to IPO investors, (iii) DSP participants purchase all     shares of our common stock reserved for purchase under the directed share program, (iv) the Blackstone Investor purchases     shares of our common stock in this offering (which represents     shares it has indicated interest in purchasing in this offering less the sum of     bonus shares assumed to be issued to IPO investors at the completion of this offering and the maximum     bonus shares issuable in connection with the underwriters’ option to purchase additional shares) and (v) the underwriters do not exercise their option to purchase additional shares of our common stock. For additional information, see “Organizational Structure.”

Management Agreement

BXDC and our Operating Partnership will enter into the Management Agreement with our Manager effective upon completion of this offering, pursuant to which we will be externally managed by our Manager.

Subject to the direction, oversight and supervision of our board of directors and the terms and conditions of the Management Agreement, our Manager will be responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, investment guidelines, policies and limitations. Our investment guidelines have been approved by our board of directors and may only be amended, restated, modified, supplemented or waived upon approval of a majority of our board of directors (which must include a majority of our independent directors). Our independent directors will review and approve our investment guidelines, including any material updates, on a periodic basis (and no less frequently than annually).

Our Manager will also be responsible for our day-to-day operations and will perform (or will cause to be performed by other service providers, which may include Portfolio Entities of Other Blackstone Accounts and affiliates of our Manager) all appropriate services and activities relating to our investments and business and affairs. See “Our Manager and the Management Agreement—Management Agreement” for additional information, including definitions of capitalized terms used but not defined in “—Fees and Expense Reimbursements” below.

Fees and Expense Reimbursements

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description
Management Fee

In consideration for its investment management services, our Manager will be entitled to receive a management fee (the “Management Fee”) payable in cash equal to a tiered percentage of our Market Capitalization (as defined below) as of the last trading day of the applicable calendar quarter, as further described below. The Management Fee will be measured and paid quarterly in arrears (subject to pro-rating for partial periods) and will equal:

(i) 1.00% per annum of our Market Capitalization (up to a total Market Capitalization of $25 billion); plus

(ii)  0.90% per annum of the excess, if any, of our Market Capitalization over $25 billion (up to a total Market Capitalization of $50 billion); plus

(iii)  0.80% per annum of the excess, if any, of our Market Capitalization over $50 billion (up to a total Market Capitalization of $75 billion); plus

(iv) 0.70% per annum of the excess, if any, of our Market Capitalization over $75 billion.

Our Manager has agreed to waive the Management Fee for the first six months following the completion of this offering.

We believe the stabilized data center industry represents a large and growing market opportunity, and the Management Fee is structured to reflect the company’s significant scale potential in this estimated $1 trillion total addressable market. This fee structure is intended to benefit stockholders as the company grows by translating the benefits of scale into improved bottom-line cash flow over time.

Type	Description

Assuming, solely for purposes of this illustrative calculation, (i) issuance solely of the shares contemplated in this offering, (ii) the completion date of this offering is     , 2026 and (iii) the Daily VWAP of our common stock on each trading day until December 31, 2026 (the “Assumed Daily VWAP”) is $     per share, we expect the Management Fee to be paid to our Manager for the year ending December 31, 2026 to be approximately $    (or approximately $     if the underwriters exercise their option to purchase additional shares of our common stock in full).

A $     increase or decrease in the Assumed Daily VWAP would increase or decrease the expected Management Fee for the year ending December 31, 2026 by approximately $     (or approximately $     if the underwriters exercise their option to purchase additional shares of our common stock in full).

Incentive Fee

Pursuant to the terms of the Management Agreement, our Manager will be entitled to receive an incentive fee (the “Incentive Fee”) payable in cash equal to 0.25% per annum of our Market Capitalization for each calendar quarter with respect to which (i) our Total Shareholder Return (as defined below) is 8.0% or higher for the applicable Reference Period (as defined below) and (ii) the Daily VWAP (as defined below) of our common stock for the 90-day period prior to the last trading day of such calendar quarter exceeds the initial public offering price. For any calendar quarter with respect to which either or both of the conditions in clause (i) or (ii) above is not satisfied, no Incentive Fee will be payable. The Incentive Fee will be calculated and paid quarterly in arrears (subject to pro-rating for partial periods).

Our Manager has agreed to waive the Incentive Fee for the first six months following the completion of this offering.

For purposes of calculating the Incentive Fee, Total Shareholder Return will be rounded to the nearest 0.01%, and the initial public offering price and Total Shareholder Return will be appropriately adjusted to reflect any stock splits, reverse stock splits, stock dividends and any similar transactions or events occurring during the applicable period.

Reimbursement of Expenses

We will be required to reimburse our Manager for the documented costs and expenses incurred by it and its affiliates on our behalf, except those specifically required to be borne by our Manager under the Management Agreement.

Term and Termination

The initial term of the Management Agreement will expire on the first anniversary of the completion of this offering and will be automatically renewed for a one-year term each anniversary thereafter unless terminated as described below. The affiliate transaction committee (the “Affiliate Transaction Committee”) of our board of directors (which will be composed of independent directors) will review our Manager’s performance on a periodic basis (and no less frequently than annually), including in connection with each prospective renewal of the Management Agreement.

No later than 180 days prior to the expiration of the initial term or any subsequent renewal term of the Management Agreement, upon the affirmative vote of at least two-thirds of our independent directors that our

Manager’s long-term performance has been materially detrimental to us and our subsidiaries, taken as a whole, we may, by providing written notice to the Manager, elect not to renew and thereby terminate the Management Agreement effective on the last day of the applicable term. Under these circumstances, we will be required to pay our Manager a termination fee equal to three times the sum of the average annual Management Fee and the average annual Incentive Fee earned during the 24-month period ending on the last day of the calendar quarter prior to the calendar quarter in which the termination becomes effective (the “termination fee”).

We may also terminate the Management Agreement at any time following certain material events related to our Manager, including but not limited to commission of a felony or a material violation of applicable securities laws, certain bankruptcy events and certain acts of fraud, bad faith, willful misconduct, gross negligence or reckless disregard in our Manager’s performance of its duties under the Management Agreement. In these cases, we may terminate the Management Agreement upon 30 days’ prior written notice to our Manager, and we will not be required to pay the termination fee.

Additionally, no later than 180 days prior to the expiration of the initial term or any subsequent renewal term, our Manager may, by delivering a written notice to us, elect not to renew and thereby terminate the Management Agreement effective on the last day of the applicable term. Under these circumstances, we will not be required to pay the termination fee. Our Manager may also terminate the Management Agreement at any time if we default on certain material terms of the Management Agreement. In this case, our Manager must give us 60 days’ prior written notice of such termination, and we will be required to pay the termination fee.

Board Rights

The Management Agreement will give Blackstone, in its capacity as our Manager, the right to designate three members to our board of directors (the “Blackstone Directors”) for so long as the Management Agreement remains in effect. The Management Agreement will also require Blackstone’s consent for an increase or decrease in the number of directors constituting our board of directors or for the removal of a Blackstone Director.

Conflicts of Interest and Related Policies

Blackstone has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Blackstone, our Manager, Other Blackstone Accounts, Portfolio Entities and the affiliates, partners, members, shareholders, officers, directors, family members and employees of the foregoing, some of which are described in this prospectus. For additional information, see “Risk Factors—Risks Related to Conflicts of Interest.” However, not all potential, apparent and actual conflicts of interest are included in this prospectus, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. There can be no assurance that conflicts of interest will be identified or resolved in a manner that is favorable to us.

If any matter arises that our Manager determines in its good faith judgment constitutes an actual and material conflict of interest, our Manager will take such actions as our Manager determines in good faith may be necessary or appropriate to mitigate the conflict in a fair and reasonable manner in accordance with Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally.

Any transaction that involves the sale of any investment to, or the acquisition of any investment from, Blackstone, any Other Blackstone Account, any controlled Portfolio Entity, or any of their respective affiliates, as determined by our Manager in its good faith discretion, must be approved by a majority of our independent directors as being on terms and conditions no less favorable to us than could be obtained from unaffiliated third parties. Additionally, our Manager may present other matters to our independent directors for review and approval, including with respect to matters required by Section 206(3) of the Advisers Act and certain other situations involving actual and material conflicts of interest, in each case as determined by our Manager in its good faith discretion.

See “Our Manager and the Management Agreement—Management Agreement—Conflicts of Interest and Related Policies” for additional information.

Summary Risk Factors

Investing in our common stock involves substantial risks, and our ability to successfully operate our business is subject to numerous risks, including those that are generally associated with operating in the data center and digital infrastructure industry. You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 27 of this prospectus before purchasing our common stock. If any of these risks occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. Some of the more significant challenges and risks include the following:

•

we have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to pay distributions to our stockholders at our anticipated level, or at all;

•	we have not yet acquired any data center assets and thus are considered a “blind pool,” and you will not have the opportunity to evaluate our investments before we make them;

•

we will have broad discretion in the use of the net proceeds of this offering, and our failure to effectively apply such proceeds to our investment or financing strategy could result in returns that are substantially below expectations or result in losses;

•	our data center investments are subject to risks from changes in demand, technology and tenant preferences and competition in the data center industry;

•	we are subject to tenant and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified;

•	our operating results will be affected by economic and regulatory changes that impact the real estate market in general;

•

our Manager will manage our portfolio pursuant to very broad investment guidelines and is not required to seek the approval of our board of directors for each investment, financing, asset allocation or hedging decision made by it;

•

a decrease in the demand for data center assets or other technology- and connectivity-related real estate may have a significant adverse effect on us, which may be more materially adverse than if such properties had a more diversified tenant base or less specialized use;

•	we expect to invest in commercial properties subject to net leases, which could subject us to losses;

•

the success of our investments will materially depend on the financial stability of our tenants, and we are exposed to risks associated with the termination or expiration of leases and tenant defaults;

•

we may experience risks related to technological or other innovations, such as developments in machine learning technology and generative artificial intelligence (collectively, “AI Technologies”), that may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants and value of our properties;

•	we depend on tenants for our revenue, and therefore, our revenue is dependent on the success and economic viability of our tenants;

•	our ability to lease any available space at our data centers to existing or new tenants could be constrained by our ability to obtain sufficient electrical power and water supply;

•

we will depend on third-party management of our data centers, and to the extent a management team is unable to operate a data center asset, such asset may experience decreases in demand, higher default rates on leases, or other adverse results;

•

we depend on our Manager and its personnel for our success, and we may not find a suitable replacement for our Manager if the Management Agreement is terminated, or if key personnel cease to be employed by our Manager or Blackstone or otherwise become unavailable to us;

•	the personnel of our Manager, as our external manager, are not required to dedicate a specific portion of their time to the management of our business;

•	we are subject to conflicts of interest, or conflicting loyalties, arising out of our relationship with Blackstone and these conflicts may not be identified or resolved in a manner favorable to us;

•	Blackstone will own a significant percentage of our common stock, and its interests may conflict with ours or yours in the future;

•	our board of directors may change significant corporate policies without stockholder approval;

•	our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may limit the ability of a third-party to acquire control of us;

•	if we do not qualify or maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability;

•	REITs, in certain circumstances, may incur tax liabilities that would reduce our cash available for distribution to stockholders;

•	no public market for our shares currently exists, an active trading market for our shares may not develop and the market price of our shares may decline substantially and quickly;

•	we have not established a minimum distribution payment level and we cannot assure stockholders of our ability to pay distributions in the future;

•	we may incur a significant amount of debt, which may subject us to increased risk of loss and could adversely affect our results of operations and financial condition; and

•	changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

Before you participate in this offering, you should carefully consider all of the information in this prospectus, including matters set forth under the heading “Risk Factors.”

Distribution Policy

The Internal Revenue Code of 1986, as amended (the “Code”), generally requires that a REIT distribute annually at least 90% of its “REIT taxable income” (as such term is defined in the Code), determined without regard to the deduction for dividends paid and excluding net capital gains to its stockholders. To satisfy the requirements for qualification as a REIT and generally not be subject to U.S. federal corporate income and excise tax, we intend to make quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available for such purposes. However, until we invest a substantial portion of the net proceeds of this offering in data center assets, we expect our quarterly distributions will be nominal. Our future distributions will be at the sole discretion of our board of directors.

To the extent we are prevented from distributing 100% of our REIT taxable income or otherwise do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax, and potentially excise tax, on the retained amounts. If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, borrow funds, sell assets or reduce such distributions. Our board of directors reviews the alternative funding sources available to us from time to time.

We cannot assure you as to when we will begin to generate sufficient cash flows to make distributions to our stockholders or our ability to sustain those distributions. Distributions will be authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our board of directors. Distributions to our stockholders generally will be taxable to our stockholders as ordinary income; however, because a significant portion of our investments will be equity ownership interests in data center assets, which will generate depreciation and other non-cash charges against our income, a portion of our distributions may constitute a tax-deferred return of capital. See “Distribution Policy.”

REIT Qualification

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31 for the year in which we receive proceeds from this offering. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our stockholders and the diversity of ownership of our stock. In order to comply with the REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and the manner in which we conduct our operations. See “Risk Factors—Risks Related to our REIT Status and Certain Other Tax Items.”

Restrictions on Ownership of our Stock

Subject to certain exceptions, our charter will provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of our aggregate outstanding common stock or more than 9.8% (in value or by number of shares, whichever is more restrictive) of our aggregate outstanding stock, which we refer to as the “ownership limit,” and will impose certain other restrictions on ownership and transfer of our stock. Our board of directors has granted an exemption from the ownership limit to Blackstone and its affiliates.

Our charter will also prohibit any person from, among other things:

•

owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT (including, without limitation, beneficial or constructive ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would (or in the sole judgment of our board of directors could) cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

•	transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons.

Any attempted transfer of our stock which, if effective, would result in a violation of the above limitations or the ownership limit (except for a transfer which results in shares being owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares) will cause the number of shares causing the violation, rounded up to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us, and the intended transferee will not acquire any rights in the shares.

These restrictions, including the ownership limit, are intended to assist with our REIT compliance under the Code and otherwise to promote our orderly governance, among other purposes. See “Description of Stock—Restrictions on Ownership and Transfer.”

Blackstone Digital Infrastructure Trust Inc. was incorporated in Maryland on November 21, 2025, under the name Keystone REIT Inc. On March 30, 2026, we changed our name to Blackstone Digital Infrastructure Trust Inc. Our principal executive offices are located at 345 Park Avenue, New York, New York 10154, and our telephone number is (212) 583-5000.

The Offering

Common stock offered by us	shares (including bonus shares) (plus up to an additional shares at the option of the underwriters and up to an additional bonus shares should the underwriters’ exercise in full their option to purchase additional shares).

Common stock outstanding after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Bonus shares	We expect that each IPO investor will receive an additional 1% of their investment amount in shares of our common stock, rounded down to the nearest whole share. Our Manager and/or one or more of its affiliates have indicated that they will pay the full purchase price for all bonus shares issued to IPO investors from their own assets at the completion of this offering at no additional cost to the IPO investors.

After taking into account the issuance of bonus shares, each IPO investor will have effectively paid a purchase price per share of 99% of the initial public offering price, or $ per share (based on an assumed initial public offering price of $ per share), for each share it receives at the completion of this offering (or at the completion of the offering of additional shares pursuant to the underwriters’ option to purchase additional shares, if applicable). The Blackstone Investor and DSP participants will purchase all of their shares at 100% of the initial offering price, or $ per share (based on an assumed initial public offering price of $ per share).

The Bonus Shares Contribution will be based on the initial public offering price, and no underwriting discounts or commissions will be payable with respect to any bonus shares. The bonus shares will be delivered to IPO investors at the completion of this offering (or, in the case of additional bonus shares issuable in connection with any exercise by the underwriters of their option to purchase additional shares, at the completion of the offering of such additional shares). No bonus shares will be issuable to the Blackstone Investor or any DSP participant with respect to the shares of our common stock it purchases in this offering, if any. No bonus shares will be received or held by, or be deemed to have been received or held by, the Blackstone Investor, our Manager or any of their respective affiliates (other than Blackstone Securities Partners L.P. (“Blackstone Capital Markets” or “BXCM”) solely in connection with its role as an underwriter in this offering) as a result of the Bonus Shares Contribution. See “Certain Relationships and Related Person Transactions—Bonus Shares Contribution” and “Material U.S. Federal Income Tax Considerations—Bonus Shares” for additional information.

Blackstone investment	The Blackstone Investor has indicated an interest in purchasing up to the number of shares having an aggregate purchase price equal to (i) $ , or % of the total initial public offering price, less the sum of (ii) the aggregate purchase price payable in respect of the bonus shares to be issued to IPO investors at the completion of this offering and (iii) the aggregate purchase price payable in respect of the maximum bonus shares issuable in connection with the underwriters’ option to purchase additional shares, or $    . The Blackstone Investor will purchase our shares of common stock at the initial public offering price and on the same terms as the other investors in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, the Blackstone Investor may determine to purchase more, less or no shares in this offering, or the underwriters may determine to sell more, less or no shares to the Blackstone Investor. No underwriting discounts or commissions will be paid and no bonus shares will be issued with respect to shares purchased by the Blackstone Investor in this offering. Any shares purchased by the Blackstone Investor will be subject to a lock-up agreement with the underwriters. See “Certain Relationships and Related Person Transactions—Blackstone Investment” for additional information.

Directed share program	At our request, the underwriters have reserved shares of our common stock, or % of the shares being offered pursuant to this prospectus, for sale at the public offering price to our directors and officers, as well as employees of, and other persons having relationships with, Blackstone, through a directed share program. No bonus shares will be issuable to any DSP participant with respect to any shares of our common stock it purchases in this offering. Any shares purchased by the DSP participants will be subject to a lock-up agreement with the underwriters. See “Underwriting—Directed Share Program” for additional information.

Use of proceeds	We will invest the net proceeds of this offering primarily in data center assets in accordance with our investment strategy as described in this prospectus and for general corporate purposes. We expect this investment in data center assets to be completed within six to twelve months after completion of this offering.

Upon completion of this offering, the underwriters will be entitled to receive $ from us for each share sold in this offering, a portion of which we may defer payment for a period of six months. See “Underwriting” for a description of compensation payable to the underwriters.

From time to time, and in particular prior to the full investment of the net offering proceeds as described above, we intend to invest the net proceeds in one or more of the following, to the extent consistent with our intention to qualify as a REIT and remain excluded from regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”):

•	money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

These initial investments are expected to provide a lower net return than we will seek to achieve from investments in data centers and other digital infrastructure assets. See “Use of Proceeds.”

Voting rights	Each share of our common stock, including bonus shares, entitles its holder to one vote on all matters to be voted on by stockholders generally.

Listing	We have applied to list our common stock on the NYSE under the symbol “BXDC.”

Risk Factors	Investing in our common stock involves risks. You should carefully read and consider the information set forth under “Risk Factors” beginning on page 27 and all other information in this prospectus before investing in our common stock.

In this prospectus, unless otherwise indicated, the number of shares of common stock outstanding and the other information based thereon includes bonus shares issuable to IPO investors but does not reflect:

•	shares issuable upon exercise of the underwriters’ option to purchase additional shares of our common stock from us or any additional bonus shares issuable in connection therewith; or

•	shares of our common stock issuable pursuant to the Blackstone Digital Infrastructure Trust Inc. Stock Incentive Plan (the “Stock Incentive Plan”). See “Management—Long-Term Incentive Plan.”

RISK FACTORS

An investment in our shares involves risks. You should carefully consider the risks and uncertainties described below, together with the other information contained in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before investing in our shares. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become factors that affect us. If any of the risks occur, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business

We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to pay distributions to our stockholders at our anticipated level, or at all.

We were organized in November 2025, have no operating history and have no agreements to acquire any properties. We will only commence operations upon completion of this offering. Our ability to pay distributions to our stockholders at our anticipated level, or at all, will depend on many factors, including our ability to identify attractive acquisition opportunities consistent with our investment strategy, our success in consummating acquisitions on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms and conditions in the financial markets, the real estate market and the economy. We will face competition in acquiring attractive data center assets on advantageous terms. The value of the data center assets that we acquire may decline substantially after we purchase them. We may not be able to successfully operate our business or implement our operating policies and investment strategy.

Furthermore, we may not be able to generate sufficient operating cash flows to pay our operating expenses, service any debt we may incur in the future and pay distributions to our stockholders. In connection with our qualification as a REIT, we are generally required to distribute to our stockholders at least 90% of our REIT taxable income each year. No assurance can be given that our investments, which will not be finalized until after completion of this offering, will generate sufficient returns to satisfy our distribution obligations under the Code. See “—Risks Related to our REIT Status and Certain Other Tax Items—We have not established a minimum distribution payment level and we cannot assure stockholders of our ability to pay distributions in the future. We may use borrowed funds to make distributions.”

As a newly formed company, we are subject to the risks of any newly established business enterprise, including risks that we will be unable to create effective operating and financial controls and systems or effectively manage our anticipated growth, any of which could have a material adverse effect on our business and our operating results.

We have not yet acquired any data center assets and thus are considered a “blind pool.” You will not have the opportunity to evaluate our investments before we make them.

We currently do not own any properties and have no agreements to acquire any properties. Because we have not yet acquired any specific data center assets or committed any portion of the net proceeds of this offering to any specific data center investment, we are considered a “blind pool.” You will be unable to evaluate the allocation of the net proceeds of this offering or the economic merits of our investments before making an investment decision to purchase our common stock. We will have broad authority to invest the net proceeds of this offering, and we may use those proceeds to make investments with which you may not agree.

From time to time, and in particular prior to the full investment of the net offering proceeds as described above, we intend to invest the net offering proceeds in one or more of the following, to the extent consistent with our intention to qualify as a REIT and remain excluded from regulation under the Investment Company Act:

•

money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

These investments are expected to provide a lower net return than we will seek to achieve from our investments in data center assets. We may not be able to identify properties that meet our investment criteria, we may not be successful in completing any investment we identify and our investments may not produce acceptable, or any, returns. We may be unable to invest the net offering proceeds on acceptable terms, or at all.

We will have broad discretion in the use of the net proceeds of this offering, and our failure to effectively apply such proceeds to our investment or financing strategy could result in returns that are substantially below expectations or result in losses.

We will have broad discretion in the use of the net proceeds of this offering. Our investment strategy will target newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts. Although we intend to invest such net proceeds in accordance with our investment strategy within six to twelve months after completion of this offering, we cannot assure you that we will be able to do so on the timeline contemplated or at all.

The returns we are able to generate from our assets will also depend on our financing strategy. As part of our financing strategy, our long-term goal is to achieve an investment-grade credit rating and be in a position to issue unsecured debt and perpetual preferred stock. Although we intend to deploy the net proceeds of this offering and operate our business in a way that will eventually permit us to achieve an investment-grade rating, there can be no assurance of when we will be able to do so, if at all. Credit ratings are based on a number of factors, including financial strength and factors outside of our control, such as conditions affecting our industry generally and the introduction of new rating practices and methodologies.

Our failure to apply the net proceeds of this offering to effectively execute our investment or financing strategy could result in returns that are substantially below expectations or result in losses.

Our data center investments are subject to risks from changes in demand, technology and tenant preferences and competition in the data center industry.

Our data center investments are subject to operating risks common to the data center industry, which include changes in tenant demands or preferences, a decline or innovation in the technology industry, such as a decrease in the use of mobile or web-based commerce or the development of AI models that utilize significantly less computing power to operate, industry slowdowns, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations and other factors; a downturn in the market for data center space generally such as oversupply of or reduced demand for space; increased competition, including from our tenants choosing to develop their own data centers; and the rapid development of new technologies or the adoption of new industry standards that render our tenants’ current products and services or our facilities obsolete or unmarketable. To the extent that any of these or other adverse conditions occur, they are likely to impact market rents for, and cash flows from, our data center investments, which could have a material adverse effect on us.

We are subject to tenant and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified.

We may be concentrated with exposure to a limited number of tenants. We are more likely to experience higher rates of lease default or termination in the event of a downturn in a particular industry or market than we would if the tenant base were more diversified. Specifically, we will target assets leased to investment-grade hyperscale tenants, such as leading cloud and technology companies, the growth of which relies on anticipated advances in the development of AI Technologies. We cannot assure you that those advances will be realized to the extent anticipated by our tenants, or at all. Factors including shifts in public perception of AI Technologies, reputational concerns and changes in government regulation could cause delays and other disruptions in the development of AI Technologies, which could have a material adverse impact on our tenants’ operating results and financial condition.

Since a substantial portion of the revenues from our data center investments may derive from a small number of tenants, the loss, consolidation or financial instability of any of those limited number of tenants may materially decrease revenues or reduce demand for data centers. For example, the loss of any one large tenant as a result of consolidation, merger, bankruptcy, insolvency, network sharing, roaming, joint development, resale agreements by tenants, insourcing, or otherwise may result in (i) a material decrease in the investment’s revenues, (ii) uncollectible account receivables, (iii) an impairment of the investment’s deferred site rental receivables or intangible assets, (iv) a reduction in residual value upon the expiration of the then-current lease term or (v) other adverse impacts to the investment. We cannot guarantee that leases with major tenants will not be terminated or that these tenants will renew their leases. Consolidation among the tenants of investments may result in duplicate or overlapping parts of networks, for example, where they are able to consolidate nearby facilities into a single space given improvements in chip technology, which may result in the termination or non-renewal of leases and impact revenues.

Additionally, a reduction in the amount, or change in the mix, of infrastructure and network investment by our tenants may materially and adversely affect our business. Furthermore, any adverse change in the financial condition of our tenants we have significant concentrations of, or any downturn in the digital infrastructure-related industries in which our tenants operate, could adversely affect our tenants that are involved in such industries, their demand for our data centers, their ability to renew or re-lease our data centers at the same or increased rent, or at all, and their ability to make rental payments on data centers already leased to them.

To the extent that tenants and potential tenants are adversely affected by macroeconomic or microeconomic changes, our data centers may experience decreases in demand, higher default rates on leases or other payments and amounts due, or other adverse results, all of which may have a material and adverse effect on our business, financial condition, results of operations and cash flows. Further, because our tenant base will be concentrated in similar industries and markets, any macroeconomic or microeconomic changes that adversely impact any one of our tenants may also adversely impact one or more (or potentially all) of our other tenants, thereby exacerbating the resulting adverse impact on our business, financial condition, results of operations and cash flows.

While our investment strategy focuses on leasing newly-constructed, income-generating, stabilized data center properties to investment-grade hyperscale tenants, we cannot assure you that our tenants will maintain their investment-grade status throughout the duration of their leases. We expect our tenants’ average lease term to be 10 to 20 years, during which a tenant’s credit quality could deteriorate due to factors that could adversely affect its ability to satisfy its obligations under the lease. These factors could cause the revenue from and the value of the affected properties to decline, which could have a material adverse effect on our operating results and financial condition. Our ability to sell or lease our investments could be compromised due to economic factors beyond our control. If, due to credit default or vacancy, we are unable to obtain favorable lease terms for our properties, we could be forced to sell investments at a loss due to the repositioning expenses likely to be incurred.

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•

changes in global, national, regional or local economic, demographic or capital market conditions (including volatility as a result of the ongoing conflicts in the Middle East and Ukraine and the rapidly evolving measures in response and economic impacts resulting from actual or perceived instability in the U.S. banking system);

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies at our properties or our inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants, particularly for our tenants with net leases for large properties;

•	changes in availability of power, including potential power outages or shortages, and increases in the cost of energy;

•	labor shortages due to high demand for electricians, skilled data center engineers, and specialized construction workers;

•	inflation;

•	increases in interest rates and lack of availability of financing; and

•

changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and costs to comply with, or other liabilities incurred relating to, changing environmental, health and safety laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and pay distributions to stockholders. Additionally, our investments in data center assets come with additional risks related to regulatory uncertainty and potential market disruptions. For additional information, see “—Risks Related to Investments in Data Center Assets—We may experience risks related to technological or other innovations, such as developments in AI Technologies, that may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants and value of our properties” and “—Risks Related to Investments in Data Center Assets—We may face community opposition, local moratoriums, and hyper-local dissent that may adversely affect our tenants’ and our business and operations.”

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities, interest rates and inflation may affect our investment opportunities and the value of our investments. Our financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on our business and operations.

A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We would also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.

Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the number of acquisitions we would otherwise make.

Additionally, geopolitical concerns and other global events such as trade conflict, civil unrest, national and international security events, war, terrorism, natural, man-made and environmental disasters and the spread of infectious illnesses, pandemics or other public health emergencies may adversely affect the global economy and the markets in which we invest. Outside the U.S., ongoing conflicts in the Middle East and Ukraine, as well as concern as to whether China’s stimulus measures will effectively stabilize slowing economic growth in the country, have further contributed to global economic uncertainty and volatility in the global financial markets, which may adversely impact our performance. These events could reduce consumer demand or economic output, result in market closure, travel restrictions or quarantines, and generally have a significant impact on the economy, our operations and performance.

In addition, severe public health events, such as those caused by the COVID-19 pandemic, may occur from time to time, and could directly and indirectly impact us in material respects that we are unable to predict or control, including by interrupting business activities. In addition, related factors may materially and adversely affect us, including the effectiveness of governmental responses, the extension, amendment or withdrawal of any government programs or initiatives and the timing and speed of economic recovery. Actions taken in response may contribute to significant volatility in the financial markets, resulting in increased volatility in equity prices, material interest rate changes, supply chain disruptions, such as simultaneous supply and demand shock to global, regional and national economies, and an increase in inflationary pressures. The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which we and/or our tenants have a commercial relationship could adversely affect, among other things, our or our tenant’s ability to access deposits or borrow from financial institutions on favorable terms.

High interest rates and elevated inflation may adversely affect our financial condition and results of operations.

Periods of elevated inflation and high interest rates, such as that experienced in recent years, can contribute to significant volatility in the equity and debt markets and economic deceleration or contraction in the rate of growth in certain industries, sectors or geographies. The Federal Reserve lowered interest rates in September, October and December 2025, and interest rates may continue to decline. Continued deceleration in inflation could also encourage further lowering of interest rates. Nevertheless, the timing, direction and extent of any future interest rate changes remain uncertain. High interest rates and elevated inflation could have an adverse impact on real estate values and our operating costs, including any floating rate mortgages, credit facilities, property operating expenses and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. High interest rates and inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, our revenues.

In addition, leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases and our operating and other expenses are increasing faster than anticipated, our business, financial condition, results of operations, cash flows or our ability to satisfy our debt service obligations or to pay distributions on our common stock could be materially adversely affected.

Financial regulatory changes in the United States could adversely affect our business.

The financial services industry continues to be the subject of heightened regulatory scrutiny in the U.S. There has been active debate over the appropriate extent of regulation and oversight of investment funds and their managers. We may be adversely affected as a result of new or revised regulations imposed by the Securities and Exchange Commission (the “SEC”) or other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and regulations by these governmental authorities and self-regulatory organizations. Further, new regulations or interpretations of existing laws may result in enhanced disclosure obligations, including with respect to climate change or sustainability matters, which could negatively affect us and materially increase our regulatory burden. Increased regulations generally increase our costs, and we could continue to experience higher costs if new laws require us to spend more time or buy new technology to comply effectively.

Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional compliance and other costs, increase regulatory investigations of the investment activities of our funds, require the attention of our senior management, affect the manner in which we conduct our business and adversely affect our profitability. The full extent of the impact on us of any new laws, regulations or initiatives that may be proposed is impossible to determine.

We would be subject to additional risks from any non-U.S. investments.

We may in the future invest in real estate located outside of the U.S. and real estate debt issued in, and/or backed by real estate in, countries outside the U.S. Non-U.S. real estate and real estate-related investments involve certain factors not typically associated with investing in real estate and real estate-related investments in the U.S., including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which such investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) certain economic, social and political risks, including potential exchange-control regulations, potential restrictions on non-U.S. investment and repatriation of capital, the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on distributions, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; (x) war or other hostilities; and (xi) less publicly available information. Furthermore, while we may have the capacity, but not the obligation, to mitigate such additional risks, including through the utilization of certain foreign exchange hedging instruments, there is no guarantee that we will be successful in mitigating such risks and in turn may introduce additional risks and expenses linked to such efforts.

If we are unable to successfully integrate new investments and manage our growth, our results of operations and financial condition may suffer.

We may in the future significantly increase the size and/or change the types of investments in our portfolio. We may be unable to successfully and efficiently integrate newly acquired investments into our portfolio or otherwise effectively manage our assets or growth. In addition, increases in the size of our investment portfolio and/or changes in our investment focus may place significant demands on our Manager’s administrative, operational, asset management, financial and other resources which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could adversely affect our results of operations and financial condition.

Our Manager will manage our portfolio pursuant to very broad investment guidelines and is not required to seek the approval of our board of directors for each investment, financing, asset allocation or hedging decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

Our Manager will be authorized to follow very broad investment guidelines that provide it with broad discretion over investment, financing, asset allocation and hedging decisions. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and, except to the extent set forth in our Management Agreement, will not be required to, review and approve in advance any of our investments or our financing, asset allocation or hedging decisions. In addition, in conducting periodic reviews, our directors may rely primarily on information provided to them by our Manager or its affiliates. Subject to maintaining our REIT qualification and our exclusion from regulation under the Investment Company Act, our Manager will have significant latitude within the broad investment guidelines in determining the types of investments it makes for us, and how such investments are financed or hedged, which could result in investment returns that are substantially below expectations or that result in losses, which could adversely affect our results of operations and financial condition, or may otherwise not be in the best interests of our stockholders.

Risks associated with climate change may adversely affect our business and financial results and damage our reputation.

There has been increasing awareness and concern of severe weather, other climate events outside of the historical norm and other effects of climate change. Transition risks associated with climate change could include higher energy costs, higher costs of supply chain services, increased frequency of supply chain disruptions and new or more stringent environmental regulations. For example, government restrictions, standards or regulations intended to reduce greenhouse gas (“GHG”) emissions and potential climate change impacts are emerging and may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate (e.g., “green” building codes or other standards on water and energy usage and efficiency). Further, extensive and stringent environmental, health and safety laws and building construction standards have been enacted in the U.S. in certain areas where we expect to have properties securing our investment portfolio. Such restrictions and requirements, along with rising insurance premiums resulting from climate change, could increase our costs or require additional technology and capital investment by us, which could adversely affect our results of operations. In addition, new climate change-related regulations may result in enhanced disclosure obligations, which could materially increase our regulatory burden and compliance costs. See “—We are subject to evolving sustainability disclosure standards and expectations that expose us to numerous risks.”

Further, physical effects of climate change including changes in global weather patterns, rising sea levels, changing temperature averages or extremes and extreme weather events such as wildfires, hurricanes, droughts or floods, could also have an adverse impact on certain properties and could increase over time. For example, unseasonal or extreme weather events can have a material impact on data center assets, resulting in increased costs to remedy or repair impacts or from investments made in advance of such events to minimize potential damage. Additionally, there may be actual or threatened damage related to actual or forecasted extreme weather events that could increase the cost of, or render unavailable, insurance on favorable terms on the properties underlying our investments. Repair, remediation or insurance expenses could reduce net operating income of properties and the value of our investment related to such properties.

Some physical risk is inherent in all properties, particularly in properties in certain locations and in light of the unknown potential for extreme weather or other events that could occur related to climate change.

We are subject to evolving sustainability disclosure standards and expectations that expose us to numerous risks.

In recent years, there has been heightened focus from advocacy groups, government agencies, investors and other stakeholders regarding sustainability matters and increasingly regulators, customers, investors, employees and other stakeholders are focusing on sustainability matters and related disclosures. Such governmental, investor and societal attention to sustainability matters, including certain expanded mandatory and voluntary reporting requirements, diligence, and disclosure on topics such as climate change, human capital management, labor and risk oversight, could expand the nature, scope, and complexity of matters that we are required to manage, assess and report.

We may also communicate certain initiatives regarding environmental, human capital management, and other sustainability-related matters in our SEC filings or in other disclosures. These initiatives could be difficult and expensive to implement, the personnel, processes and technologies needed to implement them may not be cost effective and may not advance at a sufficient pace, and we may not be able to accomplish them within the timelines we announce or at all. We could, for example, determine that it is not feasible or practical to implement or complete certain of such initiatives based on cost, timing or other considerations. Furthermore, we could be criticized for the accuracy, adequacy or completeness of the disclosure related to our sustainability-related policies, practices and initiatives (and progress on those initiatives), which disclosure may be based on frameworks and standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. In addition, we could be criticized for the scope or nature of such initiatives, or for any revisions to these initiatives. Further, as part of our sustainability practices, we rely from time to time on third-party data, services and methodologies and such services, data and methodologies could prove to be incomplete or inaccurate. If our or such third parties’ sustainability-related data, processes or reporting are incomplete or inaccurate, or if we fail to achieve progress on a timely basis, or at all, we may be subject to enforcement action and our reputation could be adversely affected, particularly if in connection with such matters we were to be accused of inaccurate or misleading statements regarding sustainability-related matters, either because we overstate (often referred to as “greenwashing”) or understate the extent to which we are engaging in sustainability-related practices.

Certain investors and other stakeholders have become more focused on understanding how companies address a variety of sustainability factors. As they evaluate investment decisions, these investors look not only at company disclosures but also to sustainability rating systems that have been developed by third parties to allow sustainability comparisons among companies. The criteria used in these ratings systems may conflict and change frequently, and we cannot predict how these third parties will score us, nor can we have any assurance that they score us accurately or other companies accurately or that other companies have provided them with accurate data. If our sustainability ratings, disclosures or practices do not meet the standards set by such investors or our stockholders, they may choose not to invest in our common stock. Relatedly, we risk damage to our reputation, based on perceptions of, or reactions to, our actions in a number of areas, such as greenhouse gas emissions, energy management, human rights, community relations, workforce health and safety, and business ethics and transparency. Adverse incidents with respect to sustainability matters or negative sustainability ratings or assessments by third-party sustainability raters could impact the value of our brand, or the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations.

There is regulatory interest in certain jurisdictions in improving transparency regarding the definition, measurement and disclosure of sustainability factors in order to allow investors to validate and better understand sustainability claims, and we are subject to changing rules and regulations promulgated by a number of governmental and self-regulatory organizations, including the SEC, the NYSE and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and new requirements may be created, making compliance more difficult and uncertain. Further, new and emerging regulatory initiatives particularly at the U.S. state level and in the European Union (“EU”) and United Kingdom related to climate change and other sustainability matters could adversely affect our business.

In the U.S., California has enacted legislation that requires certain companies that (i) do business in California and meet certain revenue thresholds to publicly disclose their Scopes 1, 2 and 3 GHG emissions, with phased in third-party assurance of such data, and/or issue public reports on their climate-related financial risk and related mitigation measures and (ii) operate in California and participate in the voluntary carbon offset market or make certain claims about their carbon dioxide or GHG emissions to provide disclosures around such claims. Outside of the U.S., various government authorities have proposed or implemented carbon taxes, requirements for asset managers to integrate climate risk considerations in investment and risk management processes, and mandatory reporting aligned with the Taskforce on Climate-related Financial Disclosures framework or other international reporting standards, among other requirements.

There has been increased regulatory focus on sustainability-related matters and the accuracy of statements made regarding such matters, including whether such statements are greenwashing. If we are perceived as, or accused of, greenwashing or understating the extent to which we are engaging in sustainability-related practices, such perception or accusation could damage our reputation, result in litigation or regulatory actions and adversely impact our ability to raise capital.

These changing rules, regulations and stakeholder expectations have resulted in, and are likely to continue to result in, increased general and administrative expenses and increased management time and attention spent complying with or meeting such regulations and expectations. If we or our tenants fail or are perceived to fail to comply with or meet applicable rules, regulations and stakeholder expectations, it could negatively impact our reputation and our business results. Further, our business could become subject to additional regulations, penalties and/or risks of regulatory scrutiny and enforcement in the future. Moreover, the requirements of various regulations we may become subject to around the world may not be consistent with each other. We cannot guarantee that our current sustainability practices will meet future regulatory requirements, reporting frameworks or best practices, increasing the risk of related enforcement. Compliance with new requirements may lead to increased management burdens and costs.

At the same time, regulators and other stakeholders have increasingly expressed or pursued opposing views, legislation, and investment expectations with respect to sustainability initiatives, including the enactment or proposal of “anti-ESG” legislation or policies. The proposal or enactment of such legislation, regulation, policies or enforcement priorities may result in increased scrutiny, reputational risk, lawsuits or market access restrictions. Moreover, if our practices do not meet evolving stakeholder expectations and standards, or if we are unable to satisfy all stakeholders, our reputation, financial condition, results of operations, and cash flows could be negatively impacted.

Our real estate investments may be subject to impairment charges.

On a quarterly basis, we expect to assess whether there are any indicators that the value of our real estate investments may be impaired in accordance with GAAP. If an impairment indicator is identified, a real estate investment is considered impaired only if our estimate of aggregate future undiscounted cash flows, taking into account the estimated probability-weighted hold period, is less than the carrying amount of the investment. Changes in any estimates and/or assumptions, particularly the estimated hold period, could have a material impact on the future undiscounted cash flows.

The evaluation of anticipated future cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates, capital requirements and anticipated holding periods that could differ materially from actual results. Since cash flows on real estate properties considered to be “long-lived assets to be held and used” are considered on an undiscounted basis to determine whether an asset has been impaired, our strategy of holding properties over the long-term directly decreases the likelihood of recording an impairment loss. If our strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized, and such loss could be material to our results. If we determine that an impairment has occurred, the affected assets must be reduced to their fair value.

We may be adversely affected if we are unable to maintain, protect and enforce our intellectual property rights.

We may in the future rely on a combination of trademarks and other intellectual property rights in the U.S. and other countries to protect our intellectual property and proprietary rights. We may, over time, increase our investment in formal registrations for additional intellectual property, including through additional trademark registrations. If our trademarks are not adequately protected, then we may not be able to build and maintain name recognition in our markets of interest and our business may be adversely affected. The measures we take to obtain, maintain, protect and enforce our intellectual property may not be sufficient to offer us meaningful protection, which could result in harm to our image, brand, or competitive position. There can be no guarantee that others will not infringe our trademarks or other intellectual property. The steps we have taken to protect our intellectual property may not be adequate to prevent its infringement, misappropriation or other violation, and we may not be able to detect its occurrence. See “—Risks Related to our Relationship with our Manager—There may be trademark risk, as we do not own the Blackstone name.”

In addition, litigation may be necessary in the future to enforce our intellectual property rights, and such litigation could be costly, time consuming and distracting to management, regardless of whether we are successful or not, and could result in the impairment or loss of portions of intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking their validity and enforceability that, if successful, could weaken or invalidate them.

Our failure to obtain, maintain, protect and enforce our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms or at all. Additionally, we may agree to lock-out or other provisions when we acquire a property that materially restrict us from selling such property or our interest in such property for a period of time. Further, data center assets are generally viewed as more sensitive assets in the national security context, and foreign investors may not be able to acquire them, limiting the pool of potential buyers. This illiquidity may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends or maintain distribution levels. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable or determine it undesirable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•

acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, while we will invest primarily in stabilized, income-generating real estate, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than our estimates.

The acquisition, ownership and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to or in connection with our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Competition for investment opportunities may reduce our profitability and the return on your investment.

We will face competition from various entities for investment opportunities in properties, including data center developers, owners, and operators, other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and other developers. In addition to third parties, Other Blackstone Accounts, particularly those with investment strategies that overlap with ours, may seek investment opportunities in accordance with Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally. Some of these entities may have greater access to capital to acquire properties than we have, and competition from Other Blackstone Accounts may increase after the 24-month period following completion of this offering. See “—Risks Related to Conflicts of Interest.” Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which plays an important role in our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-traded REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate and/or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

We may make joint venture investments, including with Blackstone affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

Following completion of this offering, we may make joint venture investments with third parties and Other Blackstone Accounts. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture, but this may not always be the case. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might subject properties owned by the joint venture to additional risk. In some cases, our joint venture partner may be entitled to property management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

In addition, in connection with investments in which we participate alongside any Other Blackstone Accounts, our Manager may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Other Blackstone Account in the future. In addition, we may participate in follow-on investments in joint ventures with Other Blackstone Accounts in which the Other Blackstone Accounts may invest less than their pro rata share or may not participate at all or vice versa. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our exclusion from regulation under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blackstone Accounts.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Blackstone affiliates) include:

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the joint venture partner could have economic or other interests that are inconsistent with or different from our interests, including interests relating to the financing, management, governance, operation, leasing or sale of the assets purchased by such joint venture;

•

our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us;

•

tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner could cause it to want to take actions contrary to our interests. For example, if the joint venture partner conducts its operations so as to not be an investment company by complying with the requirements under Section 3(a)(1)(C) of the Investment Company Act or seeks to have some or all of its investments in majority-owned subsidiaries that qualify for the exemption pursuant to Section 3(c)(5)(C) of the Investment Company Act, such joint venture partner could seek to dispose of or continue to hold joint venture investments for reasons other than the business case of particular assets, which could be at odds with us;

•	the joint venture partner could have joint control or joint governance of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•

under the joint venture arrangement, there will be cases where neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition and/or expected costs and expenses. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Blackstone;

•

under the joint venture arrangement, if we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so;

•

under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we could be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so;

•

if the joint venture partner charges fees or incentive allocation to the joint venture arrangement, the joint venture partner could have an incentive to hold assets longer or otherwise behave to maximize fees and incentive allocation paid, even when doing so is not in our best interest;

•

the joint venture partner could have authority to remove the Blackstone affiliated investment manager of the joint venture. If such removal were to occur, we would be joint venture partners with a third-party manager, in which case it could be significantly more difficult for us to implement our investment objective with respect to any of our investments held through such joint ventures;

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our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time;

•

under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital;

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under the joint venture arrangement, a removal of our Manager could trigger change of control restrictions that may include buy/sell rights like those described above, a loss of governance rights in the joint venture or other adverse consequences;

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under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time it determines it would be advantageous to exit; and

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the joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.

Furthermore, we may have conflicting fiduciary obligations when we acquire properties with Blackstone affiliates, including Other Blackstone Accounts; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

We may in the future acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our Manager in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package and/or also include certain additional investments or transactions even though, were it not part of the overall transaction, we may not want to purchase one or more properties included in such portfolio or participate in additional investments or transactions. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties or investments, or if the seller imposes a lock-out period or other restriction on a subsequent sale, we may be required to operate such properties or attempt to dispose of such properties or investments (if not subject to a lock-out period). We also may in the future share the acquisition of large portfolios of properties with Blackstone affiliates, including other Blackstone Accounts, which can result in conflicts of interest, including as to the allocation of properties within the portfolio and the prices attributable to such properties. See “—Risks Related to Conflicts of Interest—We may invest in joint ventures with Other Blackstone Accounts or divide a pool of investments with Other Blackstone Accounts.” It may also be difficult for our Manager to fully analyze each property in a large portfolio, increasing the risk that properties do not perform as anticipated. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

The due diligence process that our Manager will undertake in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment, and if our Manager incorrectly evaluates the risks of our investments, we may experience losses.

Before making investments for us, our Manager will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, our Manager may be required to evaluate important and complex issues, including but not limited to those related to business, financial, tax, accounting, environmental, sustainability, legal, and regulatory and macroeconomic trends. The due diligence investigation with respect to any investment opportunity may not reveal or highlight all relevant facts (including fraud) or risks that may be necessary or helpful in evaluating such investment opportunity, and our Manager may not identify or foresee future developments that could have a material adverse effect on an investment. In addition, selecting and evaluating material sustainability factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by our Manager or a third-party sustainability specialist (if any) will reflect the beliefs, values, internal policies or preferred practices of any particular investor or align with the beliefs or values or preferred practices of other asset managers or with market trends. The materiality of sustainability risks and impacts on an individual potential investment or portfolio as a whole are dependent on many factors, including the relevant industry, country, asset class and investment style. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. If our Manager underestimates the asset-level losses relative to the price we pay for a particular investment, we may be required to recognize an impairment and/or realize losses with respect to such investment.

Moreover, investment analyses and decisions by our Manager may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our Manager at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment.

There can be no assurance that our Manager will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices or material misstatements or omissions during the due diligence phase or during our efforts to monitor and disclose information about the investment on an ongoing basis or that any risk management procedures implemented by us will be adequate.

When conducting due diligence and making an assessment regarding an investment, our Manager will rely on the resources available to it, including information provided or reported by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation that our Manager will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the portfolio property, even activities that occurred prior to our investment therein, could have an adverse impact us.

In the event of fraud by the seller of any portfolio property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may adversely affect the value of our investments in such portfolio property. We will rely upon the accuracy and completeness of representations made by sellers of portfolio properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.

In addition, we expect to rely on information, including financial information and non-GAAP metrics, provided by sellers of our investments for disclosure to our investors about potential acquisitions or current assets owned by us. Accordingly, although we believe such information to be accurate, such information cannot be independently verified by our Manager, and in some cases such information has not been independently reviewed or audited while under our ownership or control or at all. We cannot assure you that the financial statements or metrics of properties we will acquire would not be materially different if such statements or metrics had been independently audited or reviewed.

Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of our portfolio properties to varying degrees depending on the type of investment. For example, certain asset management and finance functions, such as data entry relating to a portfolio property, may be outsourced to a third-party service provider whose fees and expenses will be borne by such portfolio property or us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to our reduced control of the functions that are outsourced.

We may experience material losses or damage related to our properties and such losses may not be covered by insurance.

We may experience material losses related to our properties arising from natural disasters, such as extreme weather events, climate change, hurricanes, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire (including wildfires), outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism (including cyber sabotage or similar attacks) or other catastrophes. We plan to carry insurance covering our properties under policies our Manager deems appropriate. Our Manager will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. We also expect that our leases will require us (as the landlord) and the tenant to maintain insurance coverage during the terms of such leases. We expect that such coverage, including the amounts and scope of risks, must be commercially reasonable and consistent with insurance customarily carried by prudent landlords and tenants of comparable data centers, as applicable. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions could increase as well. Climate change may also increase the cost of, or decrease the availability of, property insurance on terms we find acceptable. As a result of these factors, not all investments may be insured against terrorism, weather or fire. Additionally, and in some cases, the leases we enter into or acquire may permit the tenant to self-insure so long as it (or the guarantor of its obligations under the applicable lease) satisfies minimum net worth and/or credit rating criteria or is a subsidiary or affiliate of an investment grade public company parent, and/or only permit us (as the landlord) to pass-through the costs of property insurance policies with an insured amount less than full replacement value (e.g., probable maximum loss or maximum foreseeable loss). If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits (or self-insured amount, if applicable), we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us or our Manager.

We could become subject to significant costs to comply with or liability for environmental, health and safety violations, regardless of whether we caused such violations.

Our projects will be subject to various federal, state and local environmental, health and safety laws and regulations. These laws and regulations generally govern, among other things, wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of hazardous substances and materials, the remediation of contaminated property and other environmental, health and safety-related concerns. Some of these laws and regulations may impose joint and several liability for the costs of investigation or remediation of contaminated properties, regardless of fault. Under various federal, state and local environmental, health and safety laws, ordinances, and regulations, a current or former owner, lessee or operator of real property may be liable for the investigation and/or remediation of hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. Parties may also be subject to liability for releases at third-party sites, such as off-site disposal facilities. These costs could be substantial, and liability may attach whether or not the owner, lessee or operator knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner, lessee or operator of a property or responsible parties at third-party sites for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate the contaminated property, could give rise to a lien on the property in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on any of our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants.

There can be no assurance that future environmental, health and safety laws, ordinances or regulations will not impose any material liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, or by operations in the vicinity of the properties. We could also suffer losses if reserves or insurance proceeds prove inadequate to cover any such matters. The cost to perform any remediation, the cost to defend against any related claims or other costs to address such liabilities or conditions could exceed the value of the relevant investment, and in such cases we could be forced to satisfy the claims from other assets and investments. We may have an indemnity from a third party purporting to cover these liabilities and costs, but there can be no assurance as to the financial viability of such indemnity party at the time a claim arises. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.

The environmental, health and safety laws and regulations that our projects will be subject to may change in the future, and there can be no assurance that changes to existing laws and regulations (or the implementation thereof), or new laws and regulations, will not have a material adverse effect on our business, results of operations or financial condition.

Our costs associated with complying with the ADA may affect cash available for distributions.

Any domestic properties we acquire will generally be subject to the Americans with Disabilities Act of 1990 (the “ADA”), which imposes federal requirements related to access and use by disabled persons of “commercial facilities” and certain other properties. The ADA generally requires that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.

The properties we acquire may be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

We may consider entering into modified gross leases for some of the properties we acquire, under which we will be responsible for most operational expenses associated with the property (e.g., power, real estate taxes, insurance, maintenance and repairs in accordance with the lease terms), but will pass through some operating expenses to the tenant. Any properties subject to modified gross leases may be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. While we expect to pursue triple-net lease structures, which will provide that property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy, we as the owner of the properties will ultimately be responsible for payment of taxes to the government. If property taxes increase, our tenants may be unable (or not obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space.

Certain properties may require an expedited transaction, which may result in limited information being available about the property prior to its acquisition.

Investment analyses and decisions by our Manager may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our Manager at the time of making an investment decision may be limited, and our Manager may not have access to detailed information regarding the investment property or portfolio of properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting such investment. Therefore, no assurance can be given that our Manager will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken. Because large portfolios of properties still generally require diligence to analyze individual properties, these risks are exacerbated in expedited transactions of large portfolios. In addition, our Manager may use consultants, legal advisors, appraisers, accountants, investment banks and other third parties in connection with its evaluation and/or diligence of certain investments. No assurance can be given as to the accuracy or completeness of the information provided by such third parties, and we may incur liability as a result of such third parties’ actions.

Risks Related to Investments in Data Center Assets

We expect our portfolio will be heavily concentrated in the data center industry and may also be concentrated in a limited number of geographies or investments.

We expect that our portfolio will be heavily concentrated in the data center industry and may also be concentrated in a limited number of geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of such investments. Due to the nature of the data center industry, we may be concentrated in certain geographic areas and/or tenants. Concentration of our investments in a particular type of asset or geography makes us more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Further, because our tenant base will be concentrated in similar industries and markets, any macroeconomic or microeconomic changes that adversely impact any one of our tenants may also adversely impact one or more (or potentially all) of our other tenants, thereby exacerbating the resulting adverse impact on our business, financial condition, results of operations and cash flows. See “—Risks Related to Our Business—We are subject to tenant and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified.” For investments that we intend to finance (directly or by selling assets), there is a risk that such financing may not be completed, which could result in us holding a larger percentage of our assets in a single investment and geography than desired. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.

A decrease in the demand for data center assets or other technology- and connectivity-related real estate may have a significant adverse effect on us, which may be more materially adverse than if such assets had a more diversified tenant base or less specialized use.

We intend to invest in data center assets. A decrease in the demand for data center assets may have a significant adverse effect on the company, which may be more materially adverse than if such assets had a more diversified tenant base or less specialized use. It is possible that changes in industry practice or in technology, such as virtualization technology, more efficient or miniaturization of computing or networking devices, or devices that require higher power densities than today’s devices, may reduce demand for physical data center space and infrastructure or render data center properties obsolete or in need of significant upgrades to remain viable. In addition, the development of new technologies, the adoption of new industry standards or other factors may render the products and services of data center tenants obsolete or unmarketable and contribute to a downturn in their businesses, thereby increasing the likelihood of defaults under data center leases, which could have an adverse effect on our return on our investments. There can be no assurance that the costs of adapting to changes in industry practice or in technology will not have a material adverse effect on our investments.

We expect to invest in commercial properties subject to net leases, which could subject us to losses.

We expect to pursue triple-net lease structures. Typically, these leases require the tenant to pay all operational expenses associated with the property (e.g., power, real estate taxes, insurance, maintenance and repairs in accordance with the lease terms). As a result, the value of, and income from, investments in commercial properties subject to net leases will depend, in part, upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, we will be subject to all risks associated with owning the underlying real estate. In addition, we may have limited oversight into the operations or the managers of these properties, subject to the terms of the net leases.

Certain commercial properties subject to net leases in which we expect to invest will be occupied by a single tenant and, therefore, the success of such investments is largely dependent on the financial stability of each such tenant. A default of any such tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we may also incur significant losses to make the leased premises ready for another tenant and experience difficulty or a significant delay in re-leasing such property.

In addition, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years.

We may acquire these investments through sale-leaseback transactions, which involve the purchase of a property and the leasing of such property back to the seller thereof. If we enter into a sale-leaseback transaction, we will seek to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for U.S. federal income tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, we cannot assure you that the Internal Revenue Service (“IRS”) will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and the timing of our income inclusion could differ from that of the lease payments. If a sale-leaseback transaction were so recharacterized (or otherwise not respected as a lease), we might fail to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the REIT distribution requirement for a taxable year.

If a tenant of a net lease defaults and we are unable to find a replacement tenant, we may attempt to hold and operate the relevant property ourselves through a taxable REIT subsidiary (“TRS”), which would subject income on the property to corporate-level taxation, thereby reducing our operating cash flow. In certain circumstances, if we are unable to hold and operate the property in a TRS, that could result in the property and the related income not satisfying the REIT qualification asset and income tests and could jeopardize our REIT status.

The success of our investments will materially depend on the financial stability of our tenants, and we are exposed to risks associated with the termination or expiration of leases and tenant defaults.

Many of our properties are expected to be subject to a single tenant occupying 100% of such properties. There can be no assurance that we will be able to retain tenants in any of their respective assets upon the expiration of their leases. Upon the expiration or early termination of such leases, the availability of the entire property may have an adverse effect on our ability to achieve the lease terms and rents it might otherwise be able to achieve if space were to become available in smaller portions over time. If the property is suited to the particular needs of a former tenant, then we may have difficulty finding a new tenant for the asset or may need to redevelop such asset.

A default by a tenant on its lease payments would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Our Manager could fail to, or be unable to, discover factors that would indicate a heightened level of uncertainty with respect to particular key tenants when performing due diligence on prospective investments. An early termination of a lease by a bankrupt tenant would result in unanticipated expenses to re-let the premises. Tenant defaults thus increase the risk that we, and hence investors, could suffer a loss. In addition, prolonged or unexpected vacancies at our properties or a tenant’s inability to fulfill its obligations under its lease may cause us to bear more direct property-level operating expenses (such as power costs, insurance, property taxes, costs for repairs and replacements, and property management expenses) than anticipated and may place significant demands on our Manager’s administrative, operational, asset management, financial and other resources. In certain limited circumstances, we may provide capital to a tenant at risk of default or other financial failure, including in the form of a loan or in exchange for warrants or other interests held by the tenant (or in the tenant itself).

If a tenant defaults or goes bankrupt, we would likely experience delays in enforcing our rights as landlord and could incur substantial costs in protecting our investment and re-letting the asset. In the event of a tenant’s bankruptcy or insolvency, we could be restricted from evicting such tenant solely because of its bankruptcy. However, a bankruptcy court could potentially authorize the tenant to terminate its leases with us. In such instances, our claim against the bankrupt tenant for unpaid future rent would be an unsecured prepetition claim subject to statutory limitations, and therefore such amounts received in bankruptcy are likely to be substantially less than the remaining rent we otherwise would be owed under the lease. Further, any claim we have for unpaid past rent could be substantially less than the amount owed. If a lease is terminated, we could be unable to lease an asset for the rent previously received or sell the investment without incurring a loss. These events could limit our ability to pay distributions and decrease the value of our common stock.

We may experience risks related to technological or other innovations, such as developments in AI Technologies, that may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants and value of our properties.

In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect us, tenants of our properties or our investments or alter the market practices that help frame our strategy. Technological developments in AI Technologies and their current and potential future applications, as well as the legal and regulatory frameworks within which they operate, are rapidly evolving. The full extent of current or future risks related thereto is not possible to predict and we may not be able to anticipate, prevent, mitigate or remediate all of the potential risks, challenges or impacts of such changes. Moreover, given the pace of innovation in recent years, the impact on a particular investment may not have been foreseeable at the time we made the investment. Furthermore, we could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.

Any of these new businesses, approaches and technological innovations could result in harm to us, Blackstone or our Manager, significantly disrupt the market in which they operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and results of operations, and have an adverse impact on us. Advancements in computing and AI Technologies, including efficiency improvements, without related increases in the adoption and development of such technologies, could also negatively impact demand for, and the valuation of, data centers.

We, Blackstone and our Manager intend to avail ourselves/themselves of the benefits, insights and efficiencies that are available through the use of AI Technologies. However, the use of AI Technologies presents a number of risks that cannot be fully mitigated. For example, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate. Moreover, with the use of AI Technologies, there often is a lack of transparency regarding how inputs are converted to outputs, and none of we, Blackstone or our Manager can fully validate this process and its accuracy. The accuracy of such inputs and the resulting impact on the results of AI Technologies cannot be verified and could result in a diminished quality of work product that includes or is derived from inaccurate or erroneous information. Further, inherent bias in the construction of AI Technologies can lead to a wide array of risks including but not limited to accuracy, efficacy and reputational harm. Therefore, it is expected that data in such models will contain a degree of inaccuracy, bias and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact us, Blackstone or our Manager to the extent we/they rely on the work product of such AI Technologies. The volume and reliance on data and algorithms also make AI Technologies, and in turn us, Blackstone and our Manager, more susceptible to cybersecurity threats, including the compromise of underlying models, training data, or other intellectual property. We, Blackstone and our Manager could be exposed to risks to the extent third-party service providers, or any counterparties use AI Technologies in their business activities. At the same time, to the extent utilized by Blackstone or our Manager, any interruption of access to or use of AI Technologies could impede the ability of us, Blackstone or our Manager to generate information and analysis that could be beneficial to us/them and our/their business, financial condition and results of operations. AI Technologies will likely also be competitive with certain business activities or increase the obsolescence of certain organizations’ products or services, particularly as AI Technologies improve, which may have an adverse impact on us, Blackstone or our Manager.

AI Technologies can also be misused or misappropriated by third parties and/or employees of Blackstone or our Manager. For example, there is a risk that a user may input confidential information, including material non-public information, or personal information, into AI Technologies applications, resulting in such information becoming part of a dataset that is accessible by other third-party AI Technologies applications and users, including competitors of us, Blackstone or our Manager. Moreover, we, Blackstone and our Manager may not necessarily be in a position to control or have insight into the manner in which third-party AI Technologies are developed or maintained or the manner in which third parties use AI Technologies to provide services, even where they have sought contractual protections. The use of AI Technologies, including potential inadvertent disclosure of confidential information or personal information, could also lead to legal and regulatory investigations and enforcement actions. Relatedly, we, Blackstone and our Manager could be exposed to risks to the extent third-party service providers or any counterparties use AI Technologies in their business activities.

Blackstone expects to be involved in the collection of such data and/or development of proprietary AI Technologies in the ordinary course. To this end, we will pay and bear all expenses and fees associated with developing and maintaining such technology, including the costs of any professional service providers, subscriptions and related software and hardware, server infrastructure and hosting, internal Blackstone expenses, fees, charges and/or related costs incurred, charged or specifically attributed or allocated (based on methodologies determined by Blackstone) to us, Blackstone or our Manager or their affiliates in connection with such AI Technologies, and none of the fees, costs or expenses described above will reduce or offset the Management Fee.

Regulations related to AI Technologies could also impose certain obligations and costs related to monitoring and compliance. In recent years, the use of AI Technologies has come under increased regulatory scrutiny, especially in the case of generative AI and related developments, due to the potential harm to individuals where personal data or intellectual property is processed or where models are trained on vast data sets that include personal data or intellectual property. For example, in April 2023, the Federal Trade Commission, U.S. Department of Justice, Consumer Financial Protection Bureau, and U.S. Equal Employment Opportunity Commission released a joint statement on AI demonstrating interest in monitoring the development and use of automated systems and enforcement of their respective laws and regulations. In October 2023, an executive order established new standards for AI safety and security. In addition to the U.S. regulatory framework, in 2024, the EU adopted the Artificial Intelligence Act in 2024, which applies to certain AI Technologies and the data used to train, test and deploy them, which may create additional compliance burdens, higher administrative costs and significant penalties should we, Blackstone and our Manager fail to comply. Any actual or perceived failure of us, Blackstone or our Manager to comply with evolving regulatory frameworks around the development and use of AI Technologies could adversely affect our business, results of operations and financial condition.

AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.

We depend on tenants for our revenue, and therefore, our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could adversely affect our income, performance, operations and ability to pay distributions.

We expect rental income from real property, directly or indirectly, will constitute a significant portion of our income. While we expect to acquire newly-constructed data center properties that are already leased and for which rent payments have commenced, we may selectively consider acquiring data centers that are still in development and where rent payments begin only upon completion. Any such acquisitions would not be immediately income-generating at the time of acquisition. Further, delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing debts we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations, performance and our ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

We may be unable to lease vacant space, renew leases or re-lease space on favorable terms as leases expire, which could result in significant operating expenses and capital expenditures to re-lease the property.

We are subject to the risk that, upon the expiration of leases for our data centers, leases may not be renewed by existing tenants at the same or increased rents, or at all, the data centers may not be re-leased to new tenants or the terms of renewal or re-leasing (including the cost of required renovations or concessions to tenants) may be less favorable to us than current lease terms. If our competitors offer space at rental rates below current market rates or below the rental rates we charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge to retain tenants when our tenants’ leases expire. We expect to pursue triple-net lease structures and selectively consider modified gross leases, and certain of our tenants may sub-lease properties to third parties without our consent. If a tenant subleases a property to a third party, the original tenant remains obligated under the lease. However, if one of our existing tenants subleases a property, it could increase the likelihood that a lease will not be renewed at the end of its term or that the original tenant may default under its obligations under the lease. In the event of default by a significant number of tenants, we may experience delays and incur substantial costs in enforcing our rights as landlord, and we may be unable to re-lease spaces. If rental rates for our properties decrease, our existing tenants do not renew their leases or we do not re-let a significant portion of our available space and space for which leases expire, our financial condition, results of operations, and cash flows could be materially and adversely affected.

Additionally, the loss of a tenant, either through lease expiration or tenant bankruptcy or insolvency, may require us to bear increased direct property-level operating expenses (such as power costs, insurance, property taxes, costs for repairs and replacements, and property management expenses) which may place significant demands on our Manager’s administrative, operational, asset management, financial and other resources. We may also be required to spend significant amounts of capital before the property is suitable for a new tenant, which may cause us to incur significant costs to source new tenants. In many instances, the leases we enter into or assume through acquisition will be for properties that are specifically suited to the particular business of our tenants and that contain tenant improvements installed at our tenants’ expense. Tenants’ modifications to our properties may become outdated or obsolete as the result of technological change, the passage of time or other factors. For these reasons, if the current lease is terminated or not renewed, we may be required to renovate the property at substantial costs, decrease the rent we charge or provide other concessions in order to lease the property to another tenant. If we decide to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed or modified. This potential limitation on our ability to sell a property may limit our ability to quickly modify our portfolio in response to changes in our tenants’ business prospects, economic or other conditions, including tenant demand.

We have limited opportunities to increase rents under our long-term leases with tenants, which could impede our growth and materially and adversely affect us.

We expect to enter long-term leases with fixed, annual rent escalators, but these built-in increases may be less than what we otherwise could achieve in the market. Long-term net or modified gross leases have an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs, to the extent not covered under a net lease, could result in us receiving less than fair value from these leases. As a result, income to and distributions from us could be lower than they would otherwise be if we did not engage in long-term leases.

We may incur costs in connection with the development, renovation or maintenance of undeveloped or underdeveloped properties.

We may acquire undeveloped or underdeveloped properties that require development, renovation or deferred maintenance and may often receive little or no revenue from the date of acquisition through the date of completion of such development. We may continue to experience operating deficits following the date of completion. In connection with the development, renovation or maintenance of such properties, there may be unanticipated delays in the completion of such projects due to factors beyond our control. These factors may include strikes, adverse weather, changes in building plans and specifications, material shortages, increases in the costs of labor and materials and lack of availability of financing on favorable terms. Delays in completing any project will cause corresponding delays in the receipt of revenue. In addition, the estimated costs and schedules of developing and constructing buildings and related landscaping may be affected by changes in construction plans and specifications or by other unforeseen events, any of which may cause additional expenses to be incurred, which likely will be borne by us. Any delay in completing a project may result in increased interest and construction costs, the potential loss of purchasers or tenants and the possibility of defaults under project financings. There is also the risk that inadequate oversight over contractors, architects or engineers may result in poor-quality construction or the diversion of funds intended for construction, and the quality of construction generally may not be commensurate with appropriate standards, resulting in potential difficulties in obtaining all authorizations necessary for operation. Because of the long lead time between the inception of a project and its completion, a well-conceived project may, as a result of changes in real estate market and economic and other conditions prior to its completion, become an economically unattractive investment and may result in losses to us.

Our ability to lease any available space at our data centers to existing or new tenants could be constrained by our ability to obtain sufficient electrical power and water supply.

Many data center assets greatly rely on the steady supply of power and water at reasonable costs (e.g., for cooling, steam generation and other processes) and could be harmed by prolonged power or water outages or shortages, increased cost of energy or water or general lack of availability of electrical or water resources. As tenants increase their power or water usage footprint in our data centers over time, the corresponding reduction in available power or water could limit our ability to increase occupancy rates or network density within our existing data centers. Furthermore, at certain of our data centers, our expected aggregate maximum contractual obligation to provide power, water and cooling to our tenants may exceed the physical capacity at such data centers if tenants were to quickly increase their demand for power, water and cooling. If we are not able to increase the available power, water or cooling or move the tenant to another location within our data centers with sufficient power, water and cooling to meet such demand, we could lose the tenant as well as be exposed to liability under our tenant agreements.

In addition, our power and cooling systems are expected to be difficult and expensive to upgrade. Accordingly, we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our tenants. Any such material loss of tenants, liability or additional costs could adversely affect our business, financial condition and results of operations. Further, we may acquire land that we intend to develop into data centers or other data center assets. We may not be able to obtain the necessary electrical power or water supply to do so, which will prevent us from fully developing the land and negatively impact the value of our investment in the land.

We may also be subject to risks and unanticipated costs associated with obtaining power or water supply from various utility companies. Utilities that serve our data centers may be dependent on, and sensitive to price increases for, a particular type of fuel, such as natural gas, coal or nuclear, which may increase the price of the power delivered to our properties. In addition, the price of the delivered electricity or water could increase as a result of increased demand for limited resources, new or more stringent regulations, such as those intended to regulate carbon emissions and other pollutants, and ratepayer surcharges (i.e., surcharges related to recovering costs associated with extreme weather events, natural or man-made disasters, cleaning up contamination, geopolitical conflicts, military conflicts, grid modernization charges, renewable energy adoption, as well as other charges or costs borne by or passed on to ratepayers). Increases in the cost of power or water at any of our data centers could put those locations at a competitive disadvantage relative to data centers that are supplied power or water at a lower price. Even where our tenants pay the cost of power under a net lease, this disadvantage could exist because it would increase the overall cost of operation for our tenants at our data centers relative to locations with a lower cost of power.

Further, some governments and regulators are increasingly focused on the energy and environmental impact of data centers in particular, including the impact on the electricity market that may arise from price responsiveness and on the availability of water for local communities. This has led to new or proposed governmental measures regulating, restricting or prohibiting certain aspects of data center operations, such as measures imposing renewable requirements on the use of electricity for data centers, banning the use of certain cooling systems, or imposing moratoria on data center development generally in certain jurisdictions where we may operate from time to time. There can be no assurance that changing government policy and/or growing community opposition to data center development in our targeted markets will not materially and adversely impact our business, financial condition and results of operations.

We expect to depend on third parties to provide network connectivity to the tenants in our data centers and any delays or disruptions in connectivity may materially adversely affect our operating results and cash flow.

We are not a telecommunications carrier. Although our tenants generally will be responsible for providing their own network connectivity, we still expect to depend upon the presence of telecommunications carriers’ fiber networks serving our data centers in order to attract and retain tenants. We believe that the availability of carrier capacity will directly affect our ability to achieve our projected results. Any carrier may elect not to offer its services to our data centers. Any carrier that has decided to provide network connectivity to our data centers may not continue to do so for any period of time. Further, some carriers may experience business difficulties or pursue consolidations. As a result, some carriers may be forced to downsize or terminate connectivity within our data centers, which could have an adverse effect on the business of our tenants and, in turn, our own operating results.

Our data centers may require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to our data centers is complex and involves factors outside of our control, including regulatory requirements and the availability of construction resources. If the establishment of highly diverse network connectivity to our data centers does not occur, is materially delayed or is discontinued, or is subject to failure, our operating results and cash flow may be materially adversely affected. Additionally, any hardware or fiber failures on this network may result in significant loss of connectivity to our data centers. This could negatively affect our ability to attract new tenants or retain existing tenants, which could have an adverse effect on our business, financial condition and results of operations.

We may not be able to adapt to changing technologies and tenant requirements, and our data center infrastructure may become obsolete.

Our investments may be impacted by adverse developments in the internet and data communications and broader technology industries. The technology industry generally and specific industries in which certain of our tenants operate are characterized by rapidly changing technology, tenant requirements and industry standards. New systems to deliver power to or eliminate heat in data centers or the development of new server technology that does not require the levels of critical load and heat removal that our facilities are designed to provide and could be run less expensively on a different platform could make our data center infrastructure obsolete. Our power and cooling systems are difficult and expensive to upgrade, and we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our tenants which could adversely impact our business, financial condition and results of operations. In addition, the infrastructure that will connect our data centers to the Internet, data communications, and other external networks may become insufficient, including with respect to latency, reliability and connectivity. We may not be able to adapt to changing technologies or meet tenant demands for new processes or technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to sustain and grow our business.

Further, our inability to adapt to changing tenant requirements may make our data centers obsolete or unmarketable to such tenants. Some of our tenants operate at significant scale across numerous data center properties and have designed cloud and computing networks with redundancies and fail-over capabilities across these properties, which enhances the resiliency of their networks and applications. As a result, these tenants may realize cost benefits by locating their data center operations in facilities with less electrical or mechanical infrastructure redundancy than is found in our existing data center properties. Additionally, some of our tenants have begun to operate their data center properties using a wider range of humidity levels and at temperatures that are higher than servers customarily have operated at in the past, all of which may result in energy cost savings for these tenants. We may not be able to operate our existing data center properties under these environmental conditions, and our data center properties could be at a competitive disadvantage to facilities that satisfy such requirements. Because we may not be able to modify the redundancy levels or environmental systems of our existing data center properties cost effectively, these or other changes in tenant requirements could have a material adverse effect on our business, results of operations and financial condition.

Additionally, due to regulations that apply to our tenants as well as industry standards, our tenants may seek specific requirements from their data center properties that we are unable to provide. If new or different regulations or standards are adopted or such extra requirements are demanded by our tenants, we could lose some tenants or be unable to attract new tenants in certain industries, which could materially and adversely affect our operations.

We will compete with numerous data center developers, owners and operators.

We will compete with numerous data center developers, owners, and operators, and may in the future face competition from new entrants into the data center market, including new entrants who may acquire our current competitors and our tenants that may choose to develop or own their own data centers. Competition in the data center sector has intensified as institutional investors, technology companies, and private equity firms increasingly target this asset class. Certain competitors may have advantages over us, including greater name recognition, longer operating histories, preexisting relationships with current or potential tenants, greater financial, marketing and other resources and more ready access to capital. We may experience difficulty attracting tenants for our properties should such tenants perceive our competitors to offer superior security considerations, power, location, or connectivity, or if they offer rental rates below current market rates. Further, recently, many of our competitors have developed and continue to develop additional data center space. If the supply of data center space continues to increase as a result of these activities or otherwise, rental rates may be reduced or the company may face delays in leasing or be unable to lease vacant space.

Any failure in the physical infrastructure of or services provided by data center assets in which we may invest could lead to significant costs and disruptions that may reduce revenues and have a material adverse effect on our cash flow and operating results.

The success of a data center asset depends in large part on providing tenants with highly reliable service. Data center assets may fail to provide such service as a result of numerous factors, including:

•	human error;

•	equipment failure;

•	power loss;

•	fiber cuts;

•	exposure to temperature, humidity, smoke and other environmental hazards;

•	improper building maintenance by tenants;

•	failure of business partners who provide network connectivity;

•	physical, electronic and cybersecurity breaches;

•	fire, earthquake, hurricane, flood and other natural disasters;

•	water damage;

•	war, terrorism and any related conflicts or similar events worldwide; and

•	sabotage and vandalism.

Service level events or other material interferences with customer operations at one or more data center assets in which the company invests may result in service interruptions or equipment damage which may result in significant rent abatements to tenants (even if the underlying service level event or other material interference is not significant in duration), and such interruptions or failures may result in legal liability. Our leases may also provide the tenant with step-in or self-help rights, which permit such tenant to take direct action to remedy the service interruption and recover the related costs from us (or offset them against rent). In addition, significant or frequent service interruptions or equipment failures may give tenants the right to terminate leases with the data center assets, and such data center assets or others we own may be unable to attract new tenants due to the reputational damage incurred.

We will depend on third-party management of our data centers, and to the extent a management team is unable to operate a data center asset, such asset may experience decreases in demand, higher default rates on leases, or other adverse results.

While our Manager will monitor the performance of data center assets in which we invest, we will not directly control the operations of each data center asset. The management team for each data center asset will be primarily responsible for the operations of the data center asset on a day-to-day basis. Although we intend to invest in data center assets with strong operating management, there can be no assurance that the existing management team, or any new one, will be able to effectively operate a data center asset. To the extent a management team is unable to effectively operate a data center asset, such data center asset may experience decreases in demand, higher default rates on leases or other payments and amounts due, or other adverse results, all of which may have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Our contracts with our tenants could subject us to significant liability.

In the ordinary course of business, we expect to enter into agreements with our tenants pursuant to which we will provide certain services, which may include data center space, power, water, environmental controls, physical security and connectivity products. We expect these contracts will typically contain indemnification and liability provisions, in addition to service level commitments, which could potentially impose a significant cost on us in the event of losses arising out of certain breaches of such agreements, services to be provided by us or our subcontractors or from third-party claims. See “—Any failure in the physical infrastructure of or services provided by data center assets in which we may invest could lead to significant costs and disruptions that may reduce revenues and have a material adverse effect on our cash flow and operating results.” Tenants increasingly are looking to pass through their regulatory obligations and other liabilities to their outsourced data center providers and we may not be able to limit our liability or damages in an event of loss suffered by such tenants whether as a result of our breach of an agreement or otherwise. Further, liabilities and standards for damages and enforcement actions, including the regulatory framework applicable to different types of losses, vary by jurisdiction, and we may be subject to greater liability for certain losses in certain jurisdictions.

Our tenants may be liable for the material that content providers distribute over their network.

Although we believe our liability for third-party information stored on or transmitted through the networks of our tenants is limited, the liability of private network operators is affected both by changing technology and evolving legal principles. Our tenants may be exposed to legal claims relating to third-party content stored or transmitted on their networks. Such claims could involve, among others, allegations of defamation, invasion of privacy, copyright infringement or aiding and abetting restricted activities such as online gambling or pornography. If a tenant decides to implement additional measures to reduce their exposure to these risks, or if a tenant is required to defend itself against these kinds of claims, such tenant’s operating results and financial condition could be negatively affected.

We may face community opposition, local moratoriums, and hyper-local dissent that may adversely affect our tenants’ and our business and operations.

In some areas where we expect to acquire properties, concerns about the power and resources consumed by data centers have garnered organized opposition from environmental and anti-growth groups. Disapproval from local communities or other interested parties may lead to direct action that could impede our tenants’ ability to carry out their operations at our data centers, resulting in reputational damage and difficulty in leasing, renewing, or re-leasing such data centers. Such community opposition may include undertaking legal proceedings (including challenges to required governmental approvals), seeking orders to prevent part or all of our operations, media campaigns and protests. If such community members would be successful in any such campaigns, our tenants’ operations may be suspended or they may not be able to obtain the permits and approvals needed to carry out their commercial operations. These outcomes could adversely affect our tenants’ ability to satisfy their rent payment obligations and therefore could impact our financial performance. Legislative and regulatory bodies at the state and local level have also proposed or adopted certain regulations that could lead to delays in new data center construction or prevent construction of new facilities altogether in such jurisdictions. In other areas, data centers could face utility rate structures or other regulations that could increase operating costs, leading to lower lease rates.

Risks Related to Investments in Real Estate Debt

Investments in real estate debt are subject to risks, including various creditor risks and early redemption features, which may materially adversely affect our results of operations and financial condition.

The debt and other interests in which we may invest may include secured or unsecured debt at various levels of the capital structure. The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Any investments we may make in real estate debt may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the repayment of principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of borrowers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.

Any deterioration of real estate fundamentals generally, and in the U.S. in particular, could negatively impact our performance by making it more difficult for borrowers to satisfy their debt payment obligations, increasing the default risk applicable to borrowers, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrowers and/or real estate collateral relating to our investments and may include economic and/or market fluctuations (including economic impacts resulting from actual or perceived instability in the U.S. banking system, political dynamics associated with U.S. election results and a shutdown of the U.S. federal government due to Congressional inaction), changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, changes in consumer spending, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war (including the ongoing conflicts in the Middle East and Ukraine), demand and/or real estate values generally and other factors that are beyond the control of our Manager. Such changes may develop rapidly and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments which could cause rapid and large fluctuations in the values of such investments. Concerns about the real estate market, changes in interest rates, elevated inflation, increased energy costs and geopolitical issues (including trade and other conflicts) have contributed, and may continue to contribute, to increased market volatility and may negatively impact the economy going forward. There can be no assurance that there will be a ready market for the resale of debt investments we may make because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.

Our Manager cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures and market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. These and other similar changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.

Our ability to realize returns on secured debt investments, if any, will be affected by the seniority and collateral securing such debt.

Our investments may include first lien senior secured debt, and may also include selected second lien senior secured debt, which involves a higher degree of risk of a loss of capital. The factors affecting an issuer’s first and second lien leveraged loans, and its overall capital structure, are complex. Some first lien loans may not necessarily have priority over all other unsecured debt of an issuer. For example, some first lien loans may permit other secured obligations (such as overdrafts, swaps or other derivatives made available by members of the syndicate to the company), or involve first liens only on specified assets of an issuer (e.g., excluding real estate). The imposition of prior liens on our collateral would adversely affect the priority of the liens and claims held by us and could adversely affect our recovery on leveraged loans. Any secured debt is secured only to the extent of its lien and only to the extent of underlying assets or incremental proceeds on already secured assets. Moreover, underlying assets are subject to credit, liquidity, and interest rate risk. Although the amount and characteristics of the underlying assets selected as collateral may allow us to withstand certain assumed deficiencies in payments occasioned by the borrower’s default, if any deficiencies exceed such assumed levels or if underlying assets are sold it is possible that the proceeds of such sale or disposition will not be equal to the amount of principal and interest owed to us with respect to our investment.

Additionally, we expect our secured debt investments will be secured primarily by interests in data center assets. The value of these assets may fluctuate because of several factors, including a potential decline or innovation in the technology industry, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations, and the rapid development of new technologies or the adoption of new industry standards that render existing data center assets obsolete or unmarketable. Any of these factors could reduce the value of collateral securing our debt investments. In the event of a borrower’s default, even if we are successful in foreclosing on the related debt, the liquidation proceeds upon sale of the underlying data center assets may not be sufficient to recover our cost basis in the investment, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the debt or a liquidation of the underlying data center assets will further reduce the net sale proceeds and, therefore, increase any such losses to us.

Certain risks associated with CMBS may adversely affect our results of operations and financial condition.

We may invest a portion of our assets in commercial mortgage-backed securities (“CMBS”), including horizontal and other risk retention investments. The collateral underlying CMBS generally consists of commercial mortgages secured by real property, which from time to time may include assets or properties owned directly or indirectly by one or more Other Blackstone Accounts. CMBS may be issued in a variety of structures, including senior and subordinated classes.

Mortgage-backed securities may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain mortgage-backed securities may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.

The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS investments quickly. Additionally, certain securities investments, such as horizontal or other risk retention investments in CMBS, may have certain holding period and other restrictions that limit our ability to sell such investments.

Risks Related to our Relationship with our Manager

We depend on our Manager and its personnel for our success. We may not find a suitable replacement for our Manager if the Management Agreement is terminated, or if key personnel cease to be employed by our Manager or Blackstone or otherwise become unavailable to us.

We will be externally managed by our Manager, pursuant to the Management Agreement, which will be effective upon completion of this offering. We do not currently expect to have dedicated officers or employees, and we expect all of our officers will be employees of Blackstone or its affiliates. We are completely reliant on our Manager, which has significant discretion as to the implementation of our investment and operating policies and strategies.

Our success depends to a significant extent upon the efforts, experience, diligence, skill, and network of business contacts of the officers and key personnel of our Manager and its affiliates, as well as the persons and firms our Manager retains to provide services on our behalf. Our Manager is managed by senior professionals of Blackstone. These individuals oversee the evaluation, negotiation, execution and monitoring of our loans and other investments and financings, and the maintenance of our qualification as a REIT and exclusion from regulation under the Investment Company Act; therefore, our success depends on their skills and management expertise and continued service with our Manager and its affiliates. Furthermore, there is significant competition among financial sponsors, investment banks and other real estate investors for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us, our Manager or its affiliates or that any replacements will perform well.

There is no guarantee that any non-competition and non-solicitation agreements to which senior professionals of Blackstone are subject, together with Blackstone’s other arrangements with them, will prevent them from leaving, joining our competitors or otherwise competing with us. In addition, there is no assurance that such agreements will be enforceable in all cases, particularly as states enact legislation aimed at effectively prohibiting non-competition agreements. For example, the U.S. Federal Trade Commission approved a rule in 2024 that generally prohibits post-employment non-competition provisions in agreements between employers and their employees. While this rule is currently unenforceable due to ongoing litigation, we cannot predict with certainty whether such rules will ultimately be overturned or if a court will enforce any particular non-competition agreement to which Blackstone’s senior managing directors or other key personnel who provide services to us are subject if challenged. Further, legislation that would prohibit post-employment non-competition agreements except in limited circumstances has been introduced in New York.

In addition, we can offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager’s officers and key personnel. The initial term of the Management Agreement will expire on the first anniversary of the completion of this offering and will be automatically renewed for a one-year term each anniversary thereafter unless terminated as described herein. No later than 180 days prior to the expiration of the initial term or any subsequent renewal term, our Manager may, by delivering a written notice to us, elect not to renew and thereby terminate the Management Agreement, and the Management Agreement shall terminate effective on the last day of the applicable term. If the Management Agreement is terminated and no suitable replacement is found to manage us, we may not be able to achieve our investment objectives. Furthermore, we may be required to pay the termination fee, which could be substantial, in connection with termination of the Management Agreement under certain circumstances.

The personnel of our Manager, as our external manager, are not required to dedicate a specific portion of their time to the management of our business.

Neither our Manager nor any other Blackstone affiliate is obligated to dedicate any specific personnel exclusively to us, nor are they or their personnel obligated to dedicate any specific portion of their time to the management of our business. In addition, pursuant to the terms of our Management Agreement, our Manager retains, for and on our behalf and at our expense, the services of certain other persons and firms as our Manager deems necessary or advisable in connection with managing our operations. Certain of these providers include affiliates of Blackstone and its portfolio companies. As a result, we cannot provide any assurances regarding the amount of time our Manager or its affiliates will dedicate to the management of our business and our Manager may have conflicts in allocating its time, resources and services among our business and any Other Blackstone Accounts our Manager (or its personnel) may manage and expenses allocable to us may increase where third parties are retained to provide services to us. Each of our officers is also an employee of our Manager or another Blackstone affiliate, who has now or may be expected to have significant responsibilities for Other Blackstone Accounts our Manager (or its personnel) may manage. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. Our Manager and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

Termination of our Management Agreement would be costly.

Termination of our Management Agreement may be difficult and costly. The Affiliate Transaction Committee (which will be composed of independent directors) will review our Manager’s performance on a periodic basis (and no less frequently than annually), including in connection with each prospective renewal of the Management Agreement. No later than 180 days prior to the expiration of the initial term or any subsequent renewal term of the Management Agreement, upon the affirmative vote of at least two-thirds of our independent directors that our Manager’s long-term performance has been materially detrimental to us and our subsidiaries, taken as a whole, we may, by providing written notice to our Manager, elect not to renew and thereby terminate the Management Agreement effective on the last day of the applicable term. Under these circumstances, we will be required to pay our Manager the termination fee, which is equal to three times the sum of the average annual Management Fee and the average annual Incentive Fee earned during the 24-month period ending on the last day of the calendar quarter prior to the calendar quarter in which the termination becomes effective. Such requirement increases the cost to us of terminating the Management Agreement and adversely affects our ability to terminate our Manager.

Our Manager will maintain primarily a contractual relationship with us. Our Manager’s liability will be limited under our Management Agreement, and we have agreed to indemnify our Manager against certain liabilities.

Pursuant to our Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager is a registered investment adviser with the SEC that will maintain primarily a contractual relationship with us with its duties as set forth in and modified by our Management Agreement. Under the terms of the Management Agreement, our Manager and its affiliates and their respective directors, officers, employees and stockholders are not liable to us, our directors, our stockholders or any subsidiary of ours, or their directors, officers, employees or stockholders for any acts or omissions performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. We have agreed to indemnify our Manager and its affiliates and their respective directors, officers, employees and stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed or not performed in good faith in accordance with and pursuant to the Management Agreement. As a result, we could experience poor performance or losses for which our Manager would not be liable.

The historical returns attributable to funds managed by our Manager or its affiliates should not be considered indicative of our future results or of any returns expected on an investment in shares of our common stock. Our investors are not acquiring an interest in any such funds.

We have presented in this prospectus under the section entitled “Our Manager and the Management Agreement—Historical Performance of Certain Real Estate Funds Managed by Blackstone” information relating to the historical performance of Other Blackstone Accounts. Certain of these vehicles have different investment focuses and targeted asset classes than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such vehicles. In reviewing the historical performance of the vehicles advised by our Manager or its affiliates, you should consider that certain of these vehicles are not subject to the income, asset and other limitations imposed by the REIT provisions of the Code. Moreover, we and the other vehicles advised by our Manager or its affiliates are different in several respects, including:

•	asset or instrument types targeted may differ;

•	our use of leverage and hedging strategies may differ;

•	our fee structures differ;

•	we may not acquire or sell assets at similar times; and

•	the other vehicles advised by our Manager or its affiliates have operated under market conditions that may differ materially from market conditions that will exist at the time we make investments.

Additionally, the past performance of Other Blackstone Accounts is not a guarantee or prediction of the returns that such vehicle, let alone we, may achieve in the future. Accordingly, the historical returns of Other Blackstone Accounts will not be indicative of the performance of our investments, and we can offer no assurance that our Manager will replicate the historical performance of our Manager’s or its affiliates’ investment professionals in their previous endeavors. In addition, our investors are not acquiring an interest in any of Blackstone’s private equity funds or other Blackstone investment vehicles in this offering.

There may be trademark risk, as we do not own the Blackstone name.

We do not own the Blackstone name, but we are permitted to use it as part of our corporate name pursuant to the Management Agreement. Use of the name by other parties or the termination of the Management Agreement may harm our business.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest, or conflicting loyalties, arising out of our relationship with Blackstone and these conflicts may not be identified or resolved in a manner favorable to us.

Blackstone has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Blackstone, our Manager, Other Blackstone Accounts, Portfolio Entities and the affiliates, partners, members, shareholders, officers, directors, family members and employees of the foregoing, some of which are described in this prospectus. However, not all potential, apparent and actual conflicts of interest are included in this prospectus, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that our Manager determines in its good faith judgment constitutes an actual and material conflict of interest, our Manager will take such actions as our Manager determines in good faith may be necessary or appropriate to mitigate the conflict in a fair and reasonable manner in accordance with Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally. Certain transactions between us and Blackstone, Other Blackstone Accounts, controlled Portfolio Entities or their respective affiliates will require the approval of our independent directors. There can be no assurance that conflicts of interest will be identified or resolved in a manner that is favorable to us.

Our Manager’s fee structure may not create proper incentives or may induce our Manager and its affiliates to cause us to make investments, including speculative investments, which may increase the risk of our investment portfolio.

The Operating Partnership will pay our Manager the Management Fee regardless of the performance of our portfolio. Our Manager’s entitlement to the Management Fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the Management Fee will be based on our Market Capitalization, our Manager will be incentivized to advance strategies that increase on our Market Capitalization, and there may be circumstances where increasing our Market Capitalization will not optimize the returns for our stockholders, including if such strategies make it more difficult for us to efficiently deploy new capital. Moreover, the Operating Partnership may be required to pay our Manager the Management Fee in a particular period despite a net loss or a decline in the value of our portfolio during that period.

Our Manager will also earn the Incentive Fee each quarter with respect to which (i) Total Shareholder Return is 8.0% or higher for the applicable Reference Period and (ii) the Daily VWAP of our common stock for the 90-day period prior to the last trading day of such calendar quarter exceeds the initial public offering price, which may create incentives for our Manager to take actions that increase our stock price or prioritize short-term stock performance over long-term value creation.

In addition, we will be required to reimburse our Manager or its affiliates for documented costs and expenses incurred by it and its affiliates on our behalf, except our Manager will be responsible for expenses specifically required to be borne by it under our Management Agreement. Accordingly, to the extent that our Manager retains other parties to provide services to us, expenses allocable to us will increase. If our interests and those of our Manager are not aligned, the execution of our business may not be successful and our results of operations could be adversely affected.

Blackstone personnel work on other projects and conflicts will arise in the allocation of personnel between us and other projects.

Our Manager and its affiliates will devote such time and attention to us as they determine to be necessary to conduct our business affairs in an appropriate manner. However, Blackstone personnel, including members of the BXDC Investment Committee, will work on other projects, serve on other committees (including boards of directors) and source potential investments for and otherwise assist the investment programs of Other Blackstone Accounts and their Portfolio Entities, including other investment programs to be developed in the future. Certain non-investment professionals are not dedicated solely to our Manager but rather perform functions that benefit us as well as Other Blackstone Accounts, our Manager and/or Blackstone, which is expected to detract from the time and attention such persons devote to our Manager. Even some key personnel of our Manager who will devote substantially all of their time and attention to us do not devote their time and attention solely to us. Time spent on these other initiatives diverts attention from our activities, which could negatively impact us. Furthermore, Blackstone and Blackstone personnel derive financial benefit from these other activities, including fees and performance-based compensation. Blackstone personnel outside of Blackstone Real Estate will share in fees and performance-based compensation we pay to our Manager; similarly, Blackstone Real Estate personnel share in the fees and performance-based compensation generated by Other Blackstone Accounts. These and other factors create conflicts of interest in the allocation of time and attention by Blackstone personnel. Our Manager’s determination of the amount of time and attention necessary to conduct our activities will be conclusive, and we rely on our Manager’s judgment in this regard.

In addition, certain professionals employed by Blackstone or an affiliate are expected to participate in a Blackstone-sponsored program whereby any such professional would receive compensation from another business unit of Blackstone in connection with such professional’s successful referral of a transaction to such other business unit of Blackstone or by virtue of other arrangements with Blackstone. Such compensation may include performance-based compensation generated by a vehicle managed by such other business unit of Blackstone (or potentially even in a third-party fund manager). The amount of any performance-based compensation or other compensation received in connection with any such program could ultimately be material and, regardless, could involve a variety of conflicts of interest relating to such professional’s responsibilities with respect to us and our Portfolio Entities, the financial incentives they would have to refer transactions to other Blackstone business units, and the resulting financial interests they could have in Other Blackstone Accounts (including those that could invest in the same Portfolio Entities as us or could transact with us as a result of their participation in the aforementioned program).

Blackstone is subject to a number of conflicts of interest, regulatory oversight and legal and contractual restrictions due to its multiple business lines, which may reduce the benefits that Blackstone could otherwise expect to utilize for our Manager for purposes of identifying and managing our investments.

Blackstone has multiple business lines, including BXCM, which Blackstone, Other Blackstone Accounts and their Portfolio Entities and third parties will, in certain circumstances, engage for debt and equity financings and to provide other investment banking, brokerage, investment advisory or other services. BXCM is an underwriter in this offering. See “Underwriting.” As a result of these activities, Blackstone is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than if it had one line of business. For example, Blackstone may come into possession of information that limits our ability to engage in potential transactions. Similarly, other Blackstone businesses and their personnel may be prohibited by law or contract from sharing information with our Manager or its affiliates that would be relevant to monitoring our investments and other activities. Additionally, Blackstone or Other Blackstone Accounts can be expected to enter into covenants that restrict, condition or otherwise limit our ability to make investments in, or otherwise engage in, certain businesses or activities. For example, Other Blackstone Accounts have granted and may in the future grant exclusivity to a joint venture partner that limits us and Other Blackstone Accounts from owning assets within a certain distance of any of the joint venture’s assets, or Blackstone or an Other Blackstone Account have entered and may in the future enter into non-compete agreements in connection with a sale or other transaction. These types of restrictions may negatively impact our ability to implement our investment strategy. Finally, Blackstone personnel who are members of the investment team or BXDC Investment Committee may be excluded from participating in certain investment decisions due to conflicts involving other businesses or for other reasons, including other business activities, in which case we will not benefit from their experience. Our stockholders will not receive a benefit from any fees earned by Blackstone or its personnel from these other businesses.

Blackstone and its affiliates, including our Manager, have implemented policies and procedures to address conflicts that arise as a result of their various activities, as well as regulatory and other legal considerations. Because Blackstone has many different asset management and advisory businesses, including private equity, growth equity, a credit business, an infrastructure business, a hedge fund business, a capital markets group, a life sciences business and a real estate advisory business, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than it would otherwise be subject to if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses and to protect against the inappropriate sharing and/or use of information between Blackstone Real Estate and the other business units at Blackstone, Blackstone has implemented certain policies and procedures (e.g., Blackstone’s information wall policy) regarding the sharing of information which have the potential to reduce the positive synergies and collaborations that our Manager could otherwise expect to utilize for purposes of identifying, pursuing and managing attractive investments. For example, Blackstone will from time to time come into possession of material nonpublic information with respect to companies in which Other Blackstone Accounts may be considering making an investment or companies that are Other Blackstone Accounts. As a consequence, that information, which could be of benefit to us, might become restricted to those other respective businesses and otherwise be unavailable to us. However, certain business units will have access to form documents used by other business units; for example, when providing “seller financing” in connection with a sale, we may utilize form debt or credit agreements utilized or created by Other Blackstone Accounts with a strategy that focuses on debt investments and vice versa. There can be no assurance, however, that any such policies and/or procedures will be effective in accomplishing their stated purpose and/or that they will not otherwise adversely affect our ability to effectively achieve our investment objectives by unduly limiting our investment flexibility and/or the flow of otherwise appropriate information between our Manager and other business units at Blackstone. For example, in some instances, personnel of Blackstone would be unable to assist with our activities as a result of these walls. There can be no assurance that additional restrictions will not be imposed that would further limit the ability of Blackstone to share information internally. In addition, due to these restrictions, in some instances, we may not be able to initiate a transaction that we otherwise might have initiated and may not be able to purchase or sell an investment that we otherwise might have purchased or sold, which could negatively affect our operations.

In addition, to the extent that Blackstone is in possession of material nonpublic information or is otherwise restricted from trading in certain securities, we and our Manager may also be deemed to be in possession of such information or be otherwise restricted. Additionally, the terms of confidentiality or other agreements with or related to companies in which any Other Blackstone Account has made or has considered making an investment or which is otherwise a client of Blackstone or an Other Blackstone Account or their affiliates, will from time to time restrict or otherwise limit the ability of Blackstone and its affiliates, including our Manager, and us to make investments in or otherwise engage in businesses or activities competitive with such companies. Blackstone reserves the right to enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for us, may require us to share such opportunities or otherwise limit the amount of an opportunity we can otherwise take.

Blackstone is under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. Blackstone and its employees have long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on our behalf, our Manager and its affiliates will consider such relationships when evaluating an investment opportunity (including any incentives or disincentives as part of such relationships), and such relationships can be expected to influence our Manager’s decision to make or not make particular investments on our behalf (e.g., investments in a competitor of a client or any other person with whom Blackstone has a relationship). We may be forced to sell or hold existing investments as a result of investment banking relationships or other relationships that Blackstone and its affiliates may have or transactions or investments that Blackstone may make or has made. Therefore, there can be no assurance that all potentially suitable investment opportunities that come to the attention of Blackstone will be made available to us. See “—Certain Other Blackstone Accounts have similar or overlapping investment objectives and strategies, and as a result we will not be allocated certain opportunities and may be allocated opportunities with lower relative returns” below. We may also co-invest with Other Blackstone Accounts or other persons with whom Blackstone has a relationship in particular investment opportunities, and other aspects of these Blackstone relationships could influence the decisions made by our Manager and its affiliates with respect to our investments and otherwise result in a conflict.

Also, Blackstone will represent creditors or debtors in proceedings under Chapter 11 of the U.S. Bankruptcy Code or prior to such proceedings and will serve as advisor to creditor and equity committees. This involvement, for which Blackstone will from time to time be compensated, could limit or preclude the flexibility that we would otherwise have to buy or sell certain real estate-related assets, and may require that we dispose of an investment at an inopportune time.

Blackstone, its affiliates and their related parties and personnel participate in underwriting and lending syndicates and otherwise act as arrangers or sources of financing, including with respect to the public offering and private placement of debt (including through securitizations) or equity securities issued by, and loan proceeds borrowed by, us, our subsidiaries or Portfolio Entities or advise on such transactions. Underwritings and financings can be on a firm commitment basis or on an uncommitted, or “best efforts,” basis, and the underwriting or financing parties are under no duty to provide any commitment unless specifically set forth in the relevant contract. Blackstone can also be expected to provide, either alone or alongside third parties performing similar services, placement, financial advisory or other similar services to purchasers or sellers of securities (including in connection with primary offerings, secondary transactions and/or transactions involving special purpose acquisition companies), including loans or instruments issued by its Portfolio Entities. Blackstone’s compensation for such services is expected to be paid by the applicable seller (including us and our Portfolio Entities), one or more underwriters or financing parties (including amounts paid by an issuer and reimbursed by one or more underwriters) and/or other transaction parties. A Blackstone broker-dealer will from time to time act as the managing underwriter, a member of the underwriting syndicate or broker for us or our subsidiaries, or as dealer, broker or advisor to a counterparty to us or our subsidiaries, and purchase securities from or sell securities to us, our subsidiaries, Other Blackstone Accounts or their Portfolio Entities, or advise on such transactions. Blackstone will also from time to time, on our behalf or on behalf of other parties to a transaction involving us, effect transactions, including transactions in the secondary markets, subject to applicable law that result in commissions or other compensation paid to Blackstone by us or the counterparty to the transaction, thereby creating a potential conflict of interest. This could include, by way of example, fees and/or commissions for equity syndications to co-investment vehicles. Subject to applicable law, Blackstone will from time to time receive underwriting fees, discounts, placement commissions, loan modification or restructuring fees, servicing fees, capital markets fees, advisory fees, lending arrangement fees, asset/property management fees, insurance fees (including title insurance fees), incentive fees, consulting fees, monitoring fees, commitment fees, syndication fees, origination fees, organizational fees, operational fees, loan servicing fees, and financing and divestment fees (or, in each case, rebates in lieu of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Blackstone, an Other Blackstone Account or their Portfolio Entities are purchasing debt) or other compensation with respect to the foregoing activities, which are not required to be shared with us or our stockholders and will not reduce the Management Fee.

Sales of securities for our account may from time to time be bunched or aggregated with orders for other accounts of Blackstone including Other Blackstone Accounts. It could be impossible, as determined by our Manager and its affiliates in their sole discretion, to receive the same price or execution on the entire volume of securities sold, and the various prices will, in certain circumstances, therefore be averaged which may be disadvantageous to us. When Blackstone serves as underwriter with respect to securities held by us or any of our subsidiaries, we could be subject to a “lock-up” period following the offering under applicable regulations during which time we would be unable to sell any securities subject to the “lock-up”. This may prejudice our ability to dispose of such securities at an opportune time. These conflicts related to securities and lending activities will not necessarily be resolved in our favor. Our stockholders will not receive any benefit from any such investments.

On October 1, 2015, Blackstone spun off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill Group fund placement businesses and combined these businesses with PJT Partners Inc. (“PJT”), an independent financial advisory firm. While PJT operates independently from Blackstone and is not an affiliate thereof, there continues to be overlapping ownership between Blackstone and PJT. Therefore, conflicts of interest can be expected to arise in connection with transactions between or involving an Other Blackstone Account and its Portfolio Entities, on the one hand, and PJT, on the other. The pre-existing relationship between Blackstone and its former personnel at PJT, the overlapping ownership and co-investment and other continuing arrangements between PJT and Blackstone can be expected to influence our Manager to select or recommend PJT to perform services for an Other Blackstone Account or its Portfolio Entities, the cost of which will generally be borne directly or indirectly by such Other Blackstone Account and its investors. In addition, certain investment vehicles controlled by Blackstone have been established to facilitate participation in Blackstone’s side-by-side investment program by employees and/or partners of PJT.

See also “—Our Manager may face conflicts of interest in choosing our service providers and certain service providers may provide services to our Manager or Blackstone on more favorable terms than those payable by us” and “Our Manager may face conflicts of interest related to third-party service providers and outsourcing, and we may bear additional fees and expenses as a result” below.

Blackstone receives, generates and/or obtains various kinds of data and information from us, Other Blackstone Accounts, their respective Portfolio Entities and, subject to Blackstone’s privacy notice and applicable law, our investors and investors in Other Blackstone Accounts, as well as related parties, service providers and other sources in connection with our or any Other Blackstone Accounts’ activities, including, but not limited to, data and information relating to or created in connection with investment due diligence, business operations, financial results, trends, budgets, plans, suppliers, customers, employees, contractors, sustainability, energy usage, carbon emissions and related metrics, financial information, commercial and transactional information, customer and user data, employee and contractor data, supplier and cost data, and other related data and information (which could include, for the avoidance of doubt, any such data or information relating to or created in connection with, prospective investments that were not ultimately consummated), some of which is sometimes referred to as alternative data or “big data.”

Subject to applicable legal, regulatory, and contractual requirements, Blackstone can be expected to be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes or identify specific investment, trading, business or exit opportunities, as a result of its access to (and rights regarding, including, but not limited to, the use of, ownership of, monetization of, development of software or code from, distribution, and derived works rights over) this data and information from us, Other Blackstone Accounts, their Portfolio Entities, and investors in Other Blackstone Accounts, as well as related parties, service providers and other sources in connection with our or any Other Blackstone Accounts’ activities. Blackstone has entered and will continue to enter into information sharing and use, measurement, and other arrangements with us, Other

Blackstone Accounts, their Portfolio Entities and investors in Other Blackstone Accounts, as well as with related parties and service providers and other sources in connection with our or any Other Blackstone Accounts’ activities, which will give Blackstone access to (and rights regarding, including, but not limited to, use of, ownership of, monetization of, development of software or code from, distribution, and derived works rights over) data that it would not otherwise obtain in the ordinary course. Further, this alternative data is expected to be aggregated across us, Other Blackstone Accounts and their respective Portfolio Entities. Such sharing or use of this data and information by Blackstone, including pursuant to the arrangements described above, could be expected to involve conflicts of interest between us and/or between us and Blackstone or one or more Other Blackstone Accounts. Although Blackstone believes that these activities improve Blackstone’s investment management and other business activities on behalf of us and Other Blackstone Accounts, information obtained from us, our Portfolio Entities and our investors, as well as related parties, service providers and other sources in connection with our and our Portfolio Entities’ activities, also provides material benefits to Blackstone, its personnel or affiliates, other clients, Other Blackstone Accounts or their respective Portfolio Entities, as well as related parties, service providers and other parties in connection with Blackstone’s, Other Blackstone Accounts’ and their respective Portfolio Entities’ activities. For example, information obtained from a Portfolio Entity owned by us can be expected to enable Blackstone to make more well-informed investment acquisition and disposition decisions (both on its own behalf or on behalf of us or Other Blackstone Accounts), make other business decisions (including those not directly related to our activities) on a more well-informed basis, further advance its artificial intelligence systems and capabilities, better understand a particular industry, enhance Blackstone’s ability to provide advice or direction on strategy or operations to, or inform business decisions being made by, the management team of one or more Portfolio Entities owned by us or Other Blackstone Accounts and execute trading and investment strategies in reliance on that better understanding of an industry or advanced AI systems and capabilities, for Blackstone, us and Other Blackstone Accounts that do not own an interest in such Portfolio Entity. In addition, Blackstone can be expected to input data and other information, including data and information relating to and developed by Portfolio Entities, into data systems or platforms maintained or utilized by Blackstone, and can use and analyze such data and information, including through applications, platforms, or systems in which such data is incorporated and the development, and, in certain circumstances, monetization of software and code derived from such applications, platforms, or systems. Blackstone is expected to serve as the repository for data and information described in this paragraph, including with ownership, use, monetization, development and distribution rights therein.

The benefits that Blackstone, any of its personnel or affiliates, we, Other Blackstone Accounts or their respective Portfolio Entities (or any related parties or service providers of the foregoing) receive from such sharing or use of data or information (including, for the avoidance of doubt, any of the specific benefits discussed above) will not be subject to management fee offset or otherwise shared with us, our Portfolio Entities or our investors, and no compensation will typically be provided to such parties in exchange for such benefits. In addition, we and our Portfolio Entities could incur incremental expenses in collecting and organizing data and information requested or required to be furnished to Blackstone and in connection with the aforementioned arrangements (e.g., legal expenses associated with negotiating such arrangements), which expenses are indirectly borne by us, with no share of such expenses being borne by Other Blackstone Accounts that benefit from such data and information.

Circumstances will arise where Blackstone is determining whether to cause us to pursue, continue holding or realize an investment in a Portfolio Entity, or to direct or encourage a Portfolio Entity to merge with, make a strategic acquisition of, or enter into another type of business arrangement with, another company, and where such Portfolio Entity or other company (as applicable) is expected to generate or provide data and information that could be used or shared in a manner that benefits Blackstone, us, Other Blackstone Accounts and/or their respective Portfolio Entities. Blackstone faces a conflict of interest in making such determinations.

Moreover, there can be no assurance that the degree to which we benefit from an information sharing arrangement will be proportionate to the value or import of the data and information received from or generated by us or our Portfolio Entities or to the relative share of expenses associated with such arrangement being borne by us (either directly or indirectly through its Portfolio Entities). Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information or otherwise limit the scope and purpose of its use or distribution, and regulatory limitations on the use of material non-public information, Blackstone is generally free to use and distribute data and information from us and our Portfolio Entities’ activities to assist in the pursuit of Blackstone’s various other activities, including, but not limited to, trading activities or other uses for the benefit of Blackstone or an Other Blackstone Account. Any confidentiality obligations in our charter, our bylaws and the Management Agreement do not limit Blackstone’s ability to do so. For example, Blackstone’s ability to trade in securities of an issuer relating to a specific industry would be expected to, subject to applicable law, be enhanced by information of a Portfolio Entity in the same or related industry. Such trading or other business activities are expected to provide a material benefit to Blackstone without compensation or other benefit to us or our stockholders.

Other present and future activities of Blackstone and its affiliates (including our Manager) will from time to time give rise to additional conflicts of interest relating to us and our investment activities. In the event that any such conflicts of interest arise, we will attempt to resolve such conflicts in a fair and equitable manner. Investors should be aware that conflicts will not necessarily be resolved in favor of our interests.

Blackstone engages various advisors and operating partners who may co-invest alongside us, and there can be no assurance that such advisors and operating partners will continue to serve in such roles.

Blackstone, its affiliates and their personnel and related parties engage and retain strategic advisors, consultants, senior advisors, operating advisors, executive advisors, industry experts, investment banks, financial intermediaries, service providers, joint venture and other partners and professionals, and market participants, any of whom might be current or former executives or other personnel of our Manager, its affiliates, Portfolio Entities or Other Blackstone Accounts (collectively, “Consultants”), to provide a variety of services. Similarly, we, Other Blackstone Accounts and Portfolio Entities retain and pay compensation to Consultants to provide services, or to undertake a new business line or a build-up strategy to originate, acquire and develop assets and businesses in a particular sector or involving a particular strategy, including as an investment in a “platform company.” Any amounts paid by us or a Portfolio Entity to Consultants in connection with the above services, including performance-based compensation (e.g., promote), retainers, cash fees, profits, or equity interests in a Portfolio Entity, discretionary bonus awards, and expense reimbursements, will be treated as our expenses or expenses of the Portfolio Entity, as the case may be, and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by our Manager, be chargeable to our Manager or deemed paid to or received by our Manager, or offset or reduce the Management Fee. Amounts charged by Consultants will not necessarily be confirmed as being comparable to market rates for such services. In certain cases, Consultants will receive intangible and other benefits resulting from their activities on behalf of us, including, potentially, access to privileged information regarding our Portfolio Entities and possible future deal origination, to the extent applicable, with us or Other Blackstone Accounts. For example, in the same way that executives from Portfolio Entities of Other Blackstone Accounts could provide insight and/or deal origination for our benefit, the executives of our Portfolio Entities could benefit Consultants and/or Other Blackstone Accounts. Consultants can be expected to attend events and meetings sponsored by our Portfolio Entities and/or Other Blackstone Accounts. Also, Consultants may co-invest alongside us in investments, participate in long-term incentive plans of a Portfolio Entity, and invest directly in us or in vehicles controlled by us with reduced or waived management fees and performance allocations, including after the termination of their engagement by or other status with Blackstone, and such co-investment participation, which generally will result in us being allocated a smaller share of an investment, may or may not be considered part of Blackstone’s side-by-side co-investment rights, as determined by our Manager in its sole discretion. Consultants’ benefits described in this paragraph may continue after termination of status as a Consultant.

The time, dedication, nature of the relationship and scope of work of a Consultant varies considerably. In some cases, a Consultant advises Blackstone on transactions, provides our Manager with industry-specific insights and feedback on investment themes, assists in transaction due diligence, and makes introductions to, and provides reference checks on, management teams. In other cases, Consultants take on more extensive roles, including serving as executives or directors on the boards of Portfolio Entities and contributing to the identification and origination of new investment opportunities. We may rely on these Consultants to recommend our Manager and us as a preferred investment partner and carry out our investment program, but there is no assurance that any Consultant will continue to be involved with us for any length of time. We, Blackstone, and/or Portfolio Entities can be expected to have formal or informal arrangements with Consultants that may or may not have termination options and may include compensation, no compensation, or deferred compensation until occurrence of a future event, such as commencement of a formal engagement. Moreover, in negotiating and structuring transactions with Consultants or counterparties (such as investment banks, financial intermediaries and other service providers) of us or our Portfolio Entities, our Manager will generally not seek to maximize terms as if such transaction was taking place in isolation—it will be free to consider relationship, reputational and market considerations, which can in some circumstances result in a cost to us (or otherwise make the terms of the transaction less favorable to us). In certain cases, Consultants have attributes of Blackstone “employees” (e.g., they can be expected to have dedicated offices at Blackstone, receive administrative support from Blackstone personnel, participate in general meetings and events for Blackstone personnel or work on Blackstone matters as their primary or sole business activity, have Blackstone-related e-mail addresses or business cards and participate in certain benefit arrangements typically reserved for Blackstone employees), even though they are not Blackstone employees, affiliates or personnel for purposes of the Management Agreement, and their salary and related expenses are paid by us or by Portfolio Entities without any reduction or offset to the Management Fee. Some Consultants work only for us and/or Portfolio Entities, while other Consultants may have other clients. In particular, in some cases, Consultants, including those with a “Senior Advisor” title, will be engaged with the responsibility to source and recommend transactions to our Manager potentially on a full-time and/or exclusive basis and, notwithstanding any overlap with the responsibilities of our Manager under the Management Agreement, the compensation to such Consultants could be borne fully by us (with no reduction or offset to the Management Fee). If such Senior Advisors generate investment opportunities on our behalf, such members may receive special additional fees or allocations comparable to those received by a third party in an arm’s length transaction. Consultants could have conflicts of interest between their work for us and Portfolio Entities, on the one hand, and themselves or other clients, on the other hand, and our Manager is limited in its ability to monitor and mitigate these conflicts. Additionally, Consultants could provide services on behalf of both us and Other Blackstone Accounts, and any work performed by Consultants retained on our behalf could benefit such Other Blackstone Accounts (and alternatively, work performed by Consultants on behalf of Other Blackstone Accounts could benefit us), and Blackstone shall have no obligation to allocate any portion of the costs to be borne by us in respect of such Consultant to such Other Blackstone Accounts.

In addition, we will, in certain circumstances, enter into an arrangement from time to time with one or more individuals (who may be former personnel of Blackstone or current or former personnel of Portfolio Entities of ours or of Other Blackstone Accounts, may have experience or capability in sourcing or managing investments, and may form a management team) to undertake a new business line or a build-up strategy to acquire and develop assets and businesses in a particular sector or involving a particular strategy, including as an investment in a platform company. The services provided by such individuals or relevant Portfolio Entity, as the case may be, could include: origination or sourcing, due diligence, evaluation, negotiation, servicing, development, management (including turnaround) and disposition. The individuals or relevant Portfolio Entity could be compensated with a salary and equity incentive plan, including a portion of profits derived from us or a Portfolio Entity or asset of ours (which may take the form of a management fee and/or profits allocation (whether paid directly to such individuals or to an affiliate entity controlled by such individuals)), or other long term incentive plans. Compensation could also be based on assets under management, or an economic mechanism similar to a waterfall for performance-based compensation and/or other similar metrics. The professionals at such platform company, which in certain circumstances can be expected to include former employees of or current or former senior advisors or consultants to Blackstone, our Manager, its affiliates and/or Portfolio Entities of Other Blackstone Accounts, can be expected to undertake analysis and evaluation of potential investment and acquisition opportunities for such platform company. Although our Manager is generally responsible for certain overhead expenses and investment analysis associated with sourcing and managing investments, as well as compensation costs of our Manager’s investment professionals, we would, in such circumstances, invest capital to fund some or all of the costs of such platform companies, including costs related to overhead (including rent, utilities, benefits, salary or retainers for the individuals and/or their affiliated entities) and the sourcing, diligence and analysis of investments, as well as the compensation for the individuals and entity undertaking the build-up strategy. The activities performed by investment professionals at platform companies will in certain cases be similar to the investment management activities performed by our Manager’s investment professionals in respect of us. In such cases, we will both indirectly bear the compensation expenses for the platform companies’ investment professionals and directly bear the management fees in respect of capital invested by us in such platform companies. Our Manager could have an incentive to cause us to invest in platform companies in circumstances where such investments have the effect of reducing (or avoiding a need to increase) the number of investment professionals that our Manager needs for us. Such expenses could be borne directly by us (or broken deal expenses, if applicable) or indirectly through expenditures by a Portfolio Entity. None of the fees, costs or expenses described above will reduce or offset the Management Fee.

In addition, our Manager could engage third parties as Consultants (or another similar capacity) in order to advise it with respect to existing investments, specific investment opportunities, and economic and industry trends. Such Consultants could receive reimbursement of reasonable related expenses by Portfolio Entities or us and could have the opportunity to invest in a portion of the assets available to us for investment which could be taken by our Manager and its affiliates. If such Consultants generate investment opportunities on our behalf, such Consultants could receive special additional fees or allocations comparable to those received by a third party in an arm’s length transaction and such additional fees or allocations would be borne fully by us and/or Portfolio Entities (with no reduction or offset to management fees) and not our Manager.

We may enter into transactions to source, sell and/or purchase assets with our Manager and its affiliates, and such transactions may create conflicts of interest.

We may directly or indirectly source, sell and/or purchase all or a portion of an asset or investment to or from Blackstone, an Other Blackstone Account, a controlled Portfolio Entity, or any of their respective affiliates. Any transaction that involves the sale of any investment to, or the acquisition of any investment from, Blackstone, any Other Blackstone Account, any controlled Portfolio Entity, or any of their respective affiliates, as determined by our Manager in its good faith discretion, must be approved by a majority of our independent directors as being on terms and conditions no less favorable to us than could be obtained from unaffiliated third parties. Additionally, our Manager may present other matters to our independent directors for review and approval, including with respect to matters required by Section 206(3) of the Advisers Act and certain other situations involving actual and material conflicts of interest, in each case as determined by our Manager in its good faith discretion.

In addition, if any matter arises that our Manager determines in its good faith judgment constitutes an actual and material conflict of interest, our Manager will take such actions as our Manager determines in good faith may be necessary or appropriate to mitigate the conflict in a fair and reasonable manner in accordance with Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally.

These transactions involve conflicts of interest because Blackstone and its affiliates may receive fees and other benefits, directly or indirectly, from the transaction and may have interests in both parties.

Certain Other Blackstone Accounts have similar or overlapping investment objectives and strategies, and as a result we will not be allocated certain opportunities and may be allocated opportunities with lower relative returns.

Blackstone invests its own capital and third-party capital on behalf of Other Blackstone Accounts in a wide variety of investment opportunities on a global basis. Not every opportunity suitable for us will be allocated to us in whole or in part. First, certain exceptions exist that allow specified types of investment opportunities that fall within our investment objectives or strategy to be allocated in whole or in part to Blackstone itself or Other

Blackstone Accounts, such as strategic investments made by Blackstone itself (whether in financial institutions or otherwise) and investments by Other Blackstone Accounts that have investment objectives or guidelines similar to or overlapping, in whole or in part, with ours, to some extent, or pursue similar returns as us but have a different investment strategy or objective. Therefore, there are expected to be circumstances where investments that are consistent with our investment objectives are required or permitted to be offered to, shared with or made by one or more Other Blackstone Accounts (and so, offered to, shared with or made thereby). It is expected that some activities of Blackstone, Other Blackstone Accounts and Portfolio Entities will compete with us for one or more investment opportunities that are consistent with our investment objectives, and as a result such investment opportunities may only be available on a limited basis, or not at all, to us. Our Manager may have conflicting loyalties in determining whether an investment opportunity should be allocated to us or an Other Blackstone Account. Blackstone has adopted prevailing policies and procedures, which it can be expected to update from time to time, regarding allocation of investment opportunities.

With respect to Other Blackstone Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, Blackstone (and the particular investment professionals overseeing allocation with respect to us and such Other Blackstone Accounts) generally determines the relative allocation of investment opportunities among us and one or more Other Blackstone Accounts on a fair and reasonable basis in their sole discretion. However, the application of those guidelines and factors may result in our not participating, or not participating to the same extent, in investment opportunities in which we would have otherwise participated, or participated to a greater extent, had the related allocations been determined without regard to such guidelines. Blackstone could also determine not to pursue opportunities, or, alternatively, could later determine an opportunity is appropriate for us after initially reviewing such opportunity for or on behalf of another Other Blackstone Account. Among the factors that Blackstone (and the particular investment professionals overseeing allocations with respect to us and Other Blackstone Accounts) considers in making investment allocations among us and Other Blackstone Accounts are the following: (i) any applicable investment objectives, focus, parameters, guidelines, investor preferences, limitations and other contractual provisions and terms relating to us and such Other Blackstone Accounts, (ii) our available capital and the available capital such Other Blackstone Accounts, as determined by Blackstone in good faith (which may take into account relative portfolio composition, anticipated co-investment and other considerations in addition to buying power), (iii) legal, tax, accounting, regulatory and other considerations, (iv) primary and permitted investment strategies focuses, guidelines, liquidity positions and requirements, and objectives of us and the Other Blackstone Accounts, including, without limitation, with respect to Other Blackstone Accounts that expect to invest in or alongside other funds or across asset classes based on expected return, (v) sourcing of the investment (including by a particular Blackstone business unit), (vi) the sector and geography/location of the investment, (vii) the specific nature (including size, type, amount, liquidity, holding period, anticipated maturity and minimum investment criteria) of the investment, (viii) expected investment return, (ix) risk/return profile of the investment, (x) expected leverage on the investment, (xi) expected cash characteristics (such as cash-on-cash yield, distribution rates or volatility of cash flows), (xii) capital expenditure required as part of the investment, (xiii) portfolio diversification concerns (including, but not limited to, (A) allocations necessary for us or Other Blackstone Accounts to maintain a particular concentration in a certain type of investment (e.g., if an Other Blackstone Account follows a liquid strategy pursuant to which it sells a type of investment more or less frequently than us and we or such Other Blackstone Account needs a non pro rata additional allocation to maintain a particular concentration in that type of investment) and (B) whether a particular fund already has its desired exposure to the investment, sector, industry, geographic region or markets in question), (xiv) relation to existing investments in a fund, if applicable (e.g., “follow on” to existing investment, joint venture or other partner to existing investment, or same security as existing investment), (xv) maintaining structuring and financing flexibility for shared investments (which can result in sharing an investment opportunity equally to the extent each party has sufficient available capital to do so), (xvi) avoiding allocation that could result in de minimis or odd lot investments, (xvii) timing expected to be necessary to execute an investment, (xviii) legal, tax, accounting, regulatory and other considerations deemed relevant by our Manager and its affiliates (including, without limitation, our qualification as a REIT and our exclusion from regulation under the Investment Company Act) and (xix) other considerations deemed relevant by Blackstone in good faith.

Certain Other Blackstone Accounts also invest in data center investments with investment objectives or guidelines that overlap with ours but do not have priority over us. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and such Other Blackstone Accounts, such investment will be allocated in accordance with Blackstone’s prevailing policies and procedures described above.

Furthermore, certain of the Other Blackstone Accounts that invest in “opportunistic” real estate and real estate-related assets globally (which often are undermanaged assets with higher potential for equity appreciation) have priority over us with respect to such investment opportunities, and select investments (e.g., certain private real estate loans and non-U.S. investments) will be first offered to certain Other Blackstone Accounts (which we generally expect to have investment strategies distinct from ours but can overlap to some extent). Other Blackstone Accounts having priority over us will result in fewer investment opportunities being made available to us.

Our Manager and its affiliates calculate available capital, weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion, taking into account a variety of considerations, which may include, without limitation, net asset value, any actual or anticipated allocations, expected future fundraising and uses of capital, expected investor and other third-party co-investment allocation (i.e., when additional capital is raised alongside a private fund for a single investment) of Other Blackstone Accounts, applicable investment guidelines, excuse rights and investor preferences, any or all reserves, vehicle sizes and stage of investment operations (e.g., early in a vehicle’s investment operations, the vehicle may receive larger allocations than it otherwise would in connection with launching and ramping up), targeted amounts of securities as determined by our Manager and its affiliates, geographic limitations and actual or anticipated capital needs or other factors determined by our Manager and its affiliates. Preliminary investment allocation decisions will generally be made on or prior to the time we and such Other Blackstone Accounts commit to make the investment (which in many cases is when the purchase agreement (or equivalent) in respect of such investment opportunity is signed), and are expected to be updated from time to time prior to the time of consummation of the investment (including after deposits are made thereon) due to changes in the factors that Blackstone considers in making investment allocations among us and Other Blackstone Accounts, including, for example, due to changes in available capital (including as a result of investor subscriptions or withdrawals, deployment of capital for other investments or a reassessment of reserves), changes in portfolio composition or changes in actual or expected investor or third-party co-investment allocation, in each case between the time of committing to make the investment and the actual funding of the investment. Such adjustments in investment allocations could be material, could result in a reduced or increased allocation being made available to us and there can be no assurance that we will not be adversely affected thereby. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other Blackstone Accounts. The amounts and forms of leverage utilized for investments will also be determined by our Manager and its affiliates in their sole discretion. Blackstone’s determination of available capital in some cases will depend on our stock price and whether Blackstone believes that issuing additional equity to pursue an investment would be accretive to us, which means that we may not participate in some or all future investments based on Blackstone’s determination of market conditions notwithstanding such investments are within our strategy. Any differences or adjustments with respect to the manner in which available capital is determined with respect to us or Other Blackstone Accounts may adversely impact our allocation of particular investment opportunities. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Blackstone is entitled to amend its policies and procedures at any time without prior notice or our consent.

Our Manager makes good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to our Manager, or circumstances not foreseen by our Manager at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that our Manager determines to be consistent with the return objectives of an opportunistic “control-oriented” fund rather than us could fail to achieve our Manager’s expectations and underwriting and generate an actual return that would have been appropriate for us. Conversely, an investment that our Manager expects to be consistent with our return objectives will, in certain circumstances, exceed them. Furthermore, in certain circumstances where we are participating alongside one or more Other Blackstone Accounts in an investment opportunity, our Manager is expected to be required to make initial investment allocation decisions at the time of the signing of the related purchase agreement (or equivalent) and/or funding of the deposit in respect thereof. Our Manager could change the applicable investment allocations as between us and such Other Blackstone Accounts between such signing and funding and the closing of such investment opportunity as it determines appropriate based on a number of factors, including, but not limited to, (i) changes in available capital (taking into account changes in capital commitment subscriptions, redemptions and/or repurchase requests, transfers, deployment of capital, reserves for future investments among other factors) and (ii) prevailing concentration limits in respect of sector, industry, geographic region or markets in question. In such circumstances, our and such Other Blackstone Accounts’ respective obligations related to any deposit and transaction costs (including broken deal fees and expenses) would be expected to change accordingly, provided that any such adjustments, particularly in respect of funded deposits, are expected to occur at the time of the closing of the investment and interest or other additional amounts will not be due or payable in respect of any such adjustments. In addition, our Manager could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to us based on information available to us at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more Other Blackstone Accounts (and vice versa) based on subsequent information received by our Manager in respect of such investment opportunity (e.g., an investment opportunity that our Manager initially determines to be consistent with our return objectives could subsequently be determined to be consistent with the return objectives of an opportunistic “control-oriented” fund). In such circumstances, our Manager could determine to reallocate all or any portion of any such investment opportunity from us to such Other Blackstone Account (or vice versa) (such entity (including us) from which an investment opportunity is being reallocated, a “Reallocating Account”), including in circumstances where such Reallocating Account has entered into an exclusivity arrangement or other binding agreement with one or more third parties. In such cases, if the non-Reallocating Account agrees to pursue the investment, it will reimburse the Reallocating Account for any deferred acquisition costs (including non-refundable or refundable deposits, breakage fees, due diligence costs and other fees and expenses) incurred by the Reallocating Account relating to such investment, which may be so reallocated prior to closing.

Under certain circumstances, our Manager may determine not to pursue some or all of an investment opportunity within our investment objectives and strategies, including, without limitation, as a result of our prior investments, business or other reasons applicable to us, Other Blackstone Accounts, Blackstone or its affiliates.

Under certain circumstances, our Manager may determine not to pursue some or all of an investment opportunity within our investment objectives and strategies, including, without limitation, as a result of business, reputational or other reasons applicable to us, Other Blackstone Accounts, Blackstone or its affiliates. In addition, our Manager and its affiliates may determine that we should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because we have already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by our Manager and its affiliates in their good faith discretion, or the investment is not appropriate for us for other reasons as determined by our Manager and its affiliates in their good faith reasonable sole discretion. In any such case, Blackstone could, thereafter, offer such opportunity to other parties, including Other Blackstone Accounts, Portfolio Entities, joint venture partners, related parties or third parties. Any such Other Blackstone Accounts may be advised by a different Blackstone business group with a different investment committee, which could determine an investment opportunity to be more attractive than our Manager believes to be the case. In any event, there can be no assurance that our Manager’s assessment will prove correct or that the performance of any investments actually pursued by us will be comparable to any investment opportunities that are not pursued by us. Blackstone, including its personnel, will, in certain circumstances, receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to our Manager. In some cases Blackstone earns greater fees when Other Blackstone Accounts participate alongside or instead of us in an investment.

When our Manager and its affiliates determine not to pursue some or all of an investment opportunity for us that would otherwise be within our investment objectives and strategies, and Blackstone provides the opportunity or offers the opportunity to Other Blackstone Accounts, Blackstone, including its personnel (including real estate personnel), can be expected to receive compensation from the Other Blackstone Accounts, whether or not in respect of a particular investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to our Manager. As a result, our Manager (including real estate personnel who receive such compensation) could be incentivized to allocate investment opportunities away from us to or source investment opportunities for Other Blackstone Accounts.

Our Manager and its affiliates make good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to our Manager, or circumstances not foreseen by our Manager at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that our Manager and its affiliates determine to be consistent with the return objective of Other Blackstone Accounts rather than us may not match the expectations and underwriting of our Manager and its affiliates and generate an actual return that would have been appropriate for us. Conversely, an investment that our Manager and its affiliates expect to be consistent with our return objectives will, in certain circumstances, fail to achieve them. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Blackstone is entitled to amend its policies and procedures at any time without prior notice or our consent.

The amount of Incentive Fees and Management Fees paid by the Operating Partnership on the company’s behalf may be less than or exceed the amount of incentive fees charged and/or management fees paid by Other Blackstone Accounts. Such variation may create an incentive for Blackstone to allocate a greater percentage of an investment opportunity to us or such Other Blackstone Accounts, as the case may be.

Our board of directors is expected to renounce our interest or expectancy with respect to business opportunities and competitive activities.

In addition to a charter provision that will expressly permit Blackstone and its affiliates to compete with us (see “—Risks Related to Our Organization and Structure—Our charter will contain a provision that will expressly permit Blackstone, our non-employee directors (including those designated by Blackstone) and their affiliates to compete with us”), our board of directors is expected to renounce our interest or expectancy in, or in being offered an opportunity to participate in, business opportunities, and provide that none of Blackstone or its affiliates, our directors or any person our directors control must refrain from competing with us or present to us such business opportunities. Blackstone and its affiliates and our directors or any person our directors control would not be obligated to present to us opportunities unless those opportunities are expressly offered to such person in his or her capacity as a director or officer and intended exclusively for us or any of our subsidiaries, and those persons will be able to engage in competing activities without any restriction imposed as a result of Blackstone’s or its affiliates’ status as a stockholder or Blackstone’s affiliates’ status as our officers or directors.

Over time, we expect to co-invest with Blackstone affiliates and such investments are at times in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other Blackstone Accounts have a different principal investment, conflicts of interest arise between us and Other Blackstone Accounts, and our Manager may take actions that are adverse to us.

Over time, we expect to co-invest with Other Blackstone Accounts in investments that are suitable for both us and such Other Blackstone Accounts. We may hold an interest in an investment that is different (including with respect to relative seniority) than the interests held by Other Blackstone Accounts (and in certain circumstances, our Manager will be unaware of an Other Blackstone Account’s participation, as a result of information walls or otherwise). Generally, there are no limitations with respect to such investments (including with respect to terms, price, quantity, frequency, percentage interest therein or otherwise). In these situations, conflicts of interest will arise as Blackstone will receive fees and other benefits, directly or indirectly, from, or otherwise have interests in, both parties to the transaction, including different financial incentives Blackstone may have with respect to the parties to the transaction. In order to mitigate any such conflicts of interest, in certain circumstances we will likely recuse ourselves from participating in any decisions relating or with respect to such investment by us or the applicable investments by the Other Blackstone Accounts, or by establishing groups separated by information barriers (which can be expected to be temporary and limited purpose in nature) within Blackstone to act on behalf of each of the clients. Despite these, and any of the other actions described below that our Manager may take to mitigate the conflict, Blackstone will, in certain circumstances, be required to take action when it will have conflicting loyalties between its duties to us and such Other Blackstone Accounts, which will, in certain circumstances, adversely impact us. In that regard, actions may be taken for the Other Blackstone Accounts that are adverse to us (and vice versa). If the Other Blackstone Account maintains voting rights with respect to the securities it holds, or if we do not recuse ourselves, Blackstone may be required to take action where it will have conflicting loyalties between its duties to us and such Other Blackstone Account, which may adversely impact us. If we recuse ourselves from decision-making, we will generally rely upon a third party to make the decisions, and the third party could have conflicts or otherwise make decisions that Blackstone would not have made. These transactions also involve conflicts of interest, as Blackstone will receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction, including different financial incentives Blackstone may have with respect to the parties to the transaction. Our stockholders will in no way receive any benefit from fees paid to our Manager or its affiliates from a Portfolio Entity in which any Other Blackstone Account or Blackstone also has an interest (including, for greater certainty, any fees our Manager or its affiliates received as a result of the provision of services by such affiliates). In addition, under certain circumstances, we may be prohibited (or refrain) from decision-making or exercising other rights it would otherwise have with respect to a Portfolio Entity, as a result of our affiliation or other relationship with Other Blackstone Accounts or Blackstone that own different interests in such Portfolio Entity. While our Manager will seek, where applicable, to have a third party exercise rights on our behalf for purposes of exercising voting rights and/or managing any conflicts of interest related to such investments (which may include third-party co-investors or independent representatives), in certain instances such investments may be made without any such third-party participation (for example, because we own or acquire the entirety of the relevant instrument or tranche) or with minority third-party participation, and in such circumstances the absence or size of any such third party could adversely affect us or our interest in the Portfolio Entity (or the applicable Other Blackstone Account(s)) or its ability to effectively mitigate such conflicts of interest.

There can be no assurance that any conflict will be resolved in our favor. Conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other Blackstone affiliates participating in the transaction. In addition, it is anticipated that in a bankruptcy proceeding our interest will likely be subordinated or otherwise adversely affected by virtue of such Other Blackstone Accounts’ involvement and actions relating to such investment. For example, in circumstances where we hold a junior mezzanine interest in an issuer, holders of more senior classes of debt issued by such entity (which may include Other Blackstone Accounts) may take actions for their benefit (particularly in circumstances where such issuer faces financial difficulty or distress) that further subordinate or adversely impact the value of our investment in such issuer.

In connection with negotiating loans, bank or securitization financings in respect of our real estate-related transactions, Blackstone will generally obtain the right to participate on its own behalf (or on behalf of vehicles it manages) in a portion of the financings with respect to such Blackstone-sponsored transactions (including transactions where the underlying collateral includes property owned by Other Blackstone Accounts) upon an agreed upon set of terms. We do not believe that this arrangement has an effect on the overall terms and conditions negotiated with the arrangers of such senior loans other than as described in the preceding sentence. If we make or have an investment in a property in which an Other Blackstone Account has a mezzanine or other debt investment, or vice versa, Blackstone may have conflicting loyalties between its duties to us and to other Blackstone affiliates. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Because of the affiliation with Blackstone, our Manager may have a greater incentive to invest in Blackstone-sponsored financings (as compared to real estate-related financings sponsored by other real estate firms or financial sponsors). In certain circumstances, we may be required to commit funds necessary for an investment prior to the time that all anticipated debt (senior and/or mezzanine) financing has been secured. In such circumstance, Other Blackstone Accounts and/or Blackstone itself (using, in whole or in part, its own balance sheet capital) may provide bridge or other short-term financing and/or commitments, which at the time of establishment are intended to be replaced and/or syndicated with longer-term financing. In any such circumstance, the Other Blackstone Accounts and/or Blackstone itself may receive compensation for providing such financing and/or commitment (including origination, ticking or commitment fees), which fees will not be shared with and/or otherwise result in an offset of the Management Fee. The conflicts applicable to Other Blackstone Accounts who invest in different securities of issuers will apply equally to Blackstone itself in such situations.

To the extent that we make or have an investment in, or through the purchase of debt obligations become a lender to, a company in which an Other Blackstone Account has a debt or equity investment (including through investments in CMBS where the underlying properties are owned by Other Blackstone Accounts), or if an Other Blackstone Account participates in a separate tranche of a financing with respect to a Portfolio Entity, Blackstone will generally have conflicting loyalties between its duties to us and to Other Blackstone Accounts. In that regard, actions may be taken for the Other Blackstone Accounts that are adverse to us (and vice versa). Moreover, we will generally “follow the vote” of other similarly situated third-party creditors (if any) in voting and governance matters where conflicts of interest exist and will have a limited ability to separately protect our investment and will be dependent upon such third parties’ actions (which may not be as capable as our Manager and may have other conflicts arising from their other relationships, both with Blackstone and other third parties that could impact their decisions). In addition, conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof.

We may seek to participate in investments relating to (i) the refinancing or modifications of loan investments or portfolios held or proposed to be acquired by certain Other Blackstone Accounts, and Other Blackstone Accounts may refinance a loan currently held by us and/or (ii) Portfolio Entities of one or more Other Blackstone Accounts, including primary or secondary issuances of loans or other interests by such Portfolio Entities. While it is expected that our participation in connection with any such transactions will generally be negotiated by third parties, such transactions will give rise to potential or actual conflicts of interest. Blackstone or our Manager may propose such a refinancing transaction to a borrower, including in respect of a loan currently held by us, whereby an Other Blackstone Account will provide the refinancing and we will exit the transaction. We may also make investments in, or collateralized by, assets in which Other Blackstone Accounts subsequently acquire an interest, in which case our investment may be paid off or otherwise extinguished and result in us indirectly providing proceeds to an Other Blackstone Account (or vice versa). In connection with any of the foregoing transactions, we may be required to pay pre-payment penalties to Other Blackstone Accounts or their Portfolio Entities (or vice versa). Such transactions will give rise to potential or actual conflicts of interest, in addition to the risks inherent to such transactions generally. There can be no assurance that any such conflict of interest will be resolved in a manner favorable to us. For example, if we refinance a loan held by an Other Blackstone Account (or vice versa) and thereafter the asset yields a different return than expected, the refinancing party (and/or the original party to the loan) may ultimately benefit from (or be harmed by) the refinancing. Additionally, in the event an Other Blackstone Account has committed to refinance a loan held by us but ultimately fails to consummate the transaction, it may be difficult for us to find another party to refinance the loan and we may need to hold the loan for a longer period than originally contemplated. While it is expected that our participation in connection with any such transactions will generally be negotiated by third parties, such transactions will give rise to potential or actual conflicts of interest.

Furthermore, Other Blackstone Accounts may in the future purchase and sell, in primary issuances or secondary trades, debt or equity securities issued by us or interests in certain of our borrowings or financings. These transactions may give rise to conflicts of interest, and there can be no assurance that any conflicts will be resolved in our favor.

We may invest in joint ventures with Other Blackstone Accounts or divide a pool of investments with Other Blackstone Accounts.

To the extent we acquire properties through joint ventures with Other Blackstone Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other Blackstone Accounts. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture, but this may not always be the case. We may participate in follow-on investments in joint ventures with Other Blackstone Accounts in which the Other Blackstone Accounts may invest less than their pro rata share or may not participate at all or vice versa. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our exclusion from regulation under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blackstone Accounts. Such joint venture investments will involve risks and conflicts of interest. See “—Risks Related to Our Business—We may make joint venture investments, including with Blackstone affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”

Blackstone will, in certain circumstances, have an opportunity to acquire a property, portfolio or pool of assets, securities and instruments that it determines should be divided and allocated among us and Other Blackstone Accounts. Such allocations generally would be based on Blackstone’s assessment of the expected returns and risk profile of each of the assets. For example, some of the assets in a pool may have an opportunistic return profile, while others may have a lower return profile not appropriate for us. Also, a pool may contain both debt and equity instruments that Blackstone determines should be allocated to different Other Blackstone Accounts. In certain circumstances, Blackstone may determine that for legal, tax, regulatory, accounting, administrative or other reasons such portfolio or pool should be held through a single holding entity even though such portfolio or pool is divided and allocated among us and such Other Blackstone Accounts. In such circumstances, it is expected that the economic rights, liabilities and obligations in respect of the portion of such portfolio or pool that is allocated to us would be specifically attributed to us through tracking interests in such holding entity or back-to-back or other similar contribution or reimbursement agreements or other similar arrangements entered into with such Other Blackstone Accounts, and that we would be deemed to hold our portion of the portfolio or pool separately from, and not jointly with, such Other Blackstone Accounts (and vice versa in respect of the portion of such portfolio or pool allocated to such Other Blackstone Accounts). Similarly, there will likely be circumstances in which we and Other Blackstone Accounts will sell assets in a single transaction or related transactions to a buyer. In that regard, the contractual purchase price paid to a seller or received from a buyer would be allocated among the multiple assets, securities and instruments in the pool, and therefore among us and Other Blackstone Accounts acquiring or selling any of the assets, securities and instruments, in accordance with the allocation of value in respect of the transaction (e.g., accounting, tax or different manner), although Blackstone could, in certain circumstances, allocate value to us and such Other Blackstone Accounts on a different basis.

For example, a counterparty could utilize an allocation of value in the purchase or sale contract, though Blackstone could determine such allocation of value is not appropriate and should not be relied upon. Blackstone will generally rely upon internal analysis consistent with its valuation policies and procedures to determine the ultimate allocation of value, though it could also obtain third-party valuation reports. Regardless of the methodology for allocating value, Blackstone will have conflicting duties to us and Other Blackstone Accounts when they buy or sell assets together in a portfolio, including as a result of different financial incentives Blackstone has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that our investment will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such investment were acquired or sold independently rather than as a component of a portfolio shared with Other Blackstone Accounts. In certain cases, we could purchase the entire portfolio or pool from a third-party seller and promptly thereafter sell the portion of the portfolio or pool allocated to an Other Blackstone

Account to that Other Blackstone Account pursuant to an agreement entered into between us and such Other Blackstone Account prior to closing of the transaction (or vice versa). These conflicts related to allocation of portfolios will not necessarily be resolved in our favor, and such purchases or sales would not require approval of our independent directors.

We may participate in simultaneous transactions with Other Blackstone Accounts.

There may be instances where Blackstone negotiates transactions with counterparties that involve us, an Other Blackstone Account and/or Blackstone in different capacities. For example, we may sell or purchase an interest in a Portfolio Entity to or from a counterparty (such as another sponsor’s fund), while the same counterparty acquires or sells an interest in a Portfolio Entity of an Other Blackstone Account or Blackstone. While these transactions may be separate or non-contingent, due to the simultaneous or closely related timing of these transactions, there may be actual or perceived conflicts of interest in connection with such transactions due to Blackstone’s duties to us under the Management Agreement, on one hand, and such Other Blackstone Account or Blackstone participating in the related transaction, on the other, for example with respect to ensuring each transaction is separately in the best interests of the applicable Other Blackstone Account and in our best interests and that the valuations are fair and reasonable to each respective fund, among other things. Although Blackstone may seek to negotiate each such transaction independently and ensure there is not a cross-conditioned closing of the two transactions, to ensure that the terms of each such transaction stand on their own, there can be no assurance that such conflict will be mitigated effectively or at all.

Blackstone may structure certain investments such that Blackstone will face conflicting fiduciary duties to us and certain debt funds.

It is expected that Blackstone will structure certain investments such that one or more mezzanine or other investment funds, structured vehicles or other collective investment vehicles primarily investing in senior secured loans, distressed debt, subordinated debt, high-yield securities, CMBS and other similar debt instruments managed by affiliates of Blackstone (collectively, “Debt Funds”) are offered the opportunity to participate in the debt tranche of an investment allocated to us. Our Manager and its affiliates owe fiduciary duties to the Debt Funds as well as to us. If the Debt Funds purchase high-yield securities or other debt instruments related to a property or real estate company that we hold an investment in (or if we make or have an investment in, or through the purchase of debt obligations become a lender to, a company or property in which a Debt Fund or an Other Blackstone Account or another Blackstone real estate fund or vehicle has a mezzanine or other debt investment), our Manager and its affiliates will face a conflict of interest in respect of the advice given to, or the decisions made with regard to, the Debt Funds, such Other Blackstone Accounts and us (e.g., with respect to the terms of such high-yield securities or other debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies). We could hold an investment that is senior in the capital structure, such as a debt instrument, to an Other Blackstone Account. Although measures described above can mitigate these conflicts, they cannot completely eliminate them. These conflicts related to fiduciary duties to such Other Blackstone Accounts will not necessarily be resolved in favor of us, and stockholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts. Similarly, certain Other Blackstone Accounts can be expected to invest in securities of publicly traded companies that are actual or potential investments of ours or our Portfolio Entities. The trading activities of Other Blackstone Accounts may differ from or be inconsistent with activities that are undertaken for our account in any such securities. In addition, we may not pursue an investment otherwise within our investment objectives and strategies as a result of such trading activities by Other Blackstone Accounts.

Participating in investments alongside Other Blackstone Accounts will subject us to a number of risks and conflicts (and in certain circumstances our Manager will be unaware of an Other Blackstone Account’s participation, as a result of information walls or otherwise). At times, a transaction counterparty will, in certain circumstances, require facing only one fund entity, which can be expected to result in (i) if we are a direct counterparty to a transaction, being solely liable with respect to our own share as well as Other Blackstone Accounts’ shares of any applicable obligations, or (ii) if we are not the direct counterparty, having a contribution obligation to the relevant Other Blackstone Accounts. Alternatively, a counterparty could agree to face multiple funds, which could result in us being jointly and severally liable alongside Other Blackstone Accounts for the full amount of the applicable obligations. Similarly, there may be transactions with respect to which, to address legal, tax, regulatory, administrative or other commercial considerations, Blackstone determines to utilize us to make an investment commitment for a proposed investment on behalf of itself and one or more Other Blackstone Accounts (or vice versa) with the expectation that such Other Blackstone Account (or we, as applicable) assumes its share of the relevant funding obligation prior to closing. In cases in which we could be responsible for the liability of an Other Blackstone Account, or vice versa, the applicable parties would generally enter into a back-to-back or other similar contribution or reimbursement agreement. Likewise, for certain investment-related hedging transactions, it can be expected to be advantageous for counterparties to trade solely with us (or the relevant Other Blackstone Account). For these transactions, it is anticipated that we (or the relevant Other Blackstone Account) would then enter into back-to-back trade confirmations or other similar arrangements with the relevant Other Blackstone Accounts. The party owing under such an arrangement may not have resources to pay its liability, however, in which case the other party will bear more than its pro rata share of the relevant loss. In certain circumstances where we participate in an investment alongside an Other Blackstone Account, to the fullest extent permitted by law, we may bear more than our pro rata share of relevant expenses related to such investment, including, but not limited to, as the result of such Other Blackstone Account’s insufficient reserves or inability to call capital contributions to cover expenses. It is not expected that we or Other Blackstone Accounts will be compensated for agreeing to be primarily liable vis-à-vis a third-party counterparty. Moreover, in connection with the divestment of all or part of a Portfolio Entity (e.g., an IPO) and/or the wind-down of a Portfolio Entity, Blackstone will seek to track the ownership interests, liabilities and obligations of us and any Other Blackstone Accounts owning an interest in the Portfolio Entity comprising such operating business, but it is possible that we and any applicable Other Blackstone Accounts will, in certain circumstances, incur shared, disproportionate or crossed liabilities. Furthermore, depending on various factors including the relative assets, expiration dates, investment objectives and return profiles of each Other Blackstone Account (including us), it is possible that one or more of such Other Blackstone Accounts will have greater exposure to legal claims and will have conflicting goals with respect to the price, timing and manner of disposition opportunities. Finally, in certain circumstances, if we are participating in an investment alongside an Other Blackstone Account (including a co-investment vehicle), we could also bear more than our pro rata share of expenses relating to such investment if such Other Blackstone Account does not have resources to bear such expenses (including, but not limited to, as a result of insufficient reserves and/or the inability to call capital contributions to cover such expenses).

Blackstone may raise and/or manage Other Blackstone Accounts, which could result in the reallocation of Blackstone personnel and the direction of potential investments to such Other Blackstone Accounts.

Blackstone reserves the right to raise and/or manage Other Blackstone Accounts, including opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate debt obligations and trading investment vehicles, real estate funds primarily making investments globally, in a particular region outside of the U.S. and Canada, or in a single sector of the real estate investment space (e.g., data centers, office, industrial, retail or rental housing) or making non-controlling investments in public and private debt and equity securities and/or investment funds that may have the same or similar investment objectives or guidelines as us or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “—Certain Other Blackstone Accounts have similar or overlapping investment objectives and strategies, and as a result we will not be allocated certain opportunities and may be allocated opportunities with lower relative returns.” In particular, we expect that there will be overlap of real estate and real estate debt investment opportunities with certain Other Blackstone Accounts that are actively investing and similar overlap with future Other Blackstone Accounts. The closing of an Other Blackstone Account could result in the reallocation of Blackstone personnel, including reallocation of existing real estate professionals, to such Other Blackstone Account. In addition, potential investments that may be suitable for us may be directed toward such Other Blackstone Account.

Refinancing transactions involving us and Other Blackstone Accounts may give rise to potential or actual conflicts of interest, in addition to the risks inherent in such transactions generally.

We may participate in investments relating to the refinancing or modifications of loan investments or portfolios held or proposed to be acquired by Other Blackstone Accounts and/or Portfolio Entities of one or more Other Blackstone Accounts, including primary or secondary issuances of loans or other interests by such Portfolio Entities. In connection with such refinancing, we may negotiate an “exit fee” which only applies in the event of a refinancing by a third-party unaffiliated with Blackstone; such an exit fee may incentivize a borrower to refinance through Blackstone or an Other Blackstone Account, providing a benefit to Blackstone or an Other Blackstone Account and resulting in less advantageous terms being agreed to with a borrower and us. We may also make investments in, or collateralized by, assets in which Other Blackstone Accounts subsequently acquire an interest, in which case our investment may be paid off or otherwise extinguished. Such transactions may result in us indirectly providing proceeds to an Other Blackstone Account (or vice versa) and would not require approval of our independent directors. In connection with any of the foregoing transactions, we may be required to pay pre-payment penalties to Other Blackstone Accounts or their Portfolio Entities (or vice versa). Such transactions will give rise to potential or actual conflicts of interest, in addition to the risks inherent to such transactions generally. For example, if we refinance a loan held by an Other Blackstone Account (or vice versa) and thereafter the asset yields a different return than expected, the refinancing party (and/or the original party to the loan) may ultimately benefit from (or be harmed by) the refinancing. Additionally, in the event an Other Blackstone Account has committed to refinance a loan held by us but ultimately fails to consummate the transaction, it may be difficult for us to find another party to refinance the loan, and we may need to hold the loan for a longer period than originally contemplated.

Blackstone’s potential involvement in financing a third party’s purchase of assets from us could lead to potential or actual conflicts of interest.

We may provide financing as part of a third-party purchaser’s bid or acquisition of (or investment in) a Portfolio Entity or the underlying assets thereof from one or more Other Blackstone Accounts (or in connection with acquisitions by one or more Other Blackstone Accounts or their affiliates of assets or interests (and/or portfolios thereof) owned by a third party). This may include making commitments to provide financing at, prior to or around the time that any such purchaser commits to or makes such investments. We also expect to make investments and provide debt financing with respect to Portfolio Entities in which Other Blackstone Accounts and/or their affiliates hold or subsequently acquire an interest. While the terms and conditions of any such arrangements will generally be on market terms, the involvement of such Other Blackstone Accounts or affiliates may affect the credit decisions and the terms of such transactions or arrangements and/or may otherwise influence our Manager’s decisions, which will give rise to potential or actual conflicts of interest and which may adversely impact us. For example, such transactions may involve the partial or complete payoff of such loans or the equity invested by the applicable Other Blackstone Accounts (with related proceeds being received by the applicable Other Blackstone Accounts) and/or otherwise result in restructurings of terms and pricing relating to such existing loans or interests with the Portfolio Entities in respect of which such Other Blackstone Accounts may receive refinancing proceeds and/or a retained interest in such loans, interests or Portfolio Entities. Additionally, in certain situations we may not commit to provide financing until a third-party has committed to make a deposit in connection with the acquisition of an investment from an Other Blackstone Account, which may result in us being disadvantaged in the overall bid process or potentially not consummating the investment.

Further, to the extent such investment opportunities arise, Blackstone will face actual or apparent conflicts of interest, in particular with respect to the pricing of such new financing and the incentive to use financing provided directly or indirectly by us or its affiliates to facilitate a successful disposition (in whole or in part) of any such investment by the relevant Other Blackstone Account. Blackstone has sought to implement certain policies and procedures with respect to conflicts resolution in order to mitigate any actual or potential conflicts of interest in connection with any such arrangements. However, there can be no assurance that any such policies and procedures will be effective against mitigating all potential conflicts of interest associated with the foregoing arrangements.

Disputes between Blackstone and our joint venture partners who have pre-existing investments with Blackstone may affect our investments relating thereto.

Some of the third-party operators and joint-venture partners with which our Manager may elect to co-invest our capital may have pre-existing investments with Blackstone. The terms of these preexisting investments may differ from the terms upon which we invest with such operators and partners. To the extent a dispute arises between Blackstone and such operators and partners, our investments relating thereto may be affected.

Certain principals and employees will, in certain circumstances, be involved in and have a greater financial interest in the performance of Other Blackstone Accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.

Certain Blackstone personnel will, in certain circumstances, be subject to a variety of conflicts of interest relating to their responsibilities to us, Other Blackstone Accounts and their Portfolio Entities, and their outside personal or business activities, including as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to those of us, including if such other entities compete with us for investment opportunities or other resources. The Blackstone personnel in question may have a greater financial interest in the performance of the other entities than our performance. This involvement may create conflicts of interest in making investments on our behalf and on behalf of such other funds, accounts and other entities. Also, Blackstone personnel are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to Blackstone’s Code of Ethics requirements and any other applicable policies or laws), some of which will involve conflicts of interest. Such personal securities transactions will, in certain circumstances, relate to securities or instruments, which can be expected to also be held or acquired by us or Other Blackstone Accounts, or otherwise relate to companies or issuers in which we have or acquire a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in our favor. Investors will not receive any benefit from any such investments, and the financial incentives of Blackstone personnel in such other investments could be greater than their financial incentives in relation to us. Although our Manager will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for us.

Additionally, certain personnel and other professionals of Blackstone have family members or relatives that are actively involved in industries and sectors in which we may invest or may have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets which are actual or potential investments or other counterparties. Moreover, in certain instances, we can be expected to purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. These relationships also have the potential to influence our Manager in deciding whether to select, recommend or create certain service providers to perform services for us (the cost of which will generally be borne directly or indirectly by us, as applicable) and to incentivize our Manager to engage such service provider over another third party. The fees for services provided by such service providers may or may not be at the same rate charged by other third parties, and our Manager undertakes no obligations to select service providers who may have lower rates. To the extent Blackstone determines appropriate, conflict mitigation strategies may, but are not required to, be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by our Manager.

In addition, Blackstone has entered, and it can be expected that Blackstone in the future will enter, into both (i) strategic relationships with investors (and/or one or more of their affiliates) that involve an overall relationship with Blackstone (which will afford such investor special rights and benefits) that could (but is not required to) incorporate one or more strategies (including, but not limited to, a different sector and/or geographical focus within the same or a different Blackstone business unit) in addition to our strategy and (ii) arrangements that involve an agreement or understanding to make an investment in or a capital commitment to (as applicable) us and one or more Other Blackstone Accounts (which may include a subscription or capital commitment, as applicable, already made recently to another Other Blackstone Account) (any such overall relationship and/or multi-fund arrangement referred to in clauses (i) and (ii) of the foregoing, a “Strategic Relationship”), with terms and conditions applicable solely to such investor and its investment in multiple Blackstone strategies that would not apply to any other investor’s investment in us. Specific examples of such additional rights and benefits that can be expected to be offered to certain persons in the future include, but are not limited to, specialized reporting, secondment arrangements, discounts on or reductions to and/or reimbursements or rebates of management fees or incentive allocation, contribution payments by Blackstone to support minimum performance thresholds, secondment of personnel from the investor to Blackstone (or vice versa), and targeted amounts for co-investments alongside Other Blackstone Accounts (including, without limitation, preferential or favorable allocation of co-investment opportunities, and preferential terms and conditions related to co-investment or other participation in Other Blackstone Accounts (including any incentive allocation and/or management fees to be charged with respect thereto, as well as any additional discounts, reductions, reimbursements or rebates thereof or other penalties that may result if certain target co-investment allocations or other conditions under such arrangements are not achieved)). For the avoidance of doubt, such examples are not exhaustive, and the specific terms of any such additional rights and benefits that are ultimately granted to one or more persons will vary from the rights and benefits of stockholders. The co-investment that is part of a Strategic Relationship may include co-investment in investments made by us. A Strategic Relationship may also involve Blackstone or its affiliate contributing cash or other assets to support certain return targets with respect to an investment in one or more Other Blackstone Accounts through a Strategic Relationship, which investment returns may also be subject to additional incentive or other fees payable to Blackstone if satisfied in accordance with the terms of the Strategic Relationship program. As a result, Blackstone, including its personnel, will receive compensation from Strategic Relationships and be incentivized to allocate investment opportunities away from us or source investment opportunities for Strategic Relationships.

Our Manager may face conflicts of interest in choosing our service providers and certain service providers may provide services to our Manager or Blackstone on more favorable terms than those payable by us.

Pursuant to the terms of our Management Agreement, our Manager is expected to retain, for and on our behalf and at our expense, the services of certain other persons and firms as our Manager deems necessary or advisable in connection with our management or operations, which will include affiliates of our Manager. Certain third-party advisors and other service providers and vendors to us (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, loan servicing and administration providers, property managers and investment or commercial banking firms) are owned by Blackstone, us or Other Blackstone Accounts or provide goods or services to, or have other business, personal, financial or other relationships with, Blackstone, the Other Blackstone Accounts and their Portfolio Entities, our Manager and affiliates and personnel of the foregoing. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their affiliates or personnel) to us could have other commercial or personal relationships with Blackstone, Other Blackstone Accounts and their respective affiliates, personnel or family members of personnel of the foregoing. Expenses allocable to us may increase where service providers are retained to provide services to us.

Our Manager may face conflicts of interest related to third-party service providers and outsourcing, and we may bear additional fees and expenses as a result.

Under our Management Agreement, we are required to reimburse our Manager and its affiliates for documented costs and expenses incurred on our behalf, other than those costs and expenses expressly allocated to our Manager. See “Our Manager and the Management Agreement—Management Agreement—Fees and Expense Reimbursements—Reimbursement of Expenses.” The Management Agreement expressly authorizes our Manager to (i) retain third-party service providers at our expense and (ii) charge us for services performed by our

Manager in-house on the same matter, including where our Manager’s services may overlap with those of a third-party service provider. The Management Agreement does not require our Manager to reduce or offset the Management Fee to reflect any of these reimbursements. As a result, investors may bear fees and expenses for overlapping services, and the aggregate amount of fees and expenses borne by investors may be greater than if only our Manager or only a third party provided such services.

Our Manager is expected to outsource to third parties several of the services performed for us and/or our Portfolio Entities, including services (such as administrative, legal, accounting, tax, investment diligence (including sourcing), modeling and ongoing monitoring, preparing internal templates, memos, and similar materials in connection with our Manager’s analysis of investment opportunities, or other related services) that can be and/or historically have been performed in-house by our Manager and its personnel. The fees, costs and expenses of such third-party service providers will, when consistent with the Management Agreement, be borne by us as company expenses, even if our Manager would have borne such amounts if such services had been performed in-house. This is in addition to any fees borne by us as company expenses for similar services performed by our Manager in-house in lieu of, or alongside, such third parties, subject to the terms of the Management Agreement. Outsourced services include certain services (such as fund administration, transactional legal advice, tax advice, tax planning and other related services) that are also provided by our Manager in-house at our expense, subject to the terms of the Management Agreement. Our Manager reserves the right to, and will, from time to time, provide services alongside a third-party service provider on the same matter or engagement. Although our Manager expects that when it provides services alongside a third-party service provider on the same matter such services will generally be complementary (for example, our Manager may supervise, review, or supplement the work of the third party), we may nonetheless be charged for both our Manager’s services and the third-party services, and we may be charged where the services overlap in whole or in part. The determination of whether our Manager’s services and a third party’s services are “complementary” rather than “duplicative” is made by our Manager in its sole discretion, and investors will have no independent ability to evaluate that determination.

The decision to engage a third-party service provider, including the timing of such engagement, which, for the avoidance of doubt, could be at any time, and the terms (including economic terms) of such engagement will be made by our Manager in its discretion, taking into account such factors as it deems relevant under the circumstances. In certain instances, outsourcing (including with respect to sourcing investments) can allow us to pursue transactions and activities that would otherwise not be feasible (because, for example, such transactions are too small in size). Certain third-party service providers and/or their employees (and/or teams thereof) will dedicate substantially all of their business time to us, Other Blackstone Accounts, and/or their respective Portfolio Entities, while others will have other clients. In certain cases, third-party service providers and/or their employees (including part- or full-time secondees to Blackstone) will spend some or all of their time at Blackstone offices, have dedicated office space at Blackstone, have Blackstone-related e-mail addresses, receive administrative support from Blackstone personnel or participate in meetings and events for Blackstone personnel, even though they are not Blackstone employees or affiliates. Blackstone could also lease, sublet, or otherwise share its premises with third-party service providers and receive overhead, rent, or other fees, costs, and expenses in return. Any of these arrangements create conflicts of interest, as Blackstone will have incentives to engage, or cause us and/or Portfolio Entities to engage, third-party service providers due to a number of factors, including the expectation that the fees, costs and expenses of such service providers will be borne by us as company expenses (with no reduction or offset to management fees), the fact that retaining certain third parties will reduce our Manager’s internal overhead, compensation, benefits and costs for employees who would otherwise perform such services in-house, and where applicable, the potential for Blackstone to receive additional compensation or cost recovery through leasing or subleasing of office space or similar arrangements with these service providers. Such incentives likely exist even with respect to services where internal overhead, compensation, and benefits are chargeable to us.

In general, the involvement of third-party service providers presents a number of risks due to, among other factors, Blackstone’s reduced control over the functions that are outsourced. In some cases, and subject to applicable law and contractual restrictions, third-party service providers are permitted to delegate all or a portion of their responsibilities relating to us or Other Blackstone Accounts to other third parties (including to their affiliates). Any such delegation could further reduce Blackstone’s control over the outsourced functions, and Blackstone would lack direct oversight over the party to whom the responsibilities are delegated.

A third-party service provider could face conflicts of interest in carrying out its responsibilities relating to Blackstone, us and/or Other Blackstone Accounts, including, without limitation, in relation to the delegation of such responsibilities to other parties and the allocation of time, attention and resources to Blackstone, us and/or Other Blackstone Accounts, as compared to the service provider’s other clients. Third-party service providers could have incentives to carry out their responsibilities in a manner that does not advance the interests of Other Blackstone Accounts, including us, and often have no fiduciary obligation to act in the best interest of Blackstone, us and/or Other Blackstone Accounts. Blackstone has limited visibility into what conflicts of interest a third-party service provider might face and the extent to which any such conflicts impact the service provider’s decision-making.

There can be no assurances that Blackstone will be able to identify, prevent or mitigate the risks of engaging third-party service providers (including the risk that such third-party service provider or its delegates will not perform the outsourced function with the same degree of skill, competence and efficiency as Blackstone would in the absence of an outsourcing arrangement). We could suffer adverse consequences from actions, errors or failures to act by such third parties or their delegates, and will have obligations, including indemnity obligations, and limited recourse against them.

Outsourcing and the use of internal service providers will not occur uniformly for all Other Blackstone Accounts, and the expenses borne by such vehicles and accounts will vary. Accordingly, certain costs could be incurred by (or allocated to) us through the use of third-party (or internal) service providers that are not incurred by (or allocated to) us or Other Blackstone Accounts for similar services.

Blackstone could similarly determine, subject to applicable law, to outsource certain services to Other Blackstone Accounts, Portfolio Entities and/or affiliates of Blackstone, or to any of their respective related parties. The risks and conflicts described above would similarly apply in such circumstances, and such circumstances would raise additional conflicts.

The relationship of certain service providers and vendors with Blackstone may result in conflicts of interest, including the payment by us of higher fees or commissions than would be the case absent the relationship.

Although Blackstone selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to Blackstone), the relationship of service providers and vendors to Blackstone as described above will, in certain circumstances, influence Blackstone in deciding whether to select, recommend or form such an advisor or service provider to perform services for us, the cost of which will generally be borne directly or indirectly by us, and incentivize Blackstone to engage such service provider over a third party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to cause us to pay such service providers and vendors higher fees or commissions than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor; Blackstone can be expected to have an incentive to invest in or create service providers and vendors to realize on these opportunities. Furthermore, Blackstone will from time to time encourage third-party service providers to us and our Portfolio Entities to use other Blackstone-affiliated service providers and vendors in connection with our business, Portfolio Entities, and unaffiliated entities, and Blackstone has an incentive to use third-party service providers who do so as a result of the indirect benefit to Blackstone and additional business for the related service providers and vendors. Fees paid to or value created in these service providers and vendors do not offset or reduce the Management Fee and are not otherwise shared with us. In the case of brokers of securities, Blackstone has a best execution policy that it updates from time to time to comply with regulatory requirements in applicable jurisdictions.

Blackstone, Other Blackstone Accounts, Portfolio Entities, and personnel and related parties of the foregoing will benefit from the fees and compensation, including performance-based and other incentive fees, which could be substantial, for products and services provided to us.

Blackstone, Other Blackstone Accounts, their Portfolio Entities, and personnel and related parties of the foregoing will receive fees and compensation, including performance-based and other incentive fees, which could be substantial, for products and services provided to us and our Portfolio Entities, such as fees for asset management (including, without limitation, management fees and performance-based compensation), development and property management; portfolio operations support (such as those provided by Blackstone’s Portfolio Operations Group); arranging, underwriting (including, without limitation, evaluation regarding value creation opportunities and sustainability risk mitigation); syndication or refinancing of a loan or investment (including acquisition fees, loan modification or restructuring fees); servicing; loan servicing; special servicing; administrative services; advisory services on purchase or sale of an asset or company; advisory services; investment banking and capital markets services; treasury, valuation and placement agent services; fund administration; internal legal and tax planning services; information technology products and services (including the development and maintaining of AI Technologies); insurance procurement, brokerage, solutions and risk management services; data extraction and management products and services; BX Energy Services; fees for monitoring and oversight of loans, property, title and/or other types of insurance provided to Portfolio Entities and/or third parties; and other products and services (including, but not limited to, restructuring, consulting, monitoring, commitment, syndication, origination, organization and financing, and divestment services). For example, Blackstone or an Other Blackstone Account may, directly or indirectly through a Portfolio Entity, from time to time, acquire certain assets, loans or other interests for the purpose of syndicating some or all of such assets, loans or other interests to us and/or Other Blackstone Accounts, and may receive syndication or other fees in connection therewith. Other than as expressly set forth in the Management Agreement, such fees and compensation shall not be applied to offset Management Fees and our investors will not share therein. Moreover, while fees and compensation for certain services provided by Blackstone are subject to Management Fee offset pursuant to the Management Agreement, fees and compensation for other services rendered by Blackstone are not subject to such offset. As a result, Blackstone has an economic incentive to classify the services it provides to us or Portfolio Entity, or otherwise structure transactions involving us or Portfolio Entity, in a manner that supports the determination that associated fees or compensation are not subject to Management Fee offset. Such parties will also provide products and services for fees to Blackstone, Other Blackstone Accounts and their Portfolio Entities, and their personnel and related parties, as well as third parties, as applicable including in circumstances where third-party service providers are concurrently providing similar services to us, Other Blackstone Accounts and their Portfolio Entities. As a result, it is expected that the amount of expenses borne by us will be increased in proportion to the additional cost arising from having multiple third-party service providers providing similar services to us and/or our Portfolio Entities than if there was a single service provider engaged for such services. Through its Innovations group, Blackstone incubates (or otherwise invests in) businesses that are expected to be introduced to, and therefore frequently provide goods and services us and Other Blackstone Accounts and their Portfolio Entities, as well as other Blackstone-related parties and third parties. By contracting for a product or service from a business related to Blackstone, we and our Portfolio Entities would provide not only current income to the business and its stakeholders, but could also create significant enterprise value in them, which would not be shared with us and could benefit Blackstone directly and indirectly. Also, Blackstone, Other Blackstone Accounts and their Portfolio Entities, and their personnel and related parties will, in certain circumstances, receive compensation or other benefits, such as through additional ownership interests or otherwise, directly related to the consumption of products and services by us and our Portfolio Entities. We and our Portfolio Entities will incur expenses in negotiating for any such fees and services, which will be treated as partnership expenses. In addition, our Manager can be expected to receive fees associated with capital invested by co-investors relating to investments in which we participate or otherwise, in connection with a joint venture in which we participate or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty with respect to which our Manager performs services. Finally, Blackstone and its personnel and related parties will, in certain circumstances, also receive compensation for origination expenses and with respect to unconsummated transactions.

Blackstone and Portfolio Entities of Other Blackstone Accounts will be counterparties or participants in agreements, transactions and other arrangements with us, Other Blackstone Accounts, Portfolio Entities and/or Blackstone affiliates for the provision of goods and services, purchase and sale of assets and other matters. In addition, certain of our Portfolio Entities can be expected to be counterparties or participants in agreements, transactions and other arrangements with Other Blackstone Accounts or Portfolio Entities for the provision of goods and services, purchase and sale of assets and other matters (including information sharing or consulting and employment relationship). For example, from time to time, certain Portfolio Entities of Other Blackstone Accounts will provide or recommend goods and services to Blackstone, us, Other Blackstone Accounts, or Portfolio Entities of ours and of Other Blackstone Accounts or other Blackstone affiliates (or vice versa). As another example, it can also be expected that the management of one or more Portfolio Entities will consult with one another (or with one or more Portfolio Entities of an Other Blackstone Account) in respect of seeking its industry expertise, market view, or otherwise on a particular topic, including, but not limited to, assets and/or the purchase and/or sale thereof (and vice versa). Moreover, we and/or an Other Blackstone Account could consult with a Portfolio Entity of ours or a Portfolio Entity of an Other Blackstone Account as part of the investment diligence for a potential investment by us or such Other Blackstone Account (and vice versa). As a result of or as a part of such interactions or otherwise, personnel at one Portfolio Entity will in certain cases transfer to or become employed by another Portfolio Entity (including, for purposes of this disclosure, a Portfolio Entity of an Other Blackstone Account), or Blackstone, our Manager or their respective affiliates will transfer to or become employed by a Portfolio Entity (together with personnel departing a Portfolio Entity for employment at Blackstone, our Manager, their affiliates or another Portfolio Entity, “Transferring Personnel”). The compensation earned and subsequently paid to such personnel may include arrangements designed to make such person whole for unvested equity or carried interest attributable to such personnel’s entity of origin that was forfeited in connection with their departure therefrom. Transferring Personnel agreements, transactions and other arrangements present a conflict of interest in that they will involve the payment of fees and other amounts, some of which compensation may be paid in connection with unvested equity in Blackstone, Other Blackstone Accounts or Portfolio Entities (which may be in the form of public stock, limited partnership interests or otherwise), none of which will result in any offset to the Management Fee notwithstanding that some of the services provided by such Portfolio Entity are similar in nature to the services provided by our Manager and its affiliates or that the role of the Transferring Personnel at the entity such personnel is departing from (including Blackstone and its affiliates) could be substantially similar to the entity to which such personnel is going (including Blackstone and its affiliates). If any matter arises that our Manager determines in its good faith judgment constitutes an actual and material conflict of interest, our Manager will take such actions as our Manager determines in good faith may be necessary or appropriate to mitigate the conflict in a fair and reasonable manner in accordance with Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally.

There can be no assurance that the terms of any such agreement, transaction or other arrangement will be as favorable to a Portfolio Entity or us as otherwise would be the case if the counterparty for the transfer were not related to Blackstone. As Transferring Personnel are, in certain instances, expected to comprise individuals who are currently compensated by Blackstone and whose associated costs (e.g., overhead) are not directly or indirectly borne by us or Other Blackstone Accounts, Blackstone has a conflict of interest in determining to arrange a transfer or employment arrangement for such Transferring Personnel such that their compensation and associated costs will be borne by Portfolio Entities or Other Blackstone Accounts instead of by our Manager, Blackstone or their respective affiliates, and to facilitate the transfer of such Transferring Personnel rather than engage in the retention or full-time hiring of third-party candidates for such roles at Portfolio Entities, Blackstone, our Manager or their affiliates. These conflicts related to Portfolio Entity relationships will not necessarily be resolved in favor of us.

Furthermore, any such transfer or change in employment by Transferring Personnel will involve employees of different levels of experience, functional expertise and seniority (including, for avoidance of doubt, senior managing directors at Blackstone and members of the management team at the Portfolio Entity), and in certain instances is expected to be conducted on a programmatic basis involving a designated number of Transferring

Personnel across one or a range of identified Portfolio Entities. Where Transferring Personnel are departing from a Portfolio Entity, Blackstone, our Manager or their affiliates, it is not expected in all instances that new personnel will be hired, or existing personnel transferred, to fill such Transferring Personnel’s prior role, and in certain cases the roles intended to be occupied by Transferring Personnel will be roles newly created for such Transferring Personnel. Moreover, the respective roles of the Transferring Personnel at the entities involved in such transfer could be substantially similar and involve functional responsibilities and activities (including as between Blackstone, our Manager or their affiliates, on the one hand, and Portfolio Entities, on the other hand) that do not materially differ. While in certain cases a dedicated search could be conducted by Blackstone or a Portfolio Entity for the employment position that the Transferring Personnel will fill, a search is not required or expected to be performed in most instances.

Any such transfer will result in costs being transferred from the entity where such Transferring Personnel originated to the entity where such Transferring Personnel is going. The compensation earned and subsequently paid to such Transferring Personnel will in certain cases include arrangements designed to address Transferring Personnel’s pre-existing compensation interests, including unvested equity or carried interest attributable to such Transferring Personnel’s entity of origin (including, but not limited to, Blackstone or its affiliates) that was forfeited in connection with such Transferring Personnel’s departure therefrom, which is expected for certain Transferring Personnel to be material. For example, if a Blackstone employee transfers to or becomes employed by a Portfolio Entity, such Portfolio Entity could provide the Transferring Personnel equity of the Portfolio Entity or other similar incentive or cash compensation to the Transferring Personnel to compensate them for the unvested equity or carried interest they are forfeiting as a result of the transfer. This will result in additional costs to the Portfolio Entity that otherwise would have been borne by Blackstone or our Manager. While in some cases benchmarking, verification or other analysis could be conducted in respect of the compensation package being offered to the Transferring Personnel (including any unvested equity or carried interest compensation), there is no requirement that benchmarking, verification or other analysis be conducted, and in some instances the compensation package could be above market rate and/or not verifiable.

We expect to engage Portfolio Entities of Other Blackstone Accounts and Other Blackstone Accounts may engage our Portfolio Entities to provide some or all of the following services: (a) corporate support services (including, without limitation, accounts payable, accounting/audit (e.g., valuation support services), account management (e.g., treasury, customer due diligence), administrative support, insurance, procurement, placement, brokerage, consulting, business intelligence and data science services, cash management and monitoring, consolidation, corporate secretarial and executive assistant services, domiciliation, data management (e.g., gathering, processing, aggregating, reconciling, and delivering relevant industry and asset class specific data), directorship services, entity dissolution process oversight, finance/budgeting and forecasting, financing management, fundraising support, human resources and recruiting (e.g., the onboarding and ongoing development of personnel), communications and public affairs, information and data security support (e.g., network operations and cybersecurity services), information technology and software systems support (e.g., implementation of property technology strategy), corporate governance and entity management (e.g., liquidation, dissolution and/or otherwise end of term services), risk management and internal compliance/know-your-client (KYC) reviews and refreshes, investment incentive payment documentation and recordkeeping, judicial processes, legal/business/finance optimization and innovation (e.g., legal invoice automation, legal document management and oversight, entity formation process standardization, management / team design, and identification of business efficiencies), legal support (e.g., claims, settlement and litigation oversight management and dispute resolution support, due diligence, including, in each case, post disposition of an investment, environmental and engineering due diligence, onboarding support of an acquisition post-closing and post-closing support, fundraising and investor reporting support, regulatory legal compliance, data privacy, lease and contract support (including drafting and reviewing NDAs), management agreement review and negotiation, and human resources and employment related support including legal and compliance training for personnel), lender financial reporting, lender relationship management (e.g., coordinating with lenders on any ongoing obligations under any relevant borrowing, indebtedness or other credit support (including any required consultation with or reporting to such lender)), mortgage servicing rights support services, environmental and/or sustainability due diligence support (e.g., review of property condition reports and clean energy consumption), climate accounting services, sustainability program management services, engineering services, services related to the sourcing, development and implementation of renewable energy, sustainability data collection and reporting services, capital planning services, payroll and benefits support, procurement, reporting (e.g., on tax, debt, portfolio or other similar topics), restructuring and work-out of performing, sub-performing and nonperforming loans, tax analysis and compliance (e.g., CIT and VAT compliance), trademark management, transfer pricing and internal risk control, treasury, valuation support services, vendor selection (e.g., training, due diligence and management support), and whole loan servicing oversight (e.g., collateral management, due diligence, and servicing oversight); (b) management services (including, without limitation, management by a Portfolio Entity, Blackstone affiliate or third party (e.g., a third-party manager or operating partner) of operational services (including personnel), operational coordination (e.g., coordination with joint venture partners, operating partners, and property managers), planning with respect to portfolio composition (e.g., hold / sell analysis support), sustainability-related planning (e.g., data collection, review, support and execution), revenue management support, and portfolio and property reporting), monitoring, restructuring and work-out of performing, sub-performing and nonperforming loans), consolidation, cash management, financing management, administrative support; (c) construction and project management services (including, without limitation, management of development projects, (e.g., energy and infrastructure management), management of general contractors on capital projects, project design and execution, tenant improvements, tenant space build-outs, turnkey services (such as end-to-end execution for real estate projects) and insurance support, and vendor selection (including training, due diligence and management support)); (d) leasing services (e.g., creating and implementing standard forms, leasing strategy, incorporation of green leases, leasing dispute and litigation assistance, management of third-party brokers, negotiation of major leases, negotiation of leases, and income (including parking, advertising, and promotional space)); (e) property management services (including, without limitation, property-level management, cleaning, energy consumption, security (including, but not limited to, physical security), revenue management, contract management, expense management, capital expenditure projects, facility management, business plan execution, engineering, capital expenditure design and implementation, reporting, provision of on-site staff, rent collection, service charge accounting and operation, marketing and advertising, tenant and guest relations, maintenance of common space, selecting and engaging architects, contractors and other third parties involved in construction, supervision of on-site third-party contractors (including facilities maintenance, cleaning, and security), and provision of retail managers to oversee tenant merchandising, promotions, and inventory); and (f) transaction support services including, without limitation, assisting with the appropriate transition of investments from acquisition to asset management, disposition, financing support, identifying potential investments (including development sites) and conducting diligence and negotiation support during acquisition, site visits, assembling relevant information, identifying potential financing opportunities or transactions including different transaction structures, providing diligence and negotiation support during lender selection, loan document negotiation, loan closing process, coordinating with investors, coordinating with lenders, servicers, title companies, escrow agents, vendors, third party report providers, deal teams and internal legal departments, coordinating lender due diligence, providing relationship management with brokers, banks and other potential sources of financing, preparing reporting packages (including financial statements) for lender review, assisting with underwriting, preparing pitchbooks and other marketing materials, preparing project feasibility analysis, coordinating with potential sources of capital and management, assisting with customer due diligence and related on-boarding, assisting with due diligence financial support, pricing, market analyses, modelling, sensitivity analyses, tracking guaranty exposure and counterparty exposure across financing platforms, preparing reporting on liquidity and overall capital structure, ordering third party reports, coordinating design and development works, assistance with due diligence, identifying potential investments, managing relationships with brokers and other potential sources of investments (e.g., recommending and implementing design decisions), coordinating and overseeing brokers, lawyers, accountants and other advisors, working with consultants and third parties to pursue entitlements and licensing, marketing and distribution, providing technical analyses and review of (i) design and structural work, (ii) architectural, façade and external finishes, (iii) certifications, (iv) operations and maintenance manuals and (v) statutory documents, managing bank account opening as well as account maintenance and relationships with banking partners, providing transaction consulting, providing in-house legal, sustainability and accounting and tax services, coordinating closing/post-closing procedures for acquisitions, dispositions, financings, and other transactions and assembling all and any relevant information related to any of the foregoing. Similarly, Blackstone, Other Blackstone Accounts and their Portfolio Entities can be expected to engage Portfolio Entities of Other Blackstone Accounts to provide some or all of these services. Certain Portfolio Entities of Other Blackstone Accounts are also expected to provide services to third parties (including for example, post-disposition of an investment). Some of the services performed by Portfolio Entity service providers could also be performed by our Manager, from time to time, and vice versa. Fees paid by an Other Blackstone Account or its Portfolio Entities to, or value created by, other Portfolio Entity service providers or vendors (whether to an Other Blackstone Account, Blackstone or any third parties engaging the services of such Portfolio Entity) do not offset or reduce the Management Fee and are not otherwise shared with Other Blackstone Accounts or their Portfolio Entities. Other Blackstone Accounts can also be expected to be engaged to provide services performed by technology-enabled service providers (including providers of advanced data analytics, artificial intelligence, machine learning, automation, AI implementation, integration, and consulting services, and related software-based tools, to support a wide range of business, investment and operational activities), which may include, without limitation, data analysis and aggregation, research and information synthesis, modeling and forecasting, operational and workflow automation, document and contract analysis, content generation, monitoring and reporting, compliance and risk management support, technology enablement, decision-support tools, and other analytical or operational functions. The scope, nature and extent of these services can be expected to evolve over time as technologies develop and new use cases are identified.

In certain circumstances our Manager can be expected to play a substantial role in engaging the personnel of Portfolio Entities or third parties providing services to us and/or our Portfolio Entities on an ongoing basis, including, in certain circumstances, with respect to the selection, hiring, retention and compensation of certain personnel. Such personnel or relevant Portfolio Entity could be compensated with a salary and equity incentive plan, including a portion of profits derived from us or a Portfolio Entity or asset, or other long term incentive plans, and the total compensation package is likely to differ from Portfolio Entity to Portfolio Entity, even where such Portfolio Entities service the same or similar pools of assets held by us, Other Blackstone Accounts and/or Blackstone or otherwise provides services to third parties, which may influence decisions by such personnel with respect to allocation of time and/or opportunities to the assets held by us and, in certain circumstances, encourage such personnel or Portfolio Entity to focus on assets or pools of assets they view as providing superior compensation and therefore present a potential conflict of interest (including, for example, when a potential tenant could be considered for multiple assets and/or investments). In addition, Blackstone has multiple business lines, which may result in competition with a Portfolio Entity for high performing executive talent and presents actual and potential conflicts of interest. For example, Blackstone may “poach” a Portfolio Entity executive, or such executive may interview with Blackstone during the applicable contractual period with respect to his or her existing position and later be hired by Blackstone after such period. A Portfolio Entity may want to retain such executives or other employees, and, regardless, Blackstone is under no obligation to avoid interviewing or hiring such employees. For example, our Manager may cause Revantage to establish new business lines and provide new services in addition to those services described in this prospectus or to provide such services to more customers or clients than described in this prospectus. The establishment of such business lines and addition of services and/or customers and clients could give rises to conflicts of interest.

Such Portfolio Entities of Other Blackstone Accounts that can be expected to provide services to us include, without limitation, Revantage (as defined below) and may include additional Portfolio Entities that may be formed or acquired in the future. We will engage Revantage Corporate Services, LLC and Revantage Global Services Europe S.à r.l. (collectively, “Revantage”), Portfolio Entities owned by certain other Blackstone Accounts, to provide, as applicable, corporate support services, including, without limitation, accounting, legal, tax, treasury, valuation support services, information technology, transaction support services and human resources and operational services and management services. In addition, we may engage other Portfolio Entities owned by Other Blackstone Accounts, such as QTS, to provide, as applicable, management services, corporate support services and transaction support services.

We may be required or strongly encouraged to obtain certain services from Revantage due to firm-wide, fund-wide or regulatory reasons (including internal Manager synergy as well as our Manager’s policies and procedures). Such required offerings may include data collection programs; IT security; fund accounting; fund accounting reporting; acquisition onboarding; offboarding of investments; certain valuation reporting; tax reporting and compliance; distribution support; transaction and enterprise risk management; digital asset management; acquisition and disposition program management; certain sustainability support services; and office services. Our Manager recommends certain services from Revantage where such services are accretive in value or offer proven scale. In some instances, our Manager prefers that we or Other Blackstone Accounts utilize Revantage’s services to ensure consistency in reporting to our investors and generally to Other Blackstone Accounts. For example, such recommended offerings may include human resource administration; IT infrastructure services, investment accounting and reporting services; promote administration; loan origination assistance; and invoice and claims management services. Revantage also offers “opt-in” services, which are services that we or Other Blackstone Accounts may find valuable and helpful to their infrastructure; whereas, certain Other Blackstone Accounts may already have such services in-house or have otherwise established policies and procedures for such services or similar such that they need not “opt-in” to this category of Revantage’s services. Such services include Portfolio Entity and investment level analytics services; talent acquisition services; financial planning and analysis for Portfolio Entities; tax advice and administration for Portfolio Entities; debt servicing; litigation management services; business continuity assistance; and project management services.

Fees and expenses incurred for services provided by Other Blackstone Accounts may result in conflicts of interest, including as a result of different compensation and expense reimbursement structures and allocation of expenses between us and/or the Portfolio Entities, which could result in us paying more than our pro rata portion of fees for services.

We compensate service providers and vendors owned by the Other Blackstone Accounts for services rendered to us, including through promote or other incentive-based compensation payable to their management teams and other related parties. The incentive-based compensation paid with respect to a Portfolio Entity or property will vary from the incentive based compensation paid with respect to other Portfolio Entities and properties; as a result, the management team or other related parties may have greater incentives with respect to certain properties and Portfolio Entities relative to others, and the performance of certain properties and Portfolio Entities may provide incentives to retain management that also service other properties and Portfolio Entities. Such service providers and vendors may charge for certain goods and services at rates generally consistent with those available in the market for similar goods and services. The discussion regarding the determination of market rates below applies equally in respect of the fees and expenses of the Portfolio Entity service providers, if charged at rates generally consistent with those available in the market.

Certain Portfolio Entity service providers and vendors are expected to provide services to us and Other Blackstone Accounts and, in such cases, we, our Portfolio Entities and Other Blackstone Accounts will compensate one or more of these service providers and vendors, and we and our Portfolio Entities will be charged for services provided by such service providers and vendors based on a contractually determined rate or cost. As a general matter, captive Portfolio Entities of our or Other Blackstone Accounts are not expected to generate profit for us or Other Blackstone Accounts by whom they are owned. Accordingly, stockholders of ours should have no expectation that such captive Portfolio Entities owned in whole or in part by us will generate any positive returns, and such captive Portfolio Entities could instead result in a loss to us. Costs and expenses for services provided by service providers and vendors owned or controlled by us or Other Blackstone Accounts will be passed through on a cost reimbursement, no-profit, revenue, purchase and sale price, capital spend, or break-even basis (even if third party customers or clients are charged on a different basis), which break-even point may occur over a period of time, including in certain circumstances over an extended period of time following engagement by us or such Other Blackstone Accounts, such that such service provider or vendor may realize a profit in a given year which would be expected to be applied towards the costs in subsequent period. In certain circumstances, we will bear the start-up, wind-down and liquidation costs and expenses related to Portfolio Entity service providers owned by us or be allocated all or a portion of such costs and expenses related to

Portfolio Entity service providers used by us and owned by Other Blackstone Accounts. Costs and expenses associated with goods and services provided by service providers and vendors owned by Other Blackstone Accounts (including, for the avoidance of doubt, all overhead associated with such service providers and vendors owned by Other Blackstone Accounts) are allocated to us and/or the Portfolio Entities. Such costs and expenses will not reduce the Management Fee and are expected to include any of the following: (i) salaries, wages, benefits and travel expenses; (ii) marketing and advertising fees and expenses; (iii) legal, compliance, accounting and other professional fees and disbursements; (iv) office space, furniture and fixtures, and equipment; (v) insurance premiums; (vi) technology expenditures, including hardware and software costs, and servicing costs and upgrades related thereto; (vii) costs to engage recruitment firms to hire employees; (viii) diligence expenses; (ix) one-time costs, including costs related to building-out, expanding and winding-down a portfolio property costs that are of a limited duration or non-recurring (such as startup or technology buildup costs, one-time technology and systems implementation costs, employee recruiting and onboarding, ongoing training and severance payments, certain consulting fees and legal costs and IPO-readiness and other infrastructure costs); (x) related tax costs and/or liabilities determined by Blackstone based on applicable marginal tax rates; and (xi) other operating, establishment, expansion and capital expenditures (including financing and interest thereon). Any of the foregoing costs, although allocated in a particular period, will, in certain circumstances, relate to activities occurring outside the period (including in prior periods, such as where any such costs are amortized over an extended period), and further will, in certain circumstances, be of a general and administrative nature that is not specifically related to particular services, and therefore we could, to the fullest extent permitted by applicable law, pay more than our pro rata portion of fees for services.

Similarly, certain Portfolio Entities can be expected to incur costs and expenses in connection with broken deals or transactions that are not consummated. In such circumstances, there will be Portfolio Entities that allocate such broken deal expenses to successful or signed transactions of ours or of an Other Blackstone Account. As a result, Portfolio Entities will at times incur significant costs or expenses without recouping such expenses, and there can be no assurances that any such broken deal expenses will in fact be recouped, which will impact us, directly or indirectly. The foregoing costs and expenses may thus result in increased expenses for successful or signed transactions of ours or of an Other Blackstone Account, or lower returns from Portfolio Entities that are unable to recoup such expenses. In addition, in certain circumstances, Blackstone also relies on the management team of a Portfolio Entity with respect to the determination of costs and expenses and allocation thereof and does not oversee or participate in such determinations or allocations. Moreover, to the extent a Portfolio Entity uses an allocated cost model with respect to fees, costs and expenses, such fees, costs and expenses are typically estimated and/or accrued quarterly (or on another regular periodic basis) but not finalized until year-end and as a result, such year-end true-up is subject to fluctuation and increases such that for a given year, the year-end cumulative amount with respect to fees, costs and expenses may be greater than the sum of the quarterly estimates (or other periodic estimates where applicable) and/or accruals and therefore we could bear more fees, costs and expenses at year-end than had been anticipated throughout the year. The allocation of costs and expenses (including, for the avoidance of doubt, overhead) among the entities and assets to which services are provided can be expected to be based on any of a number of different methodologies, including, without limitation, on the basis of “cost” as described above, “revenue,” “time-allocation,” “per unit,” “spend,” “number of units,” “per square footage” or “fixed percentage,” gross asset value or purchase or sale price and the particular methodology used to allocate such costs among the entities and assets to which services are provided is expected to vary depending on the types of services provided and the applicable asset class involved and could, in certain circumstances, change from one period to another. There can be no assurance that a different manner of allocation would result in our bearing less or more or the same amount of costs and expenses. In addition, a Portfolio Entity that passes through costs and expenses on a cost reimbursement, no-profit, revenue, purchase and sale price, capital spend or break-even basis may, in certain circumstances, change its allocation methodology (including with respect to one and not all of its customers or clients, including us and our Portfolio Entities), for example, another methodology for the allocation of costs and expenses (including, for the avoidance of doubt, all overhead) described in this prospectus or otherwise, to charging (A) a flat fee for a particular service or instance, (B) a rate as contractually agreed between the parties, or (C) fees based on current market rates, and any such changes may increase or reduce the amounts received by such Portfolio Entities for the same services and stockholders will not receive notice or disclosure of such changes in allocation methodology. In certain circumstances, particularly where such service providers and vendors are located in Europe or Asia, such service providers and vendors are expected to charge us and our Portfolio Entities for goods and services at cost plus a percentage of cost for transfer pricing or other tax, legal, regulatory, accounting or other reasons. Further, we and our Portfolio Entities will compensate one or more of these service providers and vendors owned by us or Other Blackstone Accounts through incentive-based compensation payable to their management teams and other related parties. The incentive-based compensation paid with respect to a Portfolio Entity or asset of ours or Other Blackstone Accounts will vary from the incentive-based compensation paid with respect to other Portfolio Entities and assets of ours and Other Blackstone Accounts and is expected to vary from those charged to third-party customers or clients of such service provider or vendor; as a result, the management team or other related parties can be expected to have greater incentives with respect to certain assets and Portfolio Entities or third parties relative to others, and the performance of certain assets and Portfolio Entities or third parties may provide incentives to retain management that also service other assets and Portfolio Entities. Blackstone is not required to perform or obtain benchmarking analyses or third-party verification of expenses with respect to services provided on a cost reimbursement, no-profit, or break-even basis, or in respect of incentive-based compensation. There can be no assurance that amounts charged by Portfolio Entity service providers that are not controlled by us or Other Blackstone Accounts will be consistent with market rates or that any benchmarking, verification or other analyses will be performed with respect to such charges. In addition, while it is expected that we or Other Blackstone Accounts will engage in long-term or recurring contracts with Portfolio Entity service providers, our Manager may not seek to benchmark or otherwise renegotiate the original fee arrangement for a significant period of time. In addition, Blackstone is not required to perform or obtain benchmarking analyses of expenses with respect to non-recurring contracts or services with Portfolio Entity service providers and will exclude non-recurring costs from benchmarking analyses when such analyses are required, and the determination of whether or not a contract or service is recurring or non-recurring will be made in the applicable Portfolio Entity management team’s sole and subjective determination and can vary from Portfolio Entity to Portfolio Entity. With respect to any benchmarking performed, the related benchmarking expenses will be borne by us, Other Blackstone Accounts and their respective Portfolio Entities and will not offset the Management Fee.

In certain circumstances, we and Other Blackstone Accounts will enter into fee arrangements with Portfolio Entity service providers (including instances where the fee is structured as a cost-plus fee (i.e., the cost of services plus a fixed percentage)). Where Portfolio Entity service providers have entered into such fee arrangements, there may be situations where the Portfolio Entity service providers’ tax liabilities that are associated with the income received from us and/or Other Blackstone Accounts could be passed along to us such that we would ultimately be responsible for bearing such expenses. Accordingly, our Manager may have an incentive to structure its fee arrangements with Portfolio Entity service providers in such a manner where we or an Other Blackstone Account may bear all or a portion of such Portfolio Entity service provider’s tax liabilities. As further noted above, no fees charged by these service providers and vendors in the fee arrangement discussed in this paragraph will offset or reduce the Management Fee.

A service provider will, in certain circumstances, subcontract certain of its responsibilities to other Portfolio Entities of us and Other Blackstone Accounts. In such circumstances, the relevant subcontractor could invoice the Portfolio Entity for fees (or in the case of a cost reimbursement arrangement, for allocable costs and expenses) in respect of the services provided by the subcontractor. The Portfolio Entity, if charging on a cost reimbursement, no-profit or break-even basis, would in turn allocate those costs and expenses as it allocates other fees and expenses as described above. Similarly, Other Blackstone Accounts, their Portfolio Entities and Blackstone can be expected to engage any of our future Portfolio Entities to provide services, and these Portfolio Entities will generally charge for services in the same manner described above, but we generally will not be reimbursed for any costs (such as startup costs) relating to such Portfolio Entity incurred prior to such engagement.

To the extent we enter into joint ventures with third parties which engage service providers and vendors as discussed herein, we may be allocated more fees, costs and expenses than our pro rata share.

We, Other Blackstone Accounts and their affiliates are expected to enter into joint ventures with third parties to which the service providers and vendors described above will provide services. In some of these cases, the joint venture partner may negotiate to not pay its pro rata share of fees, costs and expenses to be allocated as described above, in which case we, Other Blackstone Accounts and their affiliates that also use the services of the Portfolio Entity service provider will, directly or indirectly, pay the difference, or the Portfolio Entity service provider will bear a loss equal to the difference. Moreover, in certain circumstances, the joint venture partner may be allocated fees, costs and expenses pursuant to a different methodology than a Portfolio Entity’s standard allocation methodology, which could result in us or the Portfolio Entities being allocated more fees, costs and expenses than we or they would otherwise be allocated solely pursuant to such standard allocation methodology. Portfolio entity service providers described in this section are generally owned and controlled by one or more Blackstone funds, such as Other Blackstone Accounts. In certain instances, a similar company could be owned or controlled by Blackstone directly. Service providers described in this section are generally owned and controlled by an Other Blackstone Account.

In addition, in the event of the disposition of an investment or a Portfolio Entity (whether by way of transfer to us, an Other Blackstone Account, a Portfolio Entity of the foregoing or Blackstone (as described below) or by way of a sale to a third party), such Portfolio Entity may continue to provide some or all of the services described in this prospectus to us, Other Blackstone Accounts, Portfolio Entities of the foregoing, joint venture partners or Blackstone, as applicable, even for a substantial period of time following such disposition. For example, a joint venture partner may retain or continue to retain Revantage (including with respect to fees for services described in this prospectus) or continue to work with Blackstone in connection with certain arrangements when and after the investment therein is exited. As such, Blackstone or a Portfolio Entity of ours may begin to earn fees or continue to earn fees from such investment for providing services to such investment, which will not offset or reduce other fees or be shared with the stockholders in any way, and such fees may be the same or different compared to those charged to us or a Portfolio Entity of ours for the same or similar services as described above.

Blackstone could cause a transfer of ownership of Portfolio Entity service providers (or the employees, leases, contracts, a business unit or office assets of one service provider to another service provider) from us to an Other Blackstone Account, or from an Other Blackstone Account to us. The transfer of a Portfolio Entity service provider (or employees, leases, contracts, business units or office assets of such service provider) between us and an Other Blackstone Account (where we may be, directly or indirectly, a seller or a buyer in any such transfer) will generally be consummated for minimal or no consideration, and without obtaining any consent from the stockholders.

Blackstone has a general practice of not entering into any arrangements with advisors, vendors or service providers that provide lower rates or discounts to Blackstone itself compared to those available to us for the same services. However, legal fees for unconsummated transactions are often charged at a discounted rate, such that if we consummate a higher percentage of transactions with a particular law firm than Blackstone, Other Blackstone Accounts and their affiliates, we could indirectly pay a higher net effective rate for the services of that law firm than Blackstone or Other Blackstone Accounts or their affiliates. Also, advisors, vendors and service providers often charge different rates or have different arrangements for different types of services. For example, advisors, vendors and service providers often charge fees based on the complexity of the matter as well as the expertise and time required to handle it. Therefore, to the extent the types of services used by us are different from those used by Blackstone, Other Blackstone Accounts and their affiliates and personnel, we can be expected to pay different amounts or rates than those paid by such other persons. Similarly, Blackstone, the Other Blackstone Accounts and their affiliates and we can be expected to enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with Blackstone) from time to time whereby such counterparty will, in certain circumstances, charge lower rates (or no fee) or provide discounts or rebates for such counterparty’s products or services depending on the volume of transactions in the aggregate or other factors.

In addition to the service providers (including Portfolio Entity service providers) and vendors described above, we will engage in transactions with one or more businesses that are owned or controlled by Blackstone directly, not through one of its funds, including the businesses described below. These businesses will, in certain circumstances, also enter into transactions with other counterparties of ours, Portfolio Entities as well as service providers and vendors. Blackstone could benefit from these transactions and activities through current income and creation of enterprise value in these businesses. No fees charged by these service providers and vendors will offset or reduce the Management Fee. Furthermore, Blackstone, the Other Blackstone Accounts and their affiliates and related parties will use the services of these Blackstone affiliates, including at different rates. Although Blackstone believes the services provided by its affiliates are equal to or better than those of third parties, Blackstone directly benefits from the engagement of these affiliates, including from any profits generated by such affiliates as described in the following sentence, and there is therefore an inherent conflict of interest. As a result of services expected to be provided to us and our Portfolio Entities, affiliated service providers may be permitted and could be expected to from time to time generate profits, including incidental profits from services provided to us and our Portfolio Entities. In addition, the engagement of Blackstone-affiliated service providers to perform services for Other Blackstone Accounts and Portfolio Entities could, in certain circumstances, reduce Blackstone’s internal overhead and compensation costs for employees who would otherwise be performing such services. In light of all of the foregoing, Blackstone can be expected to have an incentive to cause or encourage Other Blackstone Accounts and Portfolio Entities to engage Blackstone-affiliated service providers or to pursue the types of investments or transactions in connection with which these service providers could possibly render services and earn fees, compensation or other amounts.

Blackstone-affiliated service providers and vendors, include, without limitation:

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LNLS. Lexington National Land Services (“LNLS”) is a Blackstone affiliate that (i) acts as a title agent in facilitating and issuing title insurance, (ii) provides title support services for title insurance underwriters, (iii) in certain circumstances, provides courtesy title settlement services and (iv) acts as escrow agent in connection with certain investments by us, Other Blackstone Accounts and their Portfolio Entities, affiliates and related parties, and third parties, including, in certain cases, Blackstone’s borrowers. In exchange for such services, LNLS earns fees which would have otherwise been paid to third parties. Blackstone generally will periodically benchmark the relevant costs to the extent that market data is available, except when such data is impractical or unduly burdensome to obtain, or when LNLS is providing such services in a state where the insurance premium or escrow fee, as applicable, is regulated by the state or when LNLS is part of a syndicate of title insurance companies where the insurance premium is negotiated by other title insurance underwriters or their agents on an arm’s-length basis. Such benchmarking, where conducted, will assess whether LNLS rates are within a range that Blackstone has determined is reflective of title agency rates in the applicable and comparable markets. LNLS rates will not necessarily be equal to or lower than the median within such range.

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Blackstone Capital Markets. BXCM is a Blackstone affiliate that provides capital markets and investment banking services through, in certain circumstances, an affiliated registered broker-dealer or another Blackstone affiliate. Blackstone, Other Blackstone Accounts and their Portfolio Entities, and third parties will, in certain circumstances, utilize BXCM for debt and equity financings, including syndicated and non-syndicated offerings and sales, placements and dispositions (including structuring) of equity and debt securities or instruments in private and public transactions, and to provide investment banking, underwriting, brokerage, capital markets, or investment advisory services. BXCM is an underwriter in this offering. See “Underwriting.” References herein to Blackstone Capital Markets and BXCM (or equivalent) include employees across Blackstone that perform related or similar services, unless the context suggests otherwise.

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BX Energy Services. We and/or Portfolio Entities are expected to engage in the future with relevant businesses owned by Blackstone and/or Other Blackstone Accounts that will provide energy procurement, advisory, consulting and/or other services related to sustainability activities (including, without limitation, those related to establishment, implementation, assessment, attestation, monitoring and measurement of sustainability-related programs, processes, initiatives and improvements) (such businesses, collectively, “BX Energy Services”). We may make use of BX Energy Services in order to support our aim of maximizing risk-adjusted returns on investments. In particular, BX Energy Services is expected to provide (i) energy advisory services, including energy procurement strategy and contract support; (ii) energy brokering, procurement and power marketing, including purchases of energy on behalf of Portfolio Entities through a retail energy marketer or as a broker; (iii) renewable or other low-carbon energy procurement, including purchases of renewable energy and/or investment in renewable energy projects; (iv) bill management, including bill pay support, which may include paying of bills, checking for billing errors and tariff negotiation; and (v) data and emissions inventories, including managing energy data and calculating emissions from energy purchases.

Blackstone and Other Blackstone Accounts could benefit from these transactions and activities through current income and creation of enterprise value in BX Energy Services’ businesses. Furthermore, Blackstone, the Other Blackstone Accounts and their Portfolio Entities and their affiliates and related parties will use the services of BX Energy Services, including at different rates as further described below. Although Blackstone believes the services provided by BX Energy Services are equal or better than those of third parties, Blackstone directly benefits from the engagement of BX Energy Services, and there is therefore an inherent conflict of interest.

We could acquire from or sell to Blackstone a service provider as an investment or participate alongside Blackstone in the acquisition of a service provider. Blackstone is expected to establish a valuation methodology in relation to any such sale or acquisition by us of a service provider. In addition, before entering into any transaction with respect to any such service provider, it is anticipated that Blackstone will obtain any consents that may be required under the Advisers Act.

Certain Blackstone-affiliated service providers and their respective personnel will receive a management promote, an incentive fee and other performance-based compensation in respect of our investments, which fees and compensation (as well as other fees and compensation we may pay, including to Portfolio Entities of Other Blackstone Accounts and their respective personnel) are expected to be substantial in some cases and in the form of shares of our common stock. Furthermore, Blackstone-affiliated service providers can be expected to charge costs and expenses based on allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses), provided that these amounts will not exceed market rates as determined to be appropriate under the circumstances.

Our Manager and its affiliates, except in those instances where a market comparable cannot be determined, will make determinations of certain market rates (i.e., rates that fall within a range that our Manager and its affiliates has determined is reflective of rates in the applicable market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms and in certain circumstances, is expected to be in the top of the range) based on its consideration of a number of factors, which are generally expected to include the experience of our Manager and its affiliates with non-affiliated service providers as well as benchmarking data and other methodologies determined by our Manager and its affiliates to be appropriate under the circumstances. In respect of benchmarking, Blackstone undertakes no minimum amount of benchmarking, and, to the extent Blackstone does engage in benchmarking, it cannot be assured that such benchmarking will be accurate, comparable, or relate specifically to the assets or services to which such rates or terms relate. Whether or not Blackstone has a relationship with, or receives financial or other benefit from, recommending a particular service provider, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost. While Blackstone often obtains benchmarking data regarding the rates charged or quoted by third parties for services similar to those provided by Blackstone affiliates in the applicable market or certain similar markets, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services (e.g., within property management services, different assets may receive different property management services). In addition, benchmarking data is based on general market and broad industry overviews, rather than determined on an asset-by-asset basis. As a result, benchmarking data does not take into account specific characteristics of individual assets then owned or to be acquired (such as location or size), or the particular characteristics of services provided. Further, it could be difficult to identify comparable third-party service providers that provide services of a similar scope and scale as the Blackstone-affiliated service providers that are the subject of the benchmarking analysis. For these reasons, such market comparisons may not result in precise market terms for comparable services. Expenses to obtain benchmarking data will be borne by us or by Other Blackstone Accounts and will not offset the Management Fee. Finally, in certain circumstances, our Manager can be expected to determine that third-party benchmarking is unnecessary, including in circumstances where the price for a particular good or service is mandated by law (e.g., title insurance in rate-regulated states) or because Blackstone has access to adequate market data (including from third-party clients of the Blackstone-affiliated service provider that is the subject of the benchmarking analysis) to make the determination without reference to third-party benchmarking. For example, in certain circumstances a Blackstone-affiliated service provider or a Portfolio Entity service provider could provide services to third parties, in which case if the rates charged to such third parties are consistent with the rates charged to us, Other Blackstone Accounts and their respective Portfolio Entities, then a separate benchmarking analysis of such rates is not expected to be prepared. Some of the services performed by Blackstone-affiliated service providers could also be performed by our Manager from time to time and vice versa. Fees paid by us to, or value created by, other Portfolio Entity service providers or vendors do not offset or reduce the Management Fee and are not otherwise shared with us.

Blackstone and Other Blackstone Accounts operate in multiple industries, including the real estate related information technology industry, and provide products and services to or otherwise contract with us, among others. In connection with any such investment, Blackstone and Other Blackstone Accounts (or their respective Portfolio Entities and personnel and related parties) can be expected to make referrals or introductions to us or other Portfolio Entities in an effort, in part, to increase the customer base of such companies or businesses or because such referrals or introductions will, in certain circumstances, result in financial benefits, such as cash payments, tax credits, additional equity ownership, and participation in revenue share, accruing to the party making the introduction. Furthermore, such introductions or referrals may involve the transfer of certain personnel or employees among Blackstone and Portfolio Entities which may result in a termination fee or similar payments being due and payable from one such entity to another. In the alternative, Blackstone may form a joint venture (or other business relationship) with such a Portfolio Entity to implement such arrangements, pursuant to which the joint venture or business provides services (including, without limitation, corporate support services, loan management services, management services, operational services, ongoing account services (e.g., interacting and coordinating with banks generally and with regard to any related “know your client” requirements), risk management services, data management services, consulting services, brokerage services, sustainability and clean energy consulting services, insurance procurement, placement, brokerage and consulting services (including AI Technologies), and other services to such Portfolio Entities) that are referred to the joint venture or business by Blackstone. Such referrals can be expected to be made by Blackstone in an effort, in part, to increase the customer base of such companies or businesses (and therefore the value of the investment held by us or Other Blackstone Accounts) or because such referrals or introductions will, in certain circumstances, result in financial benefits, such as cash payments, tax credits, additional equity ownership, or participation in revenue share and/or milestones benefitting the referring or introducing party that are tied or related to participation by Portfolio Entities of ours and/or of Other Blackstone Accounts, accruing to the party making the introduction (e.g., personnel of Blackstone, including our Manager’s investment professionals). Such joint venture or business could use data obtained from such Portfolio Entities. We typically will not share in any fees, economics, equity or other benefits accruing to Blackstone, Other Blackstone Accounts and their respective Portfolio Entities as a result of such introduction. There may, however, be instances in which the applicable arrangements provide that we or our Portfolio Entities share in some or all of any resulting financial incentives (including, in some cases, cash payments, tax credits, additional equity ownership, participation in revenue share and/or milestones) based on structures and allocation methodologies determined in the sole discretion of Blackstone. Conversely, where we or one of our Portfolio Entities are the referring or introducing party, rather than receiving all of the financial incentives (including, in some cases, cash payments, tax credits, additional equity ownership, participation in revenue share and/or milestones) for similar types of referrals and/or introductions, such financial incentives

(including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) may be similarly shared with the participating Other Blackstone Accounts or their respective Portfolio Entities.

Blackstone has also entered into certain investment management arrangements whereby it provides investment management services for compensation to insurance companies including (i) FGL Holdings, which was formerly known as Fidelity & Guaranty Life Insurance Company and was acquired by Fidelity National Financial Inc., and certain of its affiliates, (ii) Everlake Life Insurance Company and certain of its affiliates (“Everlake”), (iii) the insurance companies comprising Corebridge Financial, Inc.’s life and retirement business (“Corebridge”) and (iv) Resolution Life Group Holdings Ltd. As of the date hereof, Blackstone owns an indirect minority equity interest in the parent company of Everlake and Other Blackstone Accounts own the remaining equity interests in the parent company of Everlake, and Blackstone owns a minority equity interest in the parent company of Corebridge. The foregoing insurance company investment management arrangements will involve investments by such insurance company clients across a variety of asset classes (including investments that may otherwise be appropriate for us). As a result, in addition to the compensation Blackstone receives for providing investment management services to insurance companies in which Blackstone or an Other Blackstone Account owns an interest, in certain instances Blackstone receives additional compensation in its capacity as an indirect owner of such insurance companies and/or Other Blackstone Accounts. In the future, Blackstone will likely enter into similar arrangements with Portfolio Entities of ours, Other Blackstone Accounts or other insurance companies. Such arrangements may reduce the allocations of investments to us, and Blackstone may be incentivized to allocate investments away from us to such insurance company client under such investment management arrangements or other vehicles/accounts to the extent the economic arrangements related thereto are more favorable to Blackstone relative to the terms of ours.

With respect to transactions or agreements with Portfolio Entities (including, for the avoidance of doubt, long-term incentive plans) occurring at times when unrelated officers of a Portfolio Entity are not appointed, Blackstone can be expected to negotiate and execute agreements on behalf of the Portfolio Entity with Blackstone, us, Other Blackstone Accounts and their Portfolio Entities and affiliates and other related parties. These negotiations would not be arm’s length and would entail conflicts of interest. Blackstone may involve outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms, or establish separate groups with information barriers within Blackstone to advise on each side of the negotiation and releases each of them from any liability arising from the existence of any such conflict of interest; however, there can be no assurance that these measures will mitigate such conflict effectively or at all.

These conflicts related to Portfolio Entity transactions will not necessarily be resolved in favor of us, and stockholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.

Agreements we will enter with respect to service and products purchased on a group basis may result in conflicts of interest due to the allocation of the costs and benefits of these agreements.

We will enter into agreements, transactions or arrangements regarding group procurement (including, but not limited to, with CoreTrust, a group purchasing organization currently owned by an Other Blackstone Account), benefits management and purchase of title and other insurance policies (which can be expected to include brokerage and placement thereof), and such agreements, transactions or arrangements will from time to time be discounted due to scale or pooled across Portfolio Entities. This could include sharing of deductibles and other forms of shared risk retention from a third party or a Blackstone affiliate, and other operational, administrative or management related initiatives. For example, it is anticipated that Blackstone will encourage Portfolio Entities of ours, or of Other Blackstone Accounts, to participate in, or engage a specific vendor (which could itself be a Portfolio Entity or an affiliate thereof) as part of, a program or arrangement (such as a group procurement organization) designed to help such Portfolio Entities obtain volume-based (or similar) discounts or benefits in connection with goods and/or services they purchase from, through or with the assistance of such vendor, program or arrangement (including, without limitation, benefits received in connection with insurance policies provided, procured, introduced, brokered or sourced by, through or with the assistance of such vendor, program or arrangement). Some of these programs or arrangements result in commissions, discounts, rebates, revenue shares or similar payments or benefits received (including from the vendor) by Blackstone, its personnel or Other Blackstone Accounts and their Portfolio Entities, including as a result of transactions entered into by us, and those payments or benefits could be calculated based on the amount of payments made by Portfolio Entities for the goods and services they purchase through or with the assistance of such program or arrangement (or calculated using a different methodology). Any such payments or benefits received by Blackstone, its personnel, us, Other Blackstone Accounts or their respective Portfolio Entities will not offset the Management Fee. In certain cases, Blackstone also participates in such programs and arrangements or engages the same vendor as Portfolio Entities, and potentially realizes better pricing or discounts as a result of the participation of, or the engagement of that vendor by, Portfolio Entities. Additionally, Blackstone can be expected to also receive consulting, usage or other fees from the parties to these group procurement arrangements. To the extent that a Portfolio Entity of an Other Blackstone Account is providing such a service, the benefits received by the particular Portfolio Entity providing the service will, in certain circumstances, be greater than those received by us in receiving the service. Moreover, Blackstone will allocate the cost of these programs or arrangements, including of the various services and products purchased on a group basis, among us, Other Blackstone Accounts, and their Portfolio Entities. In addition, certain services and products (including, but not limited to, the provision of electronic subscription documents) are expected to be provided to us and Other Blackstone Accounts across Blackstone business units, and the allocation of related costs and expenses between us and Other Blackstone Accounts could be determined, among other factors, by the timing and extent to which us and Other Blackstone Accounts are to engage or receive such services or products. For example, we may be required to pay an additional or higher fee as compared with Other Blackstone Accounts if an Other Blackstone Account engages, or starts to receive services from, a service provider at a different time than Other Blackstone Accounts, including due to volume-based (or similar) discounts resulting from its participation and the participation of Other Blackstone Accounts. Conflicts exist in the allocation of the costs and benefits of these arrangements.

We will purchase or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) to insure us, our portfolio properties, our Manager, Blackstone and their respective directors, officers, employees, agents and representatives and other indemnified parties (and in certain circumstances, such person’s agents and representatives), against liability in connection with our activities. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella”, group or other insurance policies maintained by Blackstone that cover one or more of us and Other Blackstone Accounts, our Manager and Blackstone (including their respective directors, officers, employees, agents and representatives and other indemnified parties). Our Manager and its affiliates will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella”, group or other insurance policies among one or more of us and Other Blackstone Accounts, our Manager and Blackstone on a fair and reasonable basis, in their discretion, and may make corrective allocations should they determine subsequently that such corrections are necessary or advisable. For example, some property insurance could be allocated on a property-by-property basis in accordance with the relative values of the respective assets that are insured by such policies.

Similarly, we and our Portfolio Entities may enter into arrangements with Other Blackstone Accounts and their respective Portfolio Entities whereby insurance is procured as a group where the insurance provider may charge lower premiums to the group than it would on an individual basis. In such event, the obligation to pay the premiums on such group policies may be allocated in accordance with the relative values of the respective entities that are insured by such policies (or other factors that Blackstone may reasonably determine). Additionally, we and Other Blackstone Accounts (and their Portfolio Entities) will, in certain circumstances, jointly contribute to a pool of funds that can be expected to be used to pay losses that are subject to the deductibles on any group insurance policies, which contributions may similarly be allocated in accordance with the relative values of the respective assets that are insured by such policies (or other factors that Blackstone may reasonably determine).

In respect of such insurance arrangements, Blackstone may make corrective allocations from time to time should it determine subsequently that such adjustments are necessary or advisable. There can be no assurance that different allocations or arrangements than those implemented by Blackstone as provided above would not result in us bearing less (or more) premiums, deductibles, fees, costs and expenses for insurance policies.

We may, and Other Blackstone Accounts will, in certain circumstances (including with respect to property insurance and terrorism insurance), self-insure through Gryphon Mutual Property Americas IC, a captive insurance company (“Gryphon”) owned entirely by its participants (which may include us and such Other Blackstone Accounts). An affiliate of Blackstone provides oversight of Gryphon’s management, sits on the boards of Gryphon’s cells, provides a guarantee for a letter of credit to help capitalize it and receives a fixed fee based on a percentage of the gross premiums, and a third-party insurance services firm provides brokerage, risk management, claims oversight, credit support, administration and insurer management services. In addition, it is expected that an affiliate of Blackstone will provide investment management and treasury services (including other cash management related services) in respect of all or a portion of the insurance premiums held by Gryphon and will receive a fee in respect of such services. In the future, it is possible that we will self-insure through Gryphon or a different captive insurance company (which we refer to as a “Captive”), alongside Other Blackstone Accounts (and their Portfolio Entities). If we and Other Blackstone Accounts self-insure through a Captive, the fees and expenses of such Captive, including insurance premiums, the fees described above, and fees paid to its manager, would likely be borne by us and Other Blackstone Accounts pro rata based on estimates of insurance premiums that would have been payable for each party’s respective assets, in each respective asset class as benchmarked by third parties, and would likely be paid by each participant annually. While we would not expect to provide any funding in addition to such annual contribution, it is possible that each member of such Captive, including us, would be required to make additional capital contributions in certain circumstances. This optional arrangement could provide us with greater control over our property insurance and terrorism insurance programs and reduce overall costs of insurance through lower premiums and reduction or elimination of insurance brokerage costs. It is possible, however, that we would be negatively affected to the extent there were disproportionate losses incurred on assets held by Other Blackstone Accounts participating in such Captive, including through increased future premiums or the lost ability to recoup capital contributions, and there can be no assurance that the arrangement would not result in under- or over-allocation of costs to us relative to Other Blackstone Accounts or that different allocations or arrangements than those provided above would not result in us and our Portfolio Entities bearing less (or more) premiums, deductibles, fees, costs and expenses for insurance policies. Gryphon currently engages, and is expected to continue to engage, one or more Portfolio Entities owned by us or Other Blackstone Accounts (including Revantage) to provide corporate support services in respect of Gryphon’s activities (including assisting with Captive structuring, related insurance placement and oversight and administration of claims). In connection therewith, Revantage is expected to earn commissions for such services related to the Gryphon property program placement, terrorism insurance, casualty program and other lines of coverage and could earn additional commissions during each such policy year. Such commissions will initially be used to offset costs of any Captive (which could include fees to Blackstone and allocated costs associated with Revantage’s account payroll, professional services, travel and entertainment, employee development technology costs and facilities and office services), with any excess funds being returned to or used for the benefit of participating funds in a reasonable manner, which could include reserving for (or advance payment of) additional anticipated costs or direct reimbursement in accordance with a reasonable allocation. Any such services and fees are in addition to the services provided and fees received by Blackstone, notwithstanding that Revantage is a Portfolio Entity owned by certain Other Blackstone Accounts.

The potential receipt of compensation by Blackstone related to data management services provided to portfolio properties, us and Other Blackstone Accounts may cause us to invest in Portfolio Entities that we may not otherwise have invested in or on terms and conditions less favorable to us than we would have otherwise sought to obtain.

Revantage provides data management services to portfolio properties and may also provide such services directly to us and Other Blackstone Accounts (collectively, “Data Holders”) and Blackstone or an affiliate of Blackstone formed in the future may also provide data services to Data Holders in relation to data and other information they hold, possess, acquire, generate, distribute, or sell. Such services can be expected to include assistance with obtaining, generating, analyzing, curating, processing, packaging, distributing, organizing, mapping, holding, transforming, enhancing, marketing and selling such data and other information (among other related data management and consulting, including artificial intelligence, services) and/or the development of software or code therefrom, for monetization through licensing or sale arrangements with third parties and, subject to the limitations in the Management Agreement and any other applicable contractual, legal, or regulatory restrictions or limitations, with us, Other Blackstone Accounts, Portfolio Entities, investors in us and in Other Blackstone Accounts, and other Blackstone affiliates and associated entities (including funds in which Blackstone and Other Blackstone Accounts make investments, and Portfolio Entities thereof). Where Blackstone believes appropriate, data and other information from one Data Holder will be aggregated or pooled with data and other information from other Data Holders. Any revenues arising from such aggregated or pooled data sets would be allocated between applicable Data Holders on a fair and reasonable basis as determined by Blackstone in its sole discretion, with Blackstone being able to make corrective allocations should it determine subsequently that such corrections were necessary or advisable. If Blackstone in the future enters into data services arrangements with Portfolio Entities and receives compensation from such Portfolio Entities for such data services, we and Other Blackstone Accounts will indirectly bear their share of such compensation based on their ownership of such Portfolio Entities, which would be in addition to any annual flat fee paid as part of expenses borne by us or an Other Blackstone Account for data science-related services. To the extent Blackstone receives compensation for such data management and consulting, including artificial intelligence, services or as a result of the development of software or code, such compensation can be expected to include a percentage of the revenues generated through any licensing or sale arrangements with respect to the relevant data, as well as fees, royalties and cost and expense reimbursement (including start-up costs and allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses)). Such compensation will not offset or reduce management fees or any other fees or expenses borne by us and Other Blackstone Accounts, and will not otherwise be shared with us or our stockholders. Additionally, Blackstone is also expected to share and distribute the products from such data services within Blackstone or its affiliates (including Other Blackstone Accounts or their Portfolio Entities) at no charge and, in such cases, the Data Holders will not receive any financial or other benefit from having provided such data to Blackstone. The potential receipt of such compensation by Blackstone creates incentives for Blackstone to cause us to invest in Portfolio Entities with a significant amount of data that it might not otherwise have invested in or on terms less favorable than it otherwise would have sought to obtain on our behalf.

Blackstone has implemented policies to address conflicts that arise as a result of its various activities, as well as regulatory and other legal considerations. Because Blackstone has many different asset management and advisory businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than it would otherwise be subject to if it had just one line of business.

We may be subject to potential conflicts of interest as a consequence of family relationships that Blackstone professionals have with other real estate professionals.

Certain personnel and other professionals of Blackstone have family members or relatives that are actively involved in industries and sectors in which we invest and/or have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets which are actual or potential investments of us or our other counterparties and portfolio properties. Moreover, in certain instances, we can be expected to purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. These relationships also have the potential to influence Blackstone, in deciding whether to select, recommend or create certain service providers to perform services for us or a Portfolio Entity (the cost of which will generally be borne directly or indirectly by us or such Portfolio Entity, as applicable) and to incentivize Blackstone to engage such service provider over another third party. The fees for services provided by such service providers may or may not be at the same rate charged by other third parties and Blackstone undertakes no obligations to select service providers that may have lower rates. In most such circumstances, we will not be precluded from undertaking any of these investment activities or transactions. To the extent Blackstone determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by our Manager.

We may be subject to potential conflicts of interest as a consequence of secondments and internships.

Certain personnel of Blackstone and its affiliates, and the Consultants, will, in certain circumstances, be seconded to, serve internships at, receive trainings from or otherwise provide consulting services to one or more Portfolio Entities, vendors, and service providers of, or investors in us and/or Other Blackstone Accounts to provide finance, accounting, operational support, legal, technology, data management (including artificial intelligence) and other similar services, including the sourcing of investments for us or other parties. The salaries, benefits, overhead and other expenses for such personnel or otherwise related to such arrangements are expected to be borne by Blackstone and its affiliates or such Portfolio Entities, vendors and service providers or investors in us and Other Blackstone Accounts, or in certain circumstances, both (in each case depending upon the facts and circumstances associated with such arrangements). In addition, personnel of Portfolio Entities, vendors, service providers (including law firms and accounting firms) and Investors and Other Blackstone Accounts will, in certain circumstances, be seconded to, serve internships at, receive trainings from or otherwise provide consulting services to our Manager, Blackstone, us, Other Blackstone Accounts, or their respective Portfolio Entities. While often we, Other Blackstone Accounts, and their respective Portfolio Entities are the beneficiaries of these types of arrangements, our Manager or Blackstone are from time to time beneficiaries of these arrangements as well, including in circumstances where the vendor, Portfolio Entity or service provider also provides services to us, Other Blackstone Accounts, our Manager, their respective Portfolio Entities, or Blackstone in the ordinary course.

Knowledge and skills gained by personnel during secondment and internship arrangements, including where the costs of such arrangements are borne by us and/or our Portfolio Entities, are expected to benefit Other Blackstone Accounts, their Portfolio Entities, Blackstone and/or our Manager (in addition us and/or our Portfolio Entities) upon the secondee’s or intern’s return to their employer. We or our Portfolio Entities can be expected to pay compensation or cover fees or expenses associated with such secondees and interns. If Blackstone or our Manager pays compensation or covers expenses associated with such secondees and interns, they can, in certain circumstances, be expected to seek reimbursement from us or their Portfolio Entities for such amounts. If a Portfolio Entity of ours pays compensation or covers fees or expenses associated with such secondees or interns (including by means of reimbursing Blackstone or our Manager for such fees or expenses), such compensation, fees, and/or expenses will be borne indirectly by us. Additionally, our Manager, Blackstone, Other Blackstone Accounts or their respective Portfolio Entities could receive benefits from arrangements, including arrangements at no or reduced cost, that they have with secondees or interns employed by service providers or vendors (or affiliates thereof) that provide services to, or whose employees serve as secondees or interns to, us (or our Portfolio Entities) that bears the compensation, fees or expenses associated with such services, secondees or interns. Furthermore, such arrangements, including those at no or reduced cost, could include secondees or interns who perform services for the benefit of our Manager, Blackstone, Other Blackstone Accounts or their respective Portfolio Entities that do not benefit us or our Portfolio Entities. Such arrangements could give Blackstone or our Manager an incentive to favor the company that employs the secondees or interns, including in connection with determining whether we should engage, or continue to engage, such company for services. To the extent secondee or intern compensation, fees or other expenses are borne by us, including indirectly through its Portfolio Entities or reimbursement to Blackstone for such costs, the Management Fee will not be offset or reduced as a result of these arrangements or any fees, expense reimbursements or other costs related thereto. The personnel described above can be expected to provide services in respect of multiple matters, including in respect of matters related to our Manager, Blackstone, us, Other Blackstone Accounts, Portfolio Entities, each of their respective affiliates and related parties, and any costs of such personnel can be expected to be allocated accordingly. Our Manager and Blackstone will endeavor in good faith to allocate the costs of these arrangements, if any, to our Manager, Blackstone, us, Other Blackstone Accounts, Portfolio Entities, and other parties based on time spent by the personnel or another methodology our Manager or Blackstone deems appropriate in a particular circumstance.

In addition, there could be instances where current and former employees of Other Blackstone Accounts’ Portfolio Entities are seconded to, or temporarily hired by, our Portfolio Entities or, at times, our investments directly. Such secondments or temporary hiring of current and former employees of Other Blackstone Accounts’ Portfolio Entities by our Portfolio Entities (or their investments) will result in a potential conflict of interest between our Portfolio Entities and those of such Other Blackstone Accounts. The costs of such employees are expected to be borne by us or our Portfolio Entities, as applicable, and the fees paid by us or such Portfolio Entities to other Portfolio Entity service providers or vendors do not offset or reduce the Management Fee.

We are subject to conflicts of interest related to tenants.

Certain properties owned by us and/or an Other Blackstone Account will, in certain circumstances, be leased out to tenants that are affiliates of Blackstone, including but not limited to Other Blackstone Accounts and/or their respective Portfolio Entities, which would give rise to a conflict of interest.

If any matter arises that our Manager determines in its good faith judgment constitutes an actual and material conflict of interest, our Manager will take such actions as our Manager determines in good faith may be necessary or appropriate to mitigate the conflict in a fair and reasonable manner in accordance with Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally.

The personnel of our Manager can be expected to trade in securities for their own accounts, subject to restrictions applicable to Blackstone personnel.

The officers, directors, members, managers and employees of our Manager can be expected to trade in securities, including our securities and the securities of our Portfolio Entities and Portfolio Entities of Other Blackstone Accounts, and make personal investments for their own accounts, subject to restrictions and reporting requirements as may be required by law and Blackstone policies, or otherwise determined from time to time by our Manager. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.

We expect to have a diverse stockholder group and the interests of our stockholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.

Our stockholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in Other Blackstone Accounts or their affiliates that participate in the same investments as us. The conflicting interests of individual stockholders with respect to other stockholders and relative to investors in other investment vehicles and investors relate to, among other things, the nature, structuring, financing, tax profile and timing of disposition of investments. In addition, certain investors may also be limited partners in Other Blackstone Accounts, including supplemental capital vehicles and co-investment vehicles that invest alongside us in one or more investments, which could create conflicts for our Manager in the treatment of different investors.

Stockholders may also include affiliates of Blackstone, such as Other Blackstone Accounts, affiliates of Portfolio Entities, charities or foundations associated with Blackstone personnel and current or former Blackstone personnel, Blackstone’s senior advisors and operating partners, and any such Blackstone affiliates, funds or persons may also invest in us. All of these Blackstone-related stockholders will have equivalent rights to vote as nonrelated stockholders. Nonetheless, Blackstone may have the ability to influence, directly or indirectly, these Blackstone-related stockholders. See “—Risks Related to Our Organization and Structure—Blackstone will own a significant percentage of our common stock, and its interests may conflict with ours or yours in the future” for more information.

We may be subject to additional potential conflicts of interest as a consequence of Blackstone’s status as a public company.

As a consequence of Blackstone’s status as a public company, our officers, directors, members, managers and employees and those of our Manager may take into account certain considerations and other factors in connection with the management of the business and affairs of us and our affiliates that would not necessarily be taken into account if Blackstone were not a public company.

We, Other Blackstone Accounts and their Portfolio Entities may engage in permissible political activities with the intent of furthering our or their business interests or otherwise.

To the fullest extent permitted by law, our Manager may, from time to time, require, cause or invite us and/or a Portfolio Entity to make contributions to charitable initiatives, certain communities and/or related organizations or other non-profit organizations that our Manager believes could, directly or indirectly, enhance the value of our investments, assist in completing an acquisition of a Portfolio Entity or other transaction (whether or not documented at the time of such acquisition or transaction) or otherwise serve a business purpose for, or be beneficial to, us or our Portfolio Entities. Such contributions could be designed to benefit employees of a Portfolio Entity, the community in which a Portfolio Entity operates or a charitable cause essential to, or consistent with, the business purpose of a Portfolio Entity. In certain instances, such charitable initiatives could be sponsored by, affiliated with or related to current or former employees of Blackstone, Portfolio Entity management teams, advisors, service providers, vendors, joint venture partners, and/or other persons or organizations associated with Blackstone, us, Other Blackstone Accounts or the Portfolio Entities. These relationships could influence our Manager’s decision whether to require, cause or invite us or Portfolio Entities to make charitable contributions. Further, from time to time, such charitable contributions by us or the Portfolio Entities could supplement or replace charitable contributions that Blackstone would have otherwise made. Also, in certain instances, our Manager may, from time to time, select a service provider or other counterparty for us or our investments based, in part, on the charitable initiatives of such person where our Manager believes such charitable initiatives could, directly or indirectly, enhance the value of our investments or otherwise be beneficial to the Portfolio Entities.

We, Other Blackstone Accounts and their Portfolio Entities may, in the ordinary course of our or their respective businesses, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities with the intent of furthering our or their business interests or otherwise. In certain circumstances, there may be initiatives where such activities are coordinated by Blackstone for the benefit of us, Other Blackstone Accounts and/or their Portfolio Entities. The interests advanced by a Portfolio Entity through such activities may, in certain circumstances, not align with or be adverse to our interests, the interests of our stockholders or the interests of Other Blackstone Accounts or their other Portfolio Entities. The costs of such activities may be allocated among us, Other Blackstone Accounts and their Portfolio Entities (and borne indirectly by our stockholders). While the costs of such activities will typically be borne by the entity undertaking such activities, such activities may also directly or indirectly benefit us, Other Blackstone Accounts, their Portfolio Entities or Blackstone. There can be no assurance that any such activities will be successful in advancing our interests or the interests of Other Blackstone Accounts or a Portfolio Entity or otherwise benefit such entities.

Any such charitable contributions or political contributions made by us or the Portfolio Entities, if material, could affect our performance in respect of the relevant investment and will not offset management fees payable by us. There can be no assurance that any such activities will actually be beneficial to or enhance our value or the value of Portfolio Entities, or that our Manager will be able to resolve any associated conflict of interest in favor of us.

Risks Related to Our Organization and Structure

Blackstone will own a significant percentage of our common stock, and its interests may conflict with ours or yours in the future.

Immediately following this offering, assuming the Blackstone Investor purchases all of the shares it has indicated an interest in purchasing, the Blackstone Investor will beneficially own shares of our common stock providing them with an aggregate of up to approximately   % of the total voting power of Blackstone Digital Infrastructure Trust Inc., or up to approximately   % if the underwriters exercise in full their option to purchase additional shares, in each case before giving effect to reductions for the bonus shares to be issued to IPO investors. Moreover, under our Management Agreement, Blackstone, in its capacity as our Manager, will have the right to designate three Blackstone Directors to our board of directors for so long as the Management Agreement remains in effect. The Management Agreement will also require Blackstone’s consent for an increase or decrease in the number of directors constituting our board of directors or for the removal of a Blackstone Director. So long as we are managed by our Manager and Blackstone continues to own a significant percentage of our stock, Blackstone will be able to significantly influence the composition of our board of directors and the approval of actions requiring stockholder approval. During such time, Blackstone will have significant influence with respect to our management, business plans and policies, including the election and removal of our officers. In particular, for so long as Blackstone continues to own a significant percentage of our stock, Blackstone will be able to cause or prevent a change of control of the company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of the company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of the company and ultimately might affect the market price of our common stock.

Blackstone and its affiliates engage in a broad spectrum of activities, including investments in real estate generally and in the data center sector in particular. In the ordinary course of their business activities, Blackstone and its affiliates may engage in activities where their interests conflict with our interests or those of our stockholders. Our charter will provide that none of Blackstone, any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Blackstone also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, Blackstone may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you.

If we are unable to implement and maintain effective internal controls over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

As a public company, we will be required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. In addition, beginning with our second annual report on Form 10-K under the Securities Act, we will be required to furnish a report by management on the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and our independent registered public accounting firm will be required to formally attest to the effectiveness of our internal controls over financial reporting on an annual basis once we are an accelerated or large accelerated filer. The process of designing, implementing, and testing the internal controls over financial reporting required to comply with this obligation is time consuming, costly, and complicated. If we identify material weaknesses in our internal controls over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or to assert that our internal controls over financial reporting is effective or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Certain provisions in the partnership agreement for our Operating Partnership may delay or prevent unsolicited acquisitions of us.

Provisions in the partnership agreement for our Operating Partnership may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

•	redemption or exchange rights of qualifying parties;

•	transfer restrictions on OP units held by Blackstone Digital Infrastructure Trust Inc.;

•	our inability in some cases to amend the partnership agreement of our Operating Partnership without the consent of the holders of the Outstanding OP units;

•	the right of the holders of the Outstanding OP units to consent to mergers involving us under specified circumstances; and

•	the right of the holders of the Outstanding OP units to consent to transfers of the general partnership interest.

Any potential change of control transaction may be further limited as a result of provisions of the partnership unit designation for the OP units, which require us to preserve the rights of OP Unit holders and may restrict us from amending the partnership agreement of our Operating Partnership in a manner that would have an adverse effect on the rights of Blackstone or other OP Unit holders.

Our board of directors may change significant corporate policies without stockholder approval.

Our investment, financing, borrowing and distribution policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of our board of directors without a vote of our stockholders. Our charter will also provide that our board of directors may revoke or otherwise terminate our REIT election without approval of our stockholders, if it determines that it is no longer in our best interests to qualify, or to continue to qualify, as a REIT. A change in these policies or the termination of our REIT election could have an adverse effect on our financial condition, our results of operations, our cash flow, the per share trading price of our common stock and our ability to satisfy our debt service obligations and to pay distributions to our stockholders.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may limit the ability of a third-party to acquire control of us.

Corporations incorporated under Maryland law with a class of equity securities registered under the Exchange Act, and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a resolution of its board of directors and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;

•	requiring a two-thirds vote of stockholders to remove directors;

•	providing that only the board of directors can fix the size of the board, subject to Blackstone’s rights under the Management Agreement;

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providing that each vacancy on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	providing for a majority requirement for the calling by stockholders of a special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than one nor more than 15, subject to certain consent rights of Blackstone under the Management Agreement, and require the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called either by our board of directors, the chairman of our board of directors or our president, chief executive officer or secretary or, in certain instances, at the request of Blackstone). We have not elected to be subject to any of the other provisions described above. In addition, in accordance with the MGCL, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to the provision of Subtitle 8 that permits our board of directors to classify itself.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock or (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which such stockholder would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

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two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority voting provisions do not apply if, among other things, our stockholders receive a minimum price (as defined in the Maryland General Corporation Law (the “MGCL”)) for their common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors will adopt a resolution exempting any business combination involving us and any person, including Blackstone and our Manager, from the provisions of this law, provided that such business combination is first approved by our board of directors (including a majority of the directors of the company who are not affiliates or associates of such person). We cannot assure you that our board of directors will not amend or repeal this resolution in the future.

Our charter permits our board of directors to authorize us to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. See “Description of Stock—Power to Reclassify and Issue Stock.”

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or statutory share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws will contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Certain Provisions of Maryland Law and Our Charter and Bylaws—Control Share Acquisitions.”

Our rights and the rights of our stockholders to take action against our directors and officers are limited.

Our charter will eliminate the liability of our directors and officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law and our charter, our directors and officers will not have any liability to us or our stockholders for money damages other than liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer that was established by a final judgment and is material to the cause of action adjudicated.

Our charter obligates us to indemnify each of our directors or officers who is or is threatened to be made a party to or witness in a proceeding by reason of his or her service in those or certain other capacities, to the maximum extent permitted by Maryland law, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of us or serving in such other capacities. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. In addition to the indemnification provided by our charter, we intend to enter into indemnifications agreements to indemnify, and advance certain fees, costs and expenses to, our directors and executive officers, subject to certain standards to be met and certain other limitations and conditions. As a result, we and our stockholders may have more limited rights to recover money damages from our directors and officers than might otherwise exist absent these provisions in our charter or that might exist with other companies, which could limit your recourse in the event of actions that are not in our best interests.

Our bylaws will designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders and provide that claims relating to causes of action under the Securities Act may only be brought in federal district courts, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees and could discourage lawsuits against us and our directors, officers and employees.

Our bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Furthermore, our bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claim arising under the Securities Act.

These exclusive forum provisions may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors, officers, or employees, which may discourage such lawsuits against us and our directors, officers, and employees. Alternatively, if a court were to find the choice of forum provisions contained in our bylaws to be inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and operating results. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Our charter will contain a provision that expressly permits Blackstone, our non-employee directors (including those designated by Blackstone) and their respective affiliates to compete with us.

Blackstone may compete with us for investments in properties and for tenants. There is no assurance that any conflicts of interest created by such competition will be resolved in our favor. Moreover, Blackstone is in the business of making investments in companies and acquires and holds interests in businesses that compete directly or indirectly with us. Our charter will provide that, to the maximum extent permitted from time to time by Maryland law, we renounce any interest or expectancy that we have in, or any right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to or developed by our directors or their affiliates, other than to those directors who are employed by us or our subsidiaries, unless the business opportunity is expressly offered or made known to such person in his or her capacity as our director, and none of Blackstone or any of its affiliates, or any director who is not employed by us or any of his or her affiliates, will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we or our affiliates engage or propose to engage or to refrain from otherwise competing with us or our affiliates. Blackstone also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

Our charter will provide that, to the maximum extent permitted from time to time by Maryland law, Blackstone and each of our non-employee directors (including those designated by Blackstone), and any of their affiliates, may:

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acquire, hold and dispose of shares of our stock or OP units for his, her or its own account or for the account of others, and exercise all of the rights of a stockholder of Blackstone Digital Infrastructure Trust Inc., or a limited partner of our Operating Partnership, to the same extent and in the same manner as if he, she or it were not our director or stockholder; and

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in his, her or its personal capacity or in his, her or its capacity, as applicable, as a director, officer, trustee, stockholder, partner, member, equity owner, manager, advisor or employee of any other person, have business interests and engage, directly or indirectly, in business activities that are similar to ours or compete with us, that involve a business opportunity that we could seize and develop or that include the acquisition, syndication, holding, management, development, operation or disposition of interests in mortgages, real property or persons engaged in the real estate business.

Our charter will also provide that, to the maximum extent permitted from time to time by Maryland law, in the event that Blackstone, any non-employee director, or any of their respective affiliates, acquires knowledge of a potential transaction or other business opportunity, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and may take any such opportunity for itself, himself or herself or offer it to another person or entity unless the business opportunity is expressly offered to such person in his or her capacity as our director. These provisions may limit our ability to pursue business or investment opportunities that we might otherwise have had the opportunity to pursue, which could have an adverse effect on our financial condition, our results of operations, our cash flow, the per share trading price of our common stock and our ability to satisfy our debt service obligations and to pay distributions to our stockholders.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to us under Maryland law in connection with their direction of the management of the corporation. At the same time, we control the general partner of our Operating Partnership and have fiduciary duties under Delaware law to our Operating Partnership and to the limited partners in connection with the management of our Operating Partnership. The duties of the general partner to our Operating Partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our Operating Partnership provides that, for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees will not be liable or accountable to our Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our Operating Partnership, unless it is established that: (i) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that none of we, our Operating Partnership or the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company.

A change in the value of any of our assets could negatively affect our ability to maintain our exclusion from regulation under the Investment Company Act. To maintain compliance with the applicable exclusion under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our ability to pay distributions to our stockholders.

Cybersecurity risks and data security incidents could result in the loss of data, interruptions in our business, damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.

Our operations are highly dependent on our information systems and technology, and we rely heavily on our and Blackstone’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks which are continually evolving and may increase in sophistication and frequency in the future, including as a result of AI Technologies. Attacks on Blackstone and its affiliates and their portfolio companies’ and service providers’ systems could involve, and in some past instances have involved, attempts that are intended to obtain unauthorized access to our proprietary information or personal information of our stockholders, destroy data or disable, degrade or sabotage our systems, or divert or otherwise steal funds, including through the introduction of “phishing” attempts and other forms of social engineering, ransomware attacks, cyber extortion, computer viruses and other malicious code.

The information that we and our third-party service providers may process may be susceptible to outages, computer system failures, cybersecurity incidents and cyberattacks, denial of service attacks, ransomware attacks, corruptants, malicious software, phishing attempts, unauthorized access to or acquisition of information, social engineering attempts (including business email compromise attacks) and other data breaches of security incidents, and such incidents have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future (including as a consequence of the COVID-19 pandemic and the increased frequency of virtual working arrangements). There have been a number of recent highly publicized cases involving the dissemination, theft and destruction of corporate information or other assets, as a result of a failure to follow procedures by employees or contractors or as a result of actions by a variety of third parties, including nation state actors and terrorist or criminal organizations. Additionally, cyberattacks and other security threats have become increasingly complex as a result of the emergence of new technologies, such as AI Technologies, which are able to identify and target new vulnerabilities in information technology systems.

Blackstone, we and our service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions, and their operations rely on the secure access to, and processing, storage and transmission of confidential and other information in their systems and those of their respective third-party service providers. These information, technology and communications systems are subject to a number of different threats or risks that could adversely affect Blackstone or us. For example, the information and technology systems as well as those of Blackstone, its portfolio companies and other related parties, such as service providers, may be vulnerable to damage or interruption from cybersecurity breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks, ransomware and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders. The result of a cyberattack may include disrupted operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen assets and information (including personal information), increased cybersecurity protection and insurance costs, litigation or damage to our business relationships and reputation, in each case causing our business and results of operations to suffer.

There has been an increase in the frequency and sophistication of the cyber and data security threats Blackstone faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent. Sophisticated attackers may target Blackstone because Blackstone holds a significant amount of confidential and sensitive information about its and our investors, its and our portfolio companies and potential investments. As a result, we and Blackstone may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on our or Blackstone’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures Blackstone or the company takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques change frequently may persist undetected over extended periods of time and may not be mitigated in a timely manner to prevent or minimize the impact of an attack on Blackstone or its affiliates.

If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to stockholders (and their beneficial owners) and material nonpublic information. Although Blackstone has implemented, and its portfolio companies and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. There also have been several publicized cases of ransomware where hackers have requested ransom payments in exchange for not disclosing client or customer information or restoring access to information technology or communications systems. Blackstone does not control the cybersecurity and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Blackstone, its portfolio companies and us, each of which could be negatively impacted as a result. We cannot guarantee that third parties and infrastructure in our networks or our partner’s networks have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach or disruption to our information technology systems or the third-party information technology systems that support our business. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in Blackstone’s, its affiliates’, their portfolio companies’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to stockholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of Blackstone and portfolio companies. We, Blackstone or a portfolio company could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.

Even if we or Blackstone are not targeted directly, cyberattacks on the U.S. and foreign governments, financial markets, financial institutions, or other businesses, including borrowers, vendors, software creators, cybersecurity service providers, and other third parties with whom we do business, may occur, and such events could disrupt our normal business operations and networks in the future.

In addition, Blackstone operates in businesses that are highly dependent on information systems and technology. Although Blackstone maintains cybersecurity insurance, the costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, we could also suffer losses in connection with updates to, or the failure to timely update, our information systems and technology. In addition, we are reliant on third-party service providers for certain aspects of our business, including for administrative services, as well as for certain information systems and technology, including cloud-based services. These third-party service providers could also face ongoing cybersecurity threats and compromises of their systems. These cybersecurity threats and compromises could occur as a result of threat actors impersonating Blackstone or its employees, including through the use of AI Technologies that could make such impersonation more likely to occur, or appear more credible. As a result, unauthorized individuals could gain access to certain confidential data or personal information.

Cybersecurity has become a top priority for regulators around the world and rapidly developing and changing privacy, data protection and cybersecurity laws and regulations could further increase compliance costs and subject us to enforcement risks and reputational damage. The SEC has adopted amendments to its rules that relate to cybersecurity risk management, strategy, governance, and incident reporting for entities that are subject to Exchange Act reporting requirements (such as Blackstone Digital Infrastructure Trust Inc.), and many jurisdictions in which we and Blackstone operate or may operate have, or are considering adopting, laws and regulations relating to data privacy, cybersecurity and protection of personal information, including, as examples the General Data Protection Regulation in the European Union, the U.K. Data Protection Act, the Gramm-Leach-Bliley Act (and applicable regulations thereunder) and the California Consumer Privacy Act, as amended by the California Privacy Rights Act, at the U.S. federal and state level, respectively, which could impose significant costs, potential liabilities and operational and legal obligations. In light of these proposed and final rules and the recent focus of federal regulators on cybersecurity, we expect increasing SEC enforcement activity related to cybersecurity matters, including by the SEC’s Office of Compliance Inspections and Examinations in its examination programs, where cybersecurity has been prioritized with an emphasis on, among other things, data loss prevention, information security governance and policies and procedures related to retail trading information security. Some jurisdictions have also enacted or proposed laws requiring companies to notify individuals and government agencies of data security breaches involving certain types of personal information. Although Blackstone maintains cybersecurity controls designed to prevent cybersecurity incidents from occurring, no security is impenetrable to cyberattacks. It is possible that current and future cyber enforcement activity will target practices that we believe are compliant, but the SEC deems otherwise.

While we have taken various measures and made significant efforts and investment to ensure that our policies, processes and systems are both robust and compliant with these obligations, our potential liability remains a concern, particularly given the continued and rapid development of privacy laws and regulations around the world, the lack of harmonization of such laws and regulations, and increased criminal and civil enforcement actions and private litigation. There can be no assurance that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems, or those of our third-party vendors and other contractors and consultants, or other cybersecurity incidents that could have a material adverse effect upon our reputation, business, operations, or financial condition. The techniques used by cyber criminals change frequently, may not be recognized until launched, and can originate from a wide variety of sources. Any inability, or perceived inability, by us to adequately address privacy concerns, or comply with applicable laws, regulations, policies, industry standards and guidance, contractual obligations, or other legal obligations, even if unfounded, could result in significant regulatory and third-party liability, increased costs, disruption of our business and operations, a loss of tenant and investor confidence and other reputational damage. Furthermore, as new privacy-related laws and regulations are implemented, the time and resources needed for us to comply with such laws and regulations continues to increase and become a significant compliance workstream.

Breaches in our cybersecurity or in the cybersecurity of third party service providers, whether malicious in nature or through inadvertent transmittal or other loss of data, could potentially jeopardize us and Blackstone, Blackstone’s employees’ or our investors’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through our or Blackstone’s computer systems and networks, or otherwise cause interruptions or malfunctions in our or Blackstone’s, its employees’, our investors’, our counterparties’ or third parties’ business and operations, which could result in significant financial losses, increased costs, disruption in our business, liability to our investors and other counterparties, regulatory intervention and reputational damage. Non-compliance with any applicable privacy laws represents a serious risk to our business as it may result in regulatory investigations and penalties, which could lead to negative publicity and reputational harm and may cause our investors or Blackstone fund investors and clients to lose confidence in the effectiveness of our or Blackstone’s security measures.

Blackstone’s technology, data and intellectual property and the technology, data and intellectual property of its portfolio companies are also subject to a heightened risk of theft or compromise to the extent Blackstone and its portfolio companies engage in operations outside the U.S., in particular in those jurisdictions that do not have comparable levels of protection of proprietary information and assets such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, Blackstone and its portfolio companies may be required to compromise protections or forego rights to technology, data and intellectual property in order to operate in or access markets in a foreign jurisdiction. Any such direct or indirect compromise of these assets could have a material adverse impact on such businesses.

We depend on our headquarters in New York City, where most of Blackstone’s personnel involved in our business are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Blackstone’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify or maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, we could fail to meet various compliance requirements, which could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to U.S. federal (and state and local) income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•

unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

In addition, if we fail to qualify as a REIT, a sale of our common stock by a non-U.S. stockholder would be subject to taxation under the Foreign Investment in Real Estate Property Tax Act of 1980 (“FIRPTA”) as a sale of a U.S. real property interest (“USRPI”), to the extent such non-U.S. stockholder owned more than 5% of our common stock at any time during the shorter of the five-year period preceding the disposition or the stockholder’s holding period. Comparatively, such sale would not have been subject to taxation under FIRPTA if we qualified as a REIT, so long as such non-U.S. stockholder owned no more than 10% of our common stock during the relevant period.

REITs, in certain circumstances, may incur tax liabilities that would reduce our cash available for distribution to stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and applicable state and local taxes. For example, net income from the sale of properties that are considered inventory to us (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they received that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and seek a refund of such tax. We also may be subject to non-U.S. or state and local taxes on our income or property, including income, franchise, net worth, gross receipts, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to U.S. federal and applicable state, local and non-U.S. corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to stockholders.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities and limit our expansion opportunities.

In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a TRS under the Code. The total value of all of our investments in TRSs cannot exceed 25% of the value of our total assets. In addition, no more than 5% of the value of our assets (other than qualified real estate assets and government securities) can consist of the securities of any one issuer other than a TRS. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets (each such hedge, a “Borrowings Hedge”), or to manage risk of foreign currency exchange rate fluctuations with respect to any item of qualifying income (each such hedge, a “Currency Hedge”), if clearly identified under applicable U.S. Treasury (“Treasury”) regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests that we must satisfy to qualify and to maintain our qualification as a REIT. This exclusion from the 95% and 75% gross income tests will also apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of and in connection with such extinguishment or disposition, we enter into a new properly identified hedging transaction to offset the prior hedging position. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “Material U.S. Federal Income Tax Considerations—Income Tests.” As a result of these rules, we intend to limit our use of advantageous hedging techniques or, subject to the limitations on the value of and income from our TRSs, implement those hedges through a foreign or domestic TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses from hedges held in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

Complying with REIT requirements may force us to borrow funds to make distributions to stockholders.

From time to time, our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the Code. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity.

Our charter will not permit any person to own more than 9.8%, in value or by number of shares, whichever is more restrictive, of our outstanding common stock or 9.8%, in value or by number of shares, whichever is more restrictive, of the aggregate of our outstanding stock of all classes or series, and attempts to acquire our common stock or our stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned directly or indirectly by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, our charter will prohibit beneficial or constructive ownership by any person of more than a certain percentage, currently 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of our stock, which we refer to as the “ownership limit.” The constructive ownership rules under the Code and our charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our aggregate stock by a person could cause a person to own constructively in excess of 9.8% of our outstanding common stock or our aggregate stock, respectively, and thus violate the ownership limit. There can be no assurance that our board of directors, as permitted in the charter, will not decrease this ownership limit in the future. Any attempt to own or transfer shares of our stock in excess of the ownership limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of the charter to a charitable trust, and the person who attempted to acquire such excess shares will not have any rights in such excess shares, or in the transfer being void. The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). Our board of directors has granted an exemption from the ownership limit to Blackstone and its affiliates, which may limit our board of directors’ power to increase the ownership limit or grant further exemptions in the future.

We may choose to make distributions in our own stock, in which case U.S. stockholders may be required to pay income taxes without receiving any cash.

In connection with our qualification as a REIT, we are required to annually distribute to our stockholders at least 90% of our REIT taxable income (which may not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of a stockholder. U.S. stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount it must include in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our common stock.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

Dividends payable by REITs do not generally qualify for the reduced tax rates available for qualified dividend income.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is currently 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. However, taxpayers that are individuals, trusts or estates may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which reduces the U.S. federal income effective tax rate on such dividends to 29.6%. See “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock—Distributions Generally.”

We will be dependent on external sources of capital to finance our growth.

As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally will have to distribute to our stockholders 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) in order to qualify as a REIT, including taxable income where we do not receive corresponding cash. Our access to external capital will depend upon a number of factors, including general market conditions, the market’s perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder and, in turn, the attractiveness of our stock to these or other stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter will provide our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the approval of our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as inventory.

Our ownership of and relationship with any TRS will be restricted, and a failure to comply with the restrictions could jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. The value of our interests in and thus the amount of assets held in a TRS may also be restricted by our need to qualify for an exclusion from regulation as an investment company under the Investment Company Act. A TRS will pay U.S. federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any TRS we own, as a domestic corporation, will pay U.S. federal, state and local income tax on its taxable income, and its after-tax net income is available for distribution to us but is not required to be distributed to us. The aggregate value of the TRS stock and securities owned by us cannot exceed 25% of the value of our total assets (including the TRS stock and securities). Although we plan to monitor our investments in TRSs, there can be no assurance that we will be able to comply with the limitation discussed above or to avoid application of the 100% excise tax discussed above.

Risks Related to this Offering and Ownership of Our Common Stock

No public market for our shares currently exists, an active trading market for our shares may not develop and the market price of our shares may decline substantially and quickly.

Prior to this offering, there has been no public market for our shares. Although we have applied to list our shares on the NYSE, we cannot predict the extent to which a trading market will develop or how liquid that market might become. The anticipated initial public offering price for our shares will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market. An active trading market may not develop following completion of this offering or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market price of your shares. An inactive market may also impair our ability to raise capital by selling shares and may impair our ability to acquire additional properties or other businesses by using our shares as consideration, which in turn could materially adversely affect our business. In addition, the stock market, including the NYSE and REITs, has recently experienced extreme price and volume fluctuations. These broad market and industry factors may decrease the market price of our shares, regardless of our actual operating performance. For these reasons, among others, the market price of the shares you purchase in this offering may decline substantially and quickly.

The market price of our common stock may be volatile and may decline following this offering.

The capital and credit markets have on occasion experienced periods of extreme volatility and disruption. The market price and liquidity of the market for shares of our common stock may in the future be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance.

Some of the factors that could negatively affect the market price of our common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

•	actual or perceived conflicts of interest with our Manager or other affiliates of Blackstone and individuals, including our officers;

•	equity issuances by us, or share resales by our stockholders, including Blackstone, or the perception that such issuances or resales may occur;

•	loss of a major funding source;

•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock, and would result in increased interest expenses on certain of our indebtedness;

•	actual or anticipated accounting problems;

•	publication of research reports, including by short sellers, or speculation in the press or the investment community, about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to the level of leverage we employ;

•	additions to or departures of our Manager’s or Blackstone’s key personnel;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•	a compression of the yield on our investments and an increase in the cost of our liabilities;

•	failure to qualify or maintain our qualification as a REIT or exclusion from Investment Company Act regulation;

•	price and volume fluctuations in the overall stock market from time to time;

•	general market and economic conditions, and trends including inflationary concerns, and the current state of the credit and capital markets;

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significant volatility in the market price and trading volume of securities of publicly traded REITs or other companies in our sector, including us, which is not necessarily related to the operating performance of these companies;

•	changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to REITs;

•	changes in the value of our portfolio;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	operating performance of companies comparable to us;

•	short-selling pressure with respect to shares of our common stock or REITs generally; and

•	uncertainty surrounding, U.S. governmental policy and/or legislative changes and regulatory reform, the strength of the U.S. economy and other U.S. and international political and economic affairs.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets may affect the market value of our common stock.

We have not established a minimum distribution payment level and we cannot assure stockholders of our ability to pay distributions in the future. We may use borrowed funds to make distributions.

We are generally required to distribute to our stockholders at least 90% of our REIT taxable income each year for us to qualify as a REIT under the Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Although we generally intend to distribute substantially all of our taxable income to holders of our common stock each year so as to comply with the REIT provisions of the Code, we have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, liquidity, debt covenants, maintenance of our REIT qualification, applicable law and such other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio;

•	the impact of changes in interest rates on our net interest income; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that the level of any distributions we pay to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock. We may use our net operating losses, to the extent available, carried forward to offset future REIT taxable income, and therefore reduce our distribution requirements. In addition, some of our distributions may include a return of capital, which would reduce the amount of capital available to operate our business.

In addition, dividends that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our dividends may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock. If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if our Operating Partnership issues additional OP units.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock, par value $0.01 per share, and 50,000,000 shares are classified as preferred stock, par value $0.01 per share. Following completion of this offering, we may also issue shares in private offerings and OP units to holders other than the company and make equity grants to our independent directors and service providers. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Our board of directors may elect, without stockholder approval, to: (i) sell additional shares in this or future public offerings; (ii) issue shares of our common stock or OP units in private offerings; (iii) issue shares of our common stock or OP units to sellers of properties we acquire; or (iv) grant awards under our Stock Incentive Plan. To the extent we issue additional shares of common stock after completion of this offering, your percentage ownership interest in us will be diluted. Because we will hold all of our assets through our Operating Partnership, to the extent we issue additional units of our Operating Partnership after you purchase shares in this offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. Certain units in our Operating Partnership may have different and preferential rights to the terms of the common OP units which correspond to the common stock held by our stockholders.

Future sales of our common stock in the public market, or the perception in the public market that such sales may occur, could reduce our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares of our common stock in the future at a time and at a price that we deem appropriate. Upon completion of this offering, we will have a total of      shares of our common stock outstanding, or      shares of our common stock assuming the underwriters exercise in full their option to purchase additional shares of our common stock. All of the      shares of our common stock sold in this offering, or      shares of our common stock assuming the underwriters exercise in full their option to purchase additional shares of our common stock, will be freely tradable without restriction or further registration under the Securities Act, by persons other than our “affiliates.” However, shares issued to the Blackstone Investor and DSP participants will be subject to lock-up arrangements, as described herein. See “Shares Eligible for Future Sale” and “Underwriting.”

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to our Stock Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale

in the open market. We expect that the initial registration statement on Form S-8 will cover      shares of our common stock (or      shares assuming the underwriters exercise in full their option to purchase additional shares of our common stock in this offering). However, shares issued to our directors and officers are subject to lock-up arrangements, as described herein, and generally may not be sold for 180 days from the date of this prospectus, except subject to certain exceptions or with the prior written consent of the representatives of the underwriters.

Future offerings of debt securities or perpetual preferred stock, which would be senior to our common stock upon liquidation, or other equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may adversely affect the market price of our securities.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including perpetual preferred stock. Upon liquidation, holders of any outstanding debt securities or shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our securities or both. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our securities and diluting their proportionate ownership.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline and our common stock to be less liquid.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act, and the requirements of the Sarbanes-Oxley Act and the NYSE, may demand substantial resources, increase our costs and require significant attention from our management, and we may be unable to comply with these requirements in a timely or cost-effective manner. These requirements may also place us at a competitive disadvantage relative to competitors that are not subject to the same obligations.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, related regulations of the SEC and the listing requirements of the NYSE. Complying with these statutes, regulations and requirements occupies a significant amount of time of our board of directors and management and significantly increases our costs and expenses. Among other things, we are required to:

•	maintain a comprehensive compliance function;

•	comply with rules promulgated by the NYSE;

•	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

•	maintain internal policies, such as those relating to insider trading;

•	retain outside counsel and accountants to assist with the above activities; and

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establish and maintain effective disclosure controls and procedures and internal control over financial reporting, as required by the Exchange Act and the Sarbanes-Oxley Act, including the requirements of Section 404 thereof.

Certain of our competitors, including REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers, are not subject to public company reporting and disclosure obligations. These competitors may be able to operate with lower compliance costs, greater operational flexibility, reduced liability exposure and less public scrutiny of their business strategies, financial performance and contractual arrangements, including tenant and customer relationships. As a result, these requirements may place us at a competitive disadvantage relative to such competitors in pursuing new data center development opportunities, securing key tenant relationships, negotiating favorable lease terms and deploying capital in a timely manner. The additional time and cost associated with our public reporting and disclosure obligations may limit our ability to compete effectively against better-capitalized or less-regulated sources of capital.

The significant and ongoing costs of public company compliance—including legal, accounting, auditing, investor relations, insurance and other related expenses—may also divert financial resources and management attention away from our core business of acquiring and operating data center facilities, which could adversely affect our business, financial condition and results of operations.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of:

•	the last day of the fiscal year during which our total annual revenue equals or exceeds $1.235 billion (subject to adjustment for inflation);

•	the last day of the fiscal year following the fifth anniversary of this offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our per share trading price may be materially adversely affected and more volatile.

Risks Related to Debt Financing

We may incur a significant amount of debt, which may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.

Subject to market conditions and availability, we may incur a significant amount of debt through bank credit facilities (including term loans and revolving facilities), warehouse facilities, structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue debt securities to fund our growth. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, the type of assets we are funding, whether the financing is recourse or non-recourse, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. We may significantly increase the amount of leverage we utilize at any time without approval of our board of directors. In addition, we may leverage individual assets at substantially higher levels. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

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our cash flow from operations may be insufficient to make required payments of principal of and interest on our debt or we may fail to comply with covenants contained in our debt agreements, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision), which we then may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow undrawn amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements, which would result in a decrease in our liquidity, and/or (iii) the loss of some or all of our collateral assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase in an amount sufficient to offset the higher financing costs;

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we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder distributions or other purposes;

•	we may be subject to financial covenants under the terms of our debt instruments that limit the flexibility of our operations and may therefore have a negative impact on our results of operations; and

•	we may not be able to refinance any debt that matures prior to the maturity (or realization) of an underlying investment it was used to finance on favorable terms or at all.

There can be no assurance that a leveraging strategy will be successful, and such strategy may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.

We may encounter adverse changes in the credit markets.

Any adverse changes, such as those experienced as a result of rising interest rates, in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our stockholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

As part of our financing strategy, we intend to target over the long-term a loan-to-value ratio of approximately 40%; however, we may exceed this target ratio from time to time if our Manager deems it advisable for us, including to capitalize on potential acquisition opportunities or exercise rights attached to an investment. Additionally, our targeted loan-to-value ratio does not apply to refinancings of existing borrowings, guarantees of indebtedness, “bad boy” guarantees or other related liabilities that are not recourse indebtedness for borrowed money (such as certain preferred equity issuances or margin loans), and accordingly, our leverage including these transactions may exceed our targeted loan-to-value ratio.

We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.

Our inability to access additional funding or capital could have a material adverse effect on our results of operations, financial condition and business.

Our results of operations, financial condition and business may be impacted by our ability to access additional funding or capital, including through credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private equity, debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements and additional repurchase agreements on acceptable terms. We may also rely on short-term financing that would be especially exposed to changes in availability. Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

•	general economic or market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our current and potential future earnings and cash distributions; and

•	the trading price, volatility and trading volume of our common stock.

We expect to access the capital markets to raise additional capital in the future to make new investments, fund our operations, expand our business, or respond to competitive pressures or unanticipated working capital requirements, among other things. To the extent we seek to raise capital through offerings of our common stock or other equity securities in the public markets, our ability to do so will depend on, among other things, prevailing market conditions, investor demand, and the then-current trading price of our securities. Significant or sustained declines in the market price of our common stock could make public equity offerings impractical or significantly more dilutive to existing stockholders, reducing the net proceeds available to us and limiting our ability to fund our business.

Unfavorable economic conditions, or capital market conditions, such as the volatility of the global credit markets, may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing.

Furthermore, applicable laws, rules or regulations, including the rules and regulations of the SEC, the NYSE, or other regulatory bodies, and our contractual obligations, could delay, limit or increase the cost of future capital-raising activities or restrict or impose additional conditions on our ability to offer and sell securities in the public markets. In certain circumstances, we may be required to access capital markets on less favorable terms or not at all, pursue alternative and potentially more costly sources of financing, or forgo attractive investment opportunities, any of which could adversely affect our business, financial condition and results of operations.

In addition, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. We cannot make assurances that we will be able to obtain any additional financing on favorable terms or at all.

In certain cases, financings for our properties may be recourse to us.

To the extent we are successful in issuing bonds and other securities from BXDC or the Operating Partnership, those bonds or similar securities will be recourse to the issuer thereunder. Generally, commercial real estate mortgage financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents, and in certain cases other guarantees or indemnities may be required that will render all or a portion of the loan recourse to the guarantor thereunder. A “recourse carveout” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “recourse carveout” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. These financing arrangements with respect to our investments generally require “recourse carveout” guarantees from us and/or our Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “recourse carveout” guarantees could apply to actions of the joint venture partners associated with our investments. While our Manager expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “recourse carveout” or other guarantees on behalf of joint venture partners and Other Blackstone Accounts investing alongside us and where such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.

If we draw on a line of credit, our financial leverage ratio could increase beyond our target.

As part of our financing strategy, we intend to target over the long-term a loan-to-value ratio of approximately 40%; however, we may exceed this target ratio from time to time if our Manager deems it advisable for us, including to capitalize on potential acquisition opportunities or exercise rights attached to an investment. We expect to have lines of credit with financial institutions that are either unsecured or secured by certain of our assets and we may seek to obtain additional lines of credit in an effort to provide for a ready source of liquidity for any business purpose. For example, concurrently with completion of this offering, we expect to consummate one or more credit facilities to finance acquisitions and for working capital requirements. There can be no assurances that we will be able to borrow under or maintain our existing lines of credit or obtain additional lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our future offerings or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby. We may utilize a line of credit for the benefit of Other Blackstone Accounts which may invest alongside us in one or more investments. In such circumstances, we generally intend to enter into arrangements to cause any Other Blackstone Accounts to bear

(or reimburse us for) their pro rata share of any costs and expenses (including interest payments) allocable to such extensions of credit.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any future indebtedness that we may incur.

The volatility of the current global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility (including the current market environment), which often occur during economic downturns, generally credit spreads widen, interest rates rise, and investor demand for high yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets may negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to pay distributions to you and the value of your investment.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition; costs of hedges may reduce the overall returns on our investments.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. We intend over the long-term to limit the principal amount of our outstanding unhedged floating rate debt to less than 20% of our total consolidated indebtedness, but there can be no assurance that we will be able to do so. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to pay distributions to our stockholders.

Interest we will pay on our loan obligations will reduce cash available for distributions. In the future, we will likely obtain variable rate loans, and as a result, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, such as the current environment, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. We cannot predict factors which may or may not affect interest rates.

Our current or future credit ratings may not reflect all risks of an investment in our debt securities.

Any current or future credit ratings of us are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our current or future credit ratings will generally affect the market value of any of our debt securities. Our current or future credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the publicly issued debt securities.

General Risk Factors

Certain properties may require permits or licenses.

A license, approval or permit may be required to acquire certain investments and their direct or indirect holding companies (or registration may be required before an acquisition can be completed). There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected.

We face legal risks when making investments.

Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.

We may face risks associated with short sales.

We expect to use short sales for investment and/or risk management purposes, which will subject us to risks associated with selling short. We may engage in short sales where we do not own or have the right to acquire the security sold short at no additional cost. Our loss on a short sale theoretically could be unlimited in a case where we are unable, for whatever reason, to close out a short position.

Our short selling strategies may limit our ability to benefit from increases in the markets. Short selling also involves a form of financial leverage that may exaggerate any losses. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to us. Finally, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or other regulations relating to short selling may restrict our ability to engage in short selling.

We may incur contingent liabilities in connection with the disposition of investments.

In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business or other investment comparable to the investment being sold. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which our Manager may establish reserves or escrow accounts.

We will face risks associated with hedging transactions.

We may utilize a wide variety of derivative and other hedging instruments, including swap arrangements, for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions, including swap arrangements, may result in a poorer overall performance and operating losses for us than if we had not engaged in any such transaction, and our Manager may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We will be subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, ruling or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our stockholders, potentially with retroactive effect. Anticipating policy changes and reforms may be particularly difficult during periods of heightened partisanship at the federal, state and local levels, including due to the divisiveness surrounding populist movements, political disputes and socioeconomic issues. The failure to accurately anticipate the possible outcome of such changes and/or reforms could have a material adverse effect on our returns.

In recent years, there has been increased regulatory enforcement activity and rulemaking impacting the financial services industry. Under the prior U.S. presidential administration, including at the SEC and certain other regulatory bodies, policy changes could have imposed additional costs on us and our investments, required significant attention of senior management or resulted in limitations on the manner in which we or the companies in which we invest conduct business. We cannot predict at this time whether and the extent to which the current U.S. presidential administration and newly-appointed senior officials at the SEC and other federal agencies will pursue these or other policy changes. In addition, uncertainty regarding legislation and regulations affecting the financial services industry or taxation could also adversely impact our business or the business of our tenants and our portfolio companies.

Additionally, any changes to or repeal of the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy to avail ourselves of new or different opportunities. Such changes could result in material differences to our strategies and plans as set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of our Manager to other types of investments in which our Manager may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our financial condition and results of operations and the value of a stockholder’s investment.

We may experience risks related to the use of social media and publicity platforms.

The use of social networks, message boards, internet channels and other platforms has become widespread in the U.S. and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation without independent or authoritative verification. Any such information or misinformation regarding Blackstone and our Manager could have adverse effects on us and/or our investments.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “focused,” “target,” “objective,” “strategy,” “conviction,” “seeks,” “position” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

MARKET AND INDUSTRY DATA

This prospectus includes market and industry data and forecasts that we have derived from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Forward-Looking Statements.”

ORGANIZATIONAL STRUCTURE

Our Organizational Structure Following this Offering

Following completion of this offering, we will conduct our business through an UPREIT, and we expect substantially all of our assets will be held, and our operations conducted, by our Operating Partnership. Blackstone Digital Infrastructure Trust Inc., as the sole general partner of our Operating Partnership, generally will have the exclusive power under the partnership agreement of our Operating Partnership to manage and conduct our Operating Partnership’s business. Our board of directors will direct the management of the business and affairs of the company by directing the affairs of our Operating Partnership. Blackstone Digital Infrastructure Trust Inc. will consolidate the financial results of our Operating Partnership and its consolidated subsidiaries.

Following this offering, any future holders of OP units (other than Blackstone Digital Infrastructure Trust Inc.) may (subject to the terms of the partnership agreement of our Operating Partnership and any lock-up arrangements entered with such holders) redeem their OP units for cash based upon the market value of an equivalent number of shares of our common stock or, at our election, exchange their OP units for shares of our common stock on a one-for-one basis subject to customary conversion rate adjustments for stock or unit splits, distributions and reclassifications.

The following simplified chart depicts our organizational structure and equity ownership immediately following this offering, inclusive of any bonus shares issued in this offering. This chart is provided for illustrative purposes only and does not show all of our legal entities or ownership percentages of such entities. We have assumed, solely for illustrative purposes, that (i) IPO investors purchase     shares of our common stock in this offering, (ii)     bonus shares are issued to IPO investors, (iii) DSP participants purchase all      shares of our common stock reserved for purchase under the directed share program, (iv) the Blackstone Investor purchases     shares of our common stock in this offering (which represents     shares it has indicated interest in purchasing in this offering less the sum of     bonus shares assumed to be issued to IPO investors at the completion of this offering and the maximum     bonus shares

issuable in connection with the underwriters’ option to purchase additional shares) and (v) the underwriters do not exercise their option to purchase additional shares of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and estimated offering expenses payable by us, will be approximately $    million, or approximately $    million if the underwriters exercise in full their option to purchase additional shares from us, assuming an initial public offering price of $     per share.

Upon completion of this offering, the underwriters will be entitled to receive $     from us for each share sold in this offering, a portion of which we may defer payment for a period of six months. See “Underwriting” for a description of compensation payable to the underwriters.

We will invest the net proceeds of this offering primarily in data center assets in accordance with our investment strategy as described in this prospectus and for general corporate purposes. We expect this investment in data center assets to be completed within six to twelve months after completion of this offering.

From time to time, and in particular prior to the full investment of the net offering proceeds as described above, we intend to invest the net proceeds in one or more of the following, to the extent consistent with our intention to qualify as a REIT and remain excluded from regulation under the Investment Company Act:

•

money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

These initial investments are expected to provide a lower net return than we will seek to achieve from investments in data centers and other digital infrastructure assets.

DISTRIBUTION POLICY

We intend to qualify as a REIT for U.S. federal income tax purposes. The Code generally requires that a REIT annually distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, to its stockholders. To satisfy the requirements to qualify as a REIT and to avoid paying U.S. federal corporate income or excise tax on our income, we intend to make quarterly distributions of all, or substantially all, of our REIT taxable income (excluding net capital gains) to our stockholders.

Although we anticipate initially making quarterly distributions to our stockholders, the timing, form and amount of distributions, if any, to our stockholders, will be at the sole discretion of our board of directors and will depend upon a number of factors, including our actual and projected results of operations, financial condition, cash flows and liquidity, qualification as a REIT and other tax considerations, capital expenditure and other obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. Distributions to our stockholders generally will be taxable to our stockholders as ordinary income; however, because a significant portion of our investments will be equity ownership interests in data center assets, which will generate depreciation and other non-cash charges against our income, a portion of our distributions may constitute a tax-deferred return of capital.

If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, borrow funds, sell assets or reduce such distributions. Our board of directors reviews the alternative funding sources available to us from time to time. Our actual results of operations will be affected by a number of factors, including the revenues we receive from our properties, our operating expenses, interest expense and unanticipated expenditures, among others. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.”

We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by Maryland law. In addition, prior to the time we have fully invested the net proceeds of this offering, we currently do not expect to, although are not prohibited from, funding our quarterly distributions out of such net proceeds. The use of our net proceeds may constitute a return of capital to our stockholders, which would have the effect of reducing such stockholder’s basis in its shares of common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025:

•	on an actual basis; and

•

on an as adjusted basis after giving effect to (i) the sale of      shares of our common stock in this offering (at an assumed offering price of $     per share), after deducting the estimated offering expenses payable by us and assuming that (a) IPO investors purchase      shares of our common stock in this offering (but without giving effect to any underwriting discounts and commissions), (b)      bonus shares are issued to IPO investors, (c) DSP participants purchase all      shares of our common stock reserved for purchase under the directed share program, (d) the Blackstone Investor purchases      shares of our common stock in this offering (which represents      shares it has indicated interest in purchasing in this offering less the sum of      bonus shares assumed to be issued to IPO investors at the completion of this offering and the maximum      bonus shares issuable in connection with the underwriters’ option to purchase additional shares) and (e) the underwriters do not exercise their option to purchase additional shares of our common stock, and (ii) our issuance of five shares of our common stock on April 7, 2026 to the Blackstone Investor for $100.00.

You should read this table together with the other information contained in this prospectus, including “Our Organizational Structure,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(amounts in thousands, except share and per share data)	December 31, 2025
	Actual	As Adjusted
Cash and cash equivalents	$—	$

Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000,000,000 shares authorized, actual; 0 shares issued and outstanding, actual; 1,000,000,000 shares authorized, as adjusted; shares issued and outstanding, as adjusted	—
Additional paid in capital	—

Total stockholders’ equity (1)	—

Total capitalization (1)	$—	$

(1)

To the extent (i) we change the number of shares of common stock sold by us in this offering from the shares we expect to sell, (ii) we change the initial public offering price from the $     per share assumed initial public offering price, (iii) the Blackstone Investor or DSP participants purchase less than the amounts they have indicated, (iv) the underwriters exercise their option to purchase additional shares or (v) any combination of these events occurs, the net proceeds to us from this offering and each of our as adjusted amounts of total stockholders’ equity and total capitalization may increase or decrease.

Assuming an initial public offering price of $     per share and any increase (or decrease) in the number of shares of common stock sold by us in this offering purchased (or not purchased) by IPO investors, an increase (decrease) of      shares sold would increase (decrease) our net proceeds from this offering and our as adjusted amounts of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $    , without giving effect to any underwriting discounts or commissions.

Assuming we sell     shares in this offering, an increase (decrease) of $     in the initial public offering price per share would increase (decrease) our net proceeds from this offering and our as adjusted amounts of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $    , without giving effect to any underwriting discounts or commissions.

Each share purchased by the Blackstone Investor or the DSP participants or that are issued as bonus shares will result in $     of proceeds to us. Each share purchased by the IPO investors will result in $     of proceeds to us, after giving effect to underwriting discounts and commissions. As a result, our net proceeds from this offering will vary depending on the number of shares purchased by the Blackstone Investor or DSP participants, on the one hand, and the number of shares purchased by the IPO investors, on the other hand. Assuming      shares are issued in this offering and the IPO investors purchase one additional share for each share not purchased by the Blackstone Investor or the DSP participants, each decrease of      shares purchased by the Blackstone Investor or the DSP participants (with a corresponding increase of      shares purchased by the IPO investors) would decrease our net proceeds from this offering and our as adjusted amounts of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $     .

If the underwriters’ option to purchase additional shares is exercised in full, the as adjusted amounts of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization would increase by approximately $    , after deducting estimated offering expenses, and we would have      shares of our common stock issued and outstanding, as adjusted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited balance sheet as of December 31, 2025 and the related notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance that involve risks, uncertainties and assumptions. Our actual results may differ materially from those in this discussion as a result of various factors, including those discussed in “Risk Factors” in this prospectus.

Overview

We are a newly organized company focused on acquiring and owning mission-critical data center assets that power the modern digital economy. We will target newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts. We intend to invest in essential digital infrastructure primarily in top data center markets that exhibit strong supply-demand dynamics. We expect to acquire assets with fixed, annual rent escalators and favorable tenant expense reimbursement structures, providing predictable yields and stable cash flows. Our strategy focuses on essential digital infrastructure assets that serve as the backbone for cloud computing, AI, and the broader digital transformation driving economic growth. With an estimated $1 trillion total addressable stabilized data center market expected over the next five years, we believe the industry represents a substantial investment opportunity.

We will be externally managed by our Manager pursuant to the terms of the Management Agreement, which will be effective upon completion of this offering. Our Manager is an affiliate of Blackstone, a leading global investment manager with more than $1.3 trillion of AUM as of March 31, 2026.

We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31 for the year in which we receive proceeds from this offering. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. Upon completion of this offering, we expect to have approximately $     million of cash available to execute our business strategy after giving effect to estimated underwriting discounts and commissions but before expenses payable by us.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies that are not emerging growth companies. These provisions include:

•	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) the end of the fiscal year following the fifth anniversary of this offering; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We may choose to take advantage of some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards applicable to public companies. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to “opt out” of this transition period and, as a result, we will comply with new or revised accounting standards as required when they are adopted by public companies. This decision to opt out of the extended transition period is irrevocable.

Basis of Presentation

Our financial statements will be prepared in accordance with GAAP, which requires the use of estimates and assumptions and the exercise of subjective judgment as to future uncertainties.

Revenues

As of December 31, 2025, we have not engaged in principal operations or generated any revenues. Our activity from our initial formation on November 21, 2025 (our “Inception”) through December 31, 2025 is limited to our preparation for this offering.

As of the date of this prospectus, we have not acquired any investments with the net proceeds of this offering. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring such assets.

We expect our revenues to be primarily derived from long-term leases of newly-constructed, income-generating, stabilized data center properties to investment-grade hyperscale tenants. Our strategy is focused on assets with fixed, annual rent escalators and favorable tenant expense reimbursement structures, providing predictable yields and stable cash flow. We intend to leverage Blackstone’s commitment and expertise in the data center sector, which includes an excellent track record in data center investments, deep sector expertise, and a global network of relationships with hyperscale tenants, developers, and lenders. Blackstone’s premier sponsorship and management position us to capitalize on powerful secular tailwinds in digital infrastructure and potentially deliver strong risk-adjusted returns for our stockholders.

Expenses

Management Fees, Incentive Fees and Expenses

Pursuant to the Management Agreement, the Operating Partnership will pay our Manager a Management Fee and an Incentive Fee, and we will reimburse our Manager for certain documented costs and expenses. For additional information, see “Our Manager and the Management Agreement.”

Other Affiliate Fees

We may also incur fees in the future for services provided by Portfolio Entities of Other Blackstone Accounts and affiliates of our Manager, including management, corporate support, transaction support and other services. As of December 31, 2025, we have not retained any affiliates for such services.

Financial Condition, Liquidity and Capital Resources

As of December 31, 2025, we are in our organizational period and have not yet commenced principal operations or generated any revenues. Our activity from Inception through December 31, 2025 is limited to our preparation for this offering. We expect that principal operations will commence upon completion of this offering.

We expect to generate cash primarily from (i) the net proceeds of this offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future, and (iv) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) investment acquisitions and capital expenditures, (ii) the cost of operations (including fees payable to our Manager), (iii) debt service on any borrowings, and (iv) cash distributions to our stockholders to the extent declared by us, including distributions of our REIT taxable income to maintain our qualification for taxation as a REIT under the Code.

Critical Accounting Estimates

Our consolidated balance sheet included elsewhere in this prospectus has been prepared in accordance with GAAP and includes the accounts of the company and the company’s subsidiaries. The preparation of the consolidated balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.

Quantitative and Qualitative Disclosures about Market Risk

The primary components of our market risk are related to interest rates, tenant creditworthiness, real estate market values, and capital markets generally.

Interest Rate Risks

Interest rate risk is particularly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Our primary exposure to interest rate risk is expected to relate to the use of variable-rate debt to finance real estate acquisitions, development projects, or operations. A rise in interest rates may increase our borrowing costs and reduce the fair value of our real estate investments by applying higher market capitalization rates. Conversely, a decline in interest rates may lower our cost of capital and enhance asset values.

As of December 31, 2025, we held no market-sensitive instruments.

Credit Risk

We may be exposed to credit risk through tenant lease obligations tied to data center assets that we may acquire. We intend to manage this risk by targeting assets leased to investment-grade-rated, hyperscale tenants, such as leading cloud computing and technology companies, through long-term leases with fixed, annual rent escalators of 2 to 3%. By limiting our scope to target well capitalized, hyperscale investment-grade tenants, we are relatively more insulated from short-term shifts in demand or market sentiment, which we believe will enable us to provide stable, attractive risk-adjusted returns over the long-term.

Market Value Risks

We may be exposed to market value risk with respect to the fair value of our investments due to changes in market conditions, including interest rates, and property cash flows. We intend to manage our exposure to market value risk by maintaining a diversified portfolio of strategically located data center assets in supply-constrained, high-demand markets. However, the fair value of our investments may still fluctuate. Therefore, the amount we will realize upon any future sale is unknown.

The values of data center assets are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; market-specific supply and demand dynamics; changes or continued weakness in specific technology or connectivity sectors; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes or tax and legal considerations.

Capital Market Risks

We are exposed to risks related to the equity capital markets, and our related ability to raise capital through the issuance of our common stock or other equity instruments. We are also exposed to risks related to the debt capital markets, and our related ability to finance our business through borrowings under credit facilities or other debt instruments. To comply with the REIT requirements, we are required to distribute a significant portion of our taxable income annually, which constrains our ability to accumulate operating cash flow and therefore requires us to utilize debt or equity capital to finance our business. We seek to mitigate these risks by monitoring the debt and equity capital markets to inform our decisions on the amount, timing, and terms of capital we raise.

BUSINESS

Our Newly Organized Company

Owning Mission-Critical Data Centers that Power the Modern Digital Economy

We are a newly organized company focused on acquiring and owning mission-critical data center assets that power the modern digital economy. We will target newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts. We intend to invest in essential digital infrastructure primarily in top data center markets that exhibit strong supply-demand dynamics. We expect to acquire assets with fixed, annual rent escalators and favorable tenant expense reimbursement structures, providing predictable yields and stable cash flows. Our strategy focuses on essential digital infrastructure assets that serve as the backbone for cloud computing, AI, and the broader digital transformation driving economic growth. With an estimated $1 trillion total addressable stabilized data center market expected over the next five years, we believe the industry represents a substantial investment opportunity.

We will be externally managed by our Manager pursuant to the terms of the Management Agreement, which will be effective upon completion of this offering. Our Manager is an affiliate of Blackstone, a leading global investment manager with more than $1.3 trillion of AUM as of March 31, 2026. Blackstone Real Estate was founded in 1991 and is the world’s largest owner of commercial real estate,2 with $315 billion of investor capital under management as of March 31, 2026. The Infrastructure group of Blackstone was founded in 2017 and manages $84 billion of capital across digital infrastructure, energy, and transportation assets as of March 31, 2026.

Blackstone has significant experience managing externally-advised public reporting companies. Blackstone currently serves as external advisor to seven U.S. public reporters across real estate, infrastructure, private equity, and credit strategies with more than $198 billion in aggregate AUM as of March 31, 2026. These companies include BREIT, a non-listed, perpetual life REIT focused on stabilized, income-generating commercial real estate properties, BXINFRA, a non-listed, perpetual-life strategy focused on investing in private infrastructure assets, and BXMT, a publicly listed real estate finance company that originates, acquires, and manages senior loans and other debt or credit-oriented investments collateralized by or relating to commercial real estate.

Blackstone is the Largest Financial Investor in Data Center and Digital Infrastructure Assets Globally

Blackstone is the largest financial investor in data center and digital infrastructure assets globally, and data centers and digital infrastructure represent a large component of Blackstone’s real estate and infrastructure platforms. Since 2018, Blackstone has invested into data center and digital infrastructure opportunities worth approximately $225 billion in transactions across capital structures, including over $150 billion in data center assets. Blackstone is also a significant lender in the sector, with over $10 billion of debt financing provided to data center and digital infrastructure developers and operators. Our Manager will utilize Blackstone’s systematic and disciplined approach to making and managing investments. Our investments will be subject to approval by the BXDC Investment Committee which is composed of some of the most senior and experienced investment professionals at Blackstone, including Stephen A. Schwarzman (Chairman, Chief Executive Officer and Co-Founder of Blackstone), Jonathan Gray (President and Chief Operating Officer of Blackstone), Michael Chae (Vice Chairman and Chief Financial Officer of Blackstone), Kenneth Caplan (Global Co-Chief Investment Officer of Blackstone), Greg Blank (Chief Executive Officer of BXINFRA), Giovanni Cutaia (President of Blackstone Real Estate), Michael Diverio (Senior Managing Director of Blackstone and member of our board of directors), Mike Forman (Head of Americas Acquisitions and Global Head of Digital Infrastructure for Blackstone Real Estate and Chief Investment Officer of BXDC), Rob Harper (Head of Real Estate Asset Management Americas for Blackstone Real Estate), Katharine A. Keenan (Global Head of Core+ Real Estate for Blackstone Real Estate and chair of our board of directors), David Levine (Head of Blackstone Real Estate

[2]	World’s largest owner of commercial real estate based on estimated market value per Real Capital Analytics, as of March 31, 2025. Excludes governmental entities and religious organizations.

Americas), Nadeem Meghji (Global Head of Blackstone Real Estate), Nick Pell (Chief Executive Officer and President of BXDC and member of our board of directors), and Jacob Werner (Global Chief Investment Officer of Blackstone Real Estate).

The high level of interaction between the BXDC Investment Committee and our Manager’s investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. Post-acquisition, our Manager will oversee our investments through proactive asset management, as well as periodic asset and valuation reviews.

The company’s management team is led by Nick Pell, our Chief Executive Officer and President and a member of our board of directors, Mike Forman, our Chief Investment Officer, and Anthony F. Marone, Jr., our Chief Financial Officer and Treasurer. These senior executive officers possess deep investment and data center expertise across markets and cycles, with Mr. Forman bringing specialized data center investment experience and Mr. Pell and Mr. Marone contributing extensive public markets and REIT operational expertise. Mr. Pell is the former President and Chief Investment Officer of Link Logistics, the largest U.S.-only owner and operator of last-mile industrial real estate and warehouse properties, with more than 3,000 warehouses and distribution facilities strategically located across more than 40 primary U.S. metro areas. He previously served as the Chief Investment Officer of Gramercy Property Trust, a publicly traded REIT that owned and managed industrial warehouses until it was acquired by Blackstone Real Estate in 2018. Mr. Forman, a Senior Managing Director at Blackstone and Head of Americas Acquisitions and Global Head of Digital Infrastructure for Blackstone Real Estate, has been extensively involved in all of Blackstone’s data center investments, including QTS, AirTrunk, and a $7 billion joint venture with Digital Realty. Mr. Marone is a Senior Managing Director at Blackstone and the Global Head of Real Estate Finance and has extensive experience serving as Chief Financial Officer of several public REITs and other businesses.

Our objective is to generate attractive long-term, risk-adjusted returns for our investors, primarily through distributions and capital appreciation. We intend to achieve this objective by selectively acquiring target assets to build in portfolio that, over time, is designed to provide diversification and deliver attractive returns across a variety of market conditions and economic cycles. Our strategy emphasizes potential downside protection through long-term leases with investment-grade hyperscalers while targeting a premium return relative to hyperscalers’ corporate bonds. However, given the characteristics of the data center industry, our portfolio may be concentrated in certain geographic areas and/or among a limited number of tenants. For more information, see “Risk Factors—Risks Related to Our Business—We are subject to tenant and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified.” While we expect to acquire newly-constructed data center properties that are already leased and for which rent payments have commenced, we may selectively consider acquiring data centers that are still in development and where rent payments begin only upon completion. Any such acquisitions would not be immediately income-generating at the time of acquisition. For more information, see “Risk Factors—Risks Related to Investments in Data Center Assets—We depend on tenants for our revenue, and therefore, our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could adversely affect our income, performance, operations and ability to pay distributions.”

We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31 for the year in which we receive proceeds from this offering. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. Upon completion of this offering, we expect to have approximately $     million of cash available to execute our business strategy after giving effect to estimated underwriting discounts and commissions but before expenses payable by us.

Market Opportunities: Capturing the AI Megatrend

Overview

We believe technological advances are the defining megatrend of this century. The convergence of AI, cloud computing, and broader economic digitalization is driving unprecedented demand for data centers globally. Over the next decade, trillions of dollars are expected to be invested in digital infrastructure, especially data centers, underpinned by an explosion in data created, consumed, and stored, combined with intensifying compute requirements of AI. As a result, demand for data center capacity and hyperscaler capital expenditures has surged. At the same time, supply constraints have become more significant, including access to power, labor, zoning and supply chains, leading to a material bottleneck in the construction of new data centers. This dynamic has resulted in significantly lower vacancy rates for data centers when compared to other asset classes in the U.S. In addition, new leasing activity is primarily concentrated among investment-grade hyperscale tenants with limited speculative development. We have identified and reviewed approximately $25 billion in representative near-term opportunities with favorable terms in established markets such as Northern Virginia, Ohio, Phoenix, Maryland, and Austin. We believe that this backdrop presents an attractive environment to acquire mission-critical, stabilized data center assets leased to investment-grade hyperscale tenants. Given the size and scale of stabilized data center assets, access to debt and equity capital at scale will be a key differentiator in executing on future acquisition opportunities.

Downside Protected Digital Infrastructure Assets

The rapid expansion of physical infrastructure for the information technology sector has created a unique opportunity to acquire mission-critical assets that support key operations for some of the largest and fastest growing companies in the world. Ownership of this critical infrastructure provides investors with a compelling risk-adjusted investment opportunity, and given their importance to tenants, provides investors significant cash flow stability and the potential for long-term growth. These assets typically feature long-term lease agreements (often with terms of 10 to 20 or more years) with investment-grade hyperscale tenants, providing contracted cash flows with limited credit risk. The mission-critical nature of these facilities means tenants prioritize operational reliability over cost considerations, creating inherent pricing power and defensive characteristics. Hyperscale data centers have historically benefitted from very high renewal rates (90% or higher) given complexities associated with tenant migration. In addition, tenants typically invest significant capital into the data centers, representing approximately two to three times the development cost of the data center, providing both added credit support and a strong incentive for lease renewal. This deeply integrated tenant installation, including their network architecture, makes relocation very complex, risky, and expensive. Furthermore, the severe supply constraints and lengthy development timelines for new data centers create limited alternatives for tenants.

Favorable Supply/Demand Imbalance

Information technology continues to have an outsized impact on every sector of the economy. The share of U.S. GDP attributed to the information technology sector has more than tripled over the last 25 years but remains under 10%. As technology usage grows, increased computing and storage requirements fuel demand for data centers. We have seen a long trend of robust growth in data center demand as cloud computing and content creation have boomed, and, more recently, as AI has begun to take off. Since 2010, the amount of global data created, consumed and stored increased approximately 100 times. Central to this growth has been the migration to cloud computing, driven by its scalability, operational efficiency, and the compelling economics of shared infrastructure. Cloud services have demonstrated consistent double-digit revenue growth rates over the past decade, as enterprises increasingly rely on hyperscalers for critical compute and storage needs.

Digitalization is Driving Explosive Growth in Data

Note: There can be no assurance that any of the trends described herein will continue in the future or will not reverse. See “Risk Factors” and “Forward-Looking Statements.”

The emergence of AI has further accelerated this trend, with AI workloads requiring significantly more compute power than traditional applications. AI queries can require approximately ten times the compute power of conventional internet searches, while video AI can demand up to 10,000 times the compute power. AI is just beginning to penetrate the technology landscape, with only an estimated 1 to 5% of work hours currently assisted by AI. As AI becomes increasingly infused into the applications and services people interact with daily, the incremental demand for compute power to support this transformation will be enormous, driving significant incremental infrastructure requirements for hyperscale providers.

Note: There can be no assurance that any of the trends described herein will continue in the future or will not reverse. See “Risk Factors” and “Forward-Looking Statements.”

Counterintuitively, efficiency gains have been the propellant of digitalization. Compute power has been getting exponentially more efficient in terms of both cost and energy—computations per dollar of information technology investment and per watt have been doubling every two to three years for many decades. Additionally, innovation in software has doubled the number of tasks which can be completed per unit of compute power every year. Despite these gains, information technology spend and compute power usage have not decreased, but rather have increased dramatically, as these efficiency gains create new capabilities and unlock new use cases. We are seeing a similar trend within the AI space. As capabilities improve and costs decrease, usage is exploding, with usage of leading AI platforms increasing three times year-over-year, and OpenAI and Google reaching over 1.5 billion combined monthly active users. Revenues are also growing rapidly, with 2025 annualized revenues for AI model providers expected to be 36 times larger compared to 2023 and seven times larger year-over-year at $30 billion.

However, supply has failed to keep pace with this unprecedented demand growth. The substantial need for power has also become a primary bottleneck in data center development, which is particularly challenging given that U.S. power consumption has remained relatively flat for the last 25 years. Now, with broader electrification (e.g., heating systems and electric vehicles) and AI driving exponential compute power growth, global power requirements are projected to rise by 40 to 50% over the next decade. Given the complexity of the grid, the U.S. has struggled to accommodate these rapidly increasing energy requirements. Wait times for new grid connections have increased to an estimated seven or more years in key data center markets. Beyond power constraints, supply chain bottlenecks have emerged as critical infrastructure components now require lead times of an estimated three or more years, while suitable land has become increasingly scarce due to rising prices and tightening local zoning restrictions in prime markets. Compounding these challenges, the industry faces increasing land prices, tighter local zoning regulation and severe labor shortages as demand for electricians, skilled data center engineers, and specialized construction workers far exceeds the available talent pool. These supply constraints have driven significant development cost inflation, with data center construction costs increasing by approximately 50% over the past five years.

Strong demand combined with significant supply constraints has translated into favorable market dynamics that are expected to persist. The vacancy rate at data centers across the U.S. was estimated to be 1.3% as of December 31, 2025, with key markets such as Northern Virginia below 1% as of December 31, 2025, and there is virtually no speculative new supply currently. Market rents have more than doubled over the past four years. With an estimated $3 trillion in global digital infrastructure investment needed by 2030 to meet demand and ongoing constraints limiting new supply, this favorable supply/demand imbalance is expected to persist, supporting continued rent growth and sustained low vacancy rates.

Strong Demand and Significant Supply Constraints Expected to Persist

Declining U.S. Data Center Vacancy

%

Note: There can be no assurance that any of the trends described herein will continue in the future or will not reverse. See “Risk Factors” and “Forward-Looking Statements.”

Advantageous Transaction Landscape for Blackstone

The data center and digital infrastructure industry presents an advantageous transaction landscape for well-capitalized and experienced investors, driven by the escalating scale and complexity of assets. The accelerating demand for compute power necessitates increasingly large data center campuses, often requiring billions of dollars of investment. With an estimated $1 trillion total addressable stabilized data center market expected over the next five years, the industry represents a substantial investment opportunity. In addition, the specialized nature of these assets and the demanding extensive technical expertise and considerable financial resources required, makes these opportunities challenging for some traditional investors and naturally limits the pool of potential buyers for such large-scale projects. This dynamic is further amplified by the relatively limited amount of specialized capital targeting this opportunity and the scarcity of direct public market competitors in the stabilized hyperscale data center space. The combination of massive capital requirements, technical complexity, and somewhat limited investors in this specialized asset class creates a favorable environment for well-capitalized investors with the requisite expertise and resources.

Our Manager

We will be externally managed by our Manager, pursuant to the Management Agreement, which will be effective upon completion of this offering. Our Manager is a Delaware limited liability company formed on December 7, 2015, is registered as an investment adviser under the Advisers Act, is a wholly owned subsidiary of Blackstone Inc., and is part of Blackstone’s Real Estate group. Blackstone Real Estate, including our Manager, has approximately 785 employees and investment professionals, and its Senior Managing Directors include Nadeem Meghji (Global Head of Blackstone Real Estate), Giovanni Cutaia (President of Blackstone Real Estate), and Jacob Werner (Global Chief Investment Officer of Blackstone Real Estate), among others. Since its formation, our Manager has provided investment advisory services to BREIT, a non-listed, perpetual life REIT that invests primarily in stabilized, income-generating commercial real estate across a wide variety of sectors in the United States. Pursuant to an advisory agreement with BREIT, our Manager sources, evaluates and monitors BREIT’s investments and makes decisions regarding the acquisition, management, financing and disposition of

BREIT’s assets in accordance with its investment objectives, guidelines, policies and limitations, subject to the direction, oversight and supervision of BREIT’s board of directors and the terms and conditions of such advisory agreement.

The Management Agreement seeks to ensure that our leadership team is equipped to successfully execute our strategy. Our management structure is designed to provide us with access to premier talent and resources, drawing on Blackstone’s expertise across geographies and the data center value chain. Our executive team consists of senior employees of Blackstone who will provide us with strategic leadership and operational support. Our Manager will operate subject to the direction, oversight and supervision of our board of directors and the terms and conditions of the Management Agreement, and will act only in accordance with the functions and authority delegated to it. We do not currently expect to have dedicated officers or employees, and while our Manager is not obligated to dedicate any personnel exclusively to us, we will benefit from a flexible, scalable model that leverages shared expertise across Blackstone’s global platform.

Blackstone is a leading global investment manager, with more than $1.3 trillion in AUM as of March 31, 2026 spanning real estate ($315 billion of AUM), infrastructure ($84 billion of AUM), private equity ($430 billion of AUM), credit & insurance ($458 billion of AUM), and multi-asset investing ($101 billion of AUM). Blackstone’s global expertise, market presence, and rigorous underwriting have supported strong investment performance for its investors.

The firm’s investment strategy spans the full spectrum of the data center and digital infrastructure ecosystem, including development and operating platforms, stabilized assets, suppliers and service providers, semiconductor and equipment manufacturers, as well as energy generation and transmission infrastructure. This comprehensive ecosystem purview provides Blackstone with deep market intelligence across all aspects of data center fundamentals, including supply-demand dynamics, technology trends, tenant requirements, capital markets, and operational best practices. This breadth of experience is particularly valuable given the technical complexity of modern data centers and the interconnected relationships between power infrastructure, compute capacity, cooling systems, network connectivity, and emerging technologies like AI accelerators, enabling Blackstone to make informed investment decisions and capitalize on the digitalization megatrend. Additionally, Blackstone’s experience developing and managing data centers for top hyperscalers has established the firm as a trusted counterparty with deep, existing relationships across our target tenant base. Blackstone’s diverse range of capital solutions, including equity, debt capital, and various forms of hybrid capital, provide for significant on- and off-market transaction opportunities. The firm’s integrated approach across the value chain enables deep asset evaluation and strategic positioning in this rapidly evolving sector. Blackstone’s acquisition of QTS for approximately $10 billion in 2021, $7 billion joint venture with Digital Realty in 2023, and acquisition of AirTrunk in 2024 for approximately A$24 billion exemplify Blackstone’s commitment and expertise in the data center sector. Blackstone’s acquisition of QTS demonstrates the firm’s ability to drive significant growth and value creation in data centers, having expanded QTS’s leased megawatts 14-fold since 2021 through active management and strategic initiatives, positioning QTS to be the firm’s most profitable investment to date.

Our Manager will benefit from Blackstone’s strong, 40-year track record of disciplined underwriting, exceptional M&A and structuring expertise from a global team of investment professionals. As of December 31, 2025, Blackstone employed approximately 5,285 people at Blackstone’s headquarters in New York and around the world. Blackstone has over 45 professionals specifically dedicated to investing in, asset managing, and financing data center and digital infrastructure assets, providing deep sector expertise and specialized capabilities to support our investment strategy. We also expect our Manager, in the performance of its duties, to benefit from Blackstone’s portfolio management, finance and administrative functions, which address legal, compliance, investor relations, operational matters, asset valuation, risk management and information technologies.

For 24 months following completion of this offering, we will have priority over Other Blackstone Accounts with respect to acquisitions of all yield-oriented, stabilized, long-duration turnkey data center equity investments sourced by our Manager and its affiliates. Following this period and over time, we expect to continue to be a primary source of capital for investment opportunities within our primary investment strategy. We expect there will be sufficient investment opportunities for us within our investment guidelines because of the current and future scale of the stabilized data center market. There is expected to be overlap with certain Other Blackstone Accounts that are actively investing and similar overlap with future Other Blackstone Accounts. Over time, we expect to co-invest with Other Blackstone Accounts in investments that are suitable for both us and such Other Blackstone Accounts. This overlap will from time to time create conflicts of interest, which our Manager and its affiliates will seek to resolve in a fair and reasonable manner in their sole discretion.

Competitive Strengths

We believe we are well positioned for long-term success and distinguished from our competitors by the following competitive advantages:

•

Blackstone Highly Experienced Sponsorship and Management: We are positioned to benefit from the sponsorship and management of Blackstone, a leading global investment manager. Blackstone provides us with an excellent track record in data center investments, deep sector expertise, and a global network of relationships with hyperscale tenants, developers, and lenders. Blackstone’s investments across the entire digital infrastructure value chain provide real-time market intelligence and operational insights that we believe inform high-quality investment decision-making. Blackstone’s dedicated teams across acquisitions, capital markets, and asset management provide differentiated potential access to both on- and off-market deal flow, and the potential ability to source, underwrite, execute, and manage high quality assets. Blackstone’s premier sponsorship and management position us to capitalize on powerful secular tailwinds in digital infrastructure and potentially deliver strong risk-adjusted returns for our stockholders.

•

Deep Bench of Expertise: Our management team is led by Mr. Pell, our Chief Executive Officer and President and a member of our board of directors, Mr. Forman, our Chief Investment Officer, and Mr. Marone, our Chief Financial Officer and Treasurer. These senior executive officers have deep investment and data center expertise across markets and cycles. Mr. Pell brings over 20 years of real estate investment experience, including deep public markets expertise as Chief Investment Officer of Gramercy Property Trust, a former public REIT, and executive leadership as President and Chief Investment Officer of Link Logistics (a Blackstone portfolio company). Mr. Forman has over 13 years of extensive experience across data center and adjacent sectors; he has been extensively involved in all of Blackstone’s data center investments, including QTS, AirTrunk, and a $7 billion joint venture with Digital Realty. He was also involved in the successful creation and eventual initial public offering of Invitation Homes, Inc., a single-family home leasing and management company. Mr. Marone is a certified public accountant with over 20 years of finance and accounting experience, including previously serving as Chief Financial Officer and Treasurer of both BREIT and BXMT.

•

Targeted and Simple Investment Strategy: We will employ a highly disciplined investment strategy, targeting stabilized, mission-critical data center assets in top data center markets. By focusing on newly-constructed, cash-flowing data center properties leased to investment-grade, hyperscale tenants on long-term leases, we believe the platform is positioned to potentially deliver predictable and dependable risk-adjusted returns.

•

Compelling Yield and Growth Potential: Our investment strategy is designed to deliver current income through potentially stable cash flows from long-term leases with investment-grade hyperscale tenants, while providing growth potential through contractual rent escalations and accretive acquisition opportunities. This combination offers investors both yield and long-term appreciation potential, which we believe differentiates our offering from traditional high-yield/low-growth or high-growth/low-yield alternatives in the public markets. Our focus on assets with long-term leases to investment-grade hyperscale tenants is intended to provide meaningful downside protection potential through stable, contracted cash flows, while offering attractive return premiums versus the underlying tenant’s corporate bonds. Additionally, the significant data center supply and demand imbalance has driven market rents to outpace underlying contractual rent escalations in most markets. Given our conviction in the long-term fundamentals of these assets and markets, we believe this dynamic could create substantial mark-to-market opportunities as leases approach expiration, providing potential for meaningful rental income growth beyond contracted escalations. Our strategy emphasizes diversification across geographies, tenant relationships, and asset types to further enhance risk-adjusted returns and reduce concentration risk.

•

Highly Attractive Asset Class with Substantial Acquisition Opportunities: We will invest in a highly attractive asset class with exceptionally strong market fundamentals. The demand for compute power coupled with significant supply constraints provides a favorable backdrop for potential acquisitions. Industry estimates suggest approximately $1 trillion of total addressable market for data center investments over the next five years, driven by explosive demand for AI infrastructure, cloud migration, and hyperscaler expansion. Despite this enormous opportunity, there remains limited capital specifically targeting stabilized data center assets, creating substantial acquisition opportunities for well-positioned investors. We will heavily rely on the expertise of our Manager and the broader Blackstone apparatus, including global relationships, access to proprietary sourcing channels, and rigorous underwriting and diligence processes and procedures.

•

Modest Target Leverage and Growth-Oriented Capital Structure: We intend to capitalize future acquisitions with a combination of equity and debt. While we are focused on maximizing returns for our stockholders, we believe that financial flexibility and a conservative capital structure is crucial for long-term success. As part of our financing strategy, we intend to target over the long-term a loan-to-value ratio of approximately 40%; however, we may exceed this target ratio from time to time if our Manager deems it advisable for us, including to capitalize on potential acquisition opportunities or exercise rights attached to an investment. Our long-term goal is to obtain an investment-grade rating and be in a position to issue unsecured debt. Prior to obtaining an investment-grade rating, and selectively thereafter, we intend to primarily utilize a credit facility as well as non-recourse debt secured by individual properties or pools of properties. See “Risk Factors” and “Business” for more information.

•

Highly Aligned Compensation Structure and Corporate Governance: Our compensation structure and corporate governance are designed to ensure strong alignment between our executive leadership team, our Manager, and our investors. We have implemented a thoughtful fee structure that reinforces a long-term commitment to delivering stockholder value. Our corporate governance is further strengthened by a framework that emphasizes transparency, accountability, and alignment of interests, positioning us to seek to deliver sustainable growth and premier stewardship for our stockholders. Specifically:

○	Blackstone has a strong track record managing externally advised public companies, including REITs, with transparent disclosure and robust corporate governance;

○	Our Manager is subject to SEC oversight as a registered investment adviser;

○	Including Blackstone in our name leverages established brand value and strengthens alignment to drive long-term performance;

○	Our external management compensation structure is largely performance-based, further aligning incentives;

○	Our board of directors will have a majority of independent directors with diverse expertise and decades of experience;

○	All board members will serve annual terms; and

○	A majority voting standard will apply in non-contested director elections.

•

Investment by Blackstone: An expected investment in this offering of up to $     by the Blackstone Investor (or up to approximately  % of the shares of our common stock outstanding after this offering or up to approximately  % if the underwriters exercise in full their option to purchase additional shares, in each case before giving effect to reductions for the bonus shares to be issued to IPO investors) will strengthen our Manager’s commitment to potential long-term growth and help ensure alignment with other stockholders. A portion of this amount will inure directly to the benefit of IPO investors in the form of bonus shares.

Our Investment Strategy

We intend to invest primarily in newly-constructed, high-quality, stabilized data center assets with previously-secured access to power and water across top markets where favorable supply-demand dynamics exist. We will target assets leased to investment-grade hyperscale tenants, such as leading cloud computing and technology companies, through long-term leases with fixed, annual rent escalators of 2 to 3%. While we expect to pursue triple-net lease structures, we will selectively consider modified gross leases where tenants reimburse electricity costs when we identify compelling value opportunities. We believe that these criteria generally will enable us to invest in assets with an estimated initial gross asset yield of 5.75% to 7.00% or higher, which may fluctuate over time. We will initially focus on U.S. markets with the potential to expand internationally over time as attractive opportunities arise. We do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. Our investments in stabilized, cash flowing data center assets will represent mission-critical infrastructure for our hyperscale tenants to support their needs to provide solutions for data creation, storage and consumption by end-users. By limiting our scope to target well capitalized, hyperscale investment-grade tenants, we are relatively more insulated from short-term shifts in demand or market sentiment, which we believe will enable us to provide potentially stable, attractive risk-adjusted returns over the long-term. Specifically, we expect a significant portion of our data center assets will be leased on a triple-net lease basis to top hyperscalers, including Alphabet, Amazon, Apple, Meta, Microsoft, and Nvidia. In some circumstances, the tenant or lease guarantor will be a creditworthy, significant subsidiary of the hyperscale customer’s parent company as reflected in the parent company’s financial statements. Each of these companies is publicly traded on the Nasdaq Global Select Market and each files quarterly financial statements, which are available on the SEC’s public website at www.sec.gov.

Our strategy offers investors a more diversified approach to accessing the hyperscale data center market compared to investing in individual large-scale facilities, providing exposure across multiple tenants, geographies and lease maturities rather than concentration in a single asset. That said, our focus on investment-grade hyperscalers will result in a more targeted portfolio rather than broad diversification, given the limited universe of such hyperscalers. We believe this tenant focus supports our investment strategy given that these target tenants are among the largest and most financially stable companies in the world, with investment-grade credit ratings and substantial financial resources that provide a high degree of rent payment reliability. This focus inherently limits our universe of potential tenants and will result in certain of our properties being leased to a single tenant, which would heighten our exposure to adverse events affecting that tenant, including default or non-renewal. However, we believe the creditworthiness and long-term growth trajectory of investment-grade hyperscale tenants mitigates the risks typically associated with tenant concentration. In the event of a lease termination or tenant default at a single-tenant property, the specialized nature of hyperscale data center facilities may make it more difficult to identify a suitable replacement tenant given the limited population of hyperscale tenants; however, we believe strong market fundamentals would support our ability to re-lease such facilities. Notwithstanding these factors, investors should be aware that our aggregate returns could be substantially affected by unfavorable performance of the data center industry or the financial condition of our limited tenant base. See “Risk Factors” beginning on page 27 for a more detailed discussion of these concentration risks. Further, although we intend to invest primarily in data centers with previously-secured access to power and water sufficient for the needs of the leased tenant, our ability to re-lease may be constrained to the extent the existing tenant’s or any new tenant’s usage requirements exceed the capacity available at such data centers or we experience supply disruptions. See “Risk Factors—Risks Related to Investments in Data Center Assets—Our ability to lease any available space at our data centers to existing or new tenants could be constrained by our ability to obtain sufficient electrical power and water supply.”

The U.S. data center market represents a large and rapidly expanding addressable opportunity. The total market value of stabilized data center assets in the U.S. has grown materially over recent years, from $175 billion in 2023 to $275 billion in 2025, increasing significantly over two years. By 2030, the total addressable market in the U.S. is expected to more than triple to $1 trillion. We expect this substantial market size will provide ample acquisition opportunities to very selectively build a diversified and high-quality portfolio over time.

Our target markets will be selected by drawing on Blackstone’s sector expertise and track record in data center and digital infrastructure investments. Our approach is informed by decades of experience in acquisitions, capital markets, and asset management, and is designed to capitalize on powerful secular tailwinds and real time market visibility. We believe our target markets will exhibit attractive, long-term investment attributes such as:

•	Established markets that benefit from diversified and strong long-term tenant demand;

•	Access to infrastructure at scale, including previously-secured power and water;

•	Strong connectivity and compounding network effects;

•	Locations that are well-positioned to serve significant populations and GDP; and

•	Barriers to new development that act as supply constraints.

Blackstone’s extensive relationships with tenants, developers, and lenders are an important competitive advantage that will provide us with potential access to a differentiated pipeline of accretive acquisition opportunities, both on- and off-market, as well as high quality tenants. Our focus is to acquire data center properties from third parties; however, given the breadth of Blackstone’s data center and digital infrastructure platform, our Manager may selectively identify attractive opportunities to acquire investments from Blackstone, Other Blackstone Accounts, controlled Portfolio Entities, or any of their respective affiliates. Such transactions would require the informed consent of our independent directors. See “Our Manager and the Management Agreement—Management Agreement—Conflicts of Interest and Related Policies.” Blackstone has sourced approximately 86% of its global data center investments off-market, demonstrating the strength of these relationships and its ability to access exclusive deal flow. This track record is underpinned by Blackstone’s experience developing and managing data centers for top hyperscale tenants, establishing it as a trusted counterparty in this sector—a critical distinction given the mission-critical nature of data center infrastructure. Additionally, Blackstone’s investments across the entire digital infrastructure value chain—from power generation and transmission to fiber networks, equipment suppliers, and technology providers—create a unique information advantage and market intelligence network. This ecosystem-wide purview provides real-time insights into supply chain dynamics, emerging technology requirements, power availability constraints, and tenant demand patterns that are not readily available to investors focused solely on data center assets. We believe these relationships and data points enable experienced asset selection, more accurate underwriting, and better positioning for future market shifts, providing Blackstone with a comprehensive view of investment opportunities and risks across the digital infrastructure landscape.

We will utilize Blackstone’s experienced, data center-focused asset management teams for day-to-day operations. Blackstone offers what we believe is a differentiated approach to asset management through its deep institutional expertise, proven track record across real estate cycles, and access to specialized data center professionals and industry relationships. We believe this approach provides the opportunity for operational flexibility, scalability, and alignment with our stockholders.

We currently have no intention to acquire land or to pursue ground-up development. Our focus is on stabilized assets that we believe can deliver predictable and attractive yields for investors. Over time, and as the platform scales, we will have the flexibility to explore additional avenues for further growth such as development and redevelopment opportunities, as well as joint ventures with Other Blackstone Accounts or other strategic investors for larger acquisitions, potentially allowing for greater diversification.

Additionally, although our investment strategy focuses on stabilized data center assets as described above, we may also invest in equity of public and private real estate-related companies, including real estate-related operating companies. We may also acquire assets that require some amount of capital investment in order to be renovated or repositioned as well as make investments in other real assets such as infrastructure.

Further, we may invest in real estate debt, including, but not limited to, CMBS, real estate-related corporate credit, interests of collateralized debt obligation and collateralized loan obligation vehicles and equity interests in public and private entities that invest in real estate debt as one of their core businesses, and may also include derivatives. These investments may include real estate debt issued in, and/or backed by real estate in, countries outside the U.S. See “Risk Factors—Risks Related to Our Business—We would be subject to additional risks from any non-U.S. investments” for additional information.

We may also invest in loans, which may include commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate and debt of companies in the business of owning and/or operating real estate-related businesses. We expect our commercial mortgage loans, if any, will be secured primarily by interests in data center assets. Commercial mortgage loans are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-generating property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. See “Risk Factors—Risks Related to Investments in Real Estate Debt” for additional information.

We do not currently anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale, but we may engage in these activities in the future. We have not engaged in trading, underwriting, or agency distribution or sale of securities of other issuers and do not intend to do so.

We may, under certain circumstances, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares of our common stock or other securities, and any such action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

We may utilize a wide variety of derivative and other hedging instruments, including swap arrangements, for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. See “Risk Factors—General Risk factors—We will face risks associated with hedging transactions” for additional information.

Our Financing Strategy

The primary objective of our financing strategy is to maintain a balanced and flexible capital structure that supports long-term growth while preserving balance sheet strength. We intend to finance the acquisition of stabilized data centers primarily through retained cash flows and long- and short-term debt instruments, supplemented by additional equity issuances to support growth opportunities and credit facilities for acquisitions and working capital requirements. Our long-term goal is to become an investment-grade issuer and access corporate unsecured bond markets as we scale and develop our credit profile, positioning us to access a broader range of secured or unsecured financing alternatives, including perpetual preferred equity, while maintaining flexibility to utilize other appropriate debt or debt-like financing structures as needed. We intend over the long-term to:

•	target the sum of outstanding principal amount of our consolidated indebtedness to 40% of our total enterprise value;

•	limit the principal amount of our outstanding unhedged floating rate debt to less than 20% of our total consolidated indebtedness; and

•	have staggered debt maturities that are aligned to our expected average remaining lease.

Prior to obtaining an investment-grade rating, and selectively thereafter, we intend to primarily utilize a credit facility as well as non-recourse debt secured by individual properties or pools of properties with a targeted maximum company loan-to-value ratio of approximately 40% at the time of financing. To the extent we become an investment grade issuer, we expect to continue to have access to our credit facility and may from time to time continue to utilize similar secured or other financing options with the same consolidated leverage target. In all cases, we may exceed this target ratio from time to time if our Manager deems it advisable for us, including to capitalize on potential acquisition opportunities or exercise rights attached to an investment.

Concurrently with completion of this offering, we expect to consummate one or more credit facilities to finance acquisitions and for working capital requirements. We have not entered into any documentation with respect to any potential credit facilities and there is no assurance that we will enter into any such facilities on the terms we expect or at all. See “Description of Indebtedness.”

Clearly Defined Buy Box*

We generally intend to target the acquisition of data centers with the following characteristics and lease structures. There is no assurance that we will acquire target properties on the terms we expect or at all or that all acquisitions will reflect the following characteristics and lease structures.

Asset Type	Newly-constructed data center assets

Size	$250,000,000 – $1,500,000,000+ (20 – 100 MW)**

Markets	Primarily Tier 1***

Tenants	Top investment-grade hyperscalers****

Lease Structure	Primarily triple-net*****

Weighted Average Lease Term	10 - 20 years

Rent Escalators	2.0% – 3.0% annually

Asset Yield	5.75% – 7.00% or higher

In addition to the above parameters, we expect the terms of our leases to be generally consistent with the more detailed terms set forth in the Form Lease, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The Form Lease is structured as a triple-net lease under which substantially all operational expenses associated with the data center (including power, real estate taxes and

*

Reflects the company’s primary strategy and the types of assets, tenants and lease structures that we will generally seek to target. We may acquire assets that do not reflect some or all of the above characteristics. We are a blind pool and do not currently own any properties. There is no assurance we will acquire any properties on the terms we expect or at all. The actual performance of BXDC will be subject to a number of factors and risks. There is no assurance that we will achieve our strategies, objectives or targets to the extent we expect or at all. See “Risk Factors—Risks Related to Our Business—We have not yet acquired any data center assets and thus are considered a “blind pool.” You will not have the opportunity to evaluate our investments before we make them.”

**	Represents expected size per building and assumes $15,000,000 per MW average acquisition cost.
***

In this prospectus, we categorize data center markets as Tier 1, Tier 2, and Tier 3 based on relative market maturity, scale of demand, and liquidity, with Tier 1 representing large, established primary markets; Tier 2 representing growing secondary markets; and Tier 3 representing smaller or emerging markets.

****

In some circumstances, the tenant or lease guarantor will be a creditworthy, significant subsidiary of the hyperscale customer’s parent company as reflected in the parent company’s financial statements.

*****	Under certain lease structures, tenants may be responsible for reimbursing the majority of, but not all, operating expenses.

insurance) are passed through to the tenant, with the company being responsible for costs associated with the maintenance of certain structural elements, such as the property roof. Under the Form Lease, the base rent paid by the tenant is subject to an annual fixed rate escalator, and the tenant has certain options to extend the term of the Form Lease. The Form Lease also provides for customary covenants, events of default and indemnification provisions for data center leases.

The Form Lease includes a description of certain service levels that we expect all or substantially all of our leases will require us to maintain within our data centers pursuant to “service level agreements”. Such service levels may include, among others, continuous availability of electricity, a prescribed temperature and humidity range, availability of network connectivity and uptime, on-site security and surveillance, investigations into health and safety hazards and other requirements to prevent certain events or conditions that could cause a material interference with the tenant’s operations within the data halls. Our failure to maintain these service levels as required pursuant to any service level agreements would entitle the tenant to certain remedies, including credits against rent, step-in or self-help rights and, in the case of prolonged or repeated service interruption events, the right to terminate the lease. See “Risk Factors—Risks Related to Investments in Data Center Assets—Any failure in the physical infrastructure of or services provided by data center assets in which we may invest could lead to significant costs and disruptions that may reduce revenues and have a material adverse effect on our cash flow and operating results” and “Risk Factors—Risks Related to Investments in Data Center Assets—Our contracts with our tenants could subject us to significant liability.”

The Form Lease describes the insurance coverage that we expect that our leases will require us (as the landlord) and the tenant to maintain during the term of such leases. We expect that such coverage, including the amounts and scope of risks, must be commercially reasonable and consistent with insurance customarily carried by prudent landlords and tenants of comparable data centers, as applicable. In some cases, the leases we acquire may permit the tenant to self-insure so long as it (or the guarantor of its obligations under the applicable lease) satisfies minimum net worth and/or credit rating criteria or is a subsidiary or affiliate of an investment grade public company parent, and/or only permit us (as the landlord) to pass-through the costs of property insurance policies with an insured amount less than full replacement value (i.e., probable maximum loss or maximum foreseeable loss). See “Risk Factors—Risks Related to Investments in Data Center Assets—We may experience material losses or damage related to our properties and such losses may not be covered by insurance.”

Competition

We will face competition from various entities for investment opportunities in properties, including other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other Blackstone Accounts, particularly those with investment strategies that overlap with ours, may seek investment opportunities in accordance with Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally. Some of these entities may have greater access to capital to acquire properties than we have, and competition from Other Blackstone Accounts may increase after the 24-month period following completion of this offering. See “Risk Factors—Risks Related to Our Business—Competition for investment opportunities may reduce our profitability and the return on your investment” for more information.

We will also compete with numerous data center developers, owners, and operators, and may in the future face competition from new entrants into the data center market, including new entrants who may acquire our current competitors and our tenants that may choose to develop or own their own data centers. Competition in the data center sector has intensified as institutional investors, technology companies, and private equity firms increasingly target this asset class. Certain competitors may have advantages over the company, including greater name recognition, longer operating histories, preexisting relationships with current or potential tenants, greater financial, marketing and other resources and more ready access to capital. We may experience difficulty attracting tenants for our properties should such tenants perceive our competitors to offer superior security considerations, power, location, or connectivity, or if they offer rental rates below current market rates. Further, recently, many of our competitors have developed and continue to develop additional data center space. If the supply of data center space continues to increase as a result of these activities or otherwise, rental rates may be reduced or the company may face delays in leasing or be unable to lease vacant space. See “Risk Factors—Risks Related to Investments in Data Center Assets—We will compete with numerous data center developers, owners and operators.”

Environmental, Health and Safety Matters

Our projects will be subject to various federal, state and local environmental, health and safety laws and regulations. These laws and regulations generally govern, among other things, wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of hazardous substances and materials, the remediation of contaminated property and other environmental, health and safety-related concerns. Some of these laws and regulations may impose joint and several liability for the costs of investigation or remediation of contaminated properties, regardless of fault. Under various federal, state and local environmental, health and safety laws, ordinances and regulations, a current or former owner, lessee or operator of real property may be liable for the investigation and/or remediation of hazardous or toxic substances, waste or petroleum products on, under, from, or in such property. Parties may also be subject to liability for releases at third-party sites, such as off-site disposal facilities. These costs could be substantial, and liability may attach whether or not the owner, lessee or operator knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner, lessee or operator of a property or responsible parties at third-party sites for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate the contaminated property, could give rise to a lien on the property in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on any of our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants.

Employees

We will be externally managed by our Manager, pursuant to the Management Agreement, which will be effective upon completion of this offering. We do not currently expect to have dedicated officers or employees, and we expect all of our officers will be employees of Blackstone or its affiliates.

Legal Proceedings

Neither we nor our Manager is currently involved in any material litigation. As a registered investment adviser, our Manager may be examined periodically by the SEC.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of our current directors, executive officers and senior officers.

Name	Age	Position(s)
Nick Pell	49	Chief Executive Officer, President and Director
Mike Forman	36	Chief Investment Officer
Anthony F. Marone, Jr.	43	Chief Financial Officer and Treasurer
Rory Mouat	38	Chief Legal Officer and Secretary
Andrew Winchell	35	Executive Vice President, Strategy
Timothy Hayes	35	Vice President, Shareholder Relations
Katharine A. Keenan	41	Chair of the Board of Directors
Michael Diverio	43	Director
Thomas A. Bartlett	68	Director
Christopher C. Capossela	56	Director
Diane M. Morefield	67	Director
Mark L. Myers	70	Director

Nick Pell has served as our Chief Executive Officer and President since 2025 and 2026, respectively, and a member of our board of directors since 2026. Mr. Pell previously served as the President and Chief Investment Officer of Link Logistics, a Blackstone portfolio company, from 2019 to 2026. Before joining Link Logistics, Mr. Pell held various positions at Gramercy Property Trust, an investor in and asset manager of industrial and office real estate, including as Chief Investment Officer from 2016 to 2019. Mr. Pell also previously served as a director in the investment department at W. P. Carey & Co., as a director of business development at Sony Pictures Entertainment and as an analyst at J.P. Morgan & Co. Mr. Pell received a BA in Economics from Duke University and an MBA from Harvard Business School. We believe that Mr. Pell is qualified to serve as a member of our board of directors because of his extensive public markets and REIT operational expertise and his leadership as our Chief Executive Officer and President.

Mike Forman has served as our Chief Investment Officer since 2025. Mr. Forman is a Senior Managing Director of Blackstone and the Head of Americas Acquisitions and Global Head of Digital Infrastructure for Blackstone Real Estate. Since joining Blackstone in 2012, Mr. Forman has been involved in investments across several asset classes, including QTS, AirTrunk, Digital Realty, Lumina CloudInfra, COPT Defense Properties, Retail Opportunities Investment Corp, Perform Properties, Sunset Studios, and the creation and eventual IPO of Invitation Homes. He currently serves on the boards of directors of QTS, AirTrunk, the David Lynch Foundation and the Worthless Foundation. Mr. Forman received a dual BA in Mathematical Methods in the Social Sciences and Economics from Northwestern University, where he graduated with honors, and completed the Kellogg Financial Economics program.

Anthony F. Marone, Jr. has served as our Chief Financial Officer since 2025 and Treasurer since 2026. Mr. Marone is a Senior Managing Director of Blackstone and the Global Head of Real Estate Finance. Mr. Marone previously served as the Chief Financial Officer and Treasurer of Blackstone Real Estate Income Trust, Inc. and as Chief Financial Officer and Treasurer of Blackstone Mortgage Trust, Inc. (NYSE: BXMT). Prior to joining Blackstone in 2012, Mr. Marone was a Vice President and Controller at Capital Trust, Inc., the predecessor business to BXMT. Previously, Mr. Marone worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP. Mr. Marone received a BS and an MBA from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.

Rory Mouat has served as our Chief Legal Officer and Secretary since 2026. Mr. Mouat is a Managing Director and the Acting General Counsel for Blackstone Real Estate, supporting Blackstone’s real estate portfolio globally. Prior to joining Blackstone in 2018, Mr. Mouat practiced in the Real Estate group at Gibson Dunn & Crutcher LLP. Mr. Mouat received a BA from UC Berkeley, where he graduated with High Honors, and a JD from NYU School of Law, where he graduated cum laude.

Andrew Winchell has served as our Executive Vice President, Strategy since 2026. Mr. Winchell is a Managing Director in Blackstone’s Real Estate Group with a focus on strategy and portfolio management. From 2017 to 2026, Mr. Winchell was on the Private Investments team within Blackstone Real Estate Debt Strategies (“BREDS”) and was involved in the sourcing, underwriting, and structuring of debt investments with a focus on digital infrastructure and data centers. Mr. Winchell worked for both the BREDS and Real Estate Capital Markets teams in London and New York. Prior to joining Blackstone in 2017, Mr. Winchell worked at Fortress Investment Group as a Real Estate Investment Analyst. Mr. Winchell received a BS in Mechanical Engineering from Bucknell University.

Timothy Hayes has served as our Vice President, Shareholder Relations since 2026. Mr. Hayes is a Principal of BREDS and Vice President, Shareholder Relations for BXMT. Before joining Blackstone in 2022, Mr. Hayes worked as an equity research analyst at BTIG and B. Riley FBR, covering real estate and mortgage finance sectors. He previously was an analyst at Edmunds White Partners. Mr. Hayes received his BS in Business Administration (B.S.B.A.) from the Robins School of Business at the University of Richmond.

Katharine A. Keenan has served as chair of our board of directors since 2026. She is a Senior Managing Director of Blackstone Real Estate and the Global Head of Blackstone’s Core+ Real Estate business. Ms. Keenan has been with Blackstone since 2012 and has served as the Chief Executive Officer and a director of BREIT since 2025. She was the Chief Executive Officer and a director of BXMT from 2021 to 2025 and also served as President from 2020 to 2025. Ms. Keenan is a member of Blackstone Real Estate’s Investment Committee and previously served as the Global Co-Chief Investment Officer of BREDS. Before joining Blackstone, Ms. Keenan held positions at G2 Investment Group, Lubert-Adler Real Estate Funds and in the Real Estate Investment Banking Group at Lehman Brothers. She is a member of the board of directors of Getting Out and Staying Out and the Nareit Advisory Board of Governors. She is also a member of WX New York Women Executives in Real Estate and was a 2025 Partnership for New York City David Rockefeller Fellow. Ms. Keenan graduated cum laude with an AB in History from Harvard College. We believe that Ms. Keenan is qualified to serve as chair of our board of directors because of her extensive real estate and investment experience, her history with Blackstone and her leadership within Blackstone Real Estate’s business.

Michael Diverio has served as a member of our board of directors since 2026. Mr. Diverio is a Senior Managing Director in Blackstone’s Infrastructure Group, where he focuses on investments in the digital infrastructure and transportation sectors. Since joining Blackstone in 2020, he has been involved in the execution of investments in QTS, AirTrunk, Signature Aviation, Rowan Digital, Phoenix Tower International, and the Digital Realty and American Real Estate Partners joint ventures. Prior to joining Blackstone, Mr. Diverio worked in corporate private equity, most recently at Apollo Global Management, where he was involved in the investments in Direct ChassisLink, Blume Global, and Qdoba Mexican Eats. Mr. Diverio began his career at Morgan Stanley in the investment banking division. He currently serves on the boards of directors of QTS, AirTrunk, Phoenix Tower International, and Signature Aviation, and as a member of the board of trustees of The Hun School of Princeton. Mr. Diverio received a BS in Business Administration from Washington & Lee University, where he graduated magna cum laude, and received an MBA from Harvard Business School. We believe that Mr. Diverio is qualified to serve as a member of our board of directors because of his significant infrastructure and data center experience, his history with Blackstone and his leadership within the Infrastructure Group’s business.

Thomas A. Bartlett has served as a member of our board of directors since 2026. Mr. Bartlett previously held senior leadership positions at American Tower Corporation, a global digital infrastructure company, serving as President and Chief Executive Officer from 2020 until his retirement in 2024 and Executive Vice President and Chief Financial Officer from 2009 to 2020. Prior to joining American Tower, Mr. Bartlett served as

Senior Vice President and Corporate Controller of Verizon Communications, where, during his 25-year career with Verizon and its predecessor companies and affiliates, he also served in numerous operations and business development roles, including as President and Chief Executive Officer of Bell Atlantic International Wireless from 1995 to 2000. Mr. Bartlett currently serves on the boards of directors of Otis Worldwide Corporation, ExlService Holdings, Inc., and The Hartford Insurance Group, Inc. He was previously a director of Equinix, Inc. from 2013 to 2021. Mr. Bartlett earned his BS in Industrial Engineering from Lehigh University and has experience as a Certified Public Accountant. He obtained his MBA from Rutgers University. We believe that Mr. Bartlett is qualified to serve as a member of our board of directors because of his extensive leadership experience in digital infrastructure and his significant board and advisory experience.

Christopher C. Capossela has served as a member of our board of directors since 2026. Mr. Capossela held various positions at Microsoft Corporation over his 33-year career from 1991 to 2023, including 11 years as Executive Vice President and Chief Marketing Officer. Mr. Capossela has been a member of the board of directors of Lumen Technologies, Inc. since 2024, where he serves on the audit committee and the human resources and compensation committee. He also serves as a director of Formlabs and the United States Tennis Association. Mr. Capossela received a BA in Economics and Computer Science from Harvard College. We believe that Mr. Capossela is qualified to serve as a member of our board of directors because of his extensive marketing expertise and his public and private board experience.

Diane M. Morefield has served as a member of our board of directors since 2026. Ms. Morefield served as Executive Vice President and Chief Financial Officer of CyrusOne Inc., a formerly publicly traded global data center REIT acquired by KKR and Global Infrastructure Partners in 2022, from 2016 to 2020. Prior to joining CyrusOne, from 2010 to 2015, she served as Executive Vice President and Chief Financial Officer of Strategic Hotels & Resorts, a formerly publicly traded hotel REIT that was sold to Blackstone in 2015. From 2007 to 2009, Ms. Morefield served as the Chief Financial Officer of Equity International, and from 1997 to 2006, she served in several executive leadership roles at Equity Office, including service as Senior Vice President of Operations and Senior Vice President of Investor Relations. She started her career in public accounting and previously worked at Barclays Bank as a real estate banker. Ms. Morefield currently serves on the boards of directors of Copart, Inc., where she serves as a member of the audit committee and chair of the nominating, governance and sustainability committee, and UDR, Inc., where she serves as chair of the audit committee and as a member of the nominating and governance committee. Ms. Morefield previously served as a director and chair of the audit committee of Spirit Realty Capital, a triple-net lease REIT, and as a director of Link Logistics. Ms. Morefield earned her BS in Accountancy from the University of Illinois and is a Certified Public Accountant. She obtained her MBA from the University of Chicago Booth School of Business. We believe that Ms. Morefield is qualified to serve as a member of our board of directors because of her substantial experience with publicly traded REITs and her specialized finance and accounting background.

Mark L. Myers has served as a member of our board of directors since 2026. Mr. Myers served as Executive Vice President and head of Wells Fargo’s Commercial Real Estate (CRE) group from 2011 until his retirement in 2020. During his almost 40-year tenure at Wells Fargo, Mr. Myers held a number of senior positions in the Real Estate, Corporate, Capital Markets and Special Situation groups and was a member of the firm’s management committee. Mr. Myers is currently a member of the advisory board of Aereal Bank AG and a member of the board of directors of Aereal Capital Corporation. He served on the board of trustees of the Internal Council of Shopping Centers (ICSC), as a trustee of the Urban Land Institute (ULI), and as a member of the Real Estate Roundtable, and he was on the policy advisory board executive committee of the Fisher Center for Real Estate at the University of California, Berkeley. Mr. Myers earned his BS from the University of California, Berkeley, Haas School of Business and MBA from the University of Oregon. We believe that Mr. Myers is qualified to serve as a member of our board of directors because of his real estate expertise and extensive leadership and governance experience.

Our Corporate Governance

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:

•

we seek to ensure that our board of directors is composed of members whose experience, qualifications, attributes and skills, including real estate, accounting backgrounds and general business and risk management expertise, when taken together, will allow the board to satisfy its oversight responsibilities effectively;

•

we will have fully independent committees immediately at the time of this offering, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC;

•	we have a single class of common stock;

•	incentive compensation under the Management Agreement is performance-based, further aligning incentives;

•	we have a majority voting standard in non-contested director elections;

•	our board of directors is not classified and each of our directors is subject to re-election annually and we will not classify the board in the future without stockholder approval;

•

our bylaws provide that our stockholders may generally alter or repeal any provision of our bylaws and adopt new bylaws if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter;

•	we do not have a stockholder rights plan; and

•	we have opted out of the Maryland business combination and control share acquisition statutes.

Composition of the Board of Directors After this Offering

Upon completion of this offering, our charter and bylaws will provide that our board of directors will consist of such number of directors as may from time to time be fixed by our board of directors, subject to certain consent rights of Blackstone under the Management Agreement, but may not be more than 15 or fewer than the minimum number permitted by Maryland law, which is one. Moreover, under our Management Agreement, Blackstone, in its capacity as our Manager, will have the right to designate three Blackstone Directors for so long as the Management Agreement remains in effect, and removal of any such director will require the consent of Blackstone. Each director will serve until our next annual meeting and until his or her successor is duly elected and qualifies or until the director’s earlier death, resignation or removal. In accordance with the corporate governance listing standards of the NYSE, a majority of our directors will be independent directors. For a description of our board of directors and Blackstone’s right to designate three Blackstone Directors to our board of directors for so long as the Management Agreement remains in effect, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Election and Removal of Directors.”

Background and Experience of Directors

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Committees of the Board of Directors

Our business and affairs will be managed by our Manager, subject to the direction, oversight and supervision of our board of directors and the terms and conditions of the Management Agreement. For additional details on our Manager and the Management Agreement, see “Our Manager and the Management Agreement.” We anticipate that, prior to completion of this offering, our board of directors will establish the following committees: an Audit Committee; a Compensation Committee; a Nominating and Corporate Governance Committee; and an Affiliate Transaction Committee. The composition and responsibilities of each committee are described below. Our board of directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Upon completion of this offering, we expect to have an Audit Committee, consisting of Ms. Morefield, Mr. Myers and Mr. Capossela, with Ms. Morefield serving as the committee’s chairperson. All Audit Committee members will meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3 under the Exchange Act. The board of directors has determined that each member of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. We expect that Ms. Morefield will qualify as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act, as determined by our board of directors. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Audit Committee of the board of directors in the absence of such designation.

The Audit Committee’s primary duties will be described in the Audit Committee charter and will include:

•	appointing, retaining, determining the compensation of, overseeing, evaluating the performance and independence of, and, where appropriate, replacing our independent registered public accounting firm;

•	overseeing the quality and integrity of our financial statements and internal controls;

•

assisting with our compliance with legal and regulatory requirements and overall risk management profile, including with respect to financial risk exposures, as well as assisting the board of directors’ oversight of our IT security program;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the report of the Audit Committee required by the rules of the SEC to be included in our annual stockholders’ meeting proxy statement.

Compensation Committee

Upon completion of this offering, we expect to have a Compensation Committee, consisting of Mr. Bartlett, Mr. Capossela, Mr. Myers and Ms. Morefield, with Mr. Bartlett serving as the committee’s chairperson. All Compensation Committee members will meet the independence criteria set forth in the listing standards of the NYSE.

We will be externally managed by our Manager, an affiliate of Blackstone, pursuant to the Management Agreement. We currently have no employees. Pursuant to the terms of the Management Agreement, our Manager is required to provide us with a management team, including a chief executive officer and president, chief financial officer or similar positions, and our executive officers will also be employees of Blackstone or its affiliates. Our Manager is responsible for the expenses related to any and all personnel of our Manager and its affiliates who provide services to us, including our executive officers, and our executive officers are not expected to receive any cash compensation from us or any of our subsidiaries.

To the extent that we hire executive officers or other employees or are otherwise responsible for paying the compensation and/or any other employee benefits of our executive officers and senior management, the

Compensation Committee will oversee such compensation, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administer any such plans or programs as required by the terms thereof.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of Mr. Bartlett, Mr. Capossela, Mr. Myers and Ms. Morefield, none of whom were officers or employees of the company during the fiscal year ended December 31, 2025, and none of whom had any relationship requiring disclosure by the company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our Compensation Committee during the fiscal year ended December 31, 2025.

Nominating and Corporate Governance Committee

Upon completion of this offering, we expect to have a Nominating and Corporate Governance Committee, consisting of Mr. Capossela, Mr. Myers, Ms. Morefield and Mr. Bartlett, with Mr. Capossela serving as the committee’s chairperson. All Nominating and Corporate Governance Committee members will meet the independence criteria set forth in the listing standards of the NYSE.

Among other things, the Nominating and Corporate Governance Committee will identify qualified individuals to become members of the board of directors, recommend to the board of directors individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the board of directors our corporate governance guidelines.

Affiliate Transaction Committee

Upon completion of this offering, we expect to have an Affiliate Transaction Committee composed of independent directors, consisting of Mr. Myers, Ms. Morefield, Mr. Capossela and Mr. Bartlett, with Mr. Myers serving as the committee’s chairperson. All Affiliate Transaction Committee members will meet the independence criteria set forth in the listing standards of the NYSE.

The Affiliate Transaction Committee will be responsible for periodically reviewing our Manager’s performance, and reviewing and approving or ratifying any related person transactions in accordance with our related person transactions policy.

Our Affiliate Transaction Committee will review transactions involving us and Blackstone or its affiliates (including our Manager) on a periodic basis.

Committee Charters

Our board of directors will adopt a written charter for each committee that will take effect upon completion of this offering. These charters will be posted on our website upon completion of this offering.

Code of Business Conduct and Ethics

Upon completion of this offering, we expect to adopt a code of business conduct and ethics that applies to all of our directors and employees (if any), and to all of the officers and employees of our Manager and its affiliates who provide services to us, including our principal executive officer, principal financial officer and principal accounting officer. Our code of business conduct and ethics, as it relates to employees of Blackstone, will operate in conjunction with, and in addition to, the policies of our Manager and the policies of Blackstone. Our code of business conduct and ethics will be designed to comply with SEC regulations and listing standards relating to codes of conduct and ethics.

Corporate Governance Guidelines

Upon completion of this offering, we expect to adopt corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.

Non-Employee Director Stock Ownership Policy

The board of directors expects to adopt a stock ownership policy for our non-employee directors in order to better align our non-employee directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our stock. Each of our directors who is not employed by us, our Manager or any of its affiliates will be required to own shares in an amount equal to five times his or her annual cash retainer within five years of becoming subject to the policy.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Our Manager

BXDC and our Operating Partnership will enter into the Management Agreement with our Manager effective upon completion of this offering, pursuant to which our Manager will manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager was formed in Delaware as a limited liability company on December 7, 2015, is registered as an investment adviser under the Advisers Act, is a wholly owned subsidiary of Blackstone Inc., and is managed as part of Blackstone Real Estate. Blackstone Real Estate, including our Manager, has approximately 785 employees and investment professionals, and its Senior Managing Directors include Nadeem Meghji (Global Head of Blackstone Real Estate), Giovanni Cutaia (President of Blackstone Real Estate), and Jacob Werner (Global Chief Investment Officer of Blackstone Real Estate), among others. Since its formation, our Manager has provided investment advisory services to BREIT, a non-listed, perpetual life REIT that invests primarily in stabilized, income-generating commercial real estate across a wide variety of sectors in the United States. Pursuant to an advisory agreement between our Manager and BREIT, our Manager sources, evaluates and monitors BREIT’s investments and makes decisions related to the acquisition, management, financing and disposition of BREIT’s assets in accordance with its investment objectives, guidelines, policies and limitations, subject to the direction, oversight and supervision of BREIT’s board of directors and the terms and conditions of such advisory agreement.

The Management Agreement seeks to ensure that our leadership team is equipped to successfully execute our strategy. Our management structure is designed to provide us with access to premier talent and resources, drawing on Blackstone’s expertise across geographies and the data center value chain. Our executive team consists of senior employees of Blackstone who will provide us with strategic leadership and operational support. Our Manager will operate under the direction, oversight and supervision of our board of directors and the terms and conditions of the Management Agreement, and will act only in accordance with the functions and authority delegated to it. We do not currently expect to have dedicated officers or employees, and while our Manager is not obligated to dedicate any personnel exclusively to us, we will benefit from a flexible, scalable model that leverages shared expertise across Blackstone’s global platform.

Blackstone is a leading global investment manager, with more than $1.3 trillion in AUM as of March 31, 2026 spanning real estate ($315 billion of AUM), infrastructure ($84 billion of AUM), private equity ($430 billion of AUM), credit & insurance ($458 billion of AUM), and multi-asset investing ($101 billion of AUM). Blackstone’s global expertise, market presence, and rigorous underwriting has supported strong investment performance for its investors.

Blackstone is the largest financial investor in data center and digital infrastructure assets, with approximately $225 billion of investments across capital structures, including over $150 billion in data center assets. Blackstone is also a significant lender in the sector, with over $10 billion of debt financing provided to data center and digital infrastructure developers and operators. The firm’s investment strategy spans the full spectrum of the data center and digital infrastructure ecosystem, including development and operating platforms, stabilized assets, suppliers and service providers, semiconductor and equipment manufacturers, as well as energy generation and transmission infrastructure. This comprehensive purview exposure provides Blackstone with deep market intelligence across all aspects of data center fundamentals, including supply-demand dynamics, technology trends, tenant requirements, capital markets, and operational best practices. This breadth of experience is particularly valuable given the technical complexity of modern data centers and the interconnected relationships between power infrastructure, compute capacity, cooling systems, network connectivity, and emerging technologies like AI accelerators, enabling Blackstone to make informed investment decisions and capitalize on the digitalization megatrend. Additionally, Blackstone’s experience developing and managing data centers for all of the top hyperscalers has established the firm as a trusted counterparty with deep, existing relationships across our target tenant base. Blackstone’s diverse range of capital solutions, including equity, debt capital, and various forms of hybrid capital, provide for significant on- and off-market transaction opportunities. The firm’s integrated approach across the value chain enables deep asset evaluation and strategic positioning in this rapidly evolving sector. Blackstone’s acquisition of QTS for approximately $10 billion in 2021, $7 billion joint venture with Digital Realty in 2023, and AirTrunk acquisition in 2024 for approximately A$24 billion, exemplify Blackstone’s commitment and expertise in the data center sector. Blackstone’s QTS acquisition exemplifies the firm’s ability to drive significant growth and value creation in data centers, having expanded QTS’s leased megawatts 14-fold since 2021 through active management and strategic initiatives, positioning QTS to be the firm’s most profitable investment to date.

The BXDC Investment Committee

All investments led by BXDC are reviewed and approved by the BXDC Investment Committee. Both our Manager and the BXDC Investment Committee are led by senior investment professionals at Blackstone Real Estate, which helps ensure they are closely coordinated. The high level of interaction between the BXDC Investment Committee and our Manager’s investment professionals from the inception of a transaction to closing helps identify potential issues early and enables them to more effectively streamline resources and workflows.

The BXDC Investment Committee process emphasizes a consensus-based approach to decision making among the members and is the same process that Blackstone has adopted since inception. In addition, BXDC will benefit from the breadth of Blackstone’s real estate and infrastructure platforms, including investment, asset management, portfolio operations, finance, investor relations, and legal and compliance professionals located around the globe. See “—Management Agreement—Investment Guidelines” below.

The BXDC Investment Committee is composed of some of the most senior and experienced investment professionals at Blackstone, including Stephen A. Schwarzman, Jonathan Gray, Michael Chae, Kenneth Caplan, Greg Blank, Giovanni Cutaia, Michael Diverio, Mike Forman, Rob Harper, Katharine A. Keenan, David Levine, Nadeem Meghji, Nick Pell, and Jacob Werner.

For biographical information for Michael Diverio, Mike Forman, Katharine A. Keenan and Nick Pell, see “Management—Directors and Executive Officers.” Information concerning the background of the remainder of the members of the BXDC Investment Committee is set forth below:

Stephen A. Schwarzman is the Chairman, Chief Executive Officer and Co-Founder of Blackstone. He also sits on the firm’s Management Committee. Mr. Schwarzman has been involved in all phases of the firm’s development since its founding in 1985. Mr. Schwarzman is an active philanthropist with a history of supporting education, as well as culture and the arts, among other things. In 2020, he signed The Giving Pledge, committing to give the majority of his wealth to philanthropic causes. In both business and philanthropy, Mr. Schwarzman has dedicated himself to tackling big problems with transformative solutions. In June 2019, he donated £150 million to the University of Oxford to help redefine the study of the humanities for the 21st century. His gift - the largest single donation to Oxford since the renaissance - will create a new Centre for the Humanities which unites all humanities faculties under one roof for the first time in Oxford’s history and will offer new performing arts and exhibition venues as well as a new Institute for Ethics in AI. In October 2018, he announced a foundational $350 million gift to establish the MIT Schwarzman College of Computing, an interdisciplinary hub which will reorient MIT to address the opportunities and challenges presented by the rise of artificial intelligence, including critical ethical and policy considerations to ensure that the technologies are employed for the common good. In 2015, Mr. Schwarzman donated $150 million to Yale University to establish the Schwarzman Center, a first-of-its-kind campus center in Yale’s historic “Commons” building, and also gave a founding gift of $40 million to the Inner-City Scholarship Fund, which provides tuition assistance to underprivileged children attending Catholic schools in the Archdiocese of New York. In 2013, he founded an international scholarship program, “Schwarzman Scholars,” at Tsinghua University in Beijing to educate future leaders about China. At over $575 million, the program is modeled on the Rhodes Scholarship and is the single largest philanthropic effort in China’s history coming largely from international donors. Mr. Schwarzman is Co-Chair of the board of trustees of Schwarzman Scholars. In 2007, Mr. Schwarzman donated $100 million to the New York Public Library on whose board he serves. In 2019, Mr. Schwarzman published his first book, What It Takes: Lessons in the Pursuit of Excellence, a New York Times Best Seller which draws from his experiences in business, philanthropy and public service. Mr. Schwarzman is a member of The Council on Foreign Relations, The Business Council, The Business Roundtable, and The International Business Council of the World Economic Forum. He is a former Co-Chair of the Partnership for New York City and serves on the boards of The Asia Society and New York Presbyterian Hospital, as well as on The Advisory Board of the School of Economics and Management at Tsinghua University, Beijing. He is a Trustee of The Frick Collection in New York City and Chairman Emeritus of the board of directors of The John F. Kennedy Center for the Performing Arts. In 2007, Mr. Schwarzman was included in TIME’s “100 Most Influential People.” In 2016, he topped Forbes Magazine’s list of the most influential people in finance and in 2018 was ranked in the Top 50 on Forbes’ list of the “World’s Most Powerful People.” In 2019, he was named one of Barron’s “World’s Best CEOS.” The Republic of France has awarded Mr. Schwarzman both the Légion d’Honneur and the Ordre des Arts et des Lettres at the Commandeur level. Mr. Schwarzman is one of the only Americans to receive both awards recognizing significant contributions to France. He was also awarded the Order of the Aztec Eagle, Mexico’s highest honor for foreigners, for his work on behalf of the U.S. in support of the U.S.-Mexico-Canada Agreement in 2018. Also, at the University of Oxford, Mr. Schwarzman was elected a Wykeham Fellow at New College in 2021 and a Waynflete Fellow at Magdalen College in 2023. In 2024, Mr. Schwarzman was appointed as an Honorary Knight of the Most Excellent Order of the British Empire (KBE) in recognition of his services to philanthropy. He is a recipient of the Arthur Ross Award for Patronage from the Institute of Classical Architecture and Art. Mr. Schwarzman holds a BA from Yale University and an MBA from Harvard Business School. He has served as an adjunct professor at the Yale School of Management and on the Harvard Business School Board of Dean’s Advisors.

Jonathan Gray is President & Chief Operating Officer of Blackstone and is a member of Blackstone’s board of directors. He sits on the firm’s Management Committee and nearly all of its investment committees. Mr. Gray was appointed to his current role in 2018. Since that time, Blackstone’s assets under management have more than doubled to $1.2 trillion, as the firm has greatly expanded the breadth of clients it serves, including insurance companies and individual investors. He has also emphasized a thematic approach to investing across Blackstone’s businesses to drive performance. Mr. Gray previously led Blackstone’s Real Estate business, which he helped build into the largest commercial real estate platform in the world. He joined Blackstone in 1992 in the M&A and Private Equity areas. Mr. Gray has served as Chairman of the Board of Directors of Hilton Worldwide since 2007, and is also on the board of XRG. He and his wife, Mindy, established the Basser Center for BRCA at the University of Pennsylvania School of Medicine in 2012 focused on the prevention and treatment of BRCA-related cancers. They have also established numerous programs for low-income children in New York, including creating NYC Kids RISE, a college savings initiative provided to every NYC public school kindergartner. The Grays have been named to The Chronicle of Philanthropy’s list of the largest donors in the U.S. Mr. Gray received a BS in Economics from the Wharton School, as well as a BA in English from the College of Arts and Sciences at the University of Pennsylvania.

Michael Chae is Vice Chairman and the Chief Financial Officer of Blackstone. He is a member of the firm’s Management Committee and investment committees across most of the firm’s businesses. Since joining Blackstone in 1997, Mr. Chae has served in a broad range of leadership roles including Head of International Private Equity, Head of Private Equity for Asia Pacific, and as a senior partner in the U.S. Private Equity business, where he led numerous Blackstone investments and served on the boards of many private and publicly traded portfolio companies. Mr. Chae received an AB from Harvard College, an MPhil. in International Relations from Cambridge University, and a JD from Yale Law School. Mr. Chae serves on the boards of the Harvard Management Company, the Robin Hood Foundation, and the Asia Society. He is a Trustee Emeritus and the former Board President of the Lawrenceville School. He is a member of the Council on Foreign Relations and founded the Chae Initiative in Private Sector Leadership at Yale Law School.

Kenneth Caplan is the Global Co-Chief Investment Officer of Blackstone. As Co-CIO, he works in conjunction with business unit CIOs and Group Heads to provide additional firm-level investment oversight, primarily across Real Estate and Credit & Insurance (BXCI). Mr. Caplan previously served as Global Co-Head of Blackstone Real Estate. Prior to becoming Global Co-Head of Blackstone Real Estate, Mr. Caplan served as Global Chief Investment Officer of Blackstone Real Estate and Head of Real Estate Europe. Since joining the firm in 1997, Mr. Caplan has been involved in over $100 billion of real estate acquisitions and initiatives in the United States, Europe and Asia. These include major acquisitions such as Equity Office Properties, Hilton Hotels, Logicor and GE Real Estate. Before joining Blackstone, he was at Lazard Freres & Co. in the real estate investment banking group. Mr. Caplan received an AB in Economics from Harvard College, where he graduated magna cum laude, was elected to Phi Beta Kappa and was a John Harvard Scholar. He currently serves on the Board of Trustees of Prep for Prep.

Greg Blank is the Chief Executive Officer of Blackstone Infrastructure Strategies (BXINFRA) and a Senior Managing Director in the Infrastructure group where he focuses on investments in the Digital Infrastructure sector. Since joining Blackstone, Mr. Blank has worked in both the New York and Hong Kong offices in the Private Equity and Infrastructure groups and has been involved in the execution of numerous Blackstone investments, including QTS, Signature Aviation, AirTrunk, a data center joint venture with Digital Realty, Phoenix Tower International, Hotwire Communications, NCR, Kronos, Paysafe, Blue Yonder, Ipreo, and Optiv. Prior to joining Blackstone, Mr. Blank was an Associate at Texas Pacific Group (TPG) in San Francisco where he was involved in the evaluation and execution of private equity transactions. Prior to that, Mr. Blank worked in investment banking at Goldman, Sachs & Co. focused on Technology, Media and Telecommunications clients. Mr. Blank received an AB in Economics from Harvard College, where he graduated magna cum laude and was elected to Phi Beta Kappa. Mr. Blank also earned an MBA with High Distinction from the Harvard Business School, where he graduated as a Baker Scholar. Mr. Blank serves on the Board of Directors of QTS, Signature Aviation, AirTrunk, and a data center joint venture with Digital Realty. In 2025, Mr. Blank was selected as a Fellow of the eighth class of the Finance Leaders Fellowship Program of the Aspen Institute and a member of the Aspen Global Leadership Network.

Giovanni Cutaia is the President of Blackstone Real Estate. As President of Blackstone Real Estate, Mr. Cutaia oversees key strategic, operational and client-facing areas to ensure the business operates at the highest standard globally for the benefit of its clients and the firm. Prior to joining Blackstone in 2014, Mr. Cutaia was at Lone Star Funds where he was a Senior Managing Director and Co-Head of Commercial Real Estate Investments Americas. Prior to Lone Star, Mr. Cutaia spent over 12 years at Goldman Sachs in its Real Estate Principal Investments Area as a Managing Director in its New York and London offices. Mr. Cutaia received a BA from Colgate University and an MBA from the Tuck School of Business at Dartmouth College.

Rob Harper is the Head of Real Estate Asset Management Americas. Since joining Blackstone in 2002, he has been involved in analyzing Blackstone’s real estate equity and debt investments in all property types and previously served as Head of Europe of BREDS. Prior to joining Blackstone, Mr. Harper worked for Morgan Stanley’s real estate private equity group in Los Angeles and San Francisco. Mr. Harper received a BS from the McIntire School of Commerce at the University of Virginia and currently serves as a board member for the World Monuments Fund and the McIntire School of Commerce Foundation Board at the University of Virginia. His prior board memberships include Invitation Homes, Park Hotels & Resorts and Extended Stay America.

David Levine is the Head of Blackstone Real Estate Americas. Since joining Blackstone in 2010, Mr. Levine has been involved in more than $100 billion of real estate investments across several property sectors and has worked on various transactions, including the acquisition of Gramercy Property Trust, Pure Industrial, WPT Industrial REIT, PS Business Parks, BioMed Realty and the creation and growth of Blackstone’s 500+ million square foot industrial platform, Link Logistics. Mr. Levine graduated from Northwestern University, where he received a BA in Economics. He also serves on the board of Reading Partners New York.

Nadeem Meghji is the Global Head of Blackstone Real Estate. Mr. Meghji previously served as Head of Real Estate Americas and has played a leadership role in Blackstone Real Estate’s investment activity in the region. Mr. Meghji joined Blackstone in 2008. Mr. Meghji received a BS in Electrical Engineering from Columbia University, where he graduated summa cum laude. He received a JD from Harvard Law School and an MBA from Harvard Business School. Mr. Meghji was named a World Economic Forum Young Global Leader in 2018 and serves as a board member for the Lupus Research Alliance.

Jacob Werner is the Global Chief Investment Officer of Blackstone Real Estate. Since joining Blackstone in 2005, Mr. Werner has been involved in more than $100 billion of real estate investments across several property sectors and has worked on various transactions, including the acquisition of BioMed Realty, American Campus Communities, Pure Industrial, Tricon Residential, AIR Communities, and Education Realty Trust. Mr. Werner received a BS from the McIntire School of Commerce at the University of Virginia where he graduated with distinction and currently serves on the board of Nicklaus Children’s Hospital Foundation.

Management Agreement

Role of Our Manager

Subject to the direction, oversight and supervision of our board of directors and the terms and conditions of the Management Agreement, our Manager will be responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, investment guidelines, policies and limitations.

Our investment guidelines have been approved by our board of directors and may only be amended, restated, modified, supplemented or waived upon approval of a majority of our board of directors (which must include a majority of our independent directors). Our independent directors will review and approve our investment guidelines, including any material updates, on a periodic basis (and no less frequently than annually).

Our Manager will also be responsible for our day-to-day operations and will perform (or will cause to be performed by other service providers, which may include Portfolio Entities of Other Blackstone Accounts and affiliates of our Manager) all appropriate services and activities relating to our investments and other business and affairs.

Investment Guidelines

Our board of directors has approved our investment guidelines, including the following:

•	no investment shall be made that would cause us to fail to qualify as a REIT under the Code;

•	no investment shall be made that would cause us or any of our subsidiaries to be regulated as an investment company under the Investment Company Act;

•

from time to time, and in particular prior to the deployment of capital into investments, our Manager may cause our capital to be invested in one or more of the following, to the extent consistent with our intention to qualify as a REIT and remain excluded from regulation under the Investment Company Act:

○

money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

○	U.S. government or government agency securities; and

○	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations; and

•

after the deployment of the proceeds of our initial public offering, our board of directors will be required to approve any acquisition by us of a single property or portfolio of properties with a purchase price exceeding 20% of our most recent quarter-end gross asset value (as measured under GAAP).

Services

Subject to the terms and conditions of the Management Agreement and the direction, supervision and oversight of our board of directors, our Manager is responsible for, among other things:

•

advising us with respect to all aspects of our investments, financing activities and operations, including establishing and periodically reviewing with our board of directors our investment guidelines, policies, objectives and applicable limitations;

•	sourcing, evaluating and monitoring our investment opportunities and effectuating the acquisition, management, financing and disposition of our assets;

•

with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio, investment and asset management services and other similar related services; and

•	advising us with respect to decisions regarding any of our financing, hedging or borrowing activities.

Our Manager may retain, for and on our behalf and at our expense, such persons and firms (which may include Portfolio Entities of Other Blackstone Accounts and affiliates of our Manager) to provide such services as our Manager deems necessary or advisable in connection with our management and operations; provided that any such service may be provided by such Portfolio Entities or affiliates only to the extent such service is on terms and conditions no less favorable to the company than could be obtained from unaffiliated third parties.

We expect our Manager will engage Revantage and certain other Portfolio Entities owned by Other Blackstone Accounts to provide management, corporate support and transaction support services. Our Manager may also engage certain of its affiliates to provide various services. See “Certain Relationships and Related Person Transactions—Affiliate Services” and “Risk Factors—Risks Related to Conflicts of Interest” for additional information.

The above summary is provided to illustrate certain material functions which our Manager will perform for us and it is not intended to include all of the services which may be provided to us by our Manager or other parties.

Liability and Indemnification

Pursuant to the Management Agreement, our Manager assumes no responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in our investment guidelines. Under the terms of the Management Agreement, our Manager and its affiliates, and their respective directors, officers, employees and stockholders, will not be liable to us, any subsidiary of ours, our board of directors, our stockholders or any of our subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omission constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. We have agreed to indemnify our Manager, its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising from any acts or omissions of such party performed in good faith under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such party under the Management Agreement. In addition, our Manager will not be liable for trade errors that may result from ordinary negligence, including, without limitation, errors in the investment decision making process and/or in the trade process. Our Manager has agreed to indemnify us, our subsidiaries and the directors, officers, employees and stockholders of us and our subsidiaries and each person, if any, controlling us, of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising from (i) any acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of our Manager under the Management Agreement or (ii) any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager.

Pursuant to the Management Agreement, any indemnified party entitled to indemnification thereunder shall first seek recovery from any other indemnity then available with respect to Portfolio Entities and/or any applicable insurance policies by which such indemnified party is indemnified or covered and shall obtain written consent of us or our Manager (as applicable) prior to entering into any compromise or settlement which would result in an obligation of us or our Manager (as applicable) to indemnify such indemnified party. Any amounts actually recovered under any applicable insurance policies or other indemnity then available will offset any amounts owed by us or our Manager (as applicable) pursuant to indemnification obligations under the Management Agreement.

Management Team

Pursuant to the terms of the Management Agreement, our Manager is required to provide us with a management team, including a chief executive officer, chief financial officer and other officers, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. Our Manager is not obligated to dedicate any of its executives or other personnel exclusively to us. In addition, such executives and other personnel, including the management team provided to us by our Manager, are not obligated to dedicate any specific portion of their time to our business. Instead, members of our management team are required to devote such amount of their time to our management as necessary and appropriate, commensurate with our level of activity.

Unless approved by our board of directors, our Manager is required to refrain from any action that, in its sole judgment made in good faith:

(i)	is not in material compliance with our investment guidelines;

(ii)	would materially and adversely affect our qualification as a REIT under the Code or our status or our exclusion from regulation under the Investment Company Act; or

(iii)

would materially violate compliance and governance policies and procedures applicable to us, any law, rule or regulation of any governmental body or agency having jurisdiction over us and our subsidiaries or of any exchange on which our securities may be listed or that would otherwise not be permitted by our charter and bylaws.

In seeking approval from our board of directors for an action described in (i) or (ii), or if our Manager is ordered to take any of the actions described above by our board of directors, our Manager will notify our board of directors if it is our Manager’s judgment that such action would result in any such material non-compliance, material adverse effect or material violation as described above, as applicable. Neither our Manager nor any of its affiliates shall be liable to us, our board of directors or our stockholders for any act or omission by our Manager or any of its affiliates, except as provided in the Management Agreement.

Term and Termination

The initial term of the Management Agreement will expire on the first anniversary of the completion of this offering and will be automatically renewed for a one-year term each anniversary thereafter unless terminated as described below. The Affiliate Transaction Committee (which will be composed of independent directors) will review our Manager’s performance on a periodic basis (and no less frequently than annually), including in connection with each prospective renewal of the Management Agreement.

No later than 180 days prior to the expiration of the initial term or any subsequent renewal term of the Management Agreement, upon the affirmative vote of at least two-thirds of our independent directors that our Manager’s long-term performance has been materially detrimental to us and our subsidiaries, taken as a whole, we may, by providing written notice to our Manager, elect not to renew and thereby terminate the Management Agreement effective on the last day of the applicable term. Under these circumstances, we will be required to pay our Manager the termination fee, which is equal to three times the sum of the average annual Management Fee and the average annual Incentive Fee earned during the 24-month period ending on the last day of the calendar quarter prior to the calendar quarter in which the termination becomes effective.

We may also terminate the Management Agreement at any time following certain material events related to our Manager, including but not limited to the following:

•

a final judgment by any court or governmental body of competent jurisdiction not stayed or vacated within 30 days that our Manager, its agents or its assignees has committed a felony or a material violation of applicable securities laws that has a material adverse effect on our business or the ability of our Manager to perform its duties under the terms of the Management Agreement;

•

an order for relief in an involuntary bankruptcy case relating to our Manager or our Manager authorizing or filing a voluntary bankruptcy petition, to the extent our Manager cannot assign the Management Agreement or delegate its duties thereunder to one or more of its affiliates in accordance with the terms of the Management Agreement;

•	the dissolution of our Manager; or

•

a determination that our Manager has committed fraud against us, misappropriated or embezzled funds of ours, or has acted, or failed to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Management Agreement; provided, however, that if any of such actions or omissions are caused by an employee and/or officer of our Manager or one of its affiliates and our Manager takes all necessary action against such person and cures the damage caused by such actions or omissions within 30 days of such determination, then the Management Agreement shall not be terminable because of such action or omission.

In these cases, we may terminate the Management Agreement upon 30 days’ prior written notice to our Manager, and we will not be required to pay the termination fee.

Additionally, no later than 180 days prior to the expiration of the initial term or any subsequent renewal term, our Manager may, by delivering a written notice to us, elect not to renew and thereby terminate the Management Agreement effective on the last day of the applicable term. Our Manager may also terminate the Management Agreement at any time if we become required to register as an investment company under the Investment Company Act. In each of these cases, we will not be required to pay the termination fee.

Our Manager may terminate the Management Agreement at any time if we default in the performance or observance of any material term, condition or covenant in the Management Agreement, and the default continues for a period of 30 days after written notice to us. In this case, our Manager must give us 60 days’ prior written notice of such termination, and we will be required to pay the termination fee.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under applicable law.

We may not assign our rights or responsibilities under the Management Agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the Management Agreement and by the terms of such assignment in the same manner as we will be bound under the Management Agreement.

Fees and Expense Reimbursements

Management Fee

Pursuant to the terms of the Management Agreement, the Management Fee will be payable in cash equal to a tiered percentage of our Market Capitalization as of the last trading day of the applicable calendar quarter. The

Management Fee will be measured and paid quarterly in arrears (subject to pro-rating for partial periods) and will equal:

(i)	1.00% per annum of our Market Capitalization (up to a total Market Capitalization of $25 billion); plus

(ii)	0.90% per annum of the excess, if any, of our Market Capitalization over $25 billion (up to a total Market Capitalization of $50 billion); plus

(iii)	0.80% per annum of the excess, if any, of our Market Capitalization over $50 billion (up to a total Market Capitalization of $75 billion); plus

(iv)	0.70% per annum of the excess, if any, of our Market Capitalization over $75 billion.

Our Manager has agreed to waive the Management Fee for the first six months following the completion of this offering.

We believe the stabilized data center industry represents a large and growing market opportunity, and the Management Fee is structured to reflect the company’s significant scale potential in this estimated $1 trillion total addressable market. This fee structure is intended to benefit stockholders as the company grows by translating the benefits of scale into improved bottom-line cash flow over time.

Our “Market Capitalization” for any calendar quarter will be the average of the Daily VWAP of our common stock on each trading day during such calendar quarter multiplied by the weighted average number of shares of our common stock outstanding during such calendar quarter. To the extent any common units of limited partnership interest in the Operating Partnership held by any person other than us are outstanding on any trading day during such calendar quarter, then, for purposes of calculating Market Capitalization, the number of shares of our common stock outstanding on such trading day shall be adjusted to include the number of shares of our common stock issuable upon exchange of such common units of limited partnership interest in accordance with the partnership agreement of our Operating Partnership.

“Daily VWAP” is, for any applicable trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BXDC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Assuming, solely for purposes of this illustrative calculation, (i) issuance solely of the shares contemplated in this offering, (ii) the completion date of this offering is     , 2026 and (iii) the Assumed Daily VWAP is $     per share, we expect the Management Fee to be paid to our Manager for the year ending December 31, 2026 to be approximately $   (or approximately $   if the underwriters exercise their option to purchase additional shares of our common stock in full).

A $   increase or decrease in the Assumed Daily VWAP would increase or decrease the expected Management Fee for the year ending December 31, 2026 by approximately $   (or approximately $   if the underwriters exercise their option to purchase additional shares of our common stock in full).

Incentive Fee

Pursuant to the terms of the Management Agreement, the Incentive Fee will be payable in cash equal to 0.25% per annum of our Market Capitalization for each calendar quarter with respect to which (i) our Total Shareholder Return is 8.0% or higher for the applicable Reference Period and (ii) the Daily VWAP of our common stock for the 90-day period prior to the last trading day of such calendar quarter exceeds the initial public offering price. For any calendar quarter with respect to which either or both of the conditions in clause (i) or (ii) above is not satisfied, no Incentive Fee will be payable. The Incentive Fee will be calculated and paid quarterly in arrears (subject to pro-rating for partial periods).

Our Manager has agreed to waive the Incentive Fee for the first six months following the completion of this offering.

“Total Shareholder Return” for any calendar quarter will be calculated as (i) the sum of (a) the increase in the trading price per share of our common stock over the Reference Period, plus (b) the total of all cash and in-kind dividends declared on one share of our common stock for which the ex-dividend date falls within the Reference Period, divided by (ii) the trading price per share of our common stock on the first day of the Reference Period. For purposes of calculating the Total Shareholder Return, the term “trading price” in the preceding sentence on a given date shall mean the Daily VWAP for the 90-day period prior to such date; provided that, prior to the first anniversary of the completion of this offering, (x) the term “trading price” with respect to the first day of the first Reference Period shall mean the initial public offering price, and (y) Total Shareholder Return shall be calculated on an annualized basis for purposes of determining any Incentive Fee payable to our Manager.

“Reference Period” means, for any calendar quarter (i) prior to the first anniversary of the completion of this offering, the period beginning on such completion date and ending on the last day of the applicable calendar quarter, and (ii) following the first anniversary of the completion of this offering, the 12-month period ending on the last day of the applicable calendar quarter.

For purposes of calculating the Incentive Fee, Total Shareholder Return will be rounded to the nearest 0.01%, and the initial public offering price and Total Shareholder Return will be appropriately adjusted to reflect any stock splits, reverse stock splits, stock dividends and any similar transactions or events occurring during the applicable period.

Reimbursement of Expenses

We will be required to reimburse our Manager or its affiliates for documented costs and expenses incurred by it and its affiliates on our behalf, except our Manager will be responsible for expenses specifically required to be borne by it under the Management Agreement related to any and all personnel of our Manager and its affiliates who provide services to us pursuant to the Management Agreement or otherwise (including, without limitation, each of our officers and any of our directors who are also directors, officers or employees of our Manager or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. In addition, we may at our expense retain certain of our Manager’s affiliates for services relating to our investments or operations.

Without limiting the generality of the foregoing, the expenses required to be paid by us will include:

•	Organizational and Offering Expenses (as defined below);

•

fees, costs and expenses in connection with or incidental to the acquisition, negotiation, structuring, trading, settling, disposition and financing of our actual or potential investments (whether or not consummated), including brokerage commissions, hedging costs, forfeited deposits, appraisal, reporting, audit, legal and other similar fees, and any other amounts actually incurred in connection with or incidental to pursuing, making, holding, settling, monitoring and/or disposing of actual or potential investments;

•	the actual cost of goods and services used by us, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid;

•	fees, costs and expenses of legal, tax, accounting, consulting, auditing (including our internal audit function), finance, administrative, investment banking, capital markets, transfer agency, escrow agency, custody, prime brokerage, asset management, property management, data or technology services and other non-investment advisory and other similar services rendered to us, whether by a third party, a Portfolio Entity of an Other Blackstone Account or an affiliate of our Manager;

•	expenses of managing and operating our properties and other investments;

•

the compensation and expenses of our directors (excluding compensation of those directors who are directors, officers or employees of our Manager or one or more of its affiliates) and the cost of liability insurance to indemnify our directors and officers;

•

interest and fees and expenses arising out of borrowings made by us, including, but not limited to, costs associated with the establishment and maintenance of any credit facilities, other financing arrangements, other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs), or any securities offerings;

•

expenses incurred in connection with communications to holders of our securities and other work necessary to develop and maintain relations with holders of such securities and comply with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC and investor materials, and the costs payable by us to any transfer agent and registrar;

•

expenses incurred in connection with the listing and/or trading of our securities on any exchange, fees payable by us to any such exchange in connection with the listing of our securities, and costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders and any other reports or related statements;

•

our allocable share of costs associated with technology-related expenses, including, without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or affiliates of our Manager, technology service providers and related software/hardware utilized in connection with our investment and operational activities;

•

our allocable share of costs and expenses incurred with respect to market information systems and publications, research publications and materials, including, without limitation, news research and quotation equipment and services;

•

expenses relating to compliance-related matters and regulatory filings relating to our activities, including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, and any other reports, disclosures, and/or other regulatory filings of our Manager and its affiliates relating to our activities (including our pro rata share of the costs of our Manager and its affiliates of regulatory expenses that relate to us and Other Blackstone Accounts);

•

our allocable share of expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an investment, the establishment and maintenance of any of our securitizations or other financings, any of our securities offerings and the development and maintenance of effective relations with holders (or potential holders) of our debt or equity securities;

•

the costs of any litigation involving us or our assets and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to our affairs;

•	all taxes and license and/or permit fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

•	expenses of managing, improving, developing, operating and selling our investments and all other costs and expenses relating to our business and investment operations;

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expenses in connection with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by our board of directors to or on account of holders of our securities, including, without limitation, in connection with any dividend reinvestment plan;

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any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us, or against any of our trustees, directors, partners, members or officers in his or her capacity as such for which we are required to indemnify such trustee, director, partner, member or officer by any court or governmental agency;

•

expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, joint venture or other entity through which our investments are made, operated or financed or in which any such entity invests, operates or obtains financing;

•	expenses incurred related to industry association memberships or attending industry conferences on our behalf; and

•

all other expenses actually incurred by our Manager (except as otherwise described above) which are reasonably necessary for the performance by our Manager of its duties and functions under the Management Agreement.

Our Manager will agree to advance, on our behalf, all of the cost and expenses associated with our organization, this offering and any other offering of securities by us incurred through the first anniversary of the completion of this offering, including, without limitation, legal, accounting, printing, mailing, processing and filing fees and expenses, due diligence expenses, costs in connection with preparing investor materials (including costs related to any “road show” or “testing-the-waters” presentation), design and website expenses, costs and expenses related or incidental to the registration and listing of the company’s common stock (including transfer agent, registrar and stock exchange costs and expenses), reimbursements for travel, lodging, entertainment and meals and all other organizational and offering costs and expenses (collectively, “Organizational and Offering Expenses”). For the avoidance of doubt, no underwriting discounts or commissions payable in connection with this offering or any other offering of securities by us will be considered Organizational and Offering Expenses. As of the completion of this offering, we will be obligated to reimburse our Manager for all such advanced Organizational and Offering Expenses ratably on a quarterly basis over the 20 quarters following the quarter in which the first anniversary of the completion of this offering occurs.

Conflicts of Interest and Related Policies

Blackstone has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Blackstone, our Manager, Other Blackstone Accounts, Portfolio Entities and the affiliates, partners, members, shareholders, officers, directors, family members and employees of the foregoing, some of which are described in this prospectus. For additional information, see “Risk Factors—Risks Related to Conflicts of Interest.” However, not all potential, apparent and actual conflicts of interest are included in this prospectus, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. There can be no assurance that all conflicts of interest will be identified or resolved in a manner that is favorable to us.

If any matter arises that our Manager determines in its good faith judgment constitutes an actual and material conflict of interest, our Manager will take such actions as our Manager determines in good faith may be necessary or appropriate to mitigate the conflict in a fair and reasonable manner in accordance with Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally.

Any transaction that involves the sale of any investment to, or the acquisition of any investment from, Blackstone, any Other Blackstone Account, any controlled Portfolio Entity, or any of their respective affiliates, as determined by our Manager in its good faith discretion, must be approved by a majority of our independent directors as being on terms and conditions no less favorable to us than could be obtained from unaffiliated third parties. Additionally, our Manager may present other matters to our independent directors for review and approval, including with respect to matters required by Section 206(3) of the Advisers Act and certain other situations involving actual and material conflicts of interest, in each case as determined by our Manager in its good faith discretion.

Our independent directors will periodically review our investment guidelines and our investment portfolio, but our board of directors will not review or separately approve each proposed investment. Our Manager, together with our independent directors, will periodically review Blackstone’s prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally and respond to reasonable questions regarding such policies and procedures as it relates to services under the Management Agreement, and will keep our independent directors reasonably informed with respect to transactions involving us and Blackstone or its affiliates (including our Manager).

Corporate Opportunities

Our charter includes a provision that provides, among other things, subject to certain exceptions, that none of Blackstone or its affiliates, our directors or any person our directors control will have any duty to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us.

Trademark License

Pursuant to the Management Agreement, our Manager, on behalf of an affiliate of Blackstone, has granted us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the names “Blackstone” and “BXDC.” Upon expiration or termination of the Management Agreement, all rights and licenses granted to us with respect to such names shall cease, and we must immediately discontinue use of such names.

Board Rights

Pursuant to the Management Agreement, Blackstone, in its capacity as our Manager, will have the right to designate three Blackstone Directors to our board of directors for so long as the Management Agreement remains in effect. The Management Agreement also requires Blackstone’s consent for the number of directors constituting our board of directors to be increased or decreased or for the removal of a Blackstone Director. In accordance with the corporate governance listing standards of the NYSE, a majority of our directors will be independent directors.

Registration Rights

Pursuant to the registration rights agreement we will enter upon completion of this offering, the Blackstone Investor or its permitted transferees may require us to prepare and file a shelf registration statement relating to the resale of all shares of common stock currently held or later acquired by them or their permitted transferees, and under certain circumstances they may require us to file an unlimited number of resale registration statements on demand and provide unlimited “piggyback” rights with respect to the resale of such shares (subject to certain cutback and other provisions). The registration rights agreement will also provide that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Historical Performance of Certain Real Estate Funds Managed by Blackstone

The information presented in this section presents the historical experience of real estate investment programs (excluding separately managed accounts and co-investment accounts unless otherwise noted) sponsored in the last ten years by Blackstone and its affiliates. Our structure and investment strategy are different from these prior programs, and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Further, certain of the prior programs discussed in this section were conducted through privately-held entities that were not subject to all of the laws and regulations that will apply to us as a publicly traded REIT. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior programs. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding certain prior programs. References herein to Blackstone include its affiliates.

Capital Raising

Blackstone has programs that invest primarily in real property and programs that invest primarily in real estate-related debt.

During the ten years ended December 31, 2025, Blackstone sponsored 22 real estate programs, consisting of: (i) 14 programs that invest primarily in real property, consisting of 13 private programs and one public program, and (ii) eight programs that invest primarily in real estate-related debt, consisting of five private programs, one NYSE listed public REIT, one other public reporter program and a registered investment company master-feeder complex. Blackstone also raised capital for numerous separately managed accounts and co-investment accounts during this period. In the aggregate, during this period Blackstone raised net capital of approximately $155 billion from over 1,000 investors from its prior private programs. Additionally, during this period Blackstone raised net capital of approximately $45 billion from over 200,000 investors from its prior public programs. None of the prior public programs sponsored by Blackstone and its affiliates included a date or time period in its offering materials at which the program might be liquidated.

Please see “Appendix A: Prior Performance Tables—Table I” for more detailed information about fund raising for certain prior Blackstone Real Estate programs during the three year period ended December 31, 2025.

Investments

During the ten years ended December 31, 2025, Blackstone’s prior real estate programs made investments in approximately 17,500 real estate properties with an aggregate investment amount of approximately $165 billion. The table below provides detail about the location and aggregate dollar amount of these properties.

	Property Investments
Location	Number	Cost(*)
		(In thousands)
United States	7,553	$106,133,942
Europe	8,441	37,758,354
Asia Pacific	968	16,942,307
Canada	540	3,893,847

Total	17,502	$164,728,450

(*)	Represents the programs’ equity investments in such properties.

The following table gives a breakdown of the aggregate investments in real property (based on dollar amount of investments) made by prior Blackstone Real Estate programs, on an aggregate basis and categorized by property type, as of December 31, 2025.

Type of Property	Total
Residential(*)	33%
Industrial	28%
Non-U.S. and Specialty Office(**)	15%
Leisure and Hospitality	6%
Data Centers	5%
Retail	4%
Net Lease	3%
U.S. Traditional Office	3%
Other	3%

Total	100%

(*)	Residential includes multifamily, single family rental, student housing, affordable housing and other types of rental housing.
(**)	Non-U.S. Office primarily includes investments in Asia Pacific and Europe, and Specialty Office primarily includes studio media and life science office.

Sales and Dispositions

Approximately 5,400 investments in real property have been disposed of by prior Blackstone Real Estate programs during the ten years ended December 31, 2025. The aggregate net sales proceeds of such properties was approximately $51 billion and the aggregate original cost was approximately $34 billion.

Please see “Appendix A: Prior Performance Tables—Table III” for information about the operating results of certain prior Blackstone Real Estate programs, the offerings of which closed in the five years ended December 31, 2025.

Investment Objectives

We consider a program to have an investment objective similar to ours if the program seeks to acquire and lease newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts. As of December 31, 2025, none of Blackstone’s prior programs had investment objectives similar to ours. Therefore, during the ten years ended December 31, 2025, none of the aggregate funds raised from investors by all of the prior Blackstone programs were invested in programs with investment objectives similar to ours, and there were no sales of real property by prior Blackstone programs with similar investment objectives to ours.

Prior Program Summary

Below is a description of all of the prior Blackstone Real Estate programs that were sponsored by us and raised capital from investors during the ten years ended December 31, 2025. As noted under “Investment Objectives,” none of the prior programs had investment objectives similar to ours.

Real Property Programs

Blackstone has sponsored and managed 14 real estate programs that invest primarily in real property (in addition to separately managed accounts and co-investment accounts, and taking into account any related parallel funds and alternative investment vehicles) during the ten years ended December 31, 2025. Each of these programs primarily made or make control-oriented privately-negotiated real estate-related equity investments, and to a lesser extent, certain of these programs also invest a minority of their capital in real estate-related debt.

These programs do not have investment objectives similar to ours because they seek primarily capital appreciation by investing generally in opportunistic real estate or by investing in stabilized, income generating, real estate across various sectors and geographies rather than seeking to acquire and lease newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts.

The 14 prior programs (including related parallel funds and alternative investment vehicles) are as follows:

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Blackstone Americas Logistics (“BAL”) launched in August 2024 and closed in May 2025 with a total of $1.7 billion of capital commitments. BAL invests in “core+” logistics real estate and real estate-related assets in the United States and Canada (which are generally substantially stabilized assets generating relatively stable cash flow).

•

Blackstone Real Estate Partners Europe VII SCSp (“BREP Europe VII”) launched in June 2023 and closed in March 2025 with a total of €9.7 billion of capital commitments. Investments by BREP Europe VII are made in Europe.

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Blackstone Real Estate Partners X L.P. (“BREP X”) launched in May 2022 and closed in March 2023 with a total of $30.0 billion of capital commitments. BREP X invests in “opportunistic” real estate and real estate-related assets primarily in the United States and Canada (which are generally undermanaged assets and with higher potential for equity appreciation), although it also invests a minority of its capital outside the United States and Canada.

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Blackstone European Property Income Fund (“BEPIF”) launched in October 2021 for individual investors and invests primarily in substantially stabilized, income-generating European real estate. BEPIF had a net asset value of €1.3 billion as of December 31, 2025.

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Blackstone Real Estate Partners Asia III L.P. (“BREP Asia III”) launched in September 2021 and closed in February 2023 with a total of $8.1 billion of capital commitments. Investments by BREP Asia III are made in the Asia Pacific region.

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Blackstone Property Partners Life Sciences (“BPP Life Sciences”) funds launched in October 2020 and as of December 31, 2025, had a total of $12.1 billion of capital commitments. BPP Life Sciences invests in “core+” life science real estate in the United States (which are generally substantially stabilized assets generating relatively stable cash flow).

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Blackstone Real Estate Partners Europe VI SCSp (“BREP Europe VI”) launched in May 2019 and closed in March 2020 with a total of €9.6 billion of capital commitments. Investments by BREP Europe VI were made across Europe.

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Blackstone Real Estate Partners IX L.P. (“BREP IX”) launched in December 2018 and closed in August 2019 with a total of $20.3 billion of capital commitments. BREP IX invested in “opportunistic” real estate and real estate-related assets primarily in the United States and Canada (which are generally undermanaged assets and with higher potential for equity appreciation), although it also invested a minority of its capital outside the United States and Canada.

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Blackstone Property Partners Asia (“BPP Asia”) funds launched in November 2018 and as of December 31, 2025 had a total of $2.9 billion of capital commitments. BPP Asia invests in “core+” real estate and real estate-related assets in major markets and gateway cities across the Asia Pacific region (which are generally substantially stabilized assets generating relatively stable cash flow), primarily in logistics, residential, office and retail assets.

•

Blackstone Property Partners Europe (“BPP Europe”) funds launched in November 2017 and as of December 31, 2025 had a total of €6.3 billion of capital commitments. BPP Europe invests in “core+” real estate and real estate-related assets in major markets and gateway cities in Europe (which are generally substantially stabilized assets generating relatively stable cash flow), primarily in logistics, residential, office and retail assets.

•

Blackstone Real Estate Partners Asia II L.P. (“BREP Asia II”) launched in September 2017 and closed in April 2018 with a total of $7.1 billion of capital commitments. Investments by BREP Asia II were made in the Asia Pacific region.

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Blackstone Real Estate Income Trust, Inc. (“BREIT”) launched in January 2017, BREIT is a non-listed, perpetual life REIT. BREIT invests primarily in stabilized, income-generating commercial real estate across a wide variety of sectors in the United States. BREIT had a net asset value of $54.3 billion as of December 31, 2025.

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Blackstone Real Estate Partners Europe V L.P. (“BREP Europe V”) launched in March 2016 and closed in May 2017 with a total of €7.6 billion of capital commitments. Investments by BREP Europe V were made across Europe.

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Blackstone Property Partners (“BPP”) funds launched in November 2014 and as of December 31, 2025, had a total of $10.8 billion of capital commitments. BPP invests in “core+” real estate and real estate-related assets in the United States and Canada (which are generally substantially stabilized assets generating relatively stable cash flow), with a focus on office, multifamily, industrial and retail assets.

Real Estate-Related Debt Programs

Blackstone has sponsored and managed eight real estate programs that invest primarily in public and private real estate-related debt (in addition to separately managed accounts and co-investment accounts and taking into account related parallel funds and alternative investment vehicles) during the ten years ended December 31, 2025.

These programs do not have investment objectives similar to ours because we do not consider investments in real estate-related debt as part of our primary investment objective. However, we may in the future make such investments from time to time.

The eight prior programs (including related parallel funds and alternative investment vehicles) are as follows:

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Blackstone Private Real Estate Credit and Income Fund (“BREC”) is a closed end management investment company that has elected to be regulated as a business development company under the Investment Company Act that launched in May 2025 and invests primarily in higher credit-quality real estate-related private and public debt on a global basis, with a primary focus in the United States. BREC’s total net asset value was $746.4 million as of December 31, 2025.

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Blackstone Real Estate Debt Strategies V L.P. (“BREDS V”) launched in June 2022 and closed in March 2025 with a total of $7.6 billion of capital commitments. BREDS V invests in public and private debt collateralized by real estate assets on a global basis, with a primary focus on investments located in the United States.

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Blackstone Real Estate Debt Strategies IV L.P. (“BREDS IV”) launched in March 2019 and closed in September 2020 with a total of $8.0 billion of capital commitments. BREDS IV invested in public and private debt collateralized by real estate assets on a global basis, with a primary focus on investments located in the United States.

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Blackstone Real Estate Debt Strategies High Grade (“BREDS High Grade”) launched in August 2016 and closed in December 2017 with a total of $1.2 billion of capital commitments. BREDS High Grade invested primarily in high or credit-quality private debt collateralized by real estate assets in North America.

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Blackstone Real Estate Debt Strategies III L.P. (“BREDS III”) launched in September 2015 and closed in December 2016 with a total of $4.9 billion of capital commitments. BREDS III invested in public and private debt collateralized by real estate assets on a global basis, with a primary focus on investments located in the United States.

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Blackstone Real Estate Income Fund (“BREIF”) launched in April 2014 with $171 million of subscriptions. BREIF invested primarily in public real estate-related debt secured by real assets located in the United States.

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Blackstone Mortgage Trust, Inc. (“BXMT”) is a real estate finance company listed on the NYSE that launched in May 2013 and primarily originates, acquires, and manages senior loans and other debt or credit-oriented investments collateralized by commercial real estate in North America, Europe, and Australia. BXMT’s market capitalization was $3.2 billion as of December 31, 2025.

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Blackstone Real Estate Special Situations Fund L.P. (“BSSF”) launched in May 2008 with $440 million of subscriptions. BSSF invested primarily in public real estate-related debt secured by real assets located in the United States.

Material Adverse Developments on Prior Programs

Blackstone has invested in real estate over the past 35 years through various economic cycles. Adverse business developments in prior programs described above were generally the result of broader economic or other distress (e.g., periods of increased volatility and the impacts of events such as the COVID-19 pandemic) or other factors that we believe are immaterial to investors in this offering (e.g., ground-up construction, distress in international markets where we are not expected to invest).

Upon written request, you may obtain, without charge, a copy of the most recent annual report on Form 10-K or Form N-CSR filed with the SEC by any public program described above. We will provide exhibits to each such Form 10-K or Form N-CSR upon payment of a reasonable fee for copying and mailing expenses. These reports and exhibits, as well as other reports required to be filed with the SEC, are also available at the SEC’s website at www.sec.gov.

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

Directors who are employed by Blackstone or its affiliates are not compensated by us for their services on our board of directors. Directors who are not employed by Blackstone or its affiliates will receive, at the time of this offering, a grant of restricted shares under the Stock Incentive Plan having a value of $150,000 based on the initial public offering price that will vest on the first anniversary of the grant date and will be entitled to receive (i) an annual retainer in the amount of $100,000 payable in cash and annual committee fees of $15,000 payable in cash for service as the chairperson of any committee of our board of directors (or $25,000 payable for service as the chairperson of the audit committee of our board of directors) and (ii) an annual grant of restricted shares having a value of $200,000 that will vest on the date of our annual meeting of stockholders that occurs in the year immediately following the year of the grant.

Overview of Executive Compensation Program and Philosophy

We will be externally managed by our Manager, an affiliate of Blackstone, pursuant to the Management Agreement. We currently have no employees. Pursuant to the terms of the Management Agreement, our Manager is required to provide us with a management team, including a chief executive officer and president, chief financial officer or similar positions, and our executive officers will also employees of Blackstone or its affiliates. Our Manager is responsible for the expenses related to any and all personnel of our Manager and its affiliates who provide services to us, including our executive officers, and our executive officers are not expected to receive any cash compensation from us or any of our subsidiaries. Additionally, the Management Agreement will not require our executive officers to dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and will not require a specified amount or percentage of the fees paid to our Manager to be allocated to our executive officers. Our Manager will not compensate our executive officers or any other employees of affiliates of our Manager specifically for services to us because these individuals also provide investment management and other services to other Blackstone accounts. As a result, our Manager has informed us that it does not expect to be able to identify the portion of the compensation awarded to our executive officers by affiliates of our Manager that relates solely to executive officers’ services to us. Accordingly, we will not be able to provide complete compensation information for any of our executive officers, including our Chief Executive Officer, as the total compensation of our executive officers reflects the performance of all the investment vehicles for which they provide services, including, but not limited to, us. We will not determine the cash compensation payable by affiliates of our Manager to our executive officers. Affiliates of our Manager will determine the salaries, bonuses and other wages earned by our executive officers from affiliates of our Manager. Affiliates of our Manager also determine whether and to what extent our executive officers will be provided with employee benefit plans.

We do not have and do not expect to enter into employment agreements with our executive officers, we do not currently provide or expect in the future to provide pension or retirement benefits, perquisites or other personal benefits to our executive officers and we do not have or expect in the future to have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of the company.

Affiliates of our Manager compensate their employees, including our executive officers, in accordance with Blackstone’s compensation philosophy. The compensation of senior employees at Blackstone, including our executive officers, is primarily composed of (i) annual cash bonus payments tied to Blackstone’s overall performance and the performance of the applicable business unit(s) in which such employee works, (ii) performance interests (composed primarily of carried interest and/or incentive fee interests) tied to the performance of the investments made by the Blackstone-advised investment vehicles in the business unit in which such employee works or for which he or she has responsibility, including us, and (iii) deferred equity awards reflecting the value of Blackstone’s common stock and/or our common stock. Base salary, which is the fixed element of Blackstone’s senior employee compensation philosophy, generally represents a significantly lesser component of an employee’s total compensation. Blackstone believes that the appropriate combination of annual cash bonus payments and performance interests or deferred equity awards encourages senior employees, including our executive officers, to focus on the underlying performance of their investments, as well as the overall performance of Blackstone and us. To that end, the primary form of compensation to Blackstone’s senior employees, including our executive officers, is variable, performance-based compensation.

In lieu of paying our executive officers cash compensation, the Operating Partnership will pay our Manager the Management Fee and Incentive Fee described under the heading “Our Manager and the Management Agreement—Management Agreement—Fees and Expense Reimbursements.” The Management Fee compensates our Manager for the services that it provides to the company and the Incentive Fee serves to align the interests of our Manager with those of the company and mitigate the possibility of excessive risk taking.

The Affiliate Transaction Committee (which will be composed of independent directors) will review our Manager’s performance on a periodic basis (and no less frequently than annually), including in connection with each prospective renewal of the Management Agreement. This review may be conducted in light of our goals and objectives and the terms of the Management Agreement. Our board of directors will review our long-term strategic plan and the fundamental factors affecting the successful operation of our business, including the management and performance of our business in light of our goals and objectives and the terms of the Management Agreement during at least one meeting a year.

Long-Term Incentive Plan

The purpose of our equity compensation plan is to attract, retain, and motivate our qualified directors, officers, advisors, consultants and other personnel by providing them with the opportunity to acquire a proprietary interest in the company and to align their interests and efforts with the long-term interests of our stockholders. In connection with this offering, we expect our board of directors to adopt the Blackstone Digital Infrastructure Trust Inc. Stock Incentive Plan.

Stock Incentive Plan

Administration

The Stock Incentive Plan will be administered by the Compensation Committee of our board of directors or a subcommittee thereof to which it has delegated power, or if no such committee or subcommittee thereof exists, our board of directors, or our board of directors acting in lieu of such committee or subcommittee, as applicable (the “Committee”). The Committee will have the authority to make all decisions and determinations with respect to the administration of the Stock Incentive Plan, and will be permitted, subject to applicable law or exchange rules and regulations, to delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the Stock Incentive Plan.

Shares Subject to the Stock Incentive Plan

The Stock Incentive Plan will provide that the maximum number of shares of common stock that may be issued thereunder is limited to      shares (or      shares assuming the underwriters exercise in full their option to purchase additional shares of our common stock) (the “Stock Incentive Plan Share Limit”). The Stock Incentive Plan Share Limit will increase on January 1 of each year beginning in 2027, by a number of shares of common stock equal to the amount (if any) by which (a)     % of the aggregate number of outstanding shares of common stock on a fully converted and diluted basis on the last day of the immediately preceding fiscal year exceeds (b) the aggregate number of shares of common stock available for issuance under the Stock Incentive Plan, unless the Committee should decide to increase the number of shares of common stock available under the Stock Incentive Plan by a lesser amount. The aggregate number of shares of common stock that may be issued pursuant to the exercise of “incentive stock options” granted under the Stock Incentive Plan will be limited to the Stock Incentive Plan Share Limit. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during any fiscal year, may not exceed $     in total value (calculating the value of any such awards based on the grant date fair value). Generally, to the extent that an award granted under the Stock Incentive Plan expires or is canceled, forfeited, terminated, or otherwise is settled without a delivery to the participant of the full number of shares of common stock to which the award related, the undelivered shares will be returned to and increase the Stock Incentive Plan Share Limit and will again be available for grant under the Stock Incentive Plan. Other stock-based awards which are denominated in partnership interests of the Operating Partnership shall reduce the Stock Incentive Plan Share Limit, or the maximum aggregate number of shares of common stock that may be issued to any one participant, only to the extent that such partnership interest is convertible into shares of common stock and on the same basis as the conversion ratio applicable to the partnership interest. Shares of common stock will be deemed to have been issued in settlement of awards if the fair market value equivalent of such shares is paid in cash (other than with respect to the settlement of a stock appreciation right that only provides for settlement in, and settles in, cash). The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the Stock Incentive Plan. Shares tendered or withheld on the exercise of awards for the payment of the exercise or purchase price or withholding taxes, shares not issued upon the settlement of a stock appreciation right that settles (or could settle) in shares of common stock and shares purchased on the open market with cash proceeds from the exercise of options will not be recycled or replenish the Stock Incentive Plan Share Limit and will not be available for awards under the Stock Incentive Plan. No award may be granted under the Stock Incentive Plan after the tenth anniversary of the effective date, unless the Stock Incentive Plan is reapproved by our stockholders, but awards theretofore granted may extend beyond that date.

Persons Eligible to Participate

Awards under the Stock Incentive Plan may be granted to the company’s directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors).

Types of Awards

Options: The Committee may grant non-qualified stock options and incentive stock options under the Stock Incentive Plan with terms and conditions determined by the Committee that are consistent with the Stock Incentive Plan; provided, that, all stock options granted under the Stock Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted awards). The maximum term for stock options granted under the Stock Incentive Plan will generally be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by applicable law.

Stock Appreciation Rights: The Committee may grant stock appreciation rights, with terms and conditions determined by the Committee that are consistent with the Stock Incentive Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

Restricted Shares and Restricted Share Units: The Committee may grant restricted shares of our common stock, or restricted share units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted share unit, or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the Stock Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock (except, that if the lapsing of restrictions with respect to such restricted shares of common stock is contingent on satisfaction of performance conditions other than or in addition to the passage of time, any dividends payable on such restricted shares of common stock will be retained, and delivered without interest to the holder of such shares when the restrictions on such shares lapse). To the extent provided in the applicable award agreement, the holder of outstanding restricted share units will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the sole discretion of the Committee, in shares of common stock having a value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which will be payable at the same time as the underlying restricted share units are settled following the release of restrictions on such restricted share units.

Other Stock-Based Awards: The Committee may issue unrestricted common stock, rights to receive grants of awards at a future date, and other awards denominated in shares of common stock (including, without limitation, performance shares or performance units and deferred stock units) or in other equity interests (including, without limitation, partnership interests of the Operating Partnership which are directly or indirectly convertible into, exchangeable for, or redeemable for shares of common stock), under the Stock Incentive Plan. The Committee shall specify the mechanism for the transfer of the common stock pursuant to other stock-based awards and payment therefor, including in the case of awards of partnership interests.

Effect of Certain Events on Stock Incentive Plan and Awards

In the event of certain events that affect our capitalization or our common stock, including extraordinary dividends, recapitalizations, stock splits, reverse stock splits, corporate transactions, and other unusual or nonrecurring events affecting us, the Stock Incentive Plan will require the Committee to make any adjustments in such manner as it may deem equitable, which may include, among other things, adjusting applicable share limits and the number of our shares of common stock or other securities that may be delivered in respect of awards or with respect to which awards may be granted and the terms of any outstanding award. In connection with a change in control, the Committee may, in its sole discretion, provide for one or more of the following: substitution or assumption of awards, full or partial acceleration of vesting to the extent the surviving entity is unwilling to permit substitution or assumption (based on target performance or actual performance through the date of such change in control and which may be determined on a full or pro-rata basis with respect to performance-vested awards) and/or cancellation of any one or more outstanding awards and cause to be paid to the holders holding vested awards (including any awards that would vest on the occurrence of such event, including as a result of Committee action on the occurrence of such event) the value of such awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per share of common stock received or to be received by the stockholders of the company in such event), including, without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise or strike price thereof. No award agreement shall provide for automatic acceleration of the vesting of any award upon a change in control.

Nontransferability of Awards

An award will not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate (unless required by a domestic relations order or applicable law). However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transferred to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination

The board of directors may amend, alter, suspend, discontinue or terminate the Stock Incentive Plan or any portion thereof at any time; provided, that, no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (i) such stockholder approval is necessary to comply with any regulatory requirement applicable to the Stock Incentive Plan, (ii) it would materially increase the number of securities that may be issued under the Stock Incentive Plan (except for adjustments in connection with certain corporate events), or (iii) it would delete or limit the repricing prohibition under the Stock Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award shall not to that extent be effective with respect to such award without such individual’s consent. The Committee may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of (including without limitation vesting terms), or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, (i) subject to, other than with respect to an adjustment event, the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of such participant with respect to such award and (ii) provided that such alternation or amendment does not accelerate the vesting of such award, except as permitted in the Stock Incentive Plan; provided, further, that without stockholder approval, except as otherwise permitted in the Stock Incentive Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right, (ii) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price or strike price, as the case may be or an other award or cash payment that is greater than the intrinsic value of the canceled option or stock appreciation right, and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Termination of a Participant

In the event of a participant’s termination of employment or service for any reason (other than death or disability) prior to vesting, all vesting with respect to such award(s) shall cease and the unvested portion of the award(s) shall be forfeited for no consideration; provided that the Committee may permit a participant to retain, fully or partially vest or continue to vest in an award notwithstanding such participant’s termination. In the event of a participant’s termination of employment or service due to death or disability prior to vesting, all vesting with respect to such award(s) shall accelerate upon such death or disability.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Management Agreement

BXDC and our Operating Partnership will enter into a management agreement with our Manager effective upon completion of this offering, pursuant to which our Manager will manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. See “Our Manager and the Management Agreement” for additional information.

Bonus Shares Contribution

We expect that each IPO investor will receive an additional 1% of their investment amount in shares of our common stock, rounded down to the nearest whole share. Our Manager and/or one or more of its affiliates have indicated that they will pay the full purchase price for all bonus shares issued to IPO investors from their own assets at the completion of this offering at no additional cost to the IPO investors.

After taking into account the issuance of bonus shares, each IPO investor will have effectively paid a purchase price per share of 99% of the initial public offering price, or $     per share (based on an assumed initial public offering price of $     per share), for each share it receives at the completion of this offering (or at the completion of the offering of additional shares pursuant to the underwriters’ option to purchase additional shares, if applicable). The Blackstone Investor and DSP participants will purchase all of their shares at 100% of the initial offering price, or $     per share (based on an assumed initial public offering price of $     per share).

The Bonus Shares Contribution will be based on the initial public offering price, and no underwriting discounts or commissions will be payable with respect to any bonus shares. No bonus shares will be issuable to the Blackstone Investor or any DSP participant with respect to the shares of our common stock it purchases in this offering, if any. No bonus shares will be received or held by, or be deemed to have been received or held by, the Blackstone Investor, our Manager or any of their respective affiliates (other than BXCM solely in connection with its role as an underwriter in this offering) as a result of the Bonus Shares Contribution. The bonus shares will be delivered to IPO investors at the completion of this offering (or, in the case of additional bonus shares issuable in connection with any exercise by the underwriters of their option to purchase additional shares, at the completion of the offering of such additional shares).

Blackstone Investment

The Blackstone Investor has indicated an interest in purchasing up to the number of shares having an aggregate purchase price equal to (i) $    , or   % of the total initial public offering price, less the sum of (ii) the aggregate purchase price payable in respect of the bonus shares to be issued to IPO investors at the completion of this offering and (iii) the aggregate purchase price payable in respect of the maximum bonus shares issuable in connection with the underwriters’ option to purchase additional shares, or $    . The Blackstone Investor will purchase our shares of common stock at the initial public offering price and on the same terms as the other investors in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, the Blackstone Investor may determine to purchase more, less or no shares in this offering, or the underwriters may determine to sell more, less or no shares to the Blackstone Investor. No underwriting discounts or commissions will be paid and no bonus shares will be issued with respect to shares purchased by the Blackstone Investor in this offering. Any shares purchased by the Blackstone Investor will be subject to a lock-up agreement with the underwriters.

Immediately following this offering, assuming the Blackstone Investor purchases all of the shares it has indicated an interest in purchasing, the Blackstone Investor will beneficially own shares of our common stock providing them with an aggregate of up to approximately   % of the total voting power of Blackstone Digital Infrastructure Trust Inc., or up to approximately   % if the underwriters exercise in full their option to purchase additional shares, in each case before giving effect to reductions for the bonus shares to be issued to IPO investors. Our board of directors has granted an exemption from the ownership limits in our charter to Blackstone and its affiliates. See “Description of Stock—Restrictions on Ownership and Transfer” for additional information.

Directed Share Program

At our request, the underwriters have reserved      shares of our common stock, or   % of the shares being offered pursuant to this prospectus, for sale at the public offering price to our directors and officers, as well as employees of, and other persons having relationships with, Blackstone, through a directed share program. No bonus shares will be issuable to any DSP participant with respect to any shares of our common stock it purchases in this offering. Any shares purchased by the DSP participants will be subject to a lock-up agreement with the underwriters. See “Underwriting—Directed Share Program” for additional information.

Registration Rights Agreement

Pursuant to the registration rights agreement we will enter upon completion of this offering, the Blackstone Investor or its permitted transferees may require us to prepare and file a shelf registration statement relating to the resale of all shares of common stock currently held or later acquired by them or their permitted transferees, and under certain circumstances they may require us to file an unlimited number of resale registration statements on demand and provide unlimited “piggyback” rights with respect to the resale of such shares (subject to certain cutback and other provisions). The registration rights agreement will also provide that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Indemnification Agreements

We intend to enter into indemnification agreements with our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Affiliate Services

Pursuant to the terms of the Management Agreement, our Manager may retain, for and on our behalf and at our expense, such services of persons and firms as our Manager deems necessary or advisable in connection with our management and operations, which may include Portfolio Entities and other affiliates of our Manager; provided that any such service may be provided by such Portfolio Entities or affiliates only to the extent such service is on terms and conditions no less favorable to the company than could be obtained from unaffiliated third parties. We expect our Manager will engage Revantage and certain other Portfolio Entities owned by Other Blackstone Accounts to provide management, operational and corporate support services. Our Manager may also engage certain of its affiliates to provide various services. See “Risk Factors—Risks Related to Conflicts of Interest” for additional information.

Related Persons Transactions Policy

Our board of directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the listing standards of the NYSE. Under the policy, which is subject to the terms of the Management Agreement, a committee of our board of directors composed solely of independent directors who are disinterested (which will be designated as the Affiliate Transaction Committee) or the disinterested independent members of our board of directors must review and approve or ratify any “related person transaction” (defined as any transaction that would be required to be disclosed by us under Item 404(a) of Regulation S-K in which we were or are to be a participant, other than an employment relationship or transaction involving an executive officer and any related compensation, and the amount involved exceeds $120,000 and in which any “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest) and all material facts with respect thereto. No related person transaction will be executed without the approval or ratification of a committee of our board of directors composed solely of independent directors who are disinterested or by the disinterested independent members of our board of directors.

In reviewing a related person transaction or proposed related person transaction, the Affiliate Transaction Committee will consider all facts and circumstances it may determine relevant, including:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the business purpose of the transaction;

•	the importance of the transaction both to us and the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in our best interests;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by us with non-related persons, if any; and

•	any other matters that management or the Affiliate Transaction Committee or disinterested independent directors, as applicable, deem appropriate.

In addition, the related person transaction policy provides that the Affiliate Transaction Committee or disinterested independent directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE, the Code, and our code of business conduct and ethics for board and committee service.

In addition to being subject to the terms of the Management Agreement, our related person transaction policy also contains standing approvals for: (i) indemnification payments and advancement of expenses made pursuant to our charter or bylaws or pursuant to any agreement or instrument (including, without limitation, the Management Agreement); (ii) performance of any agreements and instruments described in this prospectus, including the payment of fees and expenses described therein; (iii) investments in Portfolio Entities alongside Other Blackstone Accounts that are conducted on substantially the same terms as such affiliates or made at different levels of a Portfolio Entity’s capital structure on substantially the same terms as third-party investors (including investments through joint ventures or similar structures and acquisitions of a Portfolio Entity financed in part by an extension of credit from an Other Blackstone Account); (iv) services provided to us by Portfolio Entities of Other Blackstone Accounts or affiliates of our Manager in accordance with the Management Agreement; and (v) transactions involving our securities or borrowings in which Other Blackstone Accounts or affiliates of our Manager serve as an underwriter, placement agent, initial purchaser, financial advisor or in a similar capacity, or as a lender or investor, so long as the terms of such transactions are no less favorable to us than those available from unaffiliated third-parties.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock immediately following this offering by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of Blackstone Digital Infrastructure Trust Inc., (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock (1)
Blackstone (2)(3)			%
Nick Pell			%
Mike Forman			%
Anthony F. Marone, Jr.			%
Katharine A. Keenan			%
Michael Diverio			%
Thomas A. Bartlett			%
Christopher C. Capossela			%
Diane M. Morefield			%
Mark L. Myers			%
All directors and executive officers as a group (10 persons)(3)			%

(1)	Assumes shares of our common stock outstanding immediately following this offering.
(2)

The Blackstone Investor has indicated an interest in purchasing up to the number of shares having an aggregate purchase price equal to (i) $    , or    % of the total initial public offering price, less the sum of (ii) the aggregate purchase price payable in respect of the bonus shares to be issued to IPO investors at the completion of this offering and (iii) the aggregate purchase price payable in respect of the maximum bonus shares issuable in connection with the underwriters’ option to purchase additional shares, or $    . The Blackstone Investor will purchase our shares of common stock at the initial public offering price and on the same terms as the other investors in this offering. Percentage of shares beneficially owned after this offering assumes that (i) the Blackstone Investor purchases all of the shares it has indicated an interest in purchasing, (ii) the underwriters do not exercise their option to purchase additional shares of our common stock and (iii) the DSP participants do not purchase any shares as part of the directed share program. No bonus shares will be issued with respect to shares purchased by the Blackstone Investor or any DSP participant. An increase of       shares purchased by DSP participants in the offering would increase the percentage of shares beneficially owned by the Blackstone Investor from approximately    % to    % (or from approximately    % to    % if the underwriters exercise their option to purchase additional shares of our common stock in full).

(3)

Reflects shares of our common stock to be directly held by Blackstone Treasury Holdings III L.L.C. Blackstone Holdings III L.P. is the managing member of Blackstone Treasury Holdings III L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities (other than Blackstone Treasury Holdings III L.L.C. to the extent of its direct holdings). The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.
(4)

At our request, the underwriters have reserved      shares of our common stock, or    % of the shares being offered pursuant to this prospectus, for sale at the public offering price to our directors and officers, as well as employees of, and other persons having relationships with, Blackstone, through a directed share program. Percentage of shares beneficially owned by all directors and executive officers as a group does not give effect to shares that such directors and executive officers may purchase as part of the directed share program.

The foregoing table assumes that the initial public offering price for shares of our common stock to be sold in this offering is $    per share.

DESCRIPTION OF INDEBTEDNESS

Secured Revolving Credit Facility

Concurrently with the completion of this offering, we expect that our Operating Partnership will enter into a $     senior secured revolving credit facility with Citibank, N.A., as administrative agent, and the lenders from time to time party thereto (the “Credit Facility”). The size of the Credit Facility will be subject to change depending on the size of this offering.

Our Operating Partnership, which is referred to in this section as the “Borrower,” will be the borrower under the Credit Facility. We expect that the Credit Facility will include borrowing capacity available for letters of credit and also provide the Borrower with the option to increase the size of the Credit Facility to an aggregate amount of revolving commitments not to exceed (after giving effect to all incremental commitments) $    , subject to satisfying certain conditions. Borrowings under the Credit Facility will be subject to compliance with a maximum leverage ratio.

Interest Rate and Fees

Borrowings under the Credit Facility will bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the greatest of (1) the “prime rate” as quoted by the Wall Street Journal, (2) the federal funds effective rate plus 0.50% and (3) the SOFR rate that would be payable on such day for a SOFR rate loan with a one-month interest period plus 1.00%, (b) a SOFR rate determined by reference to the secured overnight financing rate published by the Federal Reserve Bank of New York for the interest period relevant to such borrowing or (c) a rate determined by the relevant rate administrator for loans denominated in euros, Sterling or Canadian Dollars. The margin for the Credit Facility will be based on a leverage ratio grid ranging from 1.00% per annum to 1.50% per annum, in the case of base rate loans, 2.00% per annum to 2.50% per annum, in the case of SOFR rate loans, and 2.00% per annum to 2.50% per annum, in the case of loans denominated in euros, Sterling or Canadian Dollars.

In addition to paying interest on outstanding principal under the Credit Facility, the Borrower will be required to pay a commitment fee to the lenders under the Credit Facility in respect of the unutilized commitments thereunder. The commitment fee rate is expected to be 0.350% per annum on the daily unused amount of the revolving commitments. The Borrower will also be required to pay customary letter of credit fees.

Prepayments

If on the last day of each fiscal quarter, the leverage ratio exceeds the maximum leverage ratio, a mandatory prepayment will be triggered in an aggregate amount equal to the least of (x) the amount necessary as of such date to cause the leverage ratio to no longer exceed the maximum leverage ratio, (y) the amount of all loans under the Credit Facility outstanding as of such date and (z) an amount equal to 15.0% of the total revolving commitments as of such date, which amount shall, in each case, be payable ratably on a quarterly basis and subject to a grace period of one full fiscal quarter after which such prepayment is otherwise due, until such time as the leverage ratio no longer exceeds the maximum leverage ratio. In lieu of any mandatory prepayment, the Borrower will have the right to cause a sponsor guarantor to provide and maintain a guaranty of obligations.

Amortization and Maturity

The Credit Facility has no amortization payments. The Credit Facility will mature on the fourth anniversary of the closing date of the Credit Facility, with a one year committed extension prior to maturity and additional one year extensions at each lender’s option on each anniversary of the closing date of the Credit Facility, in each case, subject to certain customary conditions.

Guarantees and Security

The obligations under the Credit Facility will be guaranteed by a direct or indirect parent of Borrower and all subsequently organized material domestic wholly-owned subsidiaries of the Borrower that will own collateral, subject to customary exceptions. A security interest will be granted in substantially all assets of the Borrower and each future subsidiary guarantor, including a pledge of the equity interests in wholly-owned domestic subsidiaries that (x) directly own unencumbered real estate assets, including undeveloped land, located in the United States or (y) directly or indirectly own equity interests of any subsidiary that owns real estate assets, subject to customary exceptions.

Covenants and Events of Default

The Borrower will be required to make certain customary representations and warranties and will be required to comply with certain covenants, reporting requirements and other customary requirements for similar facilities. The Credit Facility is expected to contain customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the lenders may terminate the commitments and declare the outstanding advances and other obligations under the Credit Facility immediately due and payable.

DESCRIPTION OF STOCK

The following summary of the terms of our capital stock as it will be in effect immediately following this offering is a summary and is qualified in its entirety by reference to our charter and bylaws, as they will be in effect upon completion of this offering, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the MGCL. See “Where You Can Find More Information.” The issuance of our common stock in this offering is conditioned upon the effectiveness of our charter.

Under “Description of Stock,” “we,” “us,” “our” and “the company” refer to Blackstone Digital Infrastructure Trust Inc. and not to any of its subsidiaries.

General

Our charter authorizes us to issue up to 1,000,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series. Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the restrictions on ownership and transfer of our stock discussed below under the caption “—Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of our stock, holders of our common stock, including bonus shares, are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Holders of our common stock are entitled to receive distributions as and when authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. Holders of our common stock generally have no appraisal rights. All shares of our common stock that will be outstanding at the time of the completion of this offering will be fully paid and nonassessable and have equal distribution and liquidation rights. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of our common stock will be subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, although, for so long as the Management Agreement remains in effect, certain amendments to our charter and bylaws inconsistent with the rights of Blackstone under the Management

Agreement or our charter or bylaws also require Blackstone’s consent. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws.” In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our charter will authorize our board of directors to establish one or more classes or series of preferred stock and to determine, with respect to any class or series of preferred stock, the terms and rights of that class or series, including:

•	the designation of the class or series;

•

the number of shares of the class or series which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the distribution rate of the class or series; the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the class or series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the class or series;

•

the amounts payable on shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the company, or upon any distribution of assets of the company;

•

whether the shares of the class or series will be convertible into shares of any other class or series, or any other security, of the company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	the preferences and special rights, if any, of the class or series and the qualifications and restrictions, if any, of the class or series;

•	the voting rights, if any, of the holders of the class or series; and

•	such other rights, powers and preferences with respect to the class or series as our board of directors may deem advisable.

Power to Reclassify and Issue Stock

Our board of directors may, without approval of holders of our common stock, classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to distributions or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly-classified shares. Before authorizing the issuance of shares of any new class or series, our board of directors must set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series of stock. These actions may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter will contain restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% (in value or by number of shares, whichever is more restrictive) of our aggregate outstanding stock. We refer to these restrictions, collectively, as the “ownership limit.” Our board of directors has granted an exemption from the ownership limit to Blackstone and its affiliates.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock or 9.8% of our aggregate outstanding stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquiror or another individual or entity to own our stock in excess of the ownership limit.

Our board of directors may, upon receipt of certain representations, agreements and undertakings, and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish or increase a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our board of directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter will also prohibit:

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any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, without limitation, beneficial or constructive ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would (or, in the sole judgment of our board of directors, could) cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock, and any person who is the intended transferee of shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice to us of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and must provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our board of directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the ownership limit (or other limit established by our charter or our board of directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT will be null and void.

Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to one or more persons that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:

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the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, which will generally be the last sales price reported on the NYSE, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.

Shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

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the price per share in the transaction that resulted in the transfer to the trust or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the market price on the date we accept, or our designee accepts, such offer.

We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Equiniti Trust Company, LLC.

CERTAIN PROVISIONS OF MARYLAND LAW

AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws as they will be in effect upon completion of this offering is a summary and is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the MGCL. See “Where You Can Find More Information.”

Under “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “we,” “us,” “our” and “the company” refer to Blackstone Digital Infrastructure Trust Inc. and not to any of its subsidiaries.

Election and Removal of Directors

Our charter and bylaws will provide that the number of our directors may be established only by our board of directors. As provided in the Management Agreement and our bylaws, for so long as the Management Agreement remains in effect, any action by our board of directors to increase or decrease the size of our board of directors or for the removal of a Blackstone Director requires the consent of Blackstone. For so long as the Management Agreement remains in effect, our bylaws will require that, in order for an individual to qualify to be nominated or to serve as a director of the company, the individual must have been nominated and elected in accordance with the Management Agreement, subject to the right of Blackstone, in its capacity as our Manager, to designate three Blackstone Directors for so long as the Management Agreement remains in effect as described under “Our Manager and the Management Agreement.” There will be no cumulative voting in the election of directors, and directors are elected by a majority of the votes cast in a non-contested election and by a plurality of the votes cast in a contested election.

Our charter will provide, effective at such time as we become eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the board of directors.

Our charter will provide that a director may be removed with or without cause by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors, except that, for so long as the Management Agreement remains in effect, the removal of a Blackstone Director will require the consent of Blackstone, and Blackstone will be required to consent to any amendment to our charter to amend or modify this consent requirement.

Amendment to Charter and Bylaws

Except as described otherwise in this “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter and our bylaws may be amended by our board of directors or by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors. For so long as the Management Agreement is in effect, certain amendments to the provisions of our charter and bylaws require the consent of Blackstone.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately before the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year period, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price, as defined in the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors will adopt a resolution exempting any business combination involving us and any other person, including Blackstone and our Manager, from the provisions of this law, provided that such business combination is first approved by our board of directors (including a majority of the directors of the company who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination approved by our board of directors, including a majority of our directors who are not affiliates or associates of the person party to the business combination. As a result, any such persons may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute. We cannot assure you that our board of directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiror is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of the voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if the corporation holds a meeting of stockholders at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws will contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares. In the event that our bylaws are amended to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition. We cannot assure you that our board of directors will not amend or repeal this provision of our bylaws in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

•	a classified board;

•	a two-thirds vote of outstanding shares to remove a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

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a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

We will elect in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board of directors may be filled only by the remaining directors. We have not elected to be subject to any of the other provisions described above, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, our charter will provide that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to the provision of Subtitle 8 that permits our board of directors to classify itself.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we will (1) vest in our board of directors the exclusive power to fix the number of directors, subject to Blackstone’s right under the Management Agreement to consent to any change in the number of directors (subject to the rights of any class or series of preferred stock), and (2) require the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called either by our board of directors, the chairman of our board of directors or our president, chief executive officer or secretary or at the request of Blackstone as described below under the caption “—Special Meetings of Stockholders”). We do not have a classified board and, subject to the right of Blackstone to consent to the removal of any Blackstone Director, a director may be removed with or without cause by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Special Meetings of Stockholders

Our board of directors, the chairman of our board of directors or our president, chief executive officer or secretary may call a special meeting of our stockholders. Our charter and bylaws will provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws, and, for so long as the Management Agreement remains in effect, a special meeting to act on the removal of one or more Blackstone Directors must be called by our secretary upon written request by Blackstone.

Stockholder Action by Written Consent

The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. Our charter and bylaws will provide that stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter.

Competing Interests and Activities of Our Non-Employee Directors

Our charter, to the maximum extent permitted from time to time by Maryland law, will renounce any interest or expectancy that we have in, or any right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to or developed by our directors or their affiliates, other than to those directors who are employed by us or our subsidiaries, unless the business opportunity is expressly offered or made known to such person in his or her capacity as a director.

Our charter will provide that, to the maximum extent permitted from time to time by Maryland law, none of Blackstone or any of its affiliates, or any director who is not employed by us or any of his, her or its affiliates, will have any duty to refrain from (1) engaging in similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates, and Blackstone and each of our non-employee directors (including those designated by Blackstone), and any of their respective affiliates, may (a) acquire, hold and dispose of shares of our stock or other equity interests, including OP units, for his, her or its own account or for the account of others, and exercise all of the rights of a stockholder of us or a limited partner of our Operating Partnership, to the same extent and in the same manner as if he, she or it were not our director or stockholder, and (b) in his, her or its personal capacity, or in his or her capacity as a director, officer, trustee, stockholder, partner, member, equity owner, manager, advisor or employee of any other person, have business interests and engage, directly or indirectly, in business activities that are similar to ours or compete with us, that we could seize and develop or that include the acquisition, syndication, holding, management, development, operation or disposition of interests in mortgages, real property or persons engaged in the real estate business. In addition, our charter will provide that, to the maximum extent permitted from time to time by Maryland law, in the event that Blackstone, any non-employee director or any of their respective affiliates acquires knowledge of a potential transaction or other business opportunity, no such person will have any duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and such person may take any such opportunity for himself, herself or itself or offer it to another person or entity unless the business opportunity is expressly offered to such person in his or her capacity as our director. Furthermore, our charter will contain a provision intended to eliminate the liability of Blackstone, any director who is not employed by us or any of their affiliates to us or our stockholders for money damages in connection with any benefit received, directly or indirectly, from any transaction or business opportunity that we have renounced in our charter or otherwise and permit our directors and officers to be indemnified and advanced expenses, notwithstanding his, her or its receipt, directly or indirectly, of a personal benefit from any such transaction or opportunity. Our charter will provide that, for so long as the Management Agreement remains in effect, this provision of our charter may not be amended without the consent of Blackstone.

Advance Notice of Director Nomination and New Business

Our bylaws will provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (3) by any stockholder who was a stockholder of record at the record date set by our board of directors for the purposes of determining stockholders entitled to vote at the annual meeting, at the time of provision of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting; provided, that for notice of any nomination or other business to be properly brought before the first annual meeting of our stockholders convened after completion of this offering, to be timely, a stockholder’s notice shall set forth all information required by, and be delivered in accordance with, our bylaws, with the period to be calculated as though the date of the proxy statement for the preceding year’s annual meeting had been April 1, and the date of such meeting had been June 1 of the preceding calendar year.

Our bylaws will provide that only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purposes of determining stockholders entitled to vote at the special meeting, at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Eastern Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “Description of Stock—Restrictions on Ownership and Transfer” prevent any person from acquiring more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% (in value or by number of shares, whichever is more restrictive) of our aggregate outstanding stock without the approval of our board of directors. These provisions, as well as Blackstone’s right to designate three Blackstone Directors to our board of directors, may delay, defer or prevent a change in control of us. Further, a majority of our entire board of directors (without any action by our stockholders) has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, as discussed under the captions “Description of Stock—Common Stock” and “—Power to Reclassify and Issue Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. We believe that the power to increase the aggregate number of authorized shares and to classify or reclassify unissued shares of common or preferred stock, without approval of holders of our common stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws will also provide that the number of directors may be established only by our board of directors (subject to Blackstone’s right to consent to changes in the number of our directors or for the removal of a Blackstone Director for so long as the Management Agreement remains in effect), which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders (other than Blackstone, to the extent described above) seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

No Stockholder Rights Plan

We do not have a stockholder rights plan.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Furthermore, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claim arising under the Securities Act. Although our bylaws contain the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter will contain a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter were to provide otherwise, which our charter will not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party to, or witness in, by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party to, or witness in, by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter obligates us to the maximum extent permitted by Maryland law to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as our director or officer; or

•

while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, in each case, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter will also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Indemnification Agreements

We intend to enter into an indemnification agreement with each of our directors and executive officers as described in “Certain Relationships and Related Person Transactions—Indemnification Agreements.” Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF

BXDC OPERATING PARTNERSHIP LP

The following summary of the terms of the agreement of limited partnership of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of BXDC Operating Partnership LP, a copy of which is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Upon completion of this offering, we expect substantially all of our assets will be held by, and all of our operations will be conducted through, our Operating Partnership, either directly or through subsidiaries. The provisions of the partnership agreement described below will be in effect from and after completion of this offering. Blackstone Digital Infrastructure Trust Inc. is the sole general partner of our Operating Partnership.

In the future some of our property acquisitions could be financed by issuing OP units or other interests in our Operating Partnership in exchange for property owned by third parties. Such third parties would then be entitled to share in cash distributions from, and in the profits and losses of, our Operating Partnership in proportion to their respective percentage interests in our Operating Partnership if and to the extent authorized by the general partner of our Operating Partnership. Holders of Outstanding OP units will (subject to the terms of the partnership agreement and any lock-up arrangements entered with such holders) have the right to elect to redeem their OP units for cash, based upon the value of an equivalent number of shares of our common stock, subject to our right to acquire the OP units tendered for redemption in exchange for an equivalent number of shares of our common stock, subject to the restrictions on ownership and transfer of our stock to be set forth in our charter. Notwithstanding the foregoing, Blackstone is generally permitted to elect to have its OP units redeemed for shares of our common stock or cash as described above, at any time. The OP units will not be listed on any securities exchange or quoted on any inter-dealer quotation system.

Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our Operating Partnership without the concurrence of our board of directors. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of OP units or other operating partnership interests;

•	transfer restrictions on OP units and restrictions on admission of partners;

•	a requirement that Blackstone Digital Infrastructure Trust Inc. may not be removed as the general partner of our Operating Partnership without its consent;

•

the ability of the general partner in some cases to amend the partnership agreement and to cause our Operating Partnership to issue preferred partnership interests in our Operating Partnership with terms that it may determine, in either case, without the approval or consent of any limited partner; and

•

the right of any future limited partners to consent to transfers of units of other Operating Partnership interests except under specified circumstances, including in connection with mergers, consolidations and other business combinations involving us.

Purpose, Business and Management

Our Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) including (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, financing, refinancing, conveyance and exchange of any asset or property of our Operating Partnership, (ii) to acquire and invest in any securities and/or loans relating to such properties, (iii) to enter into any partnership, joint venture, business or statutory trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the DRULPA, or to own interests in any entity engaged in any business permitted by or under the DRULPA, (iv) to conduct the business of providing property and asset management and brokerage services, and (v) to do anything necessary or incidental to the foregoing. However, our Operating Partnership may not, without the general partner’s specific consent, which it may give or withhold in its sole and absolute discretion, take, or refrain from taking, any action that, in its judgment, in its sole and absolute discretion:

•	could adversely affect our ability to qualify as a REIT;

•	could subject us to any taxes under Section 857 of the Code or Section 4981 of the Code or any other related or successor provision under the Code; or

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or our Operating Partnership.

The general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. If there is a conflict between our interests or the interests of us or our stockholders, on one hand, and our Operating Partnership or any current or future limited partners, on the other hand, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either us and our stockholders or any limited partners. The partnership agreement will also provide that the general partner will not be liable to our Operating Partnership, its partners or any other person bound by the partnership agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by our Operating Partnership or any limited partner, except for any such losses sustained, liabilities incurred or benefits not derived as a result of: (i) an act or omission on the part of the general partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of the general partner that it had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which the general partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of the partnership agreement. Moreover, the partnership agreement will provide that our Operating Partnership is required to indemnify the general partner and its members, managers, managing members, officers, employees, agents and designees from and against any and all claims that relate to the operations of our Operating Partnership, except (i) if the act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active or deliberate dishonesty, (ii) for any transaction for which the indemnified party received an improper personal benefit, in money, property or services in violation or breach of any provision of the partnership agreement or (iii) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Except as otherwise expressly provided in the partnership agreement and subject to the rights of future holders of any class or series of partnership interest, all management powers over the business and affairs of our Operating Partnership are exclusively vested in Blackstone Digital Infrastructure Trust Inc., in its capacity as the sole general partner of our Operating Partnership. No limited partner, in its capacity as a limited partner, will have any right to participate in or exercise management power over the business and affairs of our Operating Partnership. Blackstone Digital Infrastructure Trust Inc. may not be removed as the general partner of our Operating Partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the general partner under applicable law or any provision of the partnership agreement, but subject to certain other provisions of the partnership agreement and the rights of future holders of any class or series of partnership interest, Blackstone Digital Infrastructure Trust Inc., in its capacity as the general partner of our Operating Partnership, has the full and exclusive power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of our Operating Partnership, to exercise or direct the exercise of all of the powers of our operating partnership and to effectuate the purposes of our Operating Partnership without the approval or consent of any limited partner. The general partner may authorize our Operating Partnership to incur debt and enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, on such terms as it determines to be appropriate, and to acquire or dispose of any, all or substantially all of its assets (including goodwill), dissolve, merge, consolidate, reorganize or otherwise combine with another entity, without the approval or consent of any limited partner. With limited exceptions, the general partner may execute, deliver and perform agreements and transactions on behalf of our Operating Partnership without the approval or consent of any limited partner.

Additional Limited Partners

The general partner of our Operating Partnership may cause our Operating Partnership to issue additional OP units or other partnership interests and to admit additional limited partners to our Operating Partnership from time to time, on such terms and conditions and for such capital contributions as it may establish in its sole and absolute discretion, without the approval or consent of any limited partner, including:

•	upon the conversion, redemption or exchange of any debt, OP units or other partnership interests or securities issued by our Operating Partnership;

•	for less than fair market value; or

•	in connection with any merger of any other entity into our Operating Partnership.

The net capital contribution need not be equal for all limited partners. Each person admitted as an additional limited partner must make certain representations to each other partner relating to, among other matters, such person’s ownership of any tenant of our Operating Partnership. No person may be admitted as an additional limited partner without our consent, which we may give or withhold in our sole and absolute discretion, and no approval or consent of any limited partner will be required in connection with the admission of any additional limited partner.

Our Operating Partnership may issue additional partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over the units) as we may determine, in our sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of partnership interest:

•	the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

•	the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;

•	the rights of each such class or series of partnership interest upon dissolution and liquidation of our Operating Partnership;

•	the voting rights, if any, of each such class or series of partnership interest; and

•	the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.

SHARES ELIGIBLE FOR FUTURE SALE

General

Prior to this offering, there has been no public market for shares of our common stock. We cannot predict the effect, if any, future sales of shares of common stock, or the availability for future sale of shares of common stock, will have on the market price of shares of our common stock prevailing from time to time. The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock and could impair our future ability to raise capital through the sale of equity or equity-related securities at a time and price that we deem appropriate. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock.”

Upon completion of this offering, we will have a total of      shares of our common stock outstanding. All of the      shares sold in this offering, or      shares assuming the underwriters exercise in full their option to purchase additional shares, will be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.” Under the Securities Act, an “affiliate” of a company is a person that directly or indirectly controls, is controlled by or is under common control with that company. The remaining shares of our common stock outstanding will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. However, as a result of the registration rights agreement, these remaining shares may be eligible for future sale without restriction subject to the lock-up arrangements described below.

The Blackstone Investor has indicated an interest in purchasing up to the number of shares having an aggregate purchase price equal to (i) $    , or     % of the total initial public offering price, less the sum of (ii) the aggregate purchase price payable in respect of the bonus shares to be issued to IPO investors at the completion of this offering and (iii) the aggregate purchase price payable in respect of the maximum bonus shares issuable in connection with the underwriters’ option to purchase additional shares, or $    . The Blackstone Investor will purchase our shares of common stock at the initial public offering price and on the same terms as the other investors in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, the Blackstone Investor may determine to purchase more, less or no shares in this offering, or the underwriters may determine to sell more, less or no shares to the Blackstone Investor. No underwriting discounts or commissions will be paid and no bonus shares will be issued with respect to shares purchased by the Blackstone Investor in this offering. Any shares purchased by the Blackstone Investor will be subject to a lock-up agreement with the underwriters. See “Certain Relationships and Related Person Transactions—Blackstone Investment” for additional information.

Subject to the terms of the partnership agreement of our Operating Partnership, Outstanding OP units may be redeemed for cash based upon the market value of an equivalent number of shares of our common stock or, at our election, exchanged for shares of our common stock on a one-for-one basis subject to customary conversion rate adjustments for stock or unit splits, distributions and reclassifications. Any shares we issue upon redemption of OP units will be “restricted securities” as defined in Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. Under applicable SEC guidance, we believe that for purposes of Rule 144 the holding period in such shares will generally include the holding period in the corresponding OP units exchanged. Moreover, as a result of the registration rights agreement, all or a portion of these shares may be eligible for future sale without restriction, subject to the lock-up arrangements described below. See “—Registration Rights” and “Certain Relationships and Related Person Transactions—Registration Rights Agreement.”

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to our Stock Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. We expect that the initial registration statement on Form S-8 will cover      shares (or      shares assuming the underwriters exercise in full their option to purchase additional shares of our common stock in this offering). However, shares issued to our directors and officers and Blackstone are subject to lock-up arrangements, described above, and generally may not be sold for 180 days from the date of this prospectus, except subject to certain exceptions with the prior written consent of the representatives of the underwriters.

Our charter will provide that we may issue up to 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Moreover, under Maryland law and our charter, our board of directors has the power to amend our charter to increase the aggregate number of our shares of stock that we are authorized to issue without approval of the holders of our common stock. See “Description of Stock.” Similarly, the agreement of limited partnership of our Operating Partnership will authorize us to issue an unlimited number of additional OP units of our Operating Partnership, which may be exchangeable for shares of our common stock.

Registration Rights

In connection with this offering, we intend to enter into a registration rights agreement that will provide the Blackstone Investor an unlimited number of “demand” registrations and unlimited “piggyback” registration rights. See “Certain Relationships and Related Person Transactions—Registration Rights Agreement.”

Lock-up Agreements

We, our directors and officers, our Manager, the Blackstone Investor and the DSP participants have agreed, subject to specified exceptions as set forth under “Underwriting,” not to dispose of or hedge any shares of our common stock (including any shares issued upon redemption of OP units) or securities convertible into or exchangeable for shares of our common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the representatives of the underwriters.

Rule 144

In general, under Rule 144, as currently in effect, a person who is not deemed to be our affiliate for purposes of Rule 144 or to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares of common stock without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares of common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares of common stock without complying with any of the requirements of Rule 144. In general, six months after the effective date of the registration statement of which this prospectus forms a part, under Rule 144, as currently in effect, our affiliates or persons selling shares of common stock on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares of common stock that does not exceed the greater of (1) 1% of the number of shares of common stock then outstanding and (2) the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale. Sales under Rule 144 by our affiliates or persons selling shares of our common stock on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, “foreign governments” or “controlled entities” of foreign governments, investors in pass-through entities, U.S. holders of common stock whose “functional currency” is not the U.S. dollar, or persons who acquired their common stock through the exercise of an employee stock option or otherwise as compensation. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31 for the year in which we receive proceeds from this offering. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

In connection with this offering, Simpson Thacher & Bartlett LLP is expected to render an opinion that, commencing with our first taxable year in which we make an election to be taxed as a REIT, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of Simpson Thacher & Bartlett LLP will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and will not be binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of Simpson Thacher & Bartlett LLP will be based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual (or in some cases quarterly) operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Simpson Thacher & Bartlett LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Simpson Thacher & Bartlett LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to qualify or maintain our qualification as a REIT. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation,” which generally means taxation once at the corporate level when income is earned (a corporation is generally subject to U.S. federal corporate income tax) and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business (i.e., inventory), other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest U.S. federal corporate tax rate.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder (as defined below) would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a TRS (or on certain expenses deducted by a TRS or redetermined TRS service income) if certain arrangements between us and a TRS of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation if we do not dispose of that built-in gain asset during the 5-year period following our acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to be taxed as a REIT is made. Condition (6) must be met during the last half of each taxable year but neither conditions (5) nor (6) apply to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in satisfying the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described above in “Description of Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of the company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A TRS is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the outstanding securities of a corporation that is not a qualified REIT subsidiary or another REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Income earned by a TRS is not attributable to the REIT. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services for tenants or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements among unrelated parties.

Depending on the nature of the activities conducted by a TRS, deductions are disallowed for its business interest expense (even if paid to third parties) in excess of the sum of its business interest income and 30% of its adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, the pass-through income deduction, depreciation or amortization. Such limitations on interest deductibility may increase the amount of U.S. federal income tax paid by any of our TRSs.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both gross income tests. Moreover, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. All interest earned on a mortgage loan secured by both real property and personal property shall be treated as qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

We expect that any CMBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, regardless of whether or not income from a hedge is excluded for purposes of the income tests, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a TRS which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an independent contractor who is adequately compensated and from which we do not derive revenue. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business (i.e., inventory). Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property, the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS.

We will be subject to tax at the maximum U.S. federal corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

○	interests in real property, including leaseholds and options to acquire real property and leaseholds;

○	interests in mortgages on real property;

○	stock in other REITs and debt instruments issued by publicly offered REITs;

○	cash and cash items (including certain receivables);

○	government securities;

○

investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

○

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•

Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•

Except for securities of TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 25% of the value of our total assets be represented by the securities of one or more TRSs.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the “straight debt” safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

We believe that any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions for which we intend to qualify as dividends for the above requirements generally must be made during the taxable year to which they relate. Such distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, such distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular distribution payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute an amount equal to those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s-length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year for which the applicable period for assessment has not expired and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation, which would significantly reduce our cash available for distribution to our stockholders. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders under the Code and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, (i) we will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost and (ii) for the five years following our re-election as a REIT, upon a taxable disposition of an asset we owned as of such re-election, we will be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

Tax Aspects of Our Operating Partnership and Subsidiaries

General. All of our investments will be held through our Operating Partnership. We may, directly or indirectly, hold interests in subsidiaries intended to qualify as REITs for U.S. federal income tax purposes (see “—Subsidiary REITs” below) or interests in subsidiaries intended to be treated as TRSs for U.S. federal income tax purposes (see “—Taxable REIT Subsidiaries” above). In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are intended to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entity that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including its share of its subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes, based on its capital interest in each such entity.

Entity Classification. Our interests in our Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as a publicly traded partnership and did not otherwise satisfy the requirements of an exemption from corporate treatment for certain publicly traded partnerships whose income is derived primarily from certain passive sources, then it would be taxable as a corporation and would be required to pay an entity-level tax on its income.

In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Our Operating Partnership is currently disregarded as a separate entity from us for U.S. federal income tax purposes because we own 100% of the interests in our Operating Partnership. When we admit other partners to our Operating Partnership, we expect that our Operating Partnership will be treated as a partnership for U.S. federal income tax purposes. In such case, we will be treated as contributing our assets to our Operating Partnership in exchange for interests therein. The remainder of this discussion would only apply to our Operating Partnership if and when it is treated as a partnership for U.S. federal income tax purposes.

U.S. federal income tax audits of partnerships, such as any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes, are conducted at the partnership level and, unless such partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our subsidiary partnerships or limited liability companies that is treated as a partnership for U.S. federal income tax purposes is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss will be intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner bears the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed or services are provided in exchange for a new partnership interest.

Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with acquisitions. The partnership agreement of our Operating Partnership will require that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement of our Operating Partnership.

Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Subsidiary REITs. We may hold interests in subsidiaries intended to qualify as REITs for U.S. federal income tax purposes. If any REIT in which we hold (or held) an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described above. Investments in other REITs may pose additional challenges, such as smaller income and asset bases against which to absorb nonqualifying income and assets and, in the case of subsidiary REITs acquired by purchase, reliance on the seller’s compliance with the REIT requirements for periods prior to acquisition.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the holder’s stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore

U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as TRSs, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the U.S., the corporation is eligible for benefits of an income tax treaty with the U.S. which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the U.S. However, if a foreign corporation is a passive foreign investment company, then it will not be treated as a qualifying foreign corporation and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of capital gain dividends from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common stock that are neither attributable to gain from sales or exchanges by us of USRPIs nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are generally not subject to withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis, generally in the same manner as if the non-U.S. holder were a U.S. holder with respect to such dividend. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the U.S. may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to provide the applicable withholding agent with a properly executed IRS Form W-8 (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may also obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Such distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.”

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a USRPI with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend (but in the case of a treaty eligible holder will generally not withhold at a rate less than 15%). However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as a capital gain dividend, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the U.S. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a USRPI if we held an interest in the underlying asset solely as a creditor.

Pursuant to FIRPTA, we will generally be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of USRPIs. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above U.S. withholding tax will not apply to any distribution with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the U.S. if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such distribution or (ii) a “qualified shareholder” or a “withholding qualified holder.” Instead, such distribution will be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. We expect that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S.

holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain;

•

the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the non-U.S. holder is not a qualified shareholder or a withholding qualified holder (each as defined below) and our common stock constitutes a USRPI within the meaning of FIRPTA, as described below.

Our common stock will constitute a USRPI unless we are a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code (a “domestically controlled REIT”). A REIT is a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically controlled REIT at any time.

Final Treasury regulations that are effective as of April 25, 2024 (the “Final Regulations”) modify prior tax guidance relating to the determination of whether we are a domestically controlled REIT. The Final Regulations provide a look-through rule for our stockholders that are non-publicly traded partnerships, non-public REITs, non-public regulated investment companies, or non-public domestic C corporations owned more than 50% directly or indirectly by foreign persons (“foreign-controlled domestic corporations”) and treat “qualified foreign pension funds” as foreign persons. The Final Regulations further provide that domestic publicly traded partnerships, public domestic C corporations, and public regulated investment companies will be treated as look-through persons if the REIT has actual knowledge that the partnership, corporation, or regulated investment company, as applicable, is foreign controlled.

Proposed Treasury Regulations released on October 20, 2025 (the “Proposed Regulations”) in which taxpayers may rely on modify the look-through rule set forth in the Final Regulations by treating all domestic C corporations as non-look-through persons for purposes of determining whether a REIT is a domestically controlled REIT. You are urged to consult with your tax advisor regarding the application and impact of these rules.

Even if we were not a domestically controlled REIT, a sale of our common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a USRPI if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We expect that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA, the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS. In addition, distributions that are treated as gain from the disposition of common stock and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. holder that is not entitled to a treaty exemption.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Withholding Qualified Holders. Any distribution to a withholding qualified holder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or on dispositions of our common stock.

Withholding qualified holders are not “foreign persons” for purposes of FIRPTA and are thus exempt from FIRPTA on their disposition of USRPIs. Withholding qualified holders include (i) qualified holders and (ii) foreign partnerships all of the interests of which are held by qualified holders, including through one or more partnerships. Qualified holders include “qualified foreign pension funds” and “qualified controlled entities.” Generally, a qualified foreign pension fund is a trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the U.S., (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. Generally, a “qualified controlled entity” is a trust or corporation created or organized under the laws of a foreign jurisdiction all of the interests of which are held by one or more qualified foreign pension funds directly or indirectly through one or more qualified controlled entities.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a withholding qualified holder.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership and disposition of our common stock, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or holds the common stock primarily for sale to customers in the ordinary course of a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Information Reporting and Backup Withholding Tax

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds on the sale, exchange or other disposition of our common stock held by U.S. holders, unless an exception applies. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number and a certification that the U.S. holder is not subject to backup withholding or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale, exchange or other disposition of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. In general, information reporting requirements will apply to payments of dividends on our common stock held by a non-U.S. holder. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale, exchange or other disposition of our common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the U.S.) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of our common stock.

Bonus Shares

For U.S. federal income tax purposes, an investor’s tax basis in its shares purchased pursuant to this offering and any bonus shares received in connection with a purchase of shares in this offering will generally equal the amount of cash the investor actually paid to us for such shares. For example, if an IPO investor purchased 1,000 shares of our common stock at an assumed initial public offering price of $    per share, or $     in the aggregate for such 1,000 shares, such investor would receive 10 bonus shares worth $     in connection with its purchase and such investor’s tax basis in the 1,010 shares received would be $    , or approximately $    in each share (including the bonus shares). By contrast, the Blackstone Investor and each DSP participant would have a tax basis in each purchased share equal to the initial offering price, or $    per share (based on the assumed initial public offering price). We intend to take the position that such bonus shares are issued in connection with the initial purchase of shares in this offering and that the receipt of such bonus shares does not represent taxable income to the investor. While we believe the foregoing is the appropriate tax treatment for the receipt of bonus shares under U.S. federal income tax laws, there can be no assurances to that effect, or as to the consequences under the investor’s jurisdiction. As a result, prospective investors should consult their tax advisors regarding all aspects of their participation in the offering.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the shares by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that are subject to Title I of ERISA, (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan that is a “benefit plan investor” (a “Benefit Plan Investor”) within the meaning of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under Title I of ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is generally defined under ERISA and the Plan Assets Regulation to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code to which Section 4975 of the Code applies (including, without limitation, “Keogh” plans and IRAs), and (c) entities whose underlying assets include the assets of one or more “employee benefit plans” or “plans” described in clauses (a) and (b) above (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In considering an investment in the shares of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan’s documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of a Benefit Plan Investor. Depending on the satisfaction of certain conditions, which may include the identity of the Benefit Plan Investor and the fiduciary making the decision to acquire or hold the shares on behalf of a Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of the shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding the shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could be treated as subject to ERISA and Section 4975 of the Code. ERISA and the Plan Assets Regulation concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly offered security” (within the meaning of the Plan Assets Regulation) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” of a Benefit Plan Investor if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

Publicly Offered Securities Exception. Under the Plan Assets Regulation, a “publicly offered security” is defined as a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c)(i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Operating Company Exception. The definition of “operating company” under the Plan Assets Regulation includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” and on at least one day within each “annual valuation period,” that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (x) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, or (y) qualify as “real estate operating companies,” as defined in the Plan Assets Regulation) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC, an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the term “operating company” in the Plan Assets Regulation includes an entity that qualifies as a “real estate operating company” (“REOC”). An entity should qualify as a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate. The “initial valuation date” is the date on which the entity first makes an investment that is not a short-term investment of funds pending long-term commitment. The Plan Assets Regulation does not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor (the “DOL”) has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

We will not be an investment company registered under the Investment Company Act. To the extent any class of our shares does not qualify for the “publicly offered security” exception, we intend to satisfy another exception to the Plan Assets Regulation, including by limiting investment by, or prohibiting investment from, Benefit Plan Investors in the shares. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” of one or more Benefit Plan Investors, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to acquisitions made by us and (ii) the possibility that certain transactions in which we might seek to engage in could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, our Manager and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction, and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us. With respect to an IRA that invests in us, the occurrence of a non-exempt prohibited transaction involving the individual who established the IRA, or such individual’s beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. Our Manager does not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from the decisions of our Manager.

Other Plans

Plans that are governmental plans, certain church plans and non-U.S. plans may not be subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, such Plans may nevertheless be subject to Other Plan Laws. Fiduciaries of any such Plans, in consultation with their advisors and legal counsel, should consider the impact of their respective laws and regulations on an investment in us and the considerations discussed above, if applicable.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to include information regarding their assets, expenses and liabilities. To facilitate a plan administrator’s compliance with these requirements, it is noted that the descriptions of the fees and expenses contained in this prospectus are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 Annual Return/Report may be available.

Important Notice for Plans

This prospectus does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. Our Manager and its affiliates (the “Relevant Parties”) have a financial interest in investors’ investment in us on account of the fees and other compensation they expect to receive from us and their other relationships with us. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each investor which is, or is acting (directly or indirectly) on behalf of, a Plan will be deemed to represent and warrant that it is advised by a fiduciary that is: (a) independent of the Relevant Parties; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this prospectus; and (c) a fiduciary with respect to the Plan’s investment in the shares and is responsible for exercising independent judgment in evaluating the Plan’s investment in the shares and any related transactions.

Each Plan investor is advised to contact its own legal and financial advisor or other fiduciary unrelated to BXDC about whether an investment in the shares, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

UNDERWRITING

The company and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC, as representatives of the underwriters named below, have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
SMBC Nikko Securities America, Inc.
SG Americas Securities, LLC
BBVA Securities Inc.
BMO Capital Markets Corp.
Credit Agricole Securities (USA) Inc.
MUFG Securities Americas Inc.
Santander US Capital Markets LLC
TD Securities (USA) LLC
Blackstone Securities Partners L.P.
Academy Securities, Inc.
AmeriVet Securities, Inc.
Blaylock Van, LLC
Drexel Hamilton, LLC
Independence Point Securities LLC
Loop Capital Markets LLC
Mischler Financial Group, Inc.
Samuel A. Ramirez & Company, Inc.
Roberts & Ryan, Inc.
R. Seelaus & Co., LLC

Total

The underwriters are required to sell shares in this offering on a round-lot basis, rounded to multiples of 100, and are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional       shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days after the date of this prospectus. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the company, a portion of which we may defer payment for a period of six months. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase       additional shares.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$	$

Total	$	$

The company estimates that its share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $    .

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $     per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to their receipt and acceptance of the shares being offered and subject to the underwriters’ right to reject any order in whole or in part.

The company and its officers and directors, the Blackstone Investor and the DSP participants have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans. See “Shares Eligible for Future Sale” for a discussion of certain transfer restrictions.

The foregoing restrictions on our officers and directors, the Blackstone Investor and the DSP participants (collectively, “security holders”) do not apply to, among other things, and subject in certain cases to various conditions:

(a)	the transfer by a security holder of shares of common stock or any securities convertible into, exchangeable for, or that represent the right to receive shares of common stock:

(i)	as one or more bona fide gifts, or for bona fide estate planning purposes, including without limitation to charitable organizations or educational institutions;

(ii)	upon death by will, testamentary document or intestate succession;

(iii)	if the security holder is a natural person, to any member of the security holder’s immediate family or to any other dependent of the security holder;

(iv)

to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the security holder or the immediate family of the security holder, or if the security holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(v)

if the security holder is a corporation, partnership, limited liability company or other business entity, as part of a distribution, transfer or disposition by the security holder to any stockholders, partners, members or other equityholders of the security holder or its affiliates (including a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the security holder or who shares a common investment advisor with the security holder) or to the estate of any such stockholders, partners, members or other equityholders;

(vi)

to the security holder’s affiliates or to any investment fund or other entity controlling, controlled by, managed by or under common control, or common investment management, with the security holder or affiliates of the security holder (including, for the avoidance of doubt, where the security holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership);

(vii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (vi) above;

(viii)	by operation of law, such as pursuant to an order of a court (including a qualified domestic order, divorce settlement, divorce decree or separation agreement or other order) or regulatory agency;

(ix)	to the company from any of its employees upon death, disability or termination of employment, in each case, of such employee;

(x)

if the security holder is not an officer or director of the company, in connection with a sale of the security holder’s shares of common stock acquired (A) from the underwriters in this offering or (B) in open market transactions after the closing date of this offering;

(xi)

to the company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the lock-up period, including any transfer to the company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described herein, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of the lock-up agreement; or

(xii)

with respect to the Blackstone Investor, any pledge, charge, hypothecation or other granting of a security interest in the common stock or as any security convertible into common stock to one or more banks, financial or other lending institutions as collateral or security for or in connection with any margin loan or other loans, advances or extensions of credit entered into by the security holder or any of its direct or indirect subsidiaries and any transfers of such common stock or such other securities to the applicable lender(s) or other third parties upon or following foreclosure upon or enforcement of such common stock or such securities in accordance with the terms of the documentation governing any margin loan or other loan, advance, or extension of credit (including, without limitation, pursuant to any agreement or arrangement existing as of the date hereof), provided that the security holder or the company, as the case may be, shall provide the representatives of the underwriters prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest.

provided that:

(A)

in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor,

(B)

in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, the donee, devisee, transferee or distributee, as the case may be, shall execute and deliver to the representatives of the underwriters an agreement in form and substance satisfactory to the representatives of the underwriters stating that such donee, devisee, transferee or distributee agrees to be bound by the restrictions set forth in the lock-up agreement,

(C)

in the case of clauses (a)(ii), (iii), (iv), (v), (vi) and (vii) above, if any filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement, reporting a reduction in beneficial ownership of common stock shall be required or shall be voluntarily made during the lock-up period in connection with such transfer or distribution, (x) the security holder shall provide the representatives of the underwriters prior written notice informing it of such filing, report or announcement and (y) such filing, report or announcement shall disclose that

(a) such donee, transferee or distributee, as the case may be, agrees to be bound in writing by the restrictions set forth in the lock-up agreement and (b) such transfer or distribution is not for value, if applicable, and

(D)

in the case of clauses (a)(i), (viii), (ix) and (xi) above, if any filing under the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of common stock shall be voluntarily made or legally required during the lock-up period, (x) the security holder shall provide the representatives of the underwriters prior written notice informing it of such filing, report or announcement and (y) such filing, report or announcement clearly indicates in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(i) above, that the donee, devisee, transferee or distributee has agreed to be bound in writing by the restrictions set forth in the lock-up agreement;

(b)

the establishment of a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the lock-up period and no public announcement, report or filing under the Exchange Act shall be voluntarily made (whether by or on behalf of the security holder, the company or any other party) regarding, or that otherwise discloses, the establishment of such plan during the lock-up period (other than general disclosure in the company’s periodic reports to the effect that the company’s directors and officers may enter into such trading plans from time to time), and if any such filing, report or announcement shall be legally required during the lock-up period, such filing, report or announcement shall clearly indicate that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the lock-up period; and

(c)

the transfer of the security holder’s shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the company and made to all holders of the company’s capital stock involving a change of control of the company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the security holder’s shares shall remain subject to the provisions of the lock-up agreement.

Prior to the offering, there has been no public market for the shares. The initial public offering price has been negotiated among the company and the representatives. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be the company’s historical performance, estimates of the business potential and earnings prospects of the company, an assessment of the company’s management and the consideration of the above factors in relation to market valuation of companies in related businesses.

We have applied for listing of our common stock on the NYSE under the symbol “BXDC.”

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Other Activities and Relationships

On April 7, 2026, we issued five shares of our common stock, par value $0.01 per share, to the Blackstone Investor for $100.00 (the “Seed Shares”). The issuance of such shares of common stock was not registered under the Securities Act, because the shares were offered and sold in a transaction by the issuer not involving any public offering exempt from registration under Section 4(a)(2) of the Securities Act. The Seed Shares are deemed underwriting compensation by FINRA, and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Neither the Blackstone Investor nor its permitted assignees under such rule may sell, transfer, assign, pledge, or hypothecate the Seed Shares, nor will the Blackstone Investor engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Seed Shares for a period of 180 days from the date of commencement of sales in this offering, except as provided in FINRA Rule 5110(e)(2).

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the company and to persons and entities with relationships with the company, for which they received or will receive customary fees and expenses.

Blackstone Securities Partners L.P. is a Blackstone affiliate that provides capital markets and investment banking services through, in certain circumstances, an affiliated registered broker-dealer or another Blackstone affiliate. Blackstone, Other Blackstone Accounts and their Portfolio Entities, and third parties will, in certain circumstances, utilize BXCM for debt and equity financings, including syndicated and non-syndicated offerings and sales, placements and dispositions (including structuring) of equity and debt securities or instruments in private and public transactions, and to provide investment banking, underwriting, brokerage, capital markets, or investment advisory services. References herein to Blackstone Capital Markets and BXCM (or equivalent) include employees across Blackstone that perform related or similar services, unless the context suggests otherwise.

Bernstein Institutional Services LLC is serving as selling agent on behalf of SG Americas Securities, LLC in this offering. Bernstein Institutional Services LLC and certain of its affiliates may provide investor feedback, research, market sounding, block monitoring, market intelligence, historical market, or trading information and origination and deal execution support to SG Americas Securities, LLC in connection with this offering and may also provide such services in the general course of business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Bonus Shares

We expect that each IPO investor will receive an additional 1% of their investment amount in shares of our common stock, rounded down to the nearest whole share. Our Manager and/or one or more of its affiliates have indicated that they will pay the full purchase price for all bonus shares issued to IPO investors from its own assets at the completion of this offering at no additional cost to the IPO investors.

After taking into account the issuance of bonus shares, each IPO investor will have effectively paid a purchase price per share of 99% of the initial public offering price, or $     per share (based on an assumed initial public offering price of $     per share), for each share it receives at the completion of this offering (or at the completion of the offering of additional shares pursuant to the underwriters’ option to purchase additional shares, if applicable). The Blackstone Investor and DSP participants will purchase all of their shares at 100% of the initial offering price, or $     per share (based on an assumed initial public offering price of $     per share).

The Bonus Shares Contribution will be based on the initial public offering price, and no underwriting discounts or commissions will be payable with respect to any bonus shares. No bonus shares will be issuable to the Blackstone Investor or any DSP participant with respect to the shares of our common stock it purchases in this offering, if any. No bonus shares will be received or held by, or be deemed to have been received or held by, the Blackstone Investor, our Manager or any of their respective affiliates (other than BXCM solely in connection with its role as an underwriter in this offering) as a result of the Bonus Shares Contribution. The bonus shares will be delivered to IPO investors at the completion of this offering (or, in the case of additional bonus shares issuable in connection with any exercise by the underwriters of their option to purchase additional shares, at the completion of the offering of such additional shares).

Blackstone Investment

The Blackstone Investor has indicated an interest in purchasing up to the number of shares having an aggregate purchase price equal to (i) $    , or    % of the total initial public offering price, less the sum of (ii) the aggregate purchase price payable in respect of the bonus shares to be issued to IPO investors at the completion of this offering and (iii) the aggregate purchase price payable in respect of the maximum bonus shares issuable in connection with the underwriters’ option to purchase additional shares, or $    . The Blackstone Investor will purchase our shares of common stock at the initial public offering price and on the same terms as the other investors in this offering. No underwriting discounts or commissions will be paid and no bonus shares will be issued with respect to shares purchased by the Blackstone Investor in this offering; however, such shares will be subject to a lock-up agreement with the underwriters. Because this indication of interest is not a binding agreement or commitment to purchase, the Blackstone Investor may determine to purchase more, less or no shares in this offering, or the underwriters may determine to sell more, less or no shares to the Blackstone Investor. See “Certain Relationships and Related Person Transactions—Blackstone Investment” for additional information.

Directed Share Program

At our request, an affiliate of BofA Securities, Inc. has reserved      shares of our common stock, or     % of the shares being offered pursuant to this prospectus, for sale at the public offering price to our directors and officers, as well as employees of, and other persons having relationships with, Blackstone, through a directed share program. We do not know if these persons will choose to purchase all or any portion of these reserved shares, but any purchases they do make will reduce the number of shares available to the general public. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares of common stock being sold in this offering. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed shares. No bonus shares will be issuable to any DSP participant with respect to any shares of our common stock it purchases in this offering. Any shares purchased by the DSP participants will be subject to a lock-up agreement with the underwriters.

The shares issued pursuant to the directed share program are deemed by FINRA to be underwriting compensation in connection with this offering pursuant to FINRA Rule 5110.

The securities issued under the directed share program will be subject to lock-up restrictions under FINRA Rule 5110(e). FINRA Rule 5110(e) provides that these shares shall not be sold during this offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the shares by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares of common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the EU Prospectus Regulation:

a)	to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of common stock shall result in a requirement for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the company that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.

In the case of any common stock being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common stock to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire common stock in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any common stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

An offer to the public of any common stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any common stock may be made at any time under the following exemptions under the UK Prospectus Regulation:

a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of common stock shall result in a requirement for the company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any common stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire common stock in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any common stock.

This Prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (A)-(B)(ii) together being referred to as “relevant persons”). The common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal and tax matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Paul Hastings LLP. Venable LLP, Baltimore, Maryland will issue an opinion to us regarding certain matters of Maryland law, including the validity of the common stock offered hereby. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with Blackstone Inc.

EXPERTS

The financial statement of Blackstone Digital Infrastructure Trust Inc. (formerly known as Keystone REIT Inc.) as of December 31, 2025 included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statement is included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy or form of such contract, agreement or document filed as an exhibit to the registration statement. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act and will be required to file reports and other information with the SEC. You will be able to inspect these reports and other information without charge at the SEC’s website. We intend to make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

Website Disclosure

Our website at www.bxdc.com will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible through and posted on our website.

Blackstone Digital Infrastructure Trust Inc. (f/k/a Keystone REIT Inc.)

Consolidated Balance Sheet (Unaudited)

As of March 31, 2026
Assets
Cash and cash equivalents	$—

Total Assets	$—

Liabilities and Stockholders’ Equity
Total Liabilities	$—

Commitments and Contingencies (see note 6)
Stockholders’ Equity
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized, none issued and outstanding	$—

Total Stockholders’ Equity	—

Total Liabilities and Stockholders’ Equity	$—

See accompanying notes to the Consolidated Balance Sheet

Blackstone Digital Infrastructure Trust Inc. (f/k/a Keystone REIT Inc.)

Notes to Consolidated Balance Sheet (Unaudited)

1. Organization and Business Purpose

Blackstone Digital Infrastructure Trust Inc. (formerly known as Keystone REIT Inc.) (the “Company”) was formed on November 21, 2025 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is the sole general partner of BXDC Operating Partnership LP (formerly known as Keystone REIT Operating Partnership LP), a Delaware limited partnership (“BXDC OP”). Keystone REIT GP LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, serves as the initial limited partner of BXDC OP.

The Company’s focus is on acquiring and owning newly-constructed, income-generating, stabilized data center properties in the United States leased to investment-grade hyperscale tenants on long-term contracts.

Substantially all the Company’s business will be conducted through BXDC OP, which as of March 31, 2026, has not commenced its principal operations. The Company and BXDC OP will be externally managed by BX REIT Advisors L.L.C., a Delaware limited liability company (the “Manager”), an affiliate of Blackstone Inc. As of March 31, 2026, the Company has neither purchased nor contracted to purchase any investments. The Manager has not identified any real estate or real estate-related investments in which it is probable that the Company will invest.

2. Capitalization

As of March 31, 2026, the Company was authorized to issue up to 1,050,000,000 shares of stock, consisting of 1,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The Company had not issued any shares of Common Stock or Preferred Stock as of that date.

3. Summary of Significant Accounting Policies

The Company believes the following significant accounting policies, among others, affect its more significant estimates and assumptions used in the preparation of the consolidated balance sheet.

Principles of Consolidation and Basis of Presentation

The accompanying consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and includes the accounts of the Company and the Company’s subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Separate consolidated statements of operations, stockholders’ equity, and cash flows have not been presented because principal operations have not commenced.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. As of March 31, 2026, the Company did not have any cash and cash equivalents.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31 for the year in which it receives proceeds from an initial public offering of its Common Stock. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Organization and Offering Costs

Organizational and offering costs will only be borne by the Company upon commencement of its principal operations, at which time, organizational expenses will be expensed as incurred, and offering expenses will be charged to stockholders’ equity. As of March 31, 2026, the Company’s operations have not yet begun, therefore, the organizational and offering expenses are not recorded in the accompanying consolidated balance sheet.

4. Related Party Transactions

The Company intends to enter into a management agreement with the Manager. Pursuant to the management agreement between the Company and the Manager, the Manager will be responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of directors.

The Company may retain certain of the Manager’s affiliates for services relating to the Company’s investments or its operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters. As of March 31, 2026, the Company has not retained an affiliate of the Manager for any such services.

5. Economic Dependency

The Company will be dependent on the Manager and its affiliates for certain services that are essential to it, including investment acquisition and disposition decisions, and certain other responsibilities. In the event that the Manager and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

6. Commitments and Contingencies

Commitments

Prior to the Company commencing its principal operations, the Manager has agreed to advance all the Company’s organizational and offering expenses. Upon the Company commencing principal operations, organizational expenses will be expensed as incurred and offering expenses will be charged to stockholders’ equity, inclusive of all organization and offering costs that have been incurred by the Manager on behalf of the Company. As of March 31, 2026, the Manager has incurred organizational and offering costs on behalf of the Company of $3.6 million that are not recorded in the accompanying consolidated balance sheet because such costs are not the Company’s liability until the date on which it commences its principal operations.

Contingencies

As of March 31, 2026, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

7. Subsequent Events

The Company evaluated events subsequent to March 31, 2026 through April 10, 2026, the date on which the consolidated balance sheet was available to be issued. On April 7, 2026, Blackstone Treasury Holdings III L.L.C., an affiliate of the Manager, purchased 5 shares of Common Stock of the Company for total proceeds of $100. No other material events occurred during this period.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Blackstone Digital Infrastructure Trust Inc.

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheet of Blackstone Digital Infrastructure Trust Inc. (formerly known as Keystone REIT Inc.) and subsidiaries (the “Company”) as of December 31, 2025, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

February 27, 2026

We have served as the Company’s auditor since 2025.

Blackstone Digital Infrastructure Trust Inc. (f/k/a Keystone REIT Inc.)

Consolidated Balance Sheet

As of December 31, 2025
Assets
Cash and cash equivalents	$—

Total Assets	$—

Liabilities and Stockholders’ Equity
Total Liabilities	$—

Commitments and Contingencies (see note 6)
Stockholders’ Equity
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized, none issued and outstanding	$—

Total Stockholders’ Equity	—

Total Liabilities and Stockholders’ Equity	$—

See accompanying notes to the Consolidated Balance Sheet

Blackstone Digital Infrastructure Trust Inc. (f/k/a Keystone REIT Inc.)

Notes to Consolidated Balance Sheet

1. Organization and Business Purpose

Blackstone Digital Infrastructure Trust Inc. (formerly known as Keystone REIT Inc.) (the “Company”) was formed on November 21, 2025 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is the sole general partner of BXDC Operating Partnership LP (formerly known as Keystone REIT Operating Partnership LP), a Delaware limited partnership (“BXDC OP”). Keystone REIT GP LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, serves as the initial limited partner of BXDC OP.

The Company’s focus is on acquiring and owning newly-constructed, income-generating, stabilized data center properties in the United States leased to investment-grade hyperscale tenants on long-term contracts.

Substantially all the Company’s business will be conducted through BXDC OP, which as of December 31, 2025, has not commenced its principal operations. The Company and BXDC OP will be externally managed by BX REIT Advisors L.L.C., a Delaware limited liability company (the “Manager”), an affiliate of Blackstone Inc. As of December 31, 2025, the Company has neither purchased nor contracted to purchase any investments. The Manager has not identified any real estate or real estate-related investments in which it is probable that the Company will invest.

2. Capitalization

As of December 31, 2025, the Company was authorized to issue up to 1,050,000,000 shares of stock, consisting of 1,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The Company had not issued any shares of Common Stock or Preferred Stock as of that date.

3. Summary of Significant Accounting Policies

The Company believes the following significant accounting policies, among others, affect its more significant estimates and assumptions used in the preparation of the consolidated balance sheet.

Principles of Consolidation and Basis of Presentation

The accompanying consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and includes the accounts of the Company and the Company’s subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Separate consolidated statements of operations, stockholders’ equity, and cash flows have not been presented because principal operations have not commenced.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. As of December 31, 2025, the Company did not have any cash and cash equivalents.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31 for the year in which it receives proceeds from an initial public offering of its Common Stock. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Organization and Offering Costs

Organizational and offering costs will only be borne by the Company upon commencement of its principal operations, at which time, organizational expenses will be expensed as incurred, and offering expenses will be charged to stockholders’ equity. As of December 31, 2025, the Company’s operations have not yet begun, therefore, the organizational and offering expenses are not recorded in the accompanying consolidated balance sheet.

4. Related Party Transactions

The Company intends to enter into a management agreement with the Manager. Pursuant to the management agreement between the Company and the Manager, the Manager will be responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of directors.

The Company may retain certain of the Manager’s affiliates for services relating to the Company’s investments or its operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters. As of December 31, 2025, the Company has not retained an affiliate of the Manager for any such services.

5. Economic Dependency

The Company will be dependent on the Manager and its affiliates for certain services that are essential to it, including investment acquisition and disposition decisions, and certain other responsibilities. In the event that the Manager and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

6. Commitments and Contingencies

Commitments

Prior to the Company commencing its principal operations, the Manager has agreed to advance all the Company’s organizational and offering expenses. Upon the Company commencing principal operations, organizational expenses will be expensed as incurred and offering expenses will be charged to stockholders’ equity, inclusive of all organization and offering costs that have been incurred by the Manager on behalf of the Company. As of December 31, 2025, the Manager has incurred organizational and offering costs on behalf of the Company of $1.5 million that are not recorded in the accompanying consolidated balance sheet because such costs are not the Company’s liability until the date on which it commences its principal operations.

Contingencies

As of December 31, 2025, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

7. Subsequent Events

The Company evaluated events subsequent to December 31, 2025 through February 27, 2026, the date on which the consolidated balance sheet was available to be issued and determined that no material events occurred.

APPENDIX A: PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to certain real estate investment programs sponsored by Blackstone and its affiliates, collectively referred to herein as the prior programs. These prior programs focus on investing in real estate or, in certain cases, real estate-related debt. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all the prior programs include providing investors with investment returns from income-producing real estate and real estate-related debt. We have no prior programs that have investment objectives similar to ours, so have instead presented certain other recent programs that do not have investment objectives similar to ours, as required by applicable SEC guidance.

We consider a program to have an investment objective similar to ours if the program seeks to acquire and lease newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts. See “Our Manager and the Management Agreement—Historical Performance of Certain Real Estate Funds Managed by Blackstone” for further discussion of similar investment objectives.

By purchasing shares in this offering, you will not acquire any ownership interest in any prior real estate programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the prior programs discussed. Further, most of the prior programs discussed in this section were conducted through privately-held entities that were subject neither to the fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

Terms used but not defined in this Appendix A shall have the meanings given to them elsewhere in this prospectus.

Description of the Tables

The following tables are included herein:

Table I -	Experience in Raising and Investing Funds

Table II -	(Omitted) Compensation to Sponsor has been omitted since compensation data is included in Table IV—Results of Completed Programs.

Table III -	Operating Results of Prior Programs

Table IV -	Results of Completed Programs

Table V -	(Omitted) Sales or Disposals of Property has been omitted since none of the prior Blackstone programs have similar investment objectives to ours.

Table VI -	(Omitted) Acquisitions of Properties by Programs has been omitted since none of the prior Blackstone programs have similar investment objectives to ours.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of Blackstone as a sponsor in raising and investing funds in real estate programs for which the offerings have closed during the three years ended December 31, 2025 or are open-ended and raised significant capital during that period. Blackstone has no real estate programs with similar investment objectives to ours that have closed within the last three years or that are open-ended and raised significant capital during that period. BREIT, BREC and BAL are Blackstone’s most recent United States-focused real estate programs to raise significant capital, and they do not have investment objectives similar to ours because they invest in income generating real estate across a wide variety of sectors in the case of BREIT, invest primarily in real estate-related debt in the case of BREC, or invest only in logistics assets in the case of BAL, rather than seeking to acquire and lease newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts.

	As of December 31, 2025 (Unaudited)
($ in thousands)	BREIT	BREC	BAL
Dollar amount offered(*)	N/A	N/A	$1,733,680
Dollar amount raised(**)	$38,420,119	$730,500	$1,733,680
Length of offering (in months) (*)	N/A	N/A	9
Months to invest 90% of amount available for investment (measured from beginning of offering)(***)	N/A	N/A	N/A

(*)	BREIT and BREC are open-end funds with no set dollar amount offered or duration of offering.
(**)	For BREIT and BREC, represents inception to date capital raised net of redemptions.
(***)	BREIT and BREC are open-end funds, therefore disclosure is not meaningful. BAL is currently in its investment period and has not reached 90% invested.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of Blackstone’s prior programs that have had offerings close during the five years ended December 31, 2025 or are open-ended and raised significant capital during that period. Blackstone has no real estate programs with similar investment objectives to ours that have closed within the last five years or are open ended and raised significant capital during that period. BREIT, BREC, BAL, BREP Europe VII and BREDS V do not have investment objectives similar to ours because they invest in income generating real estate across a wide variety of sectors in the case of BREIT, invest primarily in real estate-related debt in the case of BREC and BREDS V, invest only in logistics assets in the case of BAL, or invest in opportunistic real estate across Europe in the case of BREP Europe VII, rather than seeking to acquire and lease newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts.

All figures in this table are presented under U.S. GAAP for the twelve months ended December 31 of the period indicated, unless otherwise noted.

	BREIT
	For Period Ended (Unaudited)
($ in thousands)	December 31, 2025	December 31, 2024	December 31, 2023
Summary Operating Results
Total investment income	$7,726,579	$9,394,962	$10,044,213
Depreciation expense	(3,216,645)	(3,573,427)	(3,811,218)
Other operating expenses(*)	(5,109,159)	(4,897,558)	(5,043,346)
Interest expense	(3,055,742)	(3,335,868)	(3,072,741)
Net investment loss	(3,654,967)	(2,411,891)	(1,883,092)
Realized gain on investment	880,008	1,640,294	1,658,650
Unrealized loss on investment	(872,698)	(208,185)	(755,519)
Net loss(*)	(3,647,657)	(979,782)	(979,961)
Summary Statements of Cash Flows
Net cash flows provided by operating activities	2,285,749	2,087,325	2,706,489
Net cash flows provided by investing activities	11,527,541	11,117,785	9,852,582
Net cash flows used in financing activities	(14,248,753)	(13,121,925)	(12,114,492)
Amount and Source of Cash Distributions
Cash distributions paid to stockholders	1,190,549	1,280,317	1,515,395
Amount of reinvested distributions paid to stockholders	1,180,905	1,218,618	1,320,495
Total distributions paid to stockholders (per $1,000 invested)	43.69	46.31	46.69
Source of cash distributions:
From operations	2,285,749	2,360,979	2,835,890
From sale of properties	85,705	137,956	—
From refinancings	—	—	—
From return of capital	—	—	—
Summary Balance Sheet
Total assets	98,603,508	116,238,241	130,797,795
Total liabilities	71,934,744	81,370,449	86,977,764
Estimated per share value(**)	14.13	13.71	14.10

(*)

Other operating expenses includes an incentive allocation due to an affiliate of Blackstone. During the periods ended December 31, 2025, December 31, 2024, and December 31, 2023, such amounts were $592,932, $0, and $0, respectively.

(**)	Represents the NAV per share for Class I, BREIT’s largest share class, as of the applicable period end date.

BREC
For Period Ended (Unaudited)
($ in thousands)	December 31, 2025 (*)
Summary Operating Results
Total investment income	$42,654
Depreciation expense	—
Other operating expenses	(1,043)
Interest expense	(15,292)
Net investment income	26,319
Realized gain on investment	869
Unrealized gain on investment	10,677
Net income(**)	37,865
Summary Statements of Cash Flows
Net cash flows used in operating activities	(1,493,082)
Net cash flows provided by investing activities	—
Net cash flows provided by financing activities	1,533,861
Amount and Source of Cash Distributions
Cash distributions paid to stockholders	22,003
Amount of reinvested distributions paid to stockholders	—
Total distributions paid to stockholders (per $1,000 invested)	29.48
Source of cash distributions:
From operations	22,003
From sale of properties	—
From refinancings	—
From return of capital	—
Summary Balance Sheet
Total assets	1,577,780
Total liabilities	831,415
Estimated per share value	26.07

(*)	For the period from May 1, 2025 (Commencement of Operations) to December 31, 2025.
(**)	During the period ended December 31, 2025, there was no incentive allocation.

	BAL(*)
	For Period Ended (Unaudited)
($ in thousands)	December 31, 2025	December 31, 2024(**)
Summary Operating Results
Total investment income	$—	$—
Depreciation expense	—	—
Other operating expenses	(6,584)	(2,462)
Interest expense	(4,692)	—
Net investment loss	(11,276)	(2,462)
Realized loss on investment	(247)	—
Unrealized gain on investment	63,280	—
Net income (loss)(***)	51,757	(2,462)
Summary Statements of Cash Flows
Net cash flows used in operating activities	(753,803)	(30,819)
Net cash flows provided by investing activities	—	—
Net cash flows provided by financing activities	755,369	30,831
Amount and Source of Cash Distributions
Cash distributions paid to limited partners	—	—
Amount of reinvested distributions paid to limited partners	—	—
Total distributions paid to limited partners (per $1,000 invested)	—	—
Source of cash distributions:
From operations	—	—
From sale of properties	—	—
From refinancings	—	—
From return of capital	—	—
Summary Balance Sheet
Total assets	854,047	30,837
Total liabilities	(108,731)	(2,469)
Estimated per share value(****)	N/A	N/A

(*)	Note: BAL is reported as combined financial statements under common control.
(**)	For the period from September 26, 2024 (Commencement of Operations) to December 31, 2024.
(***)

During the period ended December 31, 2025, and from September 26, 2024 (Commencement of Operations) to December 31, 2024, an incentive allocation of $5,333 and $0, respectively, has been accrued from the limited partners to the general partner. The operating results are not impacted by the incentive allocation.

(****)	BAL is not a unitized fund and accordingly does not report any per share values.

	BREP Europe VII(*)
	For Period Ended (Unaudited)
(€ in thousands)	December 31, 2025	December 31, 2024	December 31, 2023(**)
Summary Operating Results
Total investment income	€—	€—	€—
Depreciation expense	—	—	—
Other operating expenses	(152,289)	(129,148)	(12,287)
Interest expense	(145,602)	(146,739)	(10,482)
Net investment loss	(297,891)	(275,887)	(22,769)
Realized gain on investment	36,945	40,038	—
Unrealized gain on investment	518,583	397,524	4,122
Net income (loss)(***)	257,637	161,675	(18,647)
Summary Statements of Cash Flows
Net cash flows used in operating activities	(2,002,513)	(2,882,539)	(894,070)
Net cash flows provided by investing activities	—	—	—
Net cash flows provided by financing activities	2,006,046	2,882,553	894,111
Amount and Source of Cash Distributions
Cash distributions paid to limited partners	53,058	—	—
Amount of reinvested distributions paid to limited partners	—	—	—
Total distributions paid to limited partners (per €1,000 invested)	16.80	—	—
Source of cash distributions:
From operations	—	—	—
From sale of properties	—	—	—
From refinancings	53,058	—	—
From return of capital	—	—	—
Summary Balance Sheet
Total assets	6,312,095	3,999,003	909,341
Total liabilities	2,808,036	2,467,909	929,150
Estimated per share value(****)	N/A	N/A	N/A

(*)	Note: BREP Europe VII is reported as combined financial statements under common control.
(**)	For the period from November 14, 2022 (Commencement of Operations) to December 31, 2023.
(***)

During the periods ended December 31, 2025 and December 31, 2024, and from November 14, 2022 (Commencement of Operations) to December 31, 2023, an incentive allocation of €37,425, €27,941, and €0, respectively, has been accrued from the limited partners to the general partner. The operating results are not impacted by the incentive allocation.

(****)	BREP Europe VII is not a unitized fund and accordingly does not report any per share values.

	BREDS V(*)
	For Period Ended (Unaudited)
($ in thousands)	December 31, 2025	December 31, 2024	December 31, 2023(**)
Summary Operating Results
Total investment income	$217,906	$77	$—
Depreciation expense	—	—	—
Other operating expenses	(29,701)	(12,031)	(4,295)
Interest expense	—	—	—
Net investment income (loss)	188,205	(11,954)	(4,295)
Realized loss on investment	(2,014)	—	—
Unrealized gain (loss) on investment	150,505	136,803	(13,513)
Net income (loss)(***)	336,696	124,849	(17,808)
Summary Statements of Cash Flows
Net cash flows used in operating activities	(636,320)	(763,916)	—
Net cash flows provided by investing activities	—	—	—
Net cash flows provided by financing activities	645,059	763,993	—
Amount and Source of Cash Distributions
Cash distributions paid to limited partners	665,861	—	—
Amount of reinvested distributions paid to limited partners	—	—	—
Total distributions paid to limited partners (per $1,000 invested)	320.96	—	—
Source of cash distributions:
From operations	182,791	—	—
From sale of properties	—	—	—
From refinancings	—	—	—
From return of capital	483,070	—	—
Summary Balance Sheet
Total assets	1,889,904	887,360	—
Total liabilities	38,030	16,853	18,048
Estimated per share value(****)	N/A	N/A	N/A

(*)	Note: BREDS V is reported as combined financial statements under common control.
(**)	For the period from December 6, 2023 (Commencement of Operations) to December 31, 2023.
(***)

During the periods ended December 31, 2025 and December 31, 2024, and from December 6, 2023 (Commencement of Operations) to December 31, 2023, an incentive allocation of $41,662, $13,321, and $0, respectively, has been accrued from the limited partners to the general partner. The operating results are not impacted by the incentive allocation.

(****)	BREDS V is not a unitized fund and accordingly does not report any per share values.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

This table sets forth summary information on the results of prior Blackstone Real Estate programs that have completed operations and disposed of all substantive investments during the five years ended December 31, 2025. No prior Blackstone programs with investment objectives similar to ours have completed operations during the five years ended December 31, 2025. BREIF, BREP IV, BREP V, BREP VI and BSSF do not have investment objectives similar to ours because they invested in opportunistic real estate on a global basis in the case of BREP IV, BREP V, and BREP VI, or invested primarily in real estate-related debt in the case of BSSF and BREIF, rather than seeking to acquire and lease newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts.

All figures are through the last full quarter prior to completion of the program unless otherwise noted.

($ in thousands)	BREIF	BREP IV	BREP V	BREP VI	BSSF
	(Unaudited)
Date of program closing	11/2021	3/2022	3/2022	12/2023	5/2023
Duration of program (months)	91	233	194	202	179
Dollar amount raised	$1,117,806	$2,050,000	$5,254,545	$10,878,727	$708,800
Annualized Return on Investment	3%	12%	11%	13%	6%
Median Annual Leverage	35%	76%	79%	75%	32%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$103,923	$586,730	$2,058,899	$4,279,601	$51,803

      Shares

Blackstone Digital Infrastructure Trust Inc.

Common Stock

PROSPECTUS

Goldman Sachs & Co. LLC

Citigroup

Morgan Stanley

Barclays

BofA Securities

Deutsche Bank Securities

J.P. Morgan

RBC Capital Markets

Wells Fargo Securities

BNP PARIBAS

SMBC Nikko

Societe Generale

BBVA

BMO Capital Markets

Credit Agricole CIB

MUFG

Santander

TD Securities

Blackstone Capital Markets

Academy Securities

AmeriVet Securities

Blaylock Van, LLC

Drexel Hamilton

Independence Point Securities

Loop Capital Markets

Mischler Financial Group, Inc.

Samuel A. Ramirez & Company, Inc.

Roberts & Ryan

R. Seelaus & Co., LLC

Until    , 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than the underwriting discount, payable by us in connection with the sale of the shares of common stock being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

Filing Fee—Securities and Exchange Commission	$13,810
Fee—Financial Industry Regulatory Authority, Inc.	15,500
Listing Fee	*
Fees of Transfer Agent	*
Fees and Expenses of Counsel	*
Printing Expenses	*
Fees and Expenses of Accountants	*
Miscellaneous Expenses	*

Total	*

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

Not applicable.

Item 33.	Recent Sales of Unregistered Equity Securities.

On April 7, 2026, we issued five shares of our common stock, par value $0.01 per share, to the Blackstone Investor, for $100.00. The issuance of such shares of common stock was not registered under the Securities Act, because the shares were offered and sold in a transaction by the issuer not involving any public offering exempt from registration under Section 4(a)(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers.

Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Maryland law prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as our director or officer; or

•

while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter also permits us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Furthermore, our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the underwriting agreement relating to this offering. See “Underwriting.”

We intend to enter into indemnification agreements with our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the organizational documents of certain of our subsidiaries.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will provide for indemnification to our directors and officers by the underwriters against certain liabilities.

Item 35.	Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

Following is a list of exhibits being filed as part of, or incorporated by reference into, this registration statement on Form S-11.

Exhibit number	Description

1.1	Form of Underwriting Agreement**

3.1	Articles of Incorporation of Keystone REIT Inc.*

3.2	Articles of Amendment of Keystone REIT Inc.*

3.3	Bylaws of Keystone REIT Inc.*

3.4	Form of Articles of Amendment and Restatement of Blackstone Digital Infrastructure Trust Inc.**

3.5	Form of Amended and Restated Bylaws of Blackstone Digital Infrastructure Trust Inc.**

5.1	Form of Opinion of Venable LLP regarding validity of the shares registered**

8.1	Form of Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters**

10.1	Form of Amended and Restated Limited Partnership Agreement of BXDC Operating Partnership LP**

10.2	Form of Management Agreement**

10.3	Form of Registration Rights Agreement**

10.4	Form of Data Center Lease Agreement*

10.5	Form of Stock Incentive Plan**†

10.6	Form of Director and Officer Indemnification Agreement**†

10.7	Form of Non-Employee Director Restricted Stock Award Agreement**†

21.1	Subsidiaries of the Registrant*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)**

23.3	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 8.1)**

24.1	Power of Attorney (included on signature pages to Amendment No. 1 to the registration statement filed by the registrant on April 17, 2026)**

107	Calculation of Filing Fee Table**

*	Filed herewith.
**	Previously filed.
†	This document has been identified as a management contract or compensatory plan or arrangement.

Item 37.	Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby further undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on the 29th day of April, 2026.

BLACKSTONE DIGITAL INFRASTRUCTURE TRUST INC.

By:	/s/ Anthony F. Marone, Jr.
Name: Anthony F. Marone, Jr.
Title: Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of April, 2026.

Signature	Title

/s/ Nick Pell Nick Pell	Chief Executive Officer, President and Director (principal executive officer)

/s/ Anthony F. Marone, Jr. Anthony F. Marone, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

* Katharine A. Keenan	Chair of the Board of Directors

* Thomas A. Bartlett	Director

* Christopher C. Capossela	Director

* Michael Diverio	Director

* Diane M. Morefield	Director

* Mark L. Myers	Director

*By:	/s/ Anthony F. Marone, Jr.
Name: Anthony F. Marone, Jr.
Title: Attorney-in-Fact